AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 21, 1998
                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                           SCOTIA PACIFIC COMPANY LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                 3334                                68-0414690
   (State or other jurisdiction of         (Primary Standard Industrial                 (I.R.S. Employer
   incorporation or organization)           Classification Code Number)                Identification No.)

                                 125 MAIN STREET
                                  SECOND FLOOR
                                  P.O. BOX 712
                            SCOTIA, CALIFORNIA 95565
                                 (707) 764-2330

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  GARY L. CLARK
                   VICE PRESIDENT--FINANCE AND ADMINISTRATION
                                 125 MAIN STREET
                                  SECOND FLOOR
                                  P.O. BOX 712
                            SCOTIA, CALIFORNIA 95565
                                 (707) 764-2330

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

    BERNARD L. BIRKEL, SECRETARY                 HOWARD A. SOBEL, ESQ.
     SCOTIA PACIFIC COMPANY LLC            KRAMER, LEVIN, NAFTALIS & FRANKEL
           5847 SAN FELIPE                         919 THIRD AVENUE
             SUITE 2600                        NEW YORK, NEW YORK 10022
        HOUSTON, TEXAS 77057                        (212) 715-9100
           (713) 975-7600

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED            PROPOSED
         TITLE OF EACH CLASS                 AMOUNT             MAXIMUM             MAXIMUM            AMOUNT OF
          OF SECURITIES TO                   TO BE           OFFERING PRICE        AGGREGATE          REGISTRATION
            BE REGISTERED                  REGISTERED         PER NOTE (1)       OFFERING PRICE           FEE
------------------------------------------------------------------------------------------------------------------
Series B Class A-1 Timber
  Collateralized Notes...............     $160,700,000            100%            $160,700,000          $47,406
Series B Class A-2 Timber
  Collateralized Notes...............     $243,200,000            100%            $243,200,000          $71,744
Series B Class A-3 Timber
  Collateralized Notes...............     $463,348,000            100%            $463,348,000          $136,688
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(f)(2) solely for purposes of calculating the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 1998

PROSPECTUS

                           SCOTIA PACIFIC COMPANY LLC

                             OFFER TO EXCHANGE ITS
         6.55% SERIES B CLASS A-1 TIMBER COLLATERALIZED NOTES DUE 2028,
       7.11% SERIES B CLASS A-2 TIMBER COLLATERALIZED NOTES DUE 2028 AND
         7.71% SERIES B CLASS A-3 TIMBER COLLATERALIZED NOTES DUE 2028

                       FOR ANY AND ALL OF ITS OUTSTANDING

             6.55% CLASS A-1 TIMBER COLLATERALIZED NOTES DUE 2028,
            7.11% CLASS A-2 TIMBER COLLATERALIZED NOTES DUE 2028 AND
      7.71% CLASS A-3 TIMBER COLLATERALIZED NOTES DUE 2028, RESPECTIVELY.

               THE EXCHANGE OFFER (DEFINED BELOW) WILL EXPIRE AT
  5:00 P.M., NEW YORK CITY TIME, ON                                     , 1998
            (AS SUCH DATE MAY BE EXTENDED, THE "EXPIRATION DATE").

     Scotia Pacific Company LLC (the "Company"), a special purpose Delaware limited liability company wholly owned by The Pacific Lumber Company ("Pacific Lumber"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange $1,000 in principal amount of its 6.55% Series B Class A-1 Timber Collateralized Notes due 2028 (the "New Class A-1 Notes"), its 7.11% Series B Class A-2 Timber Collateralized
Notes due 2028 (the "New Class A-2 Notes") and its 7.71% Series B Class A-3 Timber Collateralized Notes due 2028 (the "New Class A-3 Notes")
(collectively, the "New Notes") for each $1,000 in principal amount of its outstanding 6.55% Class A-1 Timber Collateralized Notes due 2028 (the "Old
Class A-1 Notes" and, together with the New Class A-1 Notes, the "Class A-1 Timber Notes"), its outstanding 7.11% Class A-2 Timber Collateralized Notes dues 2028 (the "Old Class A-2 Notes" and, together with the New Class A-2
Notes, the "Class A-2 Timber Notes") and its outstanding 7.71% Class A-3
Timber Collateralized Notes due 2028 (the "Old Class A-3 Notes" and, together with the New Class A-3 Notes, the "Class A-3 Timber Notes"), respectively (collectively, the "Old Notes" and, together with the New Notes, the "Timber Notes"), held by registered owners ("Eligible Holders") of any Old Notes that remain Registrable Securities (defined below) as reflected on the records of State Street Bank and Trust Company, as registrar for the Old Notes (in such capacity, the "Registrar"), or any person whose Old Notes are held of record by the depository of the Old Notes. For purposes of the Exchange Offer, "Registrable Securities" means each Old Note until the earliest to occur of
(i) the date on which such Old Note has been exchanged for a New Note in the Exchange Offer and is thereafter freely tradeable by the holder thereof not an affiliate of the Company, (ii) the date on which such Old Note is registered under the Securities Act of 1933, as amended (the "Securities Act"), and disposed of in accordance with a registration statement, (iii) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act, or (iv) the date on which such Old Note shall have ceased to be outstanding.

                                                        (CONTINUED ON NEXT PAGE)

     SEE "RISK FACTORS," BEGINNING ON PAGE 37, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY ELIGIBLE HOLDERS IN EVALUATING THE EXCHANGE OFFER.
                         ------------------------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURI-
         TIES AND EXCHANGE COMMISSION OR ANY OR STATE SECURITIES COMMIS-
            SION OR REGULATORY AUTHORITY, NOR HAS ANY SUCH COMMISSION
                OR REGULATORY AUTHORITY PASSED UPON THE ACCURACY
                 OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTA-
                   TION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             ------------------------------------------------------

              THE DATE OF THIS PROSPECTUS IS                , 1998

(CONTINUED FROM PREVIOUS PAGE)

     The Company will accept for exchange any and all Old Notes that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Company, and to the terms and provisions of the Registration Rights Agreement, dated as of July 20, 1998 (the "Registration Rights Agreement"), between the Company and Salomon Brothers Inc, as the representative (in such capacity, the "Representative") of Salomon Brothers
Inc, BancAmerica Robertson Stephens, Bear, Stearns & Co. Inc. and Donaldson, Lufkin & Jenrette Securities Corporation (collectively, the "Initial Purchasers"). The Old Notes may be tendered only in multiples of $1,000. See "The Exchange Offer."

     The Old Notes were issued by the Company to the Initial Purchasers in a transaction (the "Offering") on July 20, 1998 (the "Closing Date") pursuant to a note purchase agreement, dated as of July 9, 1998 (the "Purchase Agreement"), between the Company and the Representative. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act and certain other exemptions under the Securities Act. The Company and the Representative also entered into the Registration Rights Agreement, pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer--Purpose and Effect."

     The Old Notes were issued under an indenture, dated as of the Closing Date (the "Indenture"), among the Company and State Street Bank and Trust Company, as trustee (in such capacity, the "Trustee"). The New Notes will be issued under the Indenture as it relates to the New Notes. The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of New Notes will not be entitled to Non-Registration Premiums (as defined in the Indenture) otherwise payable under the terms of the Indenture in respect of Old Notes held by such holders during any period in which a Registration Default (as defined in the Indenture) is continuing, and
(iii) holders of New Notes will not be, and upon the consummation of the Exchange Offer Eligible Holders of Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities. The Exchange Offer shall be deemed consummated upon the delivery by the Company to the Registrar under the Indenture of New Notes in the same Class and aggregate principal amount as the Old Notes that are validly tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer--Termination of Certain Rights" and "--Procedures for Tendering Old
Notes" and "Description of the Timber Notes." Each of the Class A-1 Timber Notes, the Class A-2 Timber Notes and the Class A-3 Timber Notes is referred to herein as a "Class."

     The New Notes will bear interest from and including their date of issuance. Interest and, to the extent of available funds, principal payments on the New Notes are payable semiannually on January 20 and July 20 of each year, commencing January 20, 1999 (each such date, a "Note Payment Date"). Failure to pay interest on the Timber Notes of any Class on any Note Payment Date, or failure to pay any remaining principal balance of the Timber Notes on July 20, 2028 (the "Final Maturity Date"), will constitute an Event of Default, as described herein. Each Class of Timber Notes will have a Minimum Principal Amortization Schedule and a Scheduled Amortization Schedule, as described herein. Failure to pay principal on the Timber Notes of any Class in accordance with the Minimum Principal Amortization Schedule for such Class will not constitute an Event of Default if funds are not available therefor, but will generally require the application of all available funds to make payments on the Timber Notes, as described herein. Failure to pay principal on the Timber Notes of any Class in accordance with the Scheduled Amortization Schedule for such Class will not constitute an Event of Default, but may result in a premium being due and payable, as described herein.

     Based on their respective Scheduled Amortization Schedules, the Class A-1 Timber Notes will mature on January 20, 2007, the Class A-2 Timber Notes will mature on January 20, 2014 and the Class A-3 Timber Notes will mature on January 20, 2014 (each such date, a "Scheduled Maturity Date" with respect to the applicable Class of Timber Notes). The Class A-3 Timber Notes will generally receive payments of principal after the Class A-2 Timber Notes have been paid in full, and the Class A-2 Timber Notes will generally receive payments of principal after the Class A-1 Timber Notes have been paid in full. The Scheduled Amortization Schedule for the Class A-3 Timber Notes does not provide for any payments of principal on the Class A-3 Timber Notes before the Scheduled Maturity Date for that Class. The Company may make optional prepayments of principal on any Note Payment Date. Such optional prepayments may require a Prepayment Premium, as described herein. The Timber Notes of any Class or Classes may be redeemed in order of maturity at the option of the Company, in whole but not in part, on any date at a redemption price equal to the sum, for each Class of Timber Notes, of (i) the unpaid principal amount thereof, (ii) any accrued and unpaid premiums thereon, as described herein, (iii) accrued and unpaid interest and (iv) if the redemption date is prior to the applicable Scheduled Maturity Date, a Prepayment Premium.

     The Timber Notes are senior secured obligations of the Company and are not obligations of, or guaranteed by, Pacific Lumber, any of the Company's other affiliates or any other person. The Timber Notes are secured by a lien on and security interest in substantially all of the Company's assets. See "Description of the Timber Notes."

     Based on positions of the staff of the Securities and Exchange Commission (the "Commission") enunciated in MORGAN STANLEY & CO., INCORPORATED (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), and interpreted in the Commission's letters to SHEARMAN & STERLING (available July 2, 1993) and K-III COMMUNICATIONS CORPORATION (available May 14, 1993), and similar no-action or interpretive letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to an Eligible Holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such Eligible Holder, other than as set forth below, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Eligible Holder is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act, is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Eligible Holders wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. If any Eligible Holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such Eligible Holder cannot rely on the position of the staff of the Commission set forth in the above no-action and interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that acquired Old Notes directly from the Company and that receives New Notes for its own account pursuant to the Exchange Offer must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction (unless an exemption from registration is otherwise available). See "The Exchange Offer--Resales of the New Notes." Each broker-dealer that receives New Notes in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities must, in connection with any resale of such New Notes, comply with the prospectus delivery requirements of the Securities Act and must acknowledge that it will deliver a prospectus in connection with any such resale. The Company has agreed that, for a period of 90 days after the effective date of this Prospectus, it will make this Prospectus, as it may be amended or supplemented from time to time, available for use by any broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.

     As of            , 1998, Cede & Co. ("Cede"), as nominee for The
Depository Trust Company, New York, New York ("DTC"), was the registered
holder of $   million, $   million and $   million aggregate principal amount of
the Old Class A-1 Notes, the Old Class A-2 Notes and the Old Class A-3 Notes,
respectively, and held such Old Notes for             ,          and
            of its participants,
respectively. The Company believes that no such participant is an affiliate (as such term is defined in Rule 405 of the Securities Act) of the Company. There has previously been only a limited secondary market, and no public market, for the Old Notes. There can be no assurance as to the liquidity of the trading market for either the New Notes or the Old Notes. The New Notes constitute securities for which there is no established trading market, and the Company does not currently intend to list the New Notes on any securities exchange. If such a trading market develops for the New Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, the New Notes may trade at a discount from their face value. See "Risk Factors--Lack of Public Market for the New Notes."

     The Company will not receive any proceeds from this Exchange Offer. Pursuant to the Registration Rights Agreement, the Company will bear all expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Rights Agreement.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     The $160,700,000, $243,200,000 and $463,348,000 aggregate principal amounts of the Old Class A-1 Notes, the Old Class A-2 Notes and the Old Class A-3 Notes, respectively, were issued originally in global form (the "Global Old Notes"). The Global Old Notes were deposited with, or on behalf of, DTC, as the initial depository with respect to the Old Notes (in such capacity, the "Depository"). The Global Old Notes are registered in the name of Cede, as nominee of DTC, and beneficial interests in the Global Old Notes are shown on, and transfers thereof are effected only through, records maintained by the Depository and its participants. The use of the Global Old Notes to represent Old Notes permits the Depository's participants, to transfer interests in the Old Notes electronically in accordance with the Depository's established procedures without the need to transfer a physical certificate. The New Notes will also be issued initially in global form (the "Global New Notes", and together with the Global Old Notes, the "Global Notes") and deposited with, or on behalf of, the Depository. See "Description of the Timber Notes--Delivery, Form and Transfer."

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                           -----
Available Information ....................................................     6
Summary ..................................................................     7
Risk Factors .............................................................    37
The Exchange Offer .......................................................    46
Overview and Structure of the
  Transaction ............................................................    54
Capitalization ...........................................................    66
Selected Historical and Pro Forma
  Financial Data .........................................................    67
Unaudited Pro Forma Balance Sheet ........................................    68
Unaudited Pro Forma Statements of
  Income .................................................................    69
Notes to Unaudited Pro Forma Financial
  Statements .............................................................    70
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations .............................................................    71
Business of the Company ..................................................    75
Management ...............................................................    89
Certain Transactions .....................................................    92
Description of the Timber Notes ..........................................    93
Certain Defined Terms ....................................................   136
Description of Certain Principal
  Agreements .............................................................   153
Certain Legal Considerations .............................................   161
United States Income Tax Consequences ....................................   162
Plan of Distribution .....................................................   164
Legal Matters ............................................................   165
Experts ..................................................................   165
Financial Statements of the Company ......................................   F-1
Annex 1--Structuring Schedule ............................................   I-1
Annex 2--The Pacific Lumber Company ......................................  II-1

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement (which term shall include any amendments thereto) on Form S-4 under the Securities Act (the "Registration Statement") with respect to the securities offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Each statement made in this Prospectus referring to a document filed as an exhibit or schedule to the Registration Statement is not necessarily complete and is qualified in its entirety by reference to the exhibit or schedule for a complete statement of its terms and conditions. In addition, upon the effectiveness of the Registration Statement the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, the Company will file periodic reports and other information with the Commission relating to its business, financial statements and other matters. Any interested parties may inspect and/or copy the Registration Statement, its schedules and exhibits, and the periodic reports and other information filed in connection therewith, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained at prescribed rates by addressing written requests for such copies to the Public Reference Room of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. The obligations of the Company under the Exchange Act to file periodic reports and other information with the Commission may, to the extent that such obligations arise from the registration of the New Notes, be suspended, under certain circumstances, if the New Notes are held of record by fewer than 300 holders at the beginning of any fiscal year and are not listed on a national securities exchange. The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Timber Notes remain outstanding, it will furnish to the holders of the Timber Notes and file with the Commission (unless the Commission will not accept such a filing) all annual, quarterly and current reports that the Company is or would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENT HEREIN OR DELIVERED HEREWITH. COPIES OF ANY DOCUMENTS FILED BY THE COMPANY, INCLUDING EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE TO ANY REGISTERED HOLDER OR BENEFICIAL OWNER OF THE OLD NOTES UPON WRITTEN OR ORAL REQUEST AND WITHOUT CHARGE FROM SCOTIA PACIFIC COMPANY LLC, 5847 SAN FELIPE, SUITE 2600, HOUSTON, TEXAS 77057, ATTENTION: SHAREHOLDER SERVICES COORDINATOR. TELEPHONE REQUESTS MAY BE DIRECTED TO THE COMPANY AT (713) 267-3675. IN ORDER TO ENSURE TIMELY DELIVERY
OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY            , 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION WITH RESPECT TO ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY OR AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                    SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO (INCLUDING THE PRO FORMA FINANCIAL INFORMATION) APPEARING ELSEWHERE IN THIS PROSPECTUS. SEE "CERTAIN DEFINED TERMS" FOR THE DEFINITION OF CERTAIN CAPITALIZED TERMS USED IN THIS PROSPECTUS.

     The New Notes will be senior secured obligations of the Company, and will not be obligations of, or guaranteed by, Pacific Lumber, any of the Company's other affiliates or any other person. Information with respect to Pacific Lumber is provided in this Summary and in Annex 2 to this Prospectus in light of the significance of the relationships between the Company and Pacific Lumber. Pacific Lumber provides certain operational, management and related services for the Company's timber and timberlands pursuant to the New Services Agreement (as defined below), and the Company contemplates that substantially all of its revenues will be derived from the sale of logs to Pacific Lumber pursuant to the New Master Purchase Agreement (as defined below).

     This Prospectus contains statements which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places (see "Risk Factors," "Business of the Company--Regulatory and Environmental Factors" and "--Legal Proceedings," and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition and Investing and Financing Activities" and "--Trends"). Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may,"
"estimates," "will," "should," "plans," "contemplates" or
"anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. These factors include the effectiveness of management's strategies and decisions, general economic and business conditions, developments in technology, new or modified statutory or regulatory requirements and changing prices and market conditions. This Prospectus identifies other factors that could cause such differences. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

                                  THE COMPANY

     Scotia Pacific Company LLC (the "Company"), a special purpose Delaware limited liability company wholly owned by The Pacific Lumber Company ("Pacific Lumber"), was organized by Pacific Lumber to facilitate the offering of the Old Notes. The Company is the successor to Pacific Lumber's wholly owned subsidiary, Scotia Pacific Holding Company, a Delaware corporation ("Scotia Pacific"), and succeeded in substantially all respects to the business and operations of Scotia Pacific, effective as of the date of issuance of the Old Notes (the "Closing Date"). The Company's principal executive offices are located at 125 Main Street, Second Floor, P.O. Box 712, Scotia, California 95565 and its telephone number is (707) 764-2330.

     Scotia Pacific was organized by Pacific Lumber as a special purpose Delaware corporation in connection with the offering of Scotia Pacific's 7.95% Timber Collateralized Notes due 2015 (the "Original Timber Notes"). On March 23, 1993, the issuance date of the Original Timber Notes (the "Original Issuance Date"), Pacific Lumber transferred (the "Original Transfer") to Scotia Pacific (i) approximately 171,400 acres of timberlands in Humboldt County, California, including the timber and related timber harvesting rights with respect to such acreage, (ii) 8,000 additional acres of timberlands (consisting substantially of scattered stands of virgin old growth timber) on which Pacific Lumber retained the timber and related timber harvesting rights (the "Original Pacific Lumber Timber Rights"), (iii) certain computer hardware and software, including a geographic information system (the "GIS") that contains information on numerous aspects of the timberlands of Pacific Lumber and its subsidiaries, such as timber type, tree class, wildlife data, roads, rivers and streams (subject to certain rights of concurrent use with Pacific

Lumber) and (iv) certain other assets. Since the date of the Original Transfer, Scotia Pacific had derived substantially all of its revenues from the sale to Pacific Lumber of logs harvested from Scotia Pacific's timberlands by Pacific Lumber pursuant to a Master Purchase Agreement entered into between Scotia Pacific and Pacific Lumber on the Original Issuance Date (the "Original Master Purchase Agreement"). Pursuant to a Services Agreement entered into at the same time (the "Original Services Agreement"), Pacific Lumber had provided operational, management and related services with respect to Scotia Pacific's timberlands not performed by Scotia Pacific's employees.

  FORMATION TRANSACTIONS

     On or prior to the Closing Date, Pacific Lumber transferred to the Company (the "Palco Transfers") an aggregate of (i) approximately 13,500 acres of timberlands, including the timber and related timber harvesting rights (the "Transferred Timberlands"), (ii) the timber and related timber harvesting rights with respect to approximately 7,500 acres of the 8,000 acres of timberlands which had been subject to the Original Pacific Lumber Timber Rights and (iii) the timber and related timber harvesting rights with respect to an additional approximately 12,200 acres of timberlands (the "Company Timber Rights") that are still owned by Pacific Lumber, Salmon Creek Corporation ("Salmon Creek"), a wholly owned subsidiary of Pacific Lumber, or an unaffiliated third party. The timber and related timber harvesting rights ("Timber Rights") that were transferred, as described above and pursuant to the Company Transfer, as described below, constitute a real property interest which includes the right to harvest in perpetuity all trees and timber now located or hereafter planted or growing on the timberlands to which they relate (or, in the case of Company Timber Rights in respect of not more than 200 acres of timberlands, such right expiring not earlier than November 1, 2027). As a real property interest, such Timber Rights may be conveyed by deed and are able to be mortgaged.

     On the Closing Date, Scotia Pacific was merged into the Company (the "Merger"), and the Company transferred to Pacific Lumber the Timber Rights in respect of approximately 1,400 acres of the Company's timberlands (the "Company Transfer"). All references in this Prospectus to the business and operations of the Company prior to the Closing Date refer to the business and operations of Scotia Pacific and to the operations attributable to the timberlands and Timber Rights transferred to the Company pursuant to the Palco Transfers.

     The chart on the following page summarizes the Merger, the Palco Transfers and the Company Transfer.

              THE MERGER, PALCO TRANSFERS AND COMPANY TRANSFER(1)

                                              ----------------
                ------------------------------|Pacific Lumber|<---------------------------------|
                |                             ----------------                                  |
                |                                     |                                         |
               \|/                                    |                                         |
|---------------------------------|                  \|/                                        |
|       Palco Transfers           |       |---------------------------------|                   |
|                                 |       |            Merger               |                   |
|Pacific Lumber transferred       |       |                                 |                   |
|to the Company:                  |       |Scotia Pacific merged into the   |   ----------------------------------|
|                                 |       |Company. Scotia Pacific's assets |   |       Company Transfer          |
|o The Transferred Timberlands,   |       |included:                        |   |                                 |
|  consisting of 13,500 acres     |       |                                 |   |The Company transfered to Pacific|
|  of timberlands                 |       |o 171,400 acres of timberlands   |   |Lumber:                          |
|                                 |       |                                 |   |                                 |
|o Timber Rights on 7,500 acres   |       |o 8,000 acres of aditional       |   |o Timber Rights on 1,400 acres   |
|  subject to the Origonal Pacific|       |  timberlands subject to the     |   |---------------------------------|
|  Lumber Timber Rights(2)        |       |  Original Pacific Lumber Timber |                  /|\
|                                 |       |  Rights                         |                   |
|o The Company Timber Rights,     |       |---------------------------------|                   |
|  consisting of Timber Rights on |                   |                                         |
|  12,200 acres                   |                   |                                         |
|---------------------------------|                   |                                         |
            |                                         |                                         |
            |                                        \|/                                        |
            |                        |----------------------------------------|                 |
            |                        |           The Company                  |                 |
            |                        |                                        |                 |
            |                        |As a result of the Palco Transfers,     |                 |
            |                        |the Merger and the Company Transfer,    |                 |
            |                        |the Company owns ther following         |                 |
            |                        |timber assets(1):                       |                 |
            |                        |                                        |                 |
            |                        |o 191,000 acres of timberlands(3)       |                 |
            |                        |                                        |                 |
            |----------------------->|o The Compant Timber Rights             |-----------------|
                                     |  consisting of Timber Rights on        |
                                     |  12,200 acres                          |
                                     |                                        |
                                     |o 1,900 acres of timberlands subject    |
                                     |  to the Pacific Lumber Timber Rights(4)|
                                     |----------------------------------------|

---------------
(1) This chart does not reflect the following transactions to be effected if the Headwaters Agreement is consummated, as discussed below: (a) the transfer to the Company of 7,700 acres of timberlands known as the Elk River Timberlands and (b) the transfer to the federal and state governments by the Company of 800 acres of timberlands which are subject to the Pacific Lumber Timber Rights (as defined in note 4 below). See "--Company Timberlands and Other Assets" and "--Regulatory and Environmental Matters; The Headwaters Agreement."

(2) These Timber Rights relate to 7,500 of the 8,000 acres of timberlands subject to the Original Pacific Lumber Timber Rights transferred to the Company pursuant to the Merger.

(3) Consists of (a) 171,400 acres of timberlands received as a result of the Merger, (b) the 13,500 acres of Transferred Timberlands received pursuant to the Palco Transfers and (c) the 7,500 acres referred to in Note 2 above, less (d) the 1,400 acres of timberlands subject to the Company Transfer.

(4) Consists of timberlands subject to (a) Timber Rights on 1,400 acres transferred to Pacific Lumber pursuant to the Company Transfer and (b) Timber Rights on the remaining 500 acres subject to the Original Pacific Lumber Timber Rights and which were not transferred to the Company (collectively the "Pacific Lumber Timber Rights").

  COMPANY TIMBERLANDS AND OTHER ASSETS

     As a result of the Merger, the Palco Transfers and the Company Transfer, the Company owns, and the obligations of the Company under the Timber Notes are secured by, (i) approximately 191,000 acres of timberlands, including the timber and related timber harvesting with respect to such acreage, (ii) the Company Timber Rights relating to an additional approximately 12,200 acres of timberlands that are owned by Pacific Lumber, Salmon Creek and an unaffiliated third party, (iii) approximately 1,900 acres of timberlands with respect to which Pacific Lumber owns the Timber Rights (the "Pacific Lumber Timber Rights"), (iv) certain computer hardware and software, including the GIS (subject to certain rights of concurrent use by Pacific Lumber), and (v) certain other assets. Substantially all of the Company's assets serve as security for the Timber Notes. The timberlands owned by the Company (including the timberlands which are subject to the Pacific Lumber Timber Rights) and the timberlands subject to the Company Timber Rights are hereinafter collectively referred to as the "Company Timberlands." The timber located on the Company Timberlands which is not subject to the Pacific Lumber Timber Rights is hereinafter referred to as the "Company Timber." References to the transfer to the Company of the Company Timberlands, the ownership by the Company of the Company Timberlands or the pledge of Company Timberlands as security for the Timber Notes means, with respect to the timberlands subject to the Company Timber Rights, the transfer, ownership or pledge of the Company Timber Rights only and not the underlying land relating thereto.

     It is anticipated that if the Headwaters Agreement referred to below (see "--Regulatory and Environmental Matters; The Headwaters Agreement") is consummated (i) approximately 7,700 acres of timberlands known as the Elk River Timberlands or substantially comparable property (which include approximately
0.2 million Mbfe (as defined below) of timber) will, within 180 days thereof, be transferred to the Company and will become subject to the Lien of the Deed of Trust (as defined herein) securing the Timber Notes and (ii) approximately 800 acres of Company Timberlands subject to the Pacific Lumber Timber Rights will be transferred by the Company to the federal and state governments. The Initial Harvest Schedule (as defined herein) prepared by the Company in connection with the structuring of the Timber Notes (see "Overview and Structure of the Transaction--Summary of Structure--Structuring Cash Flows") assumed that the Headwaters Agreement would be consummated and, accordingly, that the Elk River Timberlands or substantially similar property (in either case, the "Elk River Timberlands") would be acquired by the Company. However, the Company
Timberlands and the Company Timber do not presently include the Elk River Timberlands and its timber. References to the Company Timberlands and the Company Timber include the Elk River Timberlands and its timber, and to any other timberlands and related timber subsequently acquired by the Company, as the context requires, when and as any such timberlands are acquired by the Company and made subject to the Lien of the Deed of Trust.

     A bill recently enacted by the California Legislature (the "California Headwaters Bill"), in addition to appropriating California's portion of the funds necessary to consummate the Headwaters Agreement, also authorized the expenditure of up to $80 million toward the acquisition at fair market value of a forest grove owned by the Company commonly referred to as "Owl Creek." The bill also provides that if any portion of the $80 million remains after purchase of the Owl Creek grove, it may be used to purchase certain other timberlands. The Initial Harvest Schedule did not reflect the potential sale to the state of California of any Company Timberlands. See "Risk Factors -- Factors Affecting Actual Amortization" and "--Headwaters Agreement."

     The Company Timberlands consist of substantially contiguous acreage situated in Humboldt County, located on the northern California coast. Assuming consummation of the Headwaters Agreement, including transfer of the Elk River Timberlands to the Company, the Company Timberlands will be comprised of approximately 212,000 acres of primarily young growth and old growth redwood and Douglas-fir timber. The Company Timber will equal approximately 3.0 million "Mbfe" of timber (approximately 3.2 million Mbfe including the Elk River Timberlands) comprised (by volume on an Mbfe basis) of approximately 48% young growth redwood timber, 6% young growth Douglas-fir timber, 32% old growth redwood timber, 12% old growth Douglas-fir timber and 2% other types of timber. The "Mbfe" concept was used in structuring the Timber Notes to account for the relative values of the species and categories of timber included in the Company Timber. Under the Mbfe concept, one thousand board feet, net Scribner scale, of old growth redwood timber equals one Mbfe. One thousand board feet, net Scribner scale, of each other species and category of timber included in the Company Timber is assigned a value equal to a fraction of an Mbfe as described herein.

     Under the habitat conservation plan covering multiple species ("Multi-Species HCP") currently undergoing public review and comment in connection with the Headwaters Agreement, harvesting activities would be prohibited or restricted on approximately 34,600 acres of the Company Timberlands. These timberlands include (without giving effect to an estimated 1,000 overlapping acres) approximately 7,600 acres, consisting of substantial quantities of old growth redwood and Douglas-fir timber, to serve as habitat conservation areas for the marbled murrelet (a coastal seabird), and 28,000 acres to serve as buffers to protect aquatic and riparian (streamside) habitat. The Initial Harvest Schedule assumed the existence of these restrictions. The Initial Harvest Schedule also assumed the harvesting over time of the Owl Creek grove rather than its designation as a marbled murrelet habitat conservation area, as provided for by the California Headwaters Bill. See "Overview and Structure of the Transaction--Summary of Structure--Structuring Cash Flows," "Business of the Company--Regulatory and Environmental Matters--Endangered and Threatened Species" and "--Headwaters Agreement."

     Redwood lumber is a premium, high value-added product which has different supply and demand characteristics from the general lumber market. Redwood is known for its natural beauty, superior ability to retain paints and finishes, dimensional stability and innate resistance to decay, insects and chemicals. As a result, redwood lumber is generally not used for commodity applications such as structural frames for construction, but is used instead for specialty applications such as exterior siding, trim and fascia for residential and commercial construction, outdoor furniture, decks, planters and retaining walls. Redwood also has a variety of industrial applications because of its resistance to chemicals and because it does not impart any taste or odor to liquids or solids. Redwood prices have exhibited stability compared to most other softwood timber types, and redwood lumber has historically commanded a substantial price premium to other softwood timber types.

     Redwood is grown commercially only in North America in a region that extends for approximately 375 miles along the coast of the Pacific Northwest. The combination of excellent soil conditions and climate makes this region one of the most productive timber regions in North America. Over the last several decades, the overall supply of upper grade redwood lumber has been diminishing due to increasing environmental and regulatory restrictions and other factors. The Company Timberlands are among the largest privately-owned contiguous tracts of redwood timberlands and represent one of the most valuable redwood timberland holdings as a result of their prime location, which contributes to their superior growth characteristics and high timber density.

  BUSINESS OF THE COMPANY

     Substantially all of the Company's revenues have been and are expected to continue to be derived from the sale of logs harvested from the Company Timber. On the Closing Date, the Company entered into a New Master Purchase Agreement with Pacific Lumber (the "New Master Purchase Agreement") which governs the sale to Pacific Lumber of logs harvested from the Company Timberlands. See "Description of Certain Principal Agreements." The Company pledged to the Trustee under the Indenture, as security for the Timber Notes, the Company Timberlands, the Company Timber, substantially all of the Company's personal property (subject to certain rights of concurrent use by Pacific Lumber), all of the Company's rights under the New Services Agreement (as defined below), the New Master Purchase Agreement, the New Reciprocal Rights Agreement (as defined below), the New Additional Services Agreement (as defined below) and certain other related agreements (collectively, the "Subject Contracts"), certain other assets and the proceeds of all of the foregoing, as well as its rights to amounts on deposit in certain accounts maintained with the Trustee (collectively, together with any additional property, including the Elk River Timberlands, which may be acquired by the Company in the future and made subject to the Lien of the

Deed of Trust, the "Mortgaged Property"). The Mortgaged Property constitutes substantially all of the Company's assets. See "Description of Certain Principal Agreements" and "Description of the Timber Notes."

     As of September 1, 1998, the Company had 44 employees, 41 of whom were registered professional foresters, wildlife and fisheries biologists or otherwise involved in the management of the Company Timberlands. In connection with the issuance of the Original Timber Notes, Scotia Pacific acquired from Pacific Lumber certain computer hardware and software, including the GIS (subject to certain rights of concurrent use with Pacific Lumber), and certain other assets relevant to the stewardship and management of the Company Timberlands. The Company will continue to rely on Pacific Lumber to provide, pursuant to the New Services Agreement entered into on the Closing Date (the "New Services Agreement"), operational, management and related services not performed by its own employees with respect to the Company Timberlands. Such services include the furnishing of all equipment, personnel and expertise not within the Company's possession and reasonably necessary for the operation and maintenance of the Company Timberlands and the Company Timber, as well as timber management techniques designed to supplement the natural regeneration of, and increase the amount of, Company Timber. As compensation for the services provided by Pacific Lumber pursuant to the New Services Agreement, the Company pays Pacific Lumber a fee (the "Services Fee"), which will be adjusted each year based on a specified government index relating to wood products, and reimburses Pacific Lumber for the cost of constructing, rehabilitating and maintaining roads, and performing reforestation services, on the Company Timberlands. Certain of such reimbursable expenses are expected to vary in relation to the amount of timber to be harvested in any given period. As of the Closing Date, the monthly portion of the Services Fee was approximately $107,000 and it is expected that the amount of such reimbursable expenses will aggregate approximately $8.0 million for fiscal 1999. The Company believes that the services provided by Pacific Lumber under the New Services Agreement are currently available from other sources at prices which would not differ materially from those in the New Services Agreement. See "Description of Certain Principal Agreements--New Services Agreement."

     The Company Timberlands contain an extensive network of roads spanning approximately 1,500 miles. This road system allows the Company's foresters access to employ forest stewardship techniques designed to protect the Company Timber from forest fires, erosion, insects and other damage and, in addition, facilitates the transportation of logs harvested from the Company Timber. In connection with the issuance of the Original Timber Notes, Pacific Lumber, Scotia Pacific and Salmon Creek entered into a Reciprocal Rights Agreement (the "Original Reciprocal Rights Agreement") pursuant to which each party granted to the other parties certain reciprocal rights of egress and ingress through their respective properties in connection with the operation and maintenance of such properties and their respective businesses. On the Closing Date, the Company, Pacific Lumber and Salmon Creek entered into a New Reciprocal Rights Agreement (the "New Reciprocal Rights Agreement") granting, among other things, reciprocal rights of egress and ingress to each other. See "Business of the Company;" "Description of Certain Principal Agreements--New Reciprocal Rights Agreement" and "Annex 2--The Pacific Lumber Company--Business."

     The Company believes that its employees, the GIS and the other assets it owns, together with the services provided to the Company under the New Services Agreement and the access rights granted to the Company pursuant to the New Reciprocal Rights Agreement, are adequate for the operation and maintenance of the Company Timberlands, including compliance with applicable regulatory requirements, in each case substantially as conducted prior to the issuance of the Timber Notes.

     Prior to harvesting Company Timber, the Company is required to file with the California Department of Forestry (the "CDF"), and obtain its approval of, a detailed timber harvesting plan (a "THP") for the area to be harvested. A
THP includes information regarding the method of proposed timber operations for a specified forest area, whether the operations will have any adverse impact on the environment and, if so, the mitigation measures to be used to reduce any such impact. On the Closing Date, Pacific Lumber transferred to the Company its rights under all THPs that it holds. Pursuant to the Indenture, the Company covenants to use its best efforts (consistent with prudent business practices) to maintain a number of pending THPs which, together with THPs previously approved, would cover rights to harvest a quantity of Company Timber adequate to pay interest and amortization of principal based on the Minimum Principal Amortization Schedules (as defined below) for the next succeeding twelve month period. See "Business of the Company--Harvesting Practices" and "--Regulatory and Environmental Matters" and "Description of the Timber Notes--Certain Covenants--Timber Harvesting Plans, Etc." The ability of the Company to sell logs to Pacific Lumber pursuant to the New Master Purchase Agreement depends in part upon its ability to obtain regulatory approval of THPs. In addition, Pacific Lumber and the Company have filed a sustained yield plan ("SYP") and Multi-Species HCP which, if approved, could result in a number of substantial benefits, including faster preparation and approval of THPs and the ability to harvest in certain areas of the Company Timberlands in which it has previously been difficult to obtain such approval. See "--Regulatory and Environmental Matters; The Headwaters Agreement" below and "Risk Factors--Regulatory and Environmental Factors" and "Business of the Company--Regulatory and Environmental Matters."

     It is expected that the Company will continue to derive substantially all of its revenue from the sale of logs to Pacific Lumber. The New Master Purchase Agreement governs all sales of logs by the Company to Pacific Lumber. Each sale of logs by the Company to Pacific Lumber is made pursuant to a separate log purchase agreement (which incorporates the terms of the New Master Purchase Agreement) for the Company Timber covered by an approved THP. Each log purchase agreement generally constitutes an exclusive agreement with respect to the timber covered thereby, subject to certain limited exceptions. The purchase price shall be at least equal to the SBE Price. The New Master Purchase Agreement defines the "SBE Price" for any species and category of timber as the stumpage price for such species and category, as set forth in the most recent "Harvest Value Schedule" (or any successor publication) published by the California State Board of Equalization (or any successor agency) applicable to the timber sold during the period covered by such Harvest Value Schedule. Harvest Value Schedules are published twice a year for purposes of computing a yield tax imposed on timber harvested between January 1 and June 30 and July 1 and December 31. Although based on actual market transactions, SBE Prices are not necessarily representative of actual prices that would be realized from unrelated parties at subsequent dates. SBE Prices applicable to the six month period ended June 30, 1998 (the "June 1998 SBE Prices") were used in structuring the Timber Notes.

     Under the New Master Purchase Agreement and related log purchase agreements, Pacific Lumber is responsible, at its own expense, for harvesting and removing Company Timber covered by approved THPs. Title to the harvested logs does not pass to Pacific Lumber until the logs are transported to Pacific Lumber's log decks and measured. The New Master Purchase Agreement requires that Pacific Lumber harvest and remove the Company Timber covered by the applicable THP in accordance with applicable law and the terms and conditions of such THP and any applicable SYP and HCP. Pacific Lumber continues to mill logs and produce and market lumber products from the Company Timber in substantially the same manner as it had prior to the issuance of the Old Notes. See "Description of Certain Principal Agreements--New Master Purchase Agreement;" "Business of the Company--Harvesting Practices" and "Annex 2--The Pacific Lumber Company--Business."

     Although substantially all of the Company's revenues are derived from the sale of logs to Pacific Lumber under the New Master Purchase Agreement, the Company may sell logs or standing timber to third parties. In addition, subject to the collateral release provisions of the Indenture, the Company may sell portions of the Company Timberlands or make Lump Sum Sales (as defined in the Indenture) of Company Timber during the term of the New Master Purchase Agreement. See "Description of the Timber Notes--Collateral Release Provisions."

  REGULATORY AND ENVIRONMENTAL MATTERS; THE HEADWATERS AGREEMENT

     Regulatory and environmental matters play a significant role in the Company's operations, which are subject to a variety of California and federal laws and regulations dealing with timber harvesting practices, threatened and endangered species, and air and water quality. Regulatory and environmental concerns have resulted in restrictions on the geographic scope and timing of the Company's timber operations, increased operational costs and engendered litigation and other challenges to the Company's THPs, although they have not historically had a significant adverse effect on the Company's financial position, results of operations or liquidity. See "Business of the Company--Legal Proceedings" for a description of certain of the Company's timber harvesting litigation, including a recent lawsuit which could potentially result in severe restrictions on the ability to harvest Company Timber for up to several months. See also "Risk Factors--Regulatory and Environmental Factors" and "Business of the Company--Regulatory and Environmental Matters."

     In addition to the filing of THPs, California law requires timber owners such as the Company to demonstrate that their operations will not decrease the sustainable productivity of their timberlands. A timber company may comply with this requirement by submitting an SYP to the CDF for review and approval. An SYP contains a timber growth and yield assessment, which evaluates and calculates the amount of timber and long-term production outlook for a company's timberlands, a fish and wildlife assessment, which addresses the condition and management of fisheries and wildlife in the area, and a watershed assessment, which addresses the protection of aquatic resources.

     The Company is also subject to federal and state laws providing for the protection and conservation of wildlife species which have been designated as endangered or threatened, certain of which are found on the Company Timberlands. These laws generally prohibit certain adverse impacts on such species (referred to as a "take"), except for incidental takes which do not jeopardize the continued existence of the affected species and which are made in accordance with an approved HCP and related incidental take permit. An HCP analyzes the impact of the incidental take and specifies measures to monitor, minimize and mitigate such impact.

     THE HEADWATERS AGREEMENT. In September 1996, Pacific Lumber and MAXXAM Inc., the ultimate parent of Pacific Lumber ("MAXXAM"), entered into an agreement (the "Headwaters Agreement") with the United States and California that provides the framework for the acquisition by the United States and California of approximately 5,600 acres of Pacific Lumber's timberlands commonly referred to as the Headwaters Forest and the Elk Head Springs Forest (the "Headwaters Timberlands"). A substantial portion of the Headwaters Timberlands consists of virgin old growth timberlands. None of the Headwaters Timberlands are owned by the Company. Consummation of the Headwaters Agreement is conditioned upon, among other things (i) federal and state funding, (ii) state approval of an SYP covering the Company Timberlands (iii) federal approval of an HCP covering the Company Timberlands, (iv) the issuance of incidental take permits with respect to threatened or endangered species found on the Company Timberlands (the "Permits") and (v) tax closing agreements satisfactory to MAXXAM and Pacific Lumber.

     In November 1997, President Clinton signed an appropriations bill which contains authorization for the expenditure of $250 million of federal funds toward consummation of the Headwaters Agreement. These funds remain available until March 1, 1999. On August 31, 1998, the California Legislature passed the California Headwaters Bill which, among other things, appropriated $130 million toward consummation of the Headwaters Agreement. The state funds remain available until June 30, 1999. California Governor Pete Wilson has announced his intention to sign the California Headwaters Bill. The aggregate of $380 million in federal and state funds would be used to purchase the Headwaters Timberlands from Pacific Lumber (for $300 million) and the Elk River Timberlands to be acquired and transferred to the Company pursuant to the Headwaters Agreement. The California Headwaters Bill also authorized the expenditure of up to $80 million toward the acquisition at fair market value of the Owl Creek grove. The bill also provides that if any portion of the $80 million remains after purchase of the Owl Creek grove, it may be used to purchase certain other timberlands. See "Risk Factors--Factors Affecting Actual Amortization."

     Pacific Lumber and the Company have released a combined SYP and Multi-Species HCP (the "Combined Plan") for the purpose of public review and comment. The Combined Plan provides that the Permits and the Multi-Species HCP would have a term of 50 years. The Combined Plan also provides for certain measures designed to protect habitat for the marbled murrelet, a coastal seabird, and requires Pacific Lumber to undertake a specified watershed assessment process designed to result in site-specific protective zones for fish and other wildlife being established adjacent to the streams on the Company Timberlands. The California Headwaters Bill requires the inclusion of certain environmentally focused provisions, such as wider interim stream buffers, in the final version of the Multi-Species HCP. See "Business of the Company--Regulatory and Environmental Factors--The Combined Plan and California Headwaters Bill."

     If the transactions contemplated by the Headwaters Agreement are concluded (including approval of the Combined Plan and issuance of the Permits), the Company expects to realize a number of substantial benefits, including a more streamlined THP preparation and review process, approval to harvest in certain areas of the Company Timberlands for which it has previously been difficult to obtain such approval, greater certainty and protection for the Company with regard to the future designation of other species as endangered or threatened and an enhanced position in litigation and similar challenges. The Company believes that the prospects that the Headwaters Agreement will be consummated, the Combined Plan will be approved and that the Permits will be obtained are favorable. However, there can be no assurances to that effect. See "Risk Factors--Regulatory and Environmental Factors" and "--Headwaters Agreement" and "Business of the Company--Regulatory and Environmental Matters" and "--Headwaters Agreement."

  MANAGEMENT

     The Board of Managers of the Company consists of six managers (who generally perform functions similar to a board of directors), four of whom are officers or directors of Pacific Lumber, and two of whom are independent managers. Actions requiring approval of the managers are sufficient if approved by a majority of the managers; provided, however, that certain actions, including any filing of a voluntary bankruptcy petition by the Company, require the approval of all managers. See "Management--Executive Officers and Managers."

  RECENT OPERATING RESULTS

     The Company's revenues from log sales declined from $53.8 million for the six months ended June 30, 1997 to $34.5 million for the six months ended June 30, 1998 as a result of the decrease in the volume of log deliveries for such periods from 79,800 Mbfe to 50,600 Mbfe, respectively. This decline was principally due to well-above-normal rainfall during the first half of 1998 and additional restrictions on wet weather operations due to a stipulation entered into with the CDF on December 30, 1997, together with logging restrictions during the nesting seasons for both the northern spotted owl and the marbled murrelet, which impeded the harvesting and transporting of logs on the Company Timberlands. This resulted in a significant increase in the volume of logs which could not be transported to Pacific Lumber's log decks (where they are measured and sold).

     Operating cash flow (operating income before depletion and depreciation) for the first half of 1998 was slightly below the interest that, on a pro forma basis, would have been payable on the Timber Notes during such period. The Company expects that its revenues and operating cash flow in the third quarter of 1998 will increase significantly over its revenues and operating cash flow for the second quarter of 1998, as the Company has been able to conduct operations in areas where the Company has been restricted due to inclement weather, wet weather operating restrictions, and the nesting seasons which end during the third quarter of 1998.

     See "Business of the Company--Legal Proceedings" for a description of certain of the Company's timber harvest litigation, including a recent lawsuit which could potentially result in severe restrictions on the ability to harvest Company Timber for up to several months. See also "Risk Factors--Regulatory and Environmental Factors" and "Business of the Company--Regulatory and Environmental Matters."

                                 PACIFIC LUMBER

     Pacific Lumber and its subsidiaries engage in several principal aspects of the lumber industry--the growing and harvesting of redwood and Douglas-fir timber, the milling of logs into lumber products and the manufacturing of lumber into a variety of value-added finished products. Pacific Lumber has been in continuous operation for over 125 years. Pacific Lumber harvests and purchases from the Company all or substantially all of the logs harvested from the Company Timber pursuant to the New Master Purchase Agreement and related log purchase agreements. Pursuant to the New Services Agreement, Pacific Lumber provides operational, management and related services with respect to the Company Timber not performed by the Company's own employees.

     As a result of the Palco Transfers and the Company Transfer, Pacific Lumber (excluding its subsidiaries) directly owns lumber milling, manufacturing, cogeneration and related facilities, approximately 100 acres of timberlands, the Pacific Lumber Timber Rights in respect of approximately 1,900 acres of timberlands, as well as the real property associated with its manufacturing and related operations and substantially all of the real property subject to the Company Timber Rights. Salmon Creek owns approximately 3,000 contiguous acres of virgin old growth redwood timber together with an additional approximately 3,000 acres of adjacent young growth timberlands (which includes approximately 1,100 acres of real property subject to the Company Timber Rights) (the "Salmon Creek Property").

     Pacific Lumber owns and operates four highly mechanized sawmills located near the Company Timberlands. These sawmills historically have been supplied almost entirely by the timberlands of Scotia Pacific and Pacific Lumber. Pacific Lumber also owns and operates 34 kilns which dry certain of its lumber, a finishing plant, end and edge glue facilities which manufacture longer, wider and more valuable upper grade lumber from short and narrow boards, a remanufacturing facility relating to redwood fence products, a concrete block facility, a soil amendment operation and a highly modernized cogeneration power plant which is fueled almost entirely by residue from Pacific Lumber's milling and production operations. The cogeneration facility generates a substantial portion of Pacific Lumber's energy requirements and excess power generated by the plant is sold to a regional utility. In order to enhance timber harvesting activities, to increase the efficiency of its operations, improve the yield from harvested trees and enhance the value of its lumber products, Pacific Lumber and its subsidiaries have invested over $68 million in capital expenditures during the past five years (including $22 million expended for timberland acquisitions during such five year period). Over the past three years, Pacific Lumber's annual lumber production has averaged approximately 297 million board feet, with approximately 309, 291 and 290 million board feet produced in 1997, 1996 and 1995, respectively. See "Annex 2--The Pacific Lumber Company--Business."

     Pacific Lumber sells certain logs that, due to their size or quality, cannot be efficiently processed by its mills into lumber. The majority of these logs are purchased by Britt Lumber Co., Inc. ("Britt"), an affiliate of Pacific Lumber, which uses such logs to manufacture a variety of fencing products. The Company estimates that Britt accounted for approximately one-third of the total redwood fence market in 1997.

     Pacific Lumber is an indirect wholly owned subsidiary of MAXXAM Group Inc. ("MGI"). MGI is a wholly owned subsidiary of MAXXAM Group Holdings Inc. ("MGHI"), which in turn is a wholly owned subsidiary of MAXXAM. Mr. Charles E. Hurwitz, the Chairman of the Board and Chief Executive Officer of MAXXAM, and affiliates of Federated Development Company ("Federated"), a New York business trust that is wholly owned by Mr. Hurwitz, members of his immediate family and trusts for the benefit thereof, collectively own approximately 68.8% of the aggregate voting power of MAXXAM.

  RECENT OPERATING RESULTS

     Pacific Lumber's operating results for the six months ended June 30, 1998 were also adversely affected by inclement weather as well as the wet weather operating and nesting season restrictions described under

"--The Company--Recent Operating Results." See "Annex 2--The Pacific Lumber Company--Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Recent Operating Results."

                           ISSUANCE OF THE OLD NOTES

     The $160,700,000, $243,200,000 and $463,348,000 aggregate principal amounts of the Old Class A-1 Notes, the Old Class A-2 Notes and the Old Class A-3 Notes, respectively, were sold by the Company to the Initial Purchasers on the Closing Date pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act and other available exemptions under the Securities Act. The Company also entered into the Registration Rights Agreement, pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. Under the Registration Rights Agreement, the Company agreed, for the benefit of the holders of the Old Notes that it would, at its own cost, (i) within 90 days after the Closing Date file a registration statement with the Commission with respect to a registered offer to exchange the Old Notes for New Notes, which will have terms substantially identical to the Old Notes and (ii) use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act within 180 days after the Closing Date. If the Company is unable to effect such an Exchange Offer or if for any other reason the Exchange Offer is not consummated within 240 days after the Closing Date, the Company is obligated under the Registration Rights Agreement to file a shelf registration statement with the Commission covering resales of the Old Notes. If there is a Registration Default (as defined in the Indenture) the Company will be obligated to pay a Non-Registration Premium equal to an amount of interest at a rate of 0.50% per annum on the outstanding principal amount of the Timber Notes with respect to which a Registration Default is continuing until such Registration Default has been cured. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "--The Exchange Offer" and "The Exchange Offer--Purpose and Effect."

                               THE EXCHANGE OFFER

The Exchange Offer........................ The Company is offering, upon the terms and subject to the conditions
                                           set forth herein and in the
                                           accompanying letter of transmittal
                                           (the "Letter of Transmittal"), to
                                           exchange $1,000 in principal amount
                                           of the New Class A-1 Notes, the New
                                           Class A-2 Notes and the New Class A-3
                                           Notes, for each $1,000 in principal
                                           amount of the outstanding Old Class
                                           A-1 Notes, the Old Class A-2 Notes
                                           and the Old Class A-3 Notes,
                                           respectively (the "Exchange
                                           Offer"). As of the date of this
                                           Prospectus, $160.7 million, $243.2
                                           million and $463.3 million in
                                           aggregate principal amounts of the
                                           Old Class A-1 Notes, the Old Class
                                           A-2 Notes and the Old Class A-3
                                           Notes, respectively, are outstanding,
                                           the maximum amount authorized by the
                                           Indenture for all Timber Notes. See
                                           "The Exchange Offer--Terms of the
                                           Exchange Offer."

Expiration Date........................... 5:00 p.m., New York City time, on
                                                                , 1998, as the
                                           same may be extended. See "The
                                           Exchange Offer--Expiration Date;
                                           Extensions; Amendments."

Conditions of the Exchange Offer.......... The Exchange Offer is not conditioned upon any minimum principal amount of
                                           Old Notes being tendered for
                                           exchange. However, the Exchange Offer
                                           is subject to the condition that it
                                           does not violate any applicable law
                                           or interpretation of the staff of the
                                           Commission. See "The Exchange Of-
                                           fer--Conditions of the Exchange
                                           Offer."

Termination of Certain Rights............. Pursuant to the Registration Rights
                                           Agreement, the Indenture and the Old
                                           Notes, Eligible Holders of Old Notes
                                           (i) have rights to receive
                                           Non-Registration Premiums (as defined
                                           in the Indenture) at the rate of .50%
                                           per annum of the outstanding
                                           principal balance of the Old Notes
                                           during the continuance of a
                                           Registration Default in respect of
                                           such Old Notes and (ii) have certain
                                           other rights intended for the holders
                                           of unregistered securities. Holders
                                           of New Notes will not be and, upon
                                           consummation of the Exchange Offer,
                                           Eligible Holders of Old Notes will no
                                           longer be, entitled to (i) the right
                                           to receive Non-Registration Premiums,
                                           except in certain limited circum-
                                           stances, and (ii) certain other
                                           rights under the Registration Rights
                                           Agreement intended for holders of
                                           unregistered securities. See "The
                                           Exchange Offer--Termination of
                                           Certain Rights."

Accrued Interest on the Old Notes......... The New Notes will bear interest per annum from and including their date
                                           of issuance. Eligible Holders whose
                                           Old Notes are accepted for exchange
                                           will have the right to receive
                                           interest accrued thereon from the
                                           date of original issuance of the Old
                                           Notes or the last date to which
                                           interest has been paid on the Old
                                           Notes, as applicable, to, but not
                                           including, the date of issuance of
                                           the New Notes, such interest to be
                                           payable with the first interest
                                           payment on the New Notes. Interest on
                                           the Old Notes accepted for exchange
                                           will cease to accrue on the day prior
                                           to the issuance of the New Notes.

Procedures for Tendering Old Notes........ Unless a tender of Old Notes is effected pursuant to the procedures
                                           for book-entry transfer as provided
                                           herein, each Eligible Holder desiring
                                           to accept the Exchange Offer must
                                           complete and sign the Letter of
                                           Transmittal, have the signature
                                           thereon guaranteed if required by the
                                           Letter of Transmittal, and mail or
                                           deliver the Letter of Transmittal,
                                           together with the Old Notes or a
                                           Notice of Guaranteed Delivery and any
                                           other required documents (such as
                                           evidence of authority to act, if the
                                           Letter of Transmittal is signed by
                                           someone acting in a fiduciary or
                                           representative capacity), to the
                                           Exchange Agent (as defined) at one of
                                           the addresses set forth on the back
                                           cover page of this Prospectus prior
                                           to 5:00 p.m., New York City time, on
                                           the Expiration Date. Any Beneficial
                                           Owner (as defined) of the Old Notes
                                           whose Old Notes are registered in the
                                           name of a nominee, such as a broker,
                                           dealer, commercial bank or trust
                                           company, and who wishes to tender Old
                                           Notes in the Exchange Offer, should
                                           instruct such entity or person to
                                           promptly tender on such Beneficial
                                           Owner's behalf. See "The Exchange
                                           Offer--Procedures for Tendering Old
                                           Notes." By tendering Old Notes for
                                           exchange, each registered holder will
                                           represent to the Company that, among
                                           other things, (i) the New Notes to be
                                           received in connection with the
                                           Exchange Offer by the Eligible Holder
                                           and each Beneficial Owner of the Old
                                           Notes are being acquired by the
                                           Eligible Holder and each Beneficial
                                           Owner in the ordinary course of
                                           business of the Eligible Holder and
                                           each Beneficial Owner, (ii) the
                                           Eligible Holder and each Beneficial
                                           Owner are not participating, do not
                                           intend to participate, and have no
                                           arrangement or understanding with any
                                           person to participate, in the
                                           distribution of the New Notes, (iii)
                                           the Eligible Holder and each
                                           Beneficial Owner acknowledge and
                                           agree that any person participating
                                           in the Exchange Offer for the purpose
                                           of distributing the New Notes must
                                           comply with the registration and
                                           prospectus delivery requirements of
                                           the Securities Act in connection with
                                           a secondary resale transaction of the
                                           New Notes acquired by such person and
                                           cannot rely on the position of the
                                           staff of the Commission enunciated in
                                           MORGAN STANLEY & CO., INCORPORATED
                                           (available June 5, 1991) and EXXON
                                           CAPITAL HOLDINGS CORPORATION
                                           (available May 13, 1988), and
                                           interpreted in the Commission's
                                           letters to SHEARMAN & STERLING
                                           (available July 2, 1993) and K-III
                                           COMMUNICATIONS CORPORATION (availa-
                                           ble May 14, 1993), and similar
                                           no-action or interpretive letters
                                           issued to third parties, (iv) that if
                                           the Eligible Holder or Beneficial
                                           Owner, as applicable, is a
                                           broker-dealer that acquired Old Notes
                                           for its own account as a result of
                                           market making or other trading
                                           activities, it will deliver a
                                           prospectus in connection with any
                                           resale of New Notes acquired in the
                                           Exchange Offer, (v) the Eligible
                                           Holder and each Beneficial Owner
                                           understand that a secondary resale
                                           transaction described in clause (iii)
                                           above should be covered by an effec-
                                           tive registration statement
                                           containing the selling security hold-
                                           er information required by Item 507
                                           of Regulation S-K of the

                                           Commission, and (vi) neither the
                                           Eligible Holder nor any Beneficial
                                           Owner is an "affiliate," as defined
                                           under Rule 405 of the Securities Act,
                                           of the Company except as otherwise
                                           disclosed to the Company in writing.
                                           In connection with a book-entry
                                           transfer, each participant will
                                           confirm that it makes the
                                           representations and warranties
                                           contained in the Letter of
                                           Transmittal.

Guaranteed Delivery Procedures............ Eligible Holders of Old Notes who
                                           wish to tender their Old Notes and
                                           (i) whose Old Notes are not
                                           immediately available or (ii) who
                                           cannot deliver their Old Notes or any
                                           other documents required by the
                                           Letter of Transmittal to the Ex-
                                           change Agent prior to the Expiration
                                           Date (or complete the procedure for
                                           book-entry transfer on a timely
                                           basis), may tender their Old Notes
                                           according to the guaranteed delivery
                                           procedures set forth in the Letter of
                                           Transmittal. See "The Exchange
                                           Offer--Procedures for Tendering Old
                                           Notes--Guaranteed Delivery
                                           Procedures."

Acceptance of Old Notes and Delivery of
  New Notes............................... Upon satisfaction or waiver of all conditions of the Exchange Offer, the
                                           Company will accept any and all Old
                                           Notes that are properly tendered in
                                           the Exchange Offer prior to 5:00
                                           p.m., New York City time, on the
                                           Expiration Date. The New Notes issued
                                           pursuant to the Exchange Offer will
                                           be delivered as soon as practicable
                                           after acceptance of the Old Notes.
                                           See "The Exchange Offer--Acceptance
                                           of Old Notes for Exchange; Delivery
                                           of New Notes."

Withdrawal Rights......................... Tenders of the Old Notes may be
                                           withdrawn at any time prior to 5:00
                                           p.m., New York City time, on the
                                           Expiration Date. See "The Exchange
                                           Offer--Withdrawal Rights."

Certain United States Income Tax
  Considerations.......................... Generally, the exchange pursuant to the Exchange Offer will not be a
                                           taxable event for federal income tax
                                           purposes. See "Certain United States
                                           Income Tax Consequences--The Ex-
                                           change Offer."

The Exchange Agent........................ State Street Bank and Trust Company
                                           is the exchange agent (in such
                                           capacity, the "Exchange Agent").
                                           The addresses and telephone number of
                                           the Exchange Agent are set forth in
                                           "The Exchange Offer--The Exchange
                                           Agent; Assistance."

Fees and Expenses......................... All expenses incident to the
                                           Company's consummation of the
                                           Exchange Offer and compliance with
                                           the Registration Rights Agreement
                                           will be borne by the Company. See
                                           "The Exchange Offer--Solicitation of
                                           Tenders; Fees and Expenses."

Resales of the New Notes.................. Based on positions of the staff of the Commission enunciated in MORGAN
                                           STANLEY & CO., INCORPORATED
                                           (available June 5, 1991) and EXXON
                                           CAPITAL HOLDINGS CORPORATION
                                           (available May 13, 1988), and
                                           interpreted in the Commission's
                                           letters to

                                           SHEARMAN & STERLING (available July
                                           2, 1993) and K-III COMMUNICATIONS
                                           CORPORATION (available May 14, 1993),
                                           and similar no-action or interpretive
                                           letters issued to third parties, the
                                           Company believes that the New Notes
                                           issued pursuant to the Exchange Offer
                                           to an Eligible Holder in exchange for
                                           Old Notes may be offered for resale,
                                           resold and otherwise transferred by
                                           such Eligible Holder (other than (i)
                                           a broker-dealer who purchased the Old
                                           Notes directly from the Company for
                                           resale pursuant to Rule 144A under
                                           the Securities Act or any other
                                           available exemption under the
                                           Securities Act or (ii) a person who
                                           is an affiliate of the Company within
                                           the meaning of Rule 405 under the
                                           Securities Act), without compliance
                                           with the registration and prospectus
                                           delivery provisions of the Securities
                                           Act, provided that the Eligible
                                           Holder is acquiring the New Notes in
                                           the ordinary course of business and
                                           is not participating, and has no
                                           arrangement or understanding with any
                                           person to participate, in a
                                           distribution of the New Notes. If any
                                           Eligible Holder acquires New Notes in
                                           the Exchange Offer for the purpose of
                                           distributing or participating in a
                                           distribution of the New Notes, such
                                           Eligible Holder cannot rely on the
                                           position of the staff of the
                                           Commission set forth in the above
                                           no-action and interpretive letters
                                           and must comply with the registration
                                           and prospectus delivery requirements
                                           of the Securities Act in connection
                                           with a secondary resale transaction,
                                           unless an exemption from registration
                                           is otherwise available. Each
                                           broker-dealer that receives New Notes
                                           for its own account in exchange for
                                           Old Notes, where such Old Notes were
                                           acquired by such broker-dealer as a
                                           result of market making or other
                                           trading activities, must acknowledge
                                           that it will deliver a prospectus in
                                           connection with any resale of such
                                           New Notes. See "The Exchange
                                           Offer -- Resales of the New Notes"
                                           and "Plan of Distribution."

                             TERMS OF THE NEW NOTES

     The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of the New Notes will not be entitled to Non-Registration Premiums, and (iii) holders of the New Notes will not be, and upon consummation of the Exchange Offer Eligible Holders of the Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities. See "The Exchange Offer--Termination of Certain Rights." The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of New Notes in the same Class and aggregate principal amounts as the Old Notes that are validly tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer--Termination of Certain Rights" and "--Procedures for Tendering Old Notes" and "Description of the Timber Notes."

                                           CLASS A-1 TIMBER NOTES    CLASS A-2 TIMBER NOTES    CLASS A-3 TIMBER NOTES
                                           ----------------------    ----------------------    ----------------------
Principal Amount........................          $160,700,000              $243,200,000              $463,348,000
Note Rate...............................                 6.55%                     7.11%                     7.71%
Ratings:(1)
  Moody's...............................                    A1                        A3                      Baa2
  S&P...................................                     A                         A                       BBB
Scheduled Principal Paydown.............            Amortizing                Amortizing                    Bullet
Weighted Average Life/Maturity (from the
  Closing Date):
  Scheduled.............................         5.0/8.5 Years           12.4/15.5 Years           15.5/15.5 Years
  Minimum Principal.....................        6.8/11.5 Years           15.9/19.0 Years           25.5/30.0 Years
Final Maturity..........................            30.0 Years                30.0 Years                30.0 Years
Scheduled Maturity Date.................      January 20, 2007          January 20, 2014          January 20, 2014
Final Maturity Date.....................         July 20, 2028             July 20, 2028             July 20, 2028

---------------

(1) See "--Ratings."

Issuer............. Scotia Pacific Company LLC, a special purpose Delaware limited liability company, was organized by Pacific Lumber to facilitate the Offering and is whol- ly owned by Pacific Lumber. The business of the Company is limited to the ownership and operation of the Mortgaged Property, the issuance and sale of the Timber Notes, the purchase of certain additional properties (which may be subject to certain non- recourse purchase money indebtedness), the issuance of certain additional debt secured by the Mortgaged Property and matters incidental thereto.

Ranking............ The Timber Notes are senior obligations of the Company and each Class thereof is equally and ratably secured by the Mortgaged Property. On each Note Payment Date, the holders of each Class of Timber Notes will be entitled to receive payments of interest due on such Class and, to the extent of funds on deposit in the Payment Account (as defined herein) available therefor, principal at least equal, on a cumulative basis, through each Note Payment Date, to the Minimum Principal Amortization set forth herein for such Class. In addition, to the extent of funds on deposit in the Payment Account available therefor, the Company will be required to make certain additional principal payments intended to maintain a link between the deemed depletion of the Company Timber and the required amortization of the Timber Notes in the aggregate. See "Overview and Structure of the Transaction--Payments on the Timber Notes-- Actual Timber Note Amortization."

                    The Class A-3 Timber Notes will generally receive payments of principal after the Class A-2 Timber Notes have been paid in full, and the Class A-2 Timber Notes will generally receive payments of principal after the Class A-1 Timber Notes have been paid in full.

                    Following the occurrence of an Event of Default under the Indenture and the acceleration of the Timber Notes (unless such acceleration has been rescinded), all Classes of Timber Notes outstanding and any Additional Timber Notes (as defined herein) will receive payments of principal and interest on a PRO RATA basis from funds available for such payment. Each Class of Timber Notes and any Additional Timber Notes will be mutually cross-collateralized and cross-defaulted.

Collateral......... The Timber Notes are secured by a lien on and security interest in, or an assignment of, the Mortgaged Property, which include the Company Timberlands (subject to the Pacific Lumber Timber Rights), any Additional Timber Properties (as defined herein), the Subject Contracts, certain computer hardware and software (subject to certain rights of concurrent use with Pacific Lumber) and certain other assets, and the proceeds of all of the foregoing, as well as all amounts on deposit in the Accounts (as described herein).

Interest........... Each Class of Timber Notes will bear interest at the rate set forth on the cover page hereof (each, a "Note Rate"), payable semiannually in arrears on January 20 and July 20 of each year (each, a "Note Payment Date"), commencing January 20, 1999. See "Description of the Timber Notes--Principal; Interest; Premium--Interest."

Scheduled Maturity
  Date............. The Scheduled Maturity Date for each Class of Timber Notes represents the Note Payment Date on which the Company will pay the final installment of principal to the holders of such Class if all payments of principal are made in accordance with the related Scheduled Amortization Schedule. See "--Scheduled Amortization."

Minimum Principal
  Maturity Date.... If the Timber Notes are repaid in accordance with the
                    Minimum Principal Amortization Schedule, the principal amount thereof would be paid in full by Janu- ary 20, 2010, July 20, 2017 and July 20, 2028 for Classes A-1, A-2 and A-3, respectively (each such date, the "Minimum Principal Maturity Date" for the applicable Class of Timber Notes).

Final Maturity
  Date............. July 20, 2028 (the "Final Maturity Date") is the date by which the Rating Agencies (as defined herein) have rated the ultimate payment of principal of each Class of Timber Notes. An Event of Default (as described herein) will occur if the Timber Notes have not been paid in full by the Final Maturity Date.

Certain Structuring
  Assumptions...... In structuring the transaction and determining the Minimum
                    Principal Amortization Schedule and the Scheduled Amortization Schedule for each Class of Timber Notes, certain assumptions regarding, among other things, harvest levels, timber prices, related yield taxes, operating expenses, capital expenditures and other expenses were made. See "Overview and Structure of the Transaction--Summary of Structure and Structuring Assumptions," "--Scheduled Assumptions," and "Annex 1--Structuring Schedule Assumptions."

Minimum Principal
  Amortization..... For each Class of Timber Notes, the Minimum Principal
                    Amortization represents the minimum amount of principal which the Company must pay (on a cumulative basis) on such Class, to the extent of the funds on deposit in the Payment Account available therefor, through each Note Payment Date. The Minimum Principal Amortization Schedule for each Class of Timber Notes is set forth under "Overview and Structure of the Transaction--Payments on the Timber Notes--Actual Timber Note Amortization." Failure to pay principal on the Timber Notes of any Class in accordance with the Minimum Principal Amortization Schedule for such Class will not constitute an Event of Default if funds are not available therefor, but will generally result in the application of all available funds to make payments on the Timber Notes, as described herein.

Scheduled
  Amortization..... For each Class of Timber Notes, the Scheduled Amortization represents the amount of principal which the Company must pay (on a cumulative basis) through each Note Payment Date in order to avoid the payment of Prepayment or Deficiency Premiums to the holders of such Class. The Scheduled Maturity Date, which is January 20, 2007 in the case of the Class A-1 Timber Notes and January 20, 2014 in the case of the Class A-2 and Class A-3 Timber Notes, for each Class of Timber Notes represents the Note Payment Date on which the Company will pay the final installment of principal on the Timber Notes of such Class if all payments of principal are made to the holders of such Class in accordance with the Scheduled Amortization Schedule for such Class. The amount of amortization actually required to be paid, subject to available cash, may be greater or less than Scheduled Amortization and will be generally dependent on harvest levels. See "--Actual Amortization of the Timber Notes."

                    The Scheduled Amortization Schedule for the Class A-3 Timber Notes does not include any payments of principal to the holders of such Class before the Scheduled Maturity Date for such Class. Accordingly, the entire original principal amount of the Class A-3 Timber Notes is scheduled to be paid in a single payment on such Scheduled Maturity Date. In the event that the Class A-3 Timber Notes are not paid in full on or before their Scheduled Maturity Date, a "Cash Retention Event" will occur, as a result of which 75% of all Excess Funds (as defined herein) will be deposited in the Payment Account until all Classes of Timber Notes are paid in full, generally in sequential order. See "Description of the Timber Notes--Principal; Interest; Premium--Principal." The Scheduled Amortization Schedule for each Class of Timber Notes is set forth under "Overview and Structure of the Transaction--Payments on the Timber Notes--Actual Timber Note Amortization."

Actual Amortization
  of the Timber
  Notes............ The Timber Notes are generally structured to link, to the extent of funds on deposit in the Payment Account available therefor, deemed depletion of the Company Timber (through the harvest and sale of logs) to the required amortization of the Timber Notes through each Note Payment Date. See "Overview and Structure of the Transac- tion--Payments on the Timber Notes--Actual Timber Note Amortization." The amount of principal required to be paid to the holders of the Timber Notes on any Note Payment Date, to the extent of funds on deposit in the Payment Account available therefor, that exceeds the Minimum Principal Amortization Amount (as defined herein) for all Classes of Timber Notes on such date is referred to as the "Depletion Amortization Amount." Such amount is generally derived from a deemed collateral value of the Company Timber, calculated pursuant to certain fixed assumptions and taking into account actual harvest levels. See "Description of the Timber Notes--Principal; Interest; Premium--Principal." The calculation of the Depletion Amortization Amount could be revised in connection with any issuance of Additional Timber Notes. See "--Addi- tional Timber Notes."

Premiums........... To the extent that principal is paid, on a cumulative basis, to the holders of any Class of Timber Notes earlier or later than as provided in the Scheduled Amortization Schedule for such Class, a Prepayment Premium or a Deficiency Premium will generally be due. In addition, the occurrence of a Registration Default will cause a Non-Registration Premium to be due. Prepayment Premiums, Deficiency Premiums and Non-Registration Premiums are generally collectively referred to herein as "Premiums." Premiums will be payable solely out of funds available after providing for payment of all interest and principal then due on the Timber Notes. Any deficiency in the payment of Premiums will bear interest at the applicable Note Rate and will be included in the Premiums owing on the next Note Payment Date. The rating of any Class of Timber Notes does not address the payment of any Premiums or interest on Premiums.

                    If the amount of principal paid to the holders of a Class of Timber Notes on any date (including any redemption date), plus the sum of all principal paid to the holders of such Class of Timber Notes on all previous dates, exceeds the sum of all Scheduled Amortization for such Class of Timber Notes through such date, the Company will pay a prepayment premium (a "Prepayment Premium") on the lesser of (i) the amount of such excess and (ii) the amount of principal paid to the holders of such Class of Timber Notes on such date (such lesser amount, an "Excess Payment"), calculated based upon the yield of like term Treasury securities plus 0.50% per annum. If the amount of principal paid to the holders of a Class of Timber Notes on any Note Payment Date, plus the sum of all principal paid to the holders of such Class on all previous Note Payment Dates, is less than the sum of all Scheduled Amortization for such Class of Timber Notes through such Note Payment Date (such amount, a "Payment Deficiency"), the Company will pay a deficiency premium (a "Deficiency Premium") on such Payment Deficiency equal to interest on the Payment Deficiency at a rate of 1.50% per annum. See "Description of the Timber Notes--Principal; Interest; Premium--Premium."

Optional Redemption
  and Optional
  Prepayments of
  Principal........ The Timber Notes of any Class may be redeemed at the option of the Company, in whole but not in part, at any time, provided that no Timber Notes of a Class having an earlier Scheduled Maturity Date (or, in the case of redemption of the Class A-3 Timber Notes, no Timber Notes) remain outstanding following such redemption. The redemption price for any Class of Timber Notes will equal the sum, for such Class, of (i) all unpaid principal amounts on such Class of Timber Notes, (ii) any accrued and unpaid Premiums on such Class of Timber Notes, (iii) all accrued and unpaid interest (including any default interest and any interest on Premiums) on such Class of Timber Notes and (iv) a Prepayment Premium on any Excess Pay- ment, computed as described under "--Premiums."

                    In addition, the Company may, at its option, prepay the principal of the Timber Notes, in whole or in part, on any Note Payment Date, subject to payment of any applicable Prepayment Premium. Any such optional prepayments will be made, first, to the holders of the Class A-1 Timber Notes, second, to the holders of the Class A-2 Timber Notes and, third, to the holders of the Class A-3 Timber Notes. See "Description of the Timber Notes--Optional Redemption and Optional Prepayments."

Required Liquidity
  Amount........... The "Required Liquidity Amount" is an amount equal to one year's interest at the applicable Note Rates on the principal balance of all outstanding Timber Notes. The Required Liquidity Amount is currently approximately $63.5 million.

Line of Credit..... The Company has obtained a line of credit pursuant to a Line of Credit Agreement (as defined below) for the benefit of holders of the Timber Notes in an initial amount equal to the initial Required Liquidity Amount. The total amount that can be borrowed under the Line of Credit Agreement (the "Commitments") is reduced to the extent that the availability under the Line of Credit Agreement exceeds the then

                    Required Liquidity Amount. The Line of Credit Agreement is provided by financial institutions (the "Liquidity Providers") whose debt ratings are satisfactory to the Rating Agencies (generally, a short-term unsecured debt rating of not less than "A-1" by S&P and "P-1" by Moody's).

                    The Company (or the Trustee) may generally borrow under the Line of Credit Agreement to make payments of interest (other than interest on Premiums) on the Timber Notes on any Note Payment Date, to the extent that funds available or to be available in the Payment Account are otherwise insufficient for such purpose (such borrowing, an "Interest Advance"). Interest Advances, together with interest thereon (other than any Supplemental Liquidity Provider In- terest (as defined below), which, together with any Additional Liquidity Provider Fees (as defined below), are paid only out of funds that would other- wise be released to the Company free of the Lien of the Deed of Trust), are repaid to the Liquidity Providers on a monthly basis prior to making monthly deposits in the Payment Account.

                    The Line of Credit Agreement initially has a term of 364 days. Prior to each Scheduled Termination Date (as defined below) for the Line of Credit Agreement, the Company will request that the Line of Credit Agreement be extended for an additional term of not less than 364 days. In the event that any Liquidity Provider (x) fails to renew its Commitment or
                    (y) ceases to meet the required rating criteria, then either
                    (i) such Liquidity Provider will be replaced or (ii) the entire amount of the then available Commitments will be borrowed and deposited into an account (such account, the "Liquidity Account" and such borrowing, a "Termination Advance"). Amounts on deposit in the Liquidity Account will generally be used as a substitute for the Line of Credit Agreement. If the Company obtains a replacement Line of Credit Agreement following the creation of a Liquidity Account, the funds on deposit in the Liquidity Account will be used to repay the Advances under the original Line of Credit Agreement or, if any funds remain in the Liquidity Account after such repayments, released to the Company.

                    If a Termination Advance occurs, interest thereon (other than any Supplemental Liquidity Provider In- terest) will be paid to the Liquidity Providers on a pro rata basis with interest on the Timber Notes. On any

                    Note Payment Date, principal repayments pursuant to the terms of the Line of Credit Agreement will be paid after payment of the Aggregate Minimum Princi- pal Amortization Amount, if any, but prior to payment of the Depletion Amortization Amount.

                    During the continuance of a Triggering Event (as defined below), the Liquidity Providers may cause a Line of Credit Acceleration (as defined below) to occur. Upon the occurrence of a Line of Credit Acceleration, no further Advances will be required to be made under the Line of Credit Agreement and all amounts then owing to the Liquidity Providers (other than any Additional Liquidity Provider Fees and any Supplemental Liquidity Provider Interest) will be repaid prior to any further payments of interest or principal being made on the Timber Notes.

                    The initial Line of Credit Agreement is the Bank of America Credit Agreement (as defined below). Under the Bank of America Credit Agreement, Interest Ad- vances initially accrue interest at a LIBOR rate plus 0.75% per annum. In addition, each Liquidity Provider will be separately obligated to fund its pro rata share of each Advance. However, if a Liquidity Provider defaults in making its share of any Advance, the other Liquidity Providers will be obligated to fund such share up to the full dollar amount of their respective Commitments.

                    If a Termination Advance occurs under the Bank of America Credit Agreement, the principal of outstanding Advances will be repaid in 12 semiannual install- ments on each Note Payment Date (after payment of the Aggregate Minimum Principal Amortization Amount, if any, for such Note Payment
                    Date), beginning approximately two and one-half years following the Termination Advance. The Triggering Events (as defined in the Bank of America Credit Agreement) that would permit the Liquidity Providers under the Bank of America Credit Agreement to cause a Line of Credit Acceleration to occur include, among other things, acceleration of the Timber Notes by reason of an interest payment Event of Default, the existence of an interest payment Event of Default for six months plus 10 Business Days or certain events of insolvency with respect of the Company.

                    Subject to certain exceptions, the Company may not amend any Line of Credit Agreement unless such amendment has received Rating Agency Confirmation (as defined below). Upon satisfaction of certain conditions, including Rating Agency Confirmation, the Company may, at its option, arrange for a replacement Line of Credit Agreement to replace the then existing Line of Credit Agreement. See "Description of the Timber Notes--Line of Credit."

Expense Reserve.... The Expense Reserve was funded in an initial amount of $1.1 million. Thereafter, funds have and will be transferred to the Expense Reserve monthly to provide for estimated operating and capital expenses of the Company, subject to a minimum in the Expense Reserve of $1.1 million as of any Monthly Deposit Date. Funds in the Expense Reserve are generally used to pay capital costs or expenses relating to the operation of the Mortgaged Property or the operations of the Company. See "Description of the Timber Notes--Accounts; Payments on the Timber Notes--Monthly Deposit Dates" and "Expense Reserve."

Prefunding
  Account.......... $25 million of the proceeds of the ffering was deposited into an account (the "Prefunding Account") to be available for the purchase at any time of Additional Timber Properties (as defined below), subject to satisfaction of certain conditions. As of September 1, 1998, approximately $595,000 had been withdrawn from the Prefunding Account for the purchase of Additional Timber Properties. Any amount on deposit in the Prefunding Account may be withdrawn on any Note Payment Date at the direction of the Company and used to prepay the Timber Notes. See "Description of the Timber Notes-- Prefunding."

Summary of
  Accounts......... All revenues from the Mortgaged Property (including payments from Pacific Lumber under the New Master Purchase Agreement) are required to be deposited into a trust account (the "Collection Account") upon receipt, except DE MINIMIS Receipts (as defined herein), which the Company must deposit in the Collection Account at least monthly.

Transfers on Monthly
  Deposit Dates.... On the 20th day of each month or, if such 20th day is not a
                    Business Day, the next succeeding Business Day (each, a "Monthly Deposit Date"), the amounts on deposit in the Collection Account will generally be applied or transferred in the following order of priority:

                    (i) to fund the Expense Reserve in an amount equal to estimated operating expenses and capital expenditures of the Company (including amounts payable under the New Services Agreement);

                    (ii) to pay the Trustee's and Collateral Agent's Expenses, and to pay the Liquidity Providers' Expenses (as defined below);

                    (iii) to pay interest on any outstanding Interest Advances under the Line of Credit Agreement (other than any Supplemental Liquidity Provider Interest (as defined below)) and to repay the principal amount of any Interest Advances;

                    (iv) to the Payment Account (as defined below) to fund a portion of the interest, principal and Premium, if any, estimated to be payable to the holders of the Timber Notes on the next succeeding Note Payment Date (or if the Monthly Deposit Date is a Note Payment Date, on such Note Payment
                    Date) and a portion of the interest and principal, if any, estimated to be payable to the Liquidity Providers on the next succeeding Note Payment Date (or if such Monthly Deposit Date is a Note Payment Date, on such Note Payment
                    Date) following any Termination Advance;

                    (v) if a Termination Advance has been made and the Line of Credit has not been replaced, to replenish the Liquidity Account, if necessary;

                    (vi) to transfer additional funds to the Expense Reserve under certain circumstances; and

                    (vii) so long as no Cash Retention Event or Trapping Event (as defined below) shall have occurred and be continuing, any remaining funds (the "Excess Funds"), first, to pay any Additional Liquidity Fees or Supplemental Liquidity Provider Interest payable under the Line of Credit Agreement and, second, to the Company, free and clear of the Lien of the Deed of Trust. In the event that a Trapping Event shall have occurred and be continuing, 100%, or in the event that a Cash Retention Event shall have occurred and be continuing, 75%, of Excess Funds shall be deposited in the Payment Account, and, in the case of a Cash Retention Event, the remainder shall be applied as described in this clause (vii) above. See "Description of the Timber Notes--Accounts; Payment on the Timber Notes--Monthly Deposit Dates."

                    It is expected that substantially all of the cash released to the Company free of the Lien of the Deed of Trust will be distributed to Pacific Lumber on a monthly basis. See "Risk Factors--Factors Affecting Payments on the Timber Notes."

                    Notwithstanding the foregoing order of priority, in the event that a Line of Credit Acceleration has occurred or an Acceleration Event (as defined below) shall have occurred and be continuing, all interest, principal and other amounts (other than any Additional Liquidity Provider Fees and any Supplemental Liquidity Provider Interest) then owing to the Liquidity Providers shall be paid to the Liquidity Providers on each Monthly Deposit Date, immediately after payment of amounts referred to in clauses "(i)" and "(ii)" above, and no amounts shall be deposited in the Payment Account until such interest, principal and other amounts have been paid in full.

Transfers on Note
  Payment Dates.... On each Note Payment Date, amounts are to be transferred or applied from the Payment Account in the following order of priority:

                    (i) to pay interest due on each Class of Timber Notes and any Additional Timber Notes and interest due to the Liquidity Providers (other than any Supplemental Liquidity Provider Interest) following any Termination Advance, on a PARI PASSU basis;

                    (ii) if a Termination Advance has been made and the Line of Credit Agreement has not been replaced, to replenish the Liquidity Account, if necessary;

                    (iii) to pay the Minimum Principal Amortization, if any, then due on each Class of Timber Notes;

                    (iv) to pay any Line of Credit Amortization Amount (as defined below) then due to the Liquidity Providers following any Termination Advance;

                    (v) to pay any Depletion Amortization Amount then payable on any Class of Timber Notes; and

                    (vi) to pay any interest on Premiums and Premiums then due.

                    So long as no Cash Retention Event or Trapping Event shall have occurred and be continuing, any remaining funds in the Payment Account will generally be released to or as directed by the Company, free and clear of the Lien of the Deed of Trust. In the event that a Trapping Event or a Cash Retention Event shall have occurred and be continuing, any remaining funds shall be used to make payments on the Timber Notes. See "Description of the Timber

                    Notes--Accounts; Payment on the Timber Notes--Note Payment Dates."

                    Notwithstanding the foregoing order of priority, in the event that a Line of Credit Acceleration has occurred or an Acceleration Event shall have occurred and be continuing, all interest, principal and other amounts (other than any Additional Liquidity Provider Fees and any Supplemental Liquidity Provider Interest) then owing to the Liquidity Providers shall be paid in full to the Liquidity Providers on each Note Payment Date from the Payment Account before any other amounts are paid from the Payment Account.

Certain Principal
  Covenants........ The Indenture, among other things, requires the Company to observe procedures to maintain a separate existence and restricts the ability of the Company to incur indebtedness, make investments, merge or consolidate, engage in other businesses, engage in transactions with affiliates, enter into other agreements or sell or encumber any of the Mortgaged Property. See "Description of the Timber Notes--Certain Covenants."

Additional Timber
  Notes............ The Company may issue additional debt secured by the
                    Mortgaged Property on a PARI PASSU basis with the Timber Notes (any such debt, "Additional Timber Notes"). The issuance of Additional Timber Notes is subject to certain conditions, including, among others, that, after giving effect to the issuance of the Additional Timber Notes and the redemption of any Class of Timber Notes being called for redemption on, and the payment of any principal on, the date of issuance of the Additional Timber Notes, (a) the Rating Agency Condition (as defined herein) will be satisfied, (b) the Additional Timber Notes will be rated no lower than "Baa2" by Moody's and "BBB" by S&P and (c) the Class A-1 Timber Notes shall, prior to or simultaneously with the issuance of the Additional Timber Notes, be paid in full or called for redemption.

                    Subject to the limitations set forth herein, the Company and the Trustee may amend the Indenture and the other Operative Documents (as defined herein), without consent of the Noteholders, as necessary or required to effect the issuance of Additional Timber Notes. Such amendments may, among other things, modify the Required Liquidity Amount and provide for the use of the Line of Credit Agreement (or other liquidity arrangement) to make such liquidity available to pay interest on Additional Timber Notes or change the basis upon which the actual amortization of the Timber Notes is calculated. However, the issuance of Additional Timber Notes cannot affect the Scheduled Amortization used to determine Prepay- ment Premiums and Deficiency Premiums, cannot reduce (but may increase) the Minimum Principal Amortization, of any Class of Timber Notes and cannot substantially change the nature of the Events of Default under the Indenture. Moreover, unless the Timber Notes and Additional Timber Notes have been accelerated (and such acceleration has not been rescinded), no principal payments will be made on any Additional Timber Notes until all Timber Notes have been paid in full. Interest on the Timber Notes and any Additional Timber Notes will be paid pro rata. See "Description of the Timber Notes-- Additional Timber Notes."

Nonrecourse Timber
  Acquisition
  Indebtedness..... The Company may have outstanding at any time up to $75 million of nonrecourse purchase money indebtedness incurred in connection with the future acquisition of timberlands or timber rights.

Ratings............ THE RATING FOR EACH CLASS OF TIMBER NOTES ADDRESSES ONLY THE
                    PAYMENT OF INTEREST WHEN DUE AND THE ULTIMATE PAYMENT OF PRINCIPAL NO LATER THAN THE FINAL MATURITY DATE, AND DOES NOT ADDRESS THE PAYMENT OF PRINCIPAL AT ANY FASTER RATE OR THE PAYMENT OF ANY PREMIUMS OR ANY INTEREST ON PREMIUMS. A security rating is not a recommendation to buy, sell or hold securities, and such ratings may be subject to revision or withdrawal at any time.

Certain Legal
  Considerations... Reference is made to "Certain Legal Considerations" for a description of certain legal considerations relevant to an investment in the Timber Notes, including, but not limited to, certain bankruptcy, tax and other legal considerations, including the possibility that the Mortgaged Property and other assets and liabilities of the Company might be brought into a bankruptcy case of Pacific Lumber, be consolidated with the assets and liabilities of Pacific Lumber and be available for the satisfaction of claims of creditors of Pacific Lumber, subject, in most circumstances, to the prior Lien of the Deed of Trust.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following summary of audited historical financial data for each of the years in the three year period ended December 31, 1997 and unaudited historical financial data for the six months ended June 30, 1998 and 1997 is derived from the "Selected Historical and Pro Forma Financial Data" appearing elsewhere in this Prospectus, and should be read in conjunction with the Company's Financial Statements and Notes thereto and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere herein. The financial data shown in the "historical" columns reflects (a) the historical assets, liabilities and results of operations of Scotia Pacific after giving effect to the Company Transfer and (b) Pacific Lumber's and Salmon Creek's historical assets, liabilities and results of operations attributable to the timberlands and the timber and related timber harvesting rights transferred pursuant to the Palco Transfers, in each case, as if such transactions occurred on January 1, 1995 (the beginning of the earliest period presented). As of and for the year ended December 31, 1997, the historical data is as follows:

                                             COMBINING 1997 HISTORICAL DATA
                                        ----------------------------------------
                                         SCOTIA     PACIFIC    SALMON
                                        PACIFIC     LUMBER      CREEK     TOTAL
                                        --------    -------    -------    ------
                                                (IN MILLIONS OF DOLLARS)
Revenues.............................    $110.4      $14.7      $ 1.3     $126.4
Net income...........................      37.8        7.1        0.7       45.6
Assets...............................     261.4       93.1        2.4      356.9
Liabilities..........................     332.2        7.6         --      339.8

Logging operations on the Company Timberlands are highly seasonal with significantly higher activity in the months of April through November. Therefore, results in any particular quarter may not be indicative of results for a full year.

The unaudited financial data shown in the "pro forma" columns has been prepared based upon the historical financial data of the Company, as described above. The unaudited pro forma balance sheet data gives effect to the issuance of the Timber Notes, the retirement of the Original Timber Notes, and the distribution of $506.4 million in cash to Pacific Lumber and other adjustments described in note (1) below (collectively, the "Pro Forma Adjustments") as if they occurred on June 30, 1998. The pro forma operating data gives effect to the Pro Forma Adjustments as if they occurred on January 1, 1997 and is not necessarily indicative of the results of future operations. The pro forma balance sheet and operating data do not, however, give effect to the transfer of the Elk River Timberlands to the Company.

                                             SIX MONTHS ENDED JUNE 30,                    YEARS ENDED DECEMBER 31,
                                        ------------------------------------    ---------------------------------------------
                                                 1998                                    1997
                                        ----------------------    HISTORICAL    ----------------------        HISTORICAL
                                                        PRO       ----------                    PRO      --------------------
                                        HISTORICAL    FORMA(1)       1997       HISTORICAL    FORMA(1)     1996       1995
                                        ----------    --------    ----------    ----------    --------   ---------  ---------
                                                    (IN MILLIONS OF DOLLARS, EXCEPT VOLUME, PRICE AND RATIO DATA)
OPERATING DATA:
  Log sales to Pacific Lumber........     $ 34.5       $ 34.5       $ 53.8        $126.4       $126.4    $   135.0  $   129.4
  General and administrative
    expenses.........................        3.3          5.9          3.9           8.3         10.4          7.8        7.6
  Depletion and depreciation.........        5.0          5.0          7.4          16.8         16.8         16.8       17.5
  Operating income...................       26.2         23.6         42.5         101.3         99.2        110.4      104.3
  Interest and other income..........        1.3           .9          1.4           2.8          1.9          2.9        3.0
  Interest expense...................       13.2         32.8         13.7          27.3         65.6         28.3       29.2
  Income (loss) before income
    taxes............................       14.3         (8.3)        30.2          76.8         35.5         85.0       78.1
  Income (loss) before extraordinary
    item.............................        8.5         (8.3)        17.9          45.6         35.5         51.5       46.0
  Extraordinary item.................         --           --           --            --        (26.5)          --         --
  Net income (loss)..................        8.5         (8.3)        17.9          45.6          9.0         51.5       46.0
OTHER DATA:
  Harvest volumes (thousands of
    Mbfe)(2).........................       50.6         50.6         79.8         182.3        182.3        182.5      187.5
  Average realized SBE Price per
    Mbfe(2)..........................     $  682       $  682       $  674        $  693       $  693    $     740  $     690
  EBITDA(3)..........................       31.2         28.6         49.9         118.1        116.0        127.2      121.8
  Ratio of earnings to fixed
    charges..........................        2.1x          --          3.2x          3.8x         1.5x         4.0x       3.7x
  Fixed charge coverage deficiency...         --          8.3           --            --           --           --         --
  Capital expenditures (including
    timberland acquisitions).........        2.9          2.9          8.2          14.8         14.8          7.3        4.2
  Dividends and distributions........        6.1           --         24.4          74.7        540.7         84.1       79.1

                                                                     YEARS ENDED DECEMBER 31,
                                                                  -------------------------------
                                             JUNE 30, 1998
                                        -----------------------             HISTORICAL
                                                         PRO      -------------------------------
                                        HISTORICAL     FORMA(1)     1997       1996       1995
                                        -----------    --------   ---------  ---------  ---------
                                                        (IN MILLIONS OF DOLLARS)
BALANCE SHEET DATA:
  Cash and cash equivalents(4).......     $  13.7      $    5.0   $    20.9  $    20.3  $    21.5
  Timber and timberlands.............       247.3         247.3       249.7      255.6      268.2
  Restricted cash(4).................        28.1          25.0        28.4       30.0       31.4
  Total assets.......................       353.5         329.7       356.9      362.5      378.8
  Total indebtedness.................       316.7         867.7       327.5      336.9      351.6
  Member capital (deficit)...........        24.7        (539.1)       17.1       12.7       12.9

---------------

(1) The unaudited pro forma data gives effect to the issuance of the Timber Notes and the application of the net proceeds therefrom to (a) fund the initial deposits to the Expense Reserve, the Prefunding Account and other reserve account, (b) retire the Original Timber Notes and (c) make a $506.4 million distribution to Pacific Lumber. Pro forma payments assumed to be made on June 30, 1998 in connection with the retirement of the Original Timber Notes aggregate approximately $348.2 million, consisting of $309.2 million of principal, $28.0 million of prepayment premiums and $11.0 million of accrued interest.

    The pro forma operating data reflects the following adjustments to the historical operating data: (a) general and administrative expenses were increased to reflect the additional fees payable and amounts reimbursable to Pacific Lumber (net of amounts capitalized) under the New Services Agreement; (b) interest expense reflects the amount of interest due with respect to the outstanding aggregate principal amount of the Timber Notes, commitment fees under the Line of Credit Agreement and the amortization of the estimated fees and expenses associated with the Offering and the Line of Credit Agreement and excludes interest expense and amortization of deferred financing costs associated with the Original Timber Notes; and (c) an extraordinary loss was recognized associated with the retirement of the Original Timber Notes. See "Unaudited Pro Forma Balance Sheet;"
    "Unaudited Pro Forma Statement of Income" and the Notes thereto.

(2) Historical harvest volumes reflected here and elsewhere in this Prospectus are stated on an Mbfe basis as described herein using SBE Prices for the January 1998 to June 1998 period. Harvest volumes reflected in Scotia Pacific's Annual Report on Form 10-K for the year ended December 31, 1997 were stated on an Mbfe basis using SBE Prices for the January 1992 to June 1992 period.

(3) Reference is made to the Statement of Cash Flows contained in the Company's Financial Statements contained elsewhere in this Prospectus for a complete presentation of cash flows from operating, investing and financing activities prepared in accordance with generally accepted accounting principles. EBITDA means operating income plus depreciation and depletion. EBITDA is not intended to represent cash flow, an alternative to net income or any other measure of performance in accordance with generally accepted accounting principles; it is included because the Company believes that certain investors find it a useful tool for measuring the ability of the Company to service its debt.

(4) Historical cash and cash equivalents principally includes amounts deposited in the expense reserve and payment account held by the trustee under the indenture which governed the Original Timber Notes (the "Original Indenture") for the payment of interest and principal on the next semiannual note payment date for the Old Timber Notes. Historical restricted cash represents amounts held in the liquidity account for the Original Timber Notes (the "Original Liquidity Account"). Pro forma cash and cash equivalents includes amounts deposited in the Expense Reserve. Pro forma restricted cash represents amounts held in the Prefunding Account.

                                  RISK FACTORS

     HOLDERS OF THE OLD NOTES SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH BELOW REGARDING AN INVESTMENT IN THE NEW NOTES AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS.

SOURCE OF PAYMENTS ON THE TIMBER NOTES

     The Timber Notes are secured by, and are payable from the proceeds of, the Mortgaged Property. The Company does not have any material assets other than the Mortgaged Property. Accordingly, in the event such proceeds are insufficient to pay amounts payable on the Timber Notes when due, the Trustee and, to the extent permitted under the Indenture, the holders of the Timber Notes (the "Noteholders"), will effectively be limited to the exercise of remedies against the Mortgaged Property, including foreclosure or exercise of power of sale under the Deed of Trust.

     In the event the Trustee were to exercise foreclosure or power of sale remedies under the Deed of Trust, there is a substantial likelihood that the Multi-Species HCP, SYP and Permits, if approved or issued by the relevant federal and state authorities, would not be transferable to a purchaser of the Mortgaged Property without further action by the relevant regulatory authorities issuing an amended Multi-Species HCP and SYP as well as amended Permits to such purchaser after an opportunity for public notice and comment. For the effects that the absence of the Multi-Species HCP, SYP and Permits would likely have on the Company's business, see "--Regulatory and Environmental Factors" and "--Headwaters Agreement."

     The Timber Notes will not constitute obligations of, or interests in, Pacific Lumber or any other person. Noteholders will not have recourse against Pacific Lumber or any other person, or any of Pacific Lumber's assets in respect of the Timber Notes. Pacific Lumber will not be liable to fund any portion of the Company's obligations in respect of the Timber Notes or to make additional investments in the Company.

FACTORS AFFECTING PAYMENTS ON THE NEW NOTES

     Amounts payable on the Timber Notes on each Note Payment Date are expected to be funded from cash on deposit in the Payment Account. See "Overview and Structure of the Transaction--Payments on the Timber Notes--Funding of Timber Note Payments; Cash Release Mechanism." The amount of such cash will depend primarily upon the quantities and timing of log sales and, to a lesser extent, sales prices received for logs harvested from the Company Timber. Although the New Master Purchase Agreement permits the Company to sell logs or timber to purchasers other than Pacific Lumber, it is expected that Pacific Lumber will purchase substantially all of the Company's logs that would otherwise be available for sale to third parties. Accordingly, the quantities and timing of log sales and sales prices received for logs harvested from the Company Timber are expected to depend largely upon purchases of logs by Pacific Lumber. The timing and amount of such purchases by Pacific Lumber may be affected by factors outside the control of the Company, including regulatory and environmental factors, the financial condition of Pacific Lumber, and the supply and demand for lumber products (which, in turn, will be influenced by demand in the housing, construction and remodeling industries). For additional information concerning Pacific Lumber, see "Annex 2--The Pacific Lumber Company." In light of the current milling capacity of companies in the lumber industry and the declining industry wide-inventory of commercially harvestable timber resulting from increasing restrictions on timber harvesting on publicly and privately owned lands, the expansion of national and state parks, and other factors, the Company expects, but can give no assurance, that third parties with excess milling capacity would be available to purchase the Company Timber covered by an approved THP (or logs harvested from such Company Timber). There can be no assurance that actual quantities of logs sold and actual prices received for logs will be sufficient to pay all amounts of principal of, and any Premiums and interest on, the Timber Notes.

     Prior to making payments on the Timber Notes, the Company will be required to pay, or reserve for the payment of, certain taxes imposed on the Company Timberlands and yield taxes imposed on the harvesting of logs therefrom, capital expenditures and expenses relating to the operation and servicing of the Company Timberlands. The Structuring Cash Flows (as defined herein under "Overview and Structure of the

Transaction--Summary of Structure--Structuring Cash Flows") are based on certain assumptions about the amount of these expenditures (including escalations thereof), quantities and prices of log sales by the Company and other factors. To the extent that actual results differ adversely from the assumptions used to create the Structuring Cash Flows, whether by reason of (i) actual harvesting levels and quantities of log sales being lower than those assumed in the Structuring Cash Flows, (ii) increases in taxes or other operating expenses (including any increases in operating costs resulting from a termination of the New Services Agreement) or capital expenditures, (iii) actual log prices being lower than those assumed in the Structuring Cash Flows or (iv) other factors, the Company's ability to make payments on the Timber Notes could be impaired.

     It is expected that, consistent with the Company's purposes and its needs to fund operating expenses and capital expenditures, substantially all of the cash released from accounts maintained by the Trustee to the Company free of the Lien of the Deed of Trust will be distributed to Pacific Lumber on a monthly basis. See "Overview and Structure of the Transaction--Payments on the Timber Notes--Funding of Timber Note Payments; Cash Release Mechanism." The Company expects that substantially all of the funds distributed by it to Pacific Lumber will be utilized by Pacific Lumber for general corporate purposes, including funding operating expenses and capital expenditures and paying dividends to its parent company. Any funds so distributed to Pacific Lumber by the Company will be in addition to (and not credited against) the fees payable and amounts reimbursable by the Company to Pacific Lumber for services provided under the New Services Agreement. See "Description of Certain Principal Agreements--New Services Agreement."

     In the event that the Company's cash flows are not sufficient to generate distributable funds to Pacific Lumber, Pacific Lumber's ability to satisfy its operating expenses and capital expenditure requirements would be materially impaired. In addition, if Pacific Lumber is unable to meet its operating expenses and capital expenditure requirements, the Company's operations could be adversely affected if it impacts Pacific Lumber's ability to perform its obligations under the New Services Agreement or the New Purchase Agreement. See "Annex 2--The Pacific Lumber Company--Management's Discussion and Analysis of Financial Condition and Results of Operations of Pacific Lumber--Financial Condition and Investing and Financing Activities." The Structuring Cash Flows, and the assumptions used to create the Structuring Cash Flows, were not prepared with reference to (and do not take account of) Pacific Lumber's operating and other expenses. Under the assumptions underlying the Structuring Cash Flows, there would be no funds available for distribution by the Company to Pacific Lumber. However, the Company believes, although there can be no assurance, that the assumptions underlying the Structuring Cash Flows are conservative (see "Overview and Structure of the Transaction--Summary of Structure--Structuring Cash Flows") and, to the extent that actual results differ positively from the assumptions used to create the Structuring Cash Flows, the rate of amortization for the Timber Notes could be faster and the amount of funds available for distribution by the Company to Pacific Lumber could be increased. See
"--Factors Affecting Actual Amortization." On a pro forma basis, assuming that all of the Company's available cash would have been distributed to Pacific Lumber on a monthly basis, Pacific Lumber would have received dividends of approximately $36.9 million in respect of the year ended December 31, 1997, excluding dividends paid with the proceeds of the Offering. These pro forma dividends are not necessarily indicative of amounts that the Company will actually distribute to Pacific Lumber in the future. See "Annex 2--The Pacific Lumber Company--Management's Discussion and Analysis of Financial Condition and Results of Operations of Pacific Lumber--Financial Condition and Investing and Financing Activities." For information concerning recent operating results of the Company and Pacific Lumber, see "Summary--The Company--Recent Operating Results" and "Annex 2--The Pacific Lumber Company--Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Recent Operating Results."

     The demand for timber is influenced by the demand for lumber products which, in turn, is influenced by conditions in the housing, construction and remodeling industries. The housing, construction and remodeling industries are highly cyclical and are affected by numerous factors, including real estate prices, interest rates, credit availability, property taxes, federal and state income tax policy, energy costs and general economic conditions, all of which are beyond the control of the Company. In addition, the ability of the Company to sell logs will depend upon its ability to obtain regulatory approval of THPs. See "--Regulatory and Environmental Factors" and "Business of the Company--Legal Proceedings."

FACTORS AFFECTING ACTUAL AMORTIZATION

     No assurance can be given that revenues received from the sale of logs to Pacific Lumber under the New Master Purchase Agreement or from other sources (net of operating expenses) will be sufficient to pay all amounts of interest, principal, Premiums and interest on Premiums with respect to the Timber Notes. In addition, even if such revenues are sufficient to pay amounts due on the Timber Notes, actual payments of principal on any particular Note Payment Date will generally depend upon the amount of logs or timber sold (or deemed sold) by the Company. Accordingly, the actual rate of amortization of each Class of Timber Notes may be faster or slower than that indicated on the applicable Scheduled Amortization Schedule (as described herein). See "Overview and Structure of the Transaction--Payments on the Timber Notes." The Company expects that the actual rate of amortization of the Timber Notes will be faster than that indicated on the Minimum Principal Amortization Schedules. Although Noteholders will generally be entitled to Prepayment Premiums or Deficiency Premiums in the event that the Timber Notes are amortized more rapidly or more slowly than contemplated by the applicable Scheduled Amortization Schedule (see "Overview and Structure of the Transaction--Payments on the Timber Notes--Premiums"), the timing of payments of principal on each Class of the Timber Notes will affect the actual yield Noteholders ultimately receive in respect of the Timber Notes.

     The Timber Notes may be redeemed, in whole but not in part, on any date, and the Company must make prepayments of principal on the Timber Notes in excess of Minimum Principal Amortization to the extent required by the Indenture and may make optional prepayments of principal of the Timber Notes from any available source of funds on any Note Payment Date. While a Prepayment Premium would be required to be paid if such redemption or prepayment caused the cumulative amount of principal paid on the Timber Notes of any Class through the date of such redemption or prepayment to be in excess of the cumulative Scheduled Amortization for such Class through such date, no assurance can be made that the amount of such Prepayment Premium would adequately compensate a holder of the Timber Notes for the cost to such holder of such redemption or prepayment.

     In addition to the purchase of the Headwaters Timberlands, the California Headwaters Bill authorizes the expenditure of $80 million toward the acquisition at fair market value of certain Company Timberlands. This appropriation is available from July 1, 1999 to June 30, 2001. The bill specifically authorizes the acquisition at fair market value of the Owl Creek grove and requires that the California Wildlife Conservation Board make an offer to purchase this grove by no later than July 1, 2000. The bill also provides that if any portion of the $80 million remains after purchase of the Owl Creek grove, such remainder may be used to purchase certain other timberlands.

     The Combined Plan contemplates the harvesting over time, of either the Owl Creek grove or a forest grove owned by Pacific Lumber commonly referred to as "Grizzly Creek." The Initial Harvest Schedule assumed that the Owl Creek grove would be harvested over time; however, a provision of the California Headwaters Bill designates the Owl Creek grove as a conservation area for the marbled murrelet, which would have the effect of restricting the activities which could be conducted in the grove to only management activities not detrimental to the marbled murrelet.

     The Owl Creek grove consists of approximately 900 acres of primarily old growth redwood timber and the Company estimates that the Owl Creek grove constitutes approximately 2% of the aggregate Mbfe contained in the Company Timber. It is uncertain whether the Owl Creek grove will ultimately be sold to the state of California. Furthermore, the Company could arrange to exchange the Owl Creek grove for other timberlands pursuant to the substitute collateral provisions of the Indenture. See "Description of the Timber Notes--Substitute Collateral." Were the Owl Creek grove to be sold to the state of California, the Company would be required to recognize Deemed Production (as defined in the Indenture) with respect to the Mbfe contained within the grove, which could result in substantial prepayments (and related prepayment premiums) with respect to the Timber Notes.

     The Scheduled Amortization Schedule for the Class A-3 Timber Notes does not provide for any payments of principal on the Class A-3 Timber Notes before the Scheduled Maturity Date for that Class. It is not anticipated that the Company will have sufficient funds from operations to repay the principal amount of the Class A-3 Timber Notes on their Scheduled Maturity Date, and, accordingly, the Company intends to refinance the Class A-3 Timber Notes. If the Company fails to repay the Class A-3 Timber Notes by the Scheduled Maturity Date thereof, a Deficiency Premium would be payable and a Cash Retention Event will occur which results in 75% of all Excess Funds being deposited in the Payment Account. The Company's ability to refinance such indebtedness, at all or on terms considered acceptable to the Company, will depend on market conditions and other factors which may be beyond the Company's control. There can be no assurance, therefore, that the Class A-3 Timber Notes will be repaid on their Scheduled Maturity Date.

LINE OF CREDIT PRIORITY

     The Company has entered into a Line of Credit Agreement pursuant to which the Company or the Trustee may borrow to pay interest on the Timber Notes if amounts otherwise available therefor are insufficient. The Line of Credit Agreement provides liquidity only and not credit enhancement. Upon the occurrence of certain Triggering Events under a Line of Credit Agreement, including, among other things, in the case of the Bank of America Credit Agreement, acceleration of the Timber Notes by reason of an interest payment Event of Default, the existence of an interest payment Event of Default for six months plus 10 Business Days or certain insolvency events with respect to the Company, the Liquidity Providers may terminate the Line of Credit Agreement. Upon such termination, no further Advances will be required to be made under the Line of Credit Agreement and all amounts then owing to the Liquidity Providers (other than any Additional Liquidity Provider Fees and any Supplemental Liquidity Provider Interest) will be repaid prior to any further payments of interest or principal being made on the Timber Notes. See "Description of the Timber Notes--Line of Credit." In addition, Interest Advances and interest thereon (other than any Supplemental Liquidity Provider Interest) will be paid on a monthly basis to the Liquidity Providers prior to funding payments to holders of Timber Notes. Principal payments due following any Termination Advance would be made after payments of Minimum Principal Amortization Amounts but prior to any additional principal payments on the Timber Notes.

ADDITIONAL TIMBER NOTES

     Subject to the conditions set forth herein, the Company may issue Additional Timber Notes that rank PARI PASSU with the Timber Notes. There can be no assurance that, despite the conditions to the issuance of Additional Timber Notes, the Company will have adequate funds after the issuance of such Additional Timber Notes to pay amounts that would otherwise have been paid with respect to any Class of Timber Notes. Moreover, the formula by which the amount of principal the Company must pay with respect to any Class of Timber Notes (to the extent cash is available therefor in the Payment Account) may be revised upon the issuance of any Additional Timber Notes, although (i) the issuance of Additional Timber Notes cannot affect the Scheduled Amortization used to determine Prepayment Premiums and Deficiency Premiums, and cannot reduce (but may increase) the Minimum Principal Amortization of any Class of Timber Notes and (ii) unless the Timber Notes and the Additional Timber Notes have been accelerated (and such acceleration has not been rescinded), no principal payments will be made on any Additional Timber Notes until all Timber Notes have been paid in full. Subject to the limitations set forth herein, the Company and the Trustee may amend the Indenture and the other Operative Documents without consent of the Noteholders, as necessary or required to effect the issuance of such Additional Timber Notes. The holders of any Additional Timber Notes will share in certain rights to vote or consent under the Indenture.

REGULATORY AND ENVIRONMENTAL FACTORS

     Regulatory and environmental matters play a significant role in the Company's operations, which are subject to a variety of California and federal laws and regulations dealing with timber harvesting practices, threatened and endangered species, and air and water quality. See "Business of the Company--Regulatory and Environmental Matters." Regulatory and environmental concerns have resulted in restrictions on the geographic scope of and the timing of the Company's timber operations, increased operational costs and engendered litigation and other challenges to the Company's THPs. The environmental laws and related administrative actions and legal challenges have severely restricted the ability to harvest virgin old growth timber, and to a lesser extent, residual old growth timber, on the timberlands of the Company and Pacific Lumber. Legal challenges with respect to the Company's young growth timber have historically been limited, although certain lawsuits are pending or threatened which could affect the Company's ability to harvest young growth timber. See "Business of the Company--Legal Proceedings--Timber Harvesting Litigation" for a description of certain of these lawsuits, including a recent lawsuit which could potentially result in severe restrictions on the ability to harvest Company Timber for up to several months.

     The designation of a species as endangered or threatened under the Endangered Species Act (the "ESA") or the California Endangered Species Act ("CESA") can significantly affect the Company's operations if that species inhabits the Company Timberlands. To date, the northern spotted owl, the marbled murrelet (a coastal seabird) and the coho salmon are species whose designation has the potential to significantly affect the Company's business. In the absence of an approved HCP, the Company has been required to operate on a "no-take" basis with respect to these species. While this method of operation has not had a material adverse effect on the Company in respect of the northern spotted owl, the designations of the marbled murrelet and the coho salmon have resulted or could in the future result in significant additional restrictions on the Company's ability to harvest in certain areas of the Company Timberlands. Also, in the absence of an approved SYP, each of the Company's THPs is required to separately analyze the impact of the Company's operations and mitigation measures on the endangered or threatened species (other than with respect to the northern spotted owl, as to which Pacific Lumber has formulated owl management plans endorsed by the appropriate regulatory authorities). This has delayed or prevented the approval of certain of the Company's THPs. The designation of endangered or threatened species on the Company Timberlands and the associated environmental concerns has increased the time required to prepare and obtain approval of THPs and has tended to reduce the Company's supply of approved THPs. The supply of THPs approved at any time could continue to decrease if the Combined Plan is not approved. The approval of an SYP should facilitate a more streamlined THP preparation and review process.

     Various groups and individuals have filed objections with the CDF and the California Board of Forestry ("BOF") regarding actions and rulings with respect to certain THPs of the Company and Pacific Lumber. Lawsuits are also pending or threatened which seek to prevent the Company and Pacific Lumber from implementing certain of their approved THPs or other operations. The Company expects such environmentally focused objections and challenges to continue. While legal challenges have not in the past had a significant adverse effect on the Company, there can be no assurance that this will continue to be the case.

     Among the conditions to the consummation of the Headwaters Agreement are that the appropriate federal regulatory authorities approve the Multi-Species HCP, that the appropriate state regulatory authorities approve an SYP with respect to the Company Timberlands and that the Permits be issued to Pacific Lumber and its affiliates (including the Company). See "--Headwaters Agreement" below. While the parties to the Headwaters Agreement are working diligently toward satisfaction of the conditions required to consummate the Headwaters Agreement, there can be no assurance that the Combined Plan in its current form will be approved, that the Permits will be issued or that the other conditions will be satisfied. The federal funding for the Headwaters Agreement expires on March 1, 1999. If the necessary regulatory approvals are not obtained and other conditions precedent to consummation are not satisfied by that date, the Headwaters Agreement may not be consummated, or its consummation may be substantially delayed. If the Headwaters Agreement is not consummated, the Combined Plan, which assumes the consummation of the Headwaters Agreement, would have to be significantly revised, and the Company cannot predict whether or when any such revised plan would be presented to or approved by the regulatory authorities. See "--Headwaters Agreement."

     Laws, regulations and related judicial decisions and administrative interpretations dealing with the Company's business are subject to change and new laws and regulations are frequently introduced concerning the California timber industry. From time to time, bills are introduced in the California legislature and in the U.S. Congress which relate to the business of the Company, including the protection and acquisition of old growth and other timberlands, endangered species, environmental protection, air and water quality and the restriction, regulation and administration of timber harvesting practices. In addition to existing and possible new or modified statutory enactments, regulatory requirements and administrative and legal actions, the California timber industry remains subject to potential California or local ballot initiatives and evolving federal and California case law which could affect timber harvesting practices. It is not possible to assess the effect of such future legislative, judicial and administrative events on the Company or its business.

HEADWATERS AGREEMENT

     MAXXAM and Pacific Lumber have entered into the Headwaters Agreement (see "Regulatory and Environmental Factors" above and "Business of the Company--Headwaters Agreement"). The Structuring Schedule Assumptions and the Structuring Cash Flows (as defined herein), which were utilized in structuring the Offering and determining the Minimum Principal Amortization Schedule and the Scheduled Amortization Schedule for each Class of Timber Notes, assumed the consummation of the Headwaters Agreement (see "Overview and Structure of the Transaction" and "Annex 1--Structuring Schedule Assumptions.") Among other things, the Headwaters Agreement provides for approximately 7,700 acres of adjacent timberlands to be acquired by the United States and California from a third party and transferred to Pacific Lumber. The Headwaters Agreement also contemplates, and the Structuring Schedule Assumptions assume, approval of the Combined Plan and the issuance of the Permits, which, among other things, should facilitate more streamlined preparation and review of the Company's THPs and allow the Company to conduct operations in certain areas of the Company Timberlands in which the Company previously experienced substantial difficulty in obtaining regulatory approval for harvesting operations. See "--Regulatory and Environmental Factors."

     The Combined Plan contemplates the harvesting over time of either the Owl Creek grove owned by the Company or the Grizzly Creek grove owned by Pacific Lumber. The Initial Harvest Schedule assumed that the Owl Creek grove would be harvested over time; however, a provision in the California Headwaters Bill designates the Owl Creek grove as a conservation area for the marbled murrelet, which would have the effect of restricting the activities which could be conducted in the grove to only management activities not detrimental to the marbled murrelet. The California Headwaters Bill also appropriates up to $80 million toward the acquisition at fair market value of the Owl Creek grove. The bill also provides that if any portion of the $80 million remains after purchase of the Owl Creek grove, it may be used to purchase certain other timberlands. See "Risk Factors--Factors Affecting Actual Amortization."

     The federal funding for the Headwaters Agreement, which is $250 million, remains available until March 1, 1999 and is subject to, among other things, contribution by the State of California of its portion of funding for the Headwaters Agreement. On August 31, 1998, the California Legislature enacted the California Headwaters Bill, which, among other things, appropriated California's $130 million portion of funding required to consummate the Headwaters Agreement. The state funds remain available until June 30, 1999. California Governor Pete Wilson has announced his intention to sign the California Headwaters Bill. California's portion of the funding is subject to certain conditions, including contribution by the United States of its portion of the funding and the inclusion of certain environmentally focused provisions in the final version of the Multi-Species HCP such as wider interim streamside buffers than provided for in the Combined Plan. See "Business of the Company--Regulatory and Environmental Matters."

     Approval of the Combined Plan and issuance of the related Permits, each in form and substance satisfactory to Pacific Lumber, is also a condition to consummation of the Headwaters Agreement. Pacific Lumber and the Company have released the Combined Plan for the purpose of public review and comment. The issuance by the Internal Revenue Service and the California Franchise Tax Board of tax closing agreements in form and substance satisfactory to Pacific Lumber and its affiliates, acquisition by the federal and state governments of the Elk River Timberlands and the absence of a judicial decision in any litigation brought by third parties that any party to the Headwaters Agreement reasonably believes will significantly delay or impair the transactions described in the Headwaters Agreement are also conditions to consummation of the Headwaters Agreement. While the parties to the Headwaters Agreement are working diligently towards satisfaction of these and the other conditions prior to the March 1, 1999 expiration of federal funding, there can be no assurance that the conditions will be satisfied by that date and therefore no assurance that the Headwaters Agreement will be consummated. Litigation could also be brought to block or delay implementation of the Headwaters Agreement or the approvals of the Combined Plan and issuance of the Permits.

     If the Headwaters Agreement is not consummated and the Combined Plan is not approved, the Company is likely to experience adverse effects on its operations as it has in the past several years. These include continuing restrictions on harvesting in areas containing old growth timber, possible additional restrictions on harvesting in areas bordering the banks of fish bearing and other streams, continuing and possibly increasing delays in approval of its THPs and increased expense associated with compliance with government regulations and response to legal challenges to the Company's business. The Company believes, however, that it will have sufficient resources to pay interest and Minimum Principal Amortization on the Timber Notes whether or not the Headwaters Agreement is consummated and the Combined Plan is approved. There can be no assurance, however, that this will be the case.

     Prior to entering into the Headwaters Agreement, Pacific Lumber and its affiliates had commenced litigation seeking constitutional just compensation from the United States and California on the grounds that the harvesting restrictions imposed under the environmental laws constitute an uncompensated governmental taking of private property for public use (the "Takings Litigation"). The Takings Litigation has been voluntarily stayed pursuant to the terms of the Headwaters Agreement. In the event that the Headwaters Agreement is not consummated, Pacific Lumber and its affiliates intend to continue or expand the Takings Litigation. Although Pacific Lumber and the Company believe that the claims in the Takings Litigation are meritorious, there can be no assurance that Pacific Lumber and its affiliates would be successful in the Takings Litigation. Moreover, even if the Takings Litigation is successful, there can be no assurance as to the amount or timing of any recovery that might be received by the Company. Of the over 3,800 acres presently identified in the Takings Litigation as timberlands that Pacific Lumber and the Company assert that the government has taken without just compensation, approximately 900 acres consist of Company Timber. The costs of the Takings Litigation will be borne by Pacific Lumber pursuant to the New Services Agreement. See "Business of the Company--Legal Proceedings--Takings
Litigation" and "Description of the Timber Notes--Deemed Production."

RISK OF LOSS FROM EARTHQUAKES, FLOOD, FIRE OR OTHER CASUALTIES

     Pacific Lumber believes that it possesses adequate insurance coverage relating to damage to its facilities and equipment and the disruption of its business from earthquakes. Consistent with the past practices of Pacific Lumber and the owners of most other timber tracts in the United States, the Company does not intend to maintain earthquake insurance in respect of standing timber.

     The Company will assume substantially all risks of loss from fire, flood and other casualties on the Company Timberlands, similar to the risks previously assumed by Scotia Pacific and currently assumed by Pacific Lumber and the owners of most other timber tracts in the United States. The risk of forest fire damage to the Company Timberlands is relatively low as a result of the foggy climate along the northern California coast and the natural fire resistance of redwood timber. The Company is a participant with the CDF and Pacific Lumber and other timberland owners in cooperative fire fighting and aerial fire surveillance programs. The extensive roads on the Company Timberlands also serve as fire breaks and facilitate implementation of fire control techniques and utilization of fire fighting equipment. The last forest fire of any significance affecting the Company Timberlands occurred in 1990 with minimal loss. Consistent with the past practices of Scotia Pacific, Pacific Lumber and the owners of most other timber tracts in the United States, the Company does not intend to maintain fire insurance in respect of standing timber.

SALES TO THIRD PARTIES

     Although it is currently contemplated that all or substantially all of the Company's revenue will be derived from the sale of logs to Pacific Lumber, the Company could sell logs or standing Company Timber to other purchasers. Although the Company believes that it should be able to enter into agreements with purchasers other than Pacific Lumber if it determines such agreements are in its best interest, no assurance can be given that such purchasers will be available or, if available, that such purchasers will have sufficient milling capacity to enable them to acquire sufficient quantities of logs on terms adequate for the payment of all amounts of principal of, and premium and interest on, the Timber Notes.

CERTAIN LEGAL CONSIDERATIONS

     An investment in the Timber Notes involves the consideration of certain bankruptcy issues. In the event that Pacific Lumber or the Company becomes a debtor in a judicial proceeding (a "Bankruptcy Case") seeking reorganization or other relief under Title 11 of the United States Code (the "Bankruptcy Code"), a delay or reduction in the payment of the Timber Notes may occur. Even if the Company is not itself a debtor in a Bankruptcy Case, a creditor, receiver, conservator or trustee-in-bankruptcy of Pacific Lumber, or Pacific Lumber as a debtor-in-possession, might request a court to order that the Company Timber and other assets and liabilities of the Company be brought into a Bankruptcy Case of Pacific Lumber and be consolidated with its assets and liabilities. In the event such request were granted, the Company's assets, including the Company Timberlands, would be available for the satisfaction of claims of creditors of Pacific Lumber, subject, in most circumstances, to the prior Lien of the Deed of Trust. If the assets and liabilities of the Company were consolidated into a Bankruptcy Case of Pacific Lumber, such action could delay any foreclosure on the Mortgaged Property, delay any payment on the Timber Notes until the conclusion of the Bankruptcy Case or later or diminish the amount or share of proceeds derived from the harvesting or sale of the Company Timber available for payment of the Timber Notes. In addition, a party could seek to subordinate the Timber Notes or the lien on and the security interests in the Mortgaged Property to the claims of other creditors. See "Certain Legal Considerations--Insolvency and Other Bankruptcy Considerations."

     In addition, an investment in the Timber Notes involves certain federal and state income tax, and other legal considerations that investors should consider carefully. For a discussion of such legal considerations see "Certain Legal Considerations."

RATING OF THE TIMBER NOTES

     The ratings of the Timber Notes relate only to the payment of interest when due and the ultimate payment of principal no later than the Final Maturity Date and do not address the payment of principal at any faster rate or the payment of any Premiums or interest on Premiums. A security rating is not a recommendation to buy, sell or hold securities, and such ratings may be subject to revision or withdrawal at any time. It is possible that the Rating Agencies referred to above may in the future change their ratings of the Timber Notes.

POTENTIAL CONFLICTS OF INTEREST

     Pacific Lumber, which is the sole member of the Company, controls the votes on all matters subject to a vote of the Company's members. The Company is managed by six managers, of whom four are officers or directors of Pacific Lumber, and two of whom are independent managers who are not employees of, or consultants to, the Company. The Company's managers, each of whom was a director of Scotia Pacific, were elected in June 1998. Actions requiring approval of the managers are sufficient if approved by a majority of the managers; provided, however, that certain actions, including any filing of a voluntary bankruptcy petition by the Company, require the approval of all of the managers. Pacific Lumber is an indirect wholly owned subsidiary of MGI. MGI is an indirect wholly owned subsidiary of MAXXAM. Mr. Charles E. Hurwitz, the Chairman of the Board and Chief Executive Officer of MAXXAM, and affiliates of Federated, a New York business trust that is wholly owned by Mr. Hurwitz, members of his immediate family and trusts for the benefit thereof, collectively own approximately 68.8% of the aggregate voting power of MAXXAM.

     Although the Indenture requires that the Company maintain two independent managers, on the date of this Prospectus a majority of the officers and managers of the Company are officers and directors of Pacific Lumber. The New Master Purchase Agreement generally contemplates that all sales of logs from the Company to Pacific Lumber will be at prices which equal or exceed the SBE Prices and the Structuring Prices applicable to such logs. While both Pacific Lumber and the Company have an economic incentive for the Company to obtain the best possible prices for any sales of logs to third parties, there may be conflicts of interest between Pacific Lumber and the Company in determining the purchase prices under the New Master Purchase Agreement, and negotiations regarding third party log sales could be affected by factors that are of economic significance to Pacific Lumber but not to Noteholders.

     The New Master Purchase Agreement provides that Pacific Lumber is responsible for the measuring of all logs purchased thereunder pursuant to certain specified methods. Although the New Master Purchase Agreement requires the Company to use independent scalers for at least two consecutive business days in each six month period (and also at any time upon notice from the Trustee or holders of 25% in aggregate outstanding principal amount of Timber Notes and any Additional Timber Notes (excluding any such Timber Notes or Additional Timber Notes that may be held by affiliates of Pacific Lumber), to the extent specified in such notice) and permits the Company to utilize independent scalers at any time to verify the scaling by Pacific Lumber, there could be conflicts of interest between the Company and Pacific Lumber in respect of the scaling of logs purchased pursuant to the New Master Purchase Agreement.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act and other than any broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes. Each broker-dealer that acquired Old Notes for its own account as a result of market making or other trading activities and that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the effective date of this Prospectus, it will make this Prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes will be adversely affected.

LACK OF A PUBLIC MARKET FOR THE NEW NOTES

     The New Notes represent a new issue of securities for which there is currently no market. If a market for the New Notes were to develop, the New Notes may trade at a discount from their principal amount, depending upon prevailing interest rates, the market for other securities and other factors. No assurance can be given that a holder of New Notes will be able to sell New Notes in the future or that any such sale will be at a price equal to or higher than the initial offering price of the Old Notes. The Initial Purchasers have informed the Company that, subject to applicable laws and regulations, they currently intend to make a market in the New Notes. The Initial Purchasers are not obligated to do so, however, and any market making may be discontinued at any time without notice. The Company does not intend to apply for listing of the New Notes on any securities exchange.

BOOK-ENTRY REGISTRATION

     Except as set forth herein, to the extent the Old Notes being delivered for exchange are represented by global notes registered in the name of Cede & Co. ("Cede"), as nominee for DTC, the New Notes will be initially represented by global notes registered in the name of Cede, as the nominee of DTC, and will not be registered in the names of the beneficial owners of the New Notes or their nominees. Because of this, the beneficial owners of interests in the Global New Notes will not be recognized by the Trustee as Noteholders and, therefore, may only exercise the rights of Noteholders indirectly through DTC and its participating organizations, unless and until Definitive New Notes are issued to replace their beneficial interests in the Global New Notes. In particular, under the book-entry system, actions permitted to be taken under the Indenture by Noteholders holding specified percentages of the Timber Notes (including actions with respect to Events of Default and amendments to the Indenture) may only be taken by the beneficial owners of the Timber Notes through their direct or indirect participants in DTC pursuant to terms established by DTC and its participating organizations. DTC may take conflicting actions with respect to various Timber Notes to the extent such actions are taken on behalf of DTC's participating organizations whose holdings include such Timber Notes. The foregoing arrangements do not impair the right of a beneficial owner of New Notes to receive principal and interest payments, or to institute suit to enforce such payments pursuant to the terms of the Indenture, which rights beneficial owners of New Notes will be required to exercise in accordance with the rules and procedures of DTC and its participating organizations.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

     The Old Notes were sold by the Company to the Initial Purchasers on July 20, 1998, pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act and certain other exemptions under the Securities Act. The Company and the Representative, on behalf of the Initial Purchasers, also entered into a Registration Rights Agreement, pursuant to which the Company agreed, with respect to the Old Notes and subject to the Company's determination that the Exchange Offer is permitted under applicable law, to (i) cause to be filed, on or prior to October 19, 1998, a registration statement with the Commission under the Securities Act concerning the Exchange Offer, (ii) use its reasonable best efforts to cause such registration statement to be declared effective by the Commission on or prior to January 18, 1999, and (iii) to cause the Exchange Offer to remain open for a period of not less than 20 days. This Exchange Offer is intended to satisfy the Company's exchange offer obligations under the Registration Rights Agreement.

TERMS OF THE EXCHANGE OFFER

     The Company hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 in principal amount of any Class of the New Notes for each $1,000 in principal amount of the similar Class of outstanding Old Notes. The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to the conditions, terms and provisions of the Registration Rights Agreement. The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of New Notes will not be entitled to Non-Registration Premiums, and (iii) holders of New Notes will not be, and upon consummation of the Exchange Offer Eligible Holders of Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for holders of unregistered securities. See "--Conditions of the Exchange Offer."

     Old Notes may be tendered only in multiples of $1,000. Subject to the foregoing, Holders may tender less than the aggregate principal amount represented by the Old Notes held by them, provided that they appropriately indicate this fact on the Letter of Transmittal accompanying the tendered Old Notes (or so indicate pursuant to the procedures for book-entry transfer).

     As of the date of this Prospectus, $160.7 million, $243.2 million and $463.3 million in aggregate principal amounts of the Old Class A-1 Notes, the Old Class A-2 Notes and the Old Class A-3 Notes, respectively, are outstanding, the maximum amount authorized by the Indenture for all Timber Notes. Solely for reasons of administration (and for no other purpose), the Company has fixed the
close of business on           , 1998, as the record date (the "Record Date")
for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only an Eligible Holder of the Old Notes (or such Eligible Holder's legal representative or attorney-in-fact) may participate in the Exchange Offer. There will be no fixed record date for determining Eligible Holders of the Old Notes entitled to participate in the Exchange Offer. The Company believes that, as of the date of this Prospectus, no such Eligible Holder is an affiliate (as defined in Rule 405 under the Securities Act) of the Company.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Eligible Holders of Old Notes and for the purposes of receiving the New Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Eligible Holder thereof as promptly as practicable after the Expiration Date.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The Expiration Date shall be           , 1998 at 5:00 p.m., New York City
time, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date and will make a public announcement thereof, by press release, or otherwise, as promptly thereafter as reasonably practicable. Such notice and public announcement shall set forth the new Expiration Date of the Exchange Offer.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, (iii) if any of the conditions set forth below under "Conditions of the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension, or termination to the Exchange Agent, and (iv) to amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will, in accordance with applicable law, file a post-effective amendment to the Registration Statement (a "Post-effective Amendment") and resolicit the registered holders of the Old Notes. If the Company files a Post-effective Amendment, it will notify the Exchange Agent of an extension of the Exchange Offer by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the effectiveness of such Post-effective Amendment and will make a public announcement thereof, by press release, or otherwise, as promptly thereafter as reasonably practicable. Such notice and public announcement shall set forth the new Expiration Date, which new Expiration Date shall be no less than five days after the then applicable Expiration Date.

CONDITIONS OF THE EXCHANGE OFFER

     The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, notwithstanding any other provisions of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue the New Notes in exchange for any Old Notes, if the Exchange Offer violates any applicable law or interpretation of the staff of the Commission. The Company expects that the foregoing conditions will be satisfied.

TERMINATION OF CERTAIN RIGHTS

     The Indenture provides that in the event of a Registration Default, Eligible Holders of Old Notes are entitled to receive Non-Registration Premiums at the rate of .50% per annum of the outstanding principal balance of the Old Notes during the continuance of a Registration Default in respect of such Old Notes. A "Registration Default" with respect to the Exchange Offer shall generally occur if: (i) the registration statement concerning the exchange offer (the "Registration Statement") is not declared effective on or prior to January 18, 1999, or (ii) the Exchange Offer is not consummated on or prior to March 18, 1999. Holders of New Notes will not be and, upon consummation of the Exchange Offer, Eligible Holders of Old Notes will no longer be, entitled to the right to receive Non-Registration Premiums and certain other rights under the Registration Rights Agreement intended for holders of unregistered securities. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of New Notes in the same Class and aggregate principal amounts as the Old Notes that are validly tendered by holders thereof pursuant to the Exchange Offer.

ACCRUED INTEREST ON THE OLD NOTES

     The New Notes will bear interest per annum from and including their date of issuance. Eligible Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of original issuance of the Old Notes or the last date to which interest has been paid on the Old Notes, as applicable, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue on the day prior to the issuance of the New Notes.

PROCEDURES FOR TENDERING OLD NOTES

     The tender of an Eligible Holder's Old Notes as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Eligible Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, an Eligible Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit such Old Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE ELIGIBLE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE ELIGIBLE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

     Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered by exchange pursuant hereto are tendered (i) by a registered holder of the Old Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal or
(ii) by an Eligible Institution (as defined below). In the event that a signature on a Letter of Termination or a notice of withdrawal, as the case may be, is required to be guaranteed, such a guarantee must be by a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise be an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If the Letter of Transmittal is signed by a person other than the registered holder of the Old Notes, the Old Notes surrendered for exchange must either (i) be endorsed by the registered holder, with the signature thereon guaranteed by an Eligible Institution, or
(ii) be accompanied by a bond power, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution. The term "registered holder" as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the Registrar.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered and to reject any Old Notes the Company's acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as the Company shall determine. The Company will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

     Any beneficial owner of the Old Notes (a "Beneficial Owner") whose Old Notes are registered in the name of a nominee, such as a broker, dealer, commercial bank or trust company, and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.

     By tendering Old Notes for exchange, each registered holder will represent to the Company that, among other things, (i) the New Notes to be received in connection with the Exchange Offer by the Eligible Holder and each Beneficial Owner of the Old Notes are being acquired by the Eligible Holder and each Beneficial Owner in the ordinary course of business of the Eligible Holder and each Beneficial Owner, (ii) the Eligible Holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes, (iii) the Eligible Holder and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission enunciated in MORGAN STANLEY & CO., INCORPORATED (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), and interpreted in the Commission's letters to SHEARMAN & STERLING (available July 2, 1993) and K-III COMMUNICATIONS CORPORATION (available May 14, 1993), and similar no-action or interpretive letters issued to third parties, (iv) that if the Eligible Holder or Beneficial Owner, as applicable, is a broker-dealer that acquired Old Notes for its own account as a result of market making or other trading activities, it will deliver a prospectus in connection with any resale of New Notes acquired in the Exchange Offer, (v) the Eligible Holder and each Beneficial Owner understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission, and (vi) neither the Eligible Holder nor any Beneficial Owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company except as otherwise disclosed to the Company in writing. In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the Letter of Transmittal.

     GUARANTEED DELIVERY PROCEDURES. Eligible Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such Eligible Holder, (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the Eligible Holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Eligible Holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within three (3) business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent, and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent within three (3) business days after the Expiration Date. Any Eligible Holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal relating to such Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

     BOOK-ENTRY DELIVERY. The Exchange Agent will establish an account with respect to the Old Notes at DTC (the "Book-Entry Transfer Facility") for purposes of the Exchange Offer promptly after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the Old Notes by causing such facility to transfer Old Notes into the Exchange Agent's account in accordance with such facility's procedure for such transfer. Even though delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined below) in connection with a book-entry transfer, and other documents required by the Letter of Transmittal, must, in any case, be transmitted to and received by the Exchange Agent at one of its addresses set forth on the back cover of this Prospectus before the Expiration Date, or the guaranteed delivery procedure set forth above must be followed. Delivery of the Letter of Transmittal and any other required documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent. The Term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the

Exchange Agent and forming a part of a book-entry confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the Old Notes that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all the conditions of the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered as soon as practicable after acceptance of the Old Notes. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes, when, as, and if the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents (or of confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC); provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason, such unaccepted Old Notes will be returned without expense to the tendering Eligible Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL RIGHTS

     Tenders of the Old Notes may be withdrawn by delivery of a written notice to the Exchange Agent at one of its addresses set forth on the back cover page of this Prospectus at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes, as applicable), (iii) be signed by the Eligible Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution together with the other documents required by the Indenture upon transfer, and (iv) specify the name in which such Old Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer. Any questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to the Eligible Holder thereof without cost to such Eligible Holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.

THE EXCHANGE AGENT; ASSISTANCE

     State Street Bank and Trust Company is the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be directed to the Exchange Agent. All tendered Old Notes, executed Letters of Transmittal and other related documents also should be addressed to the Exchange Agent as follows:

IF BY MAIL
State Street Bank and Trust Company
Corporate Trust Department
P.O. Box 778
Boston, MA 02102

IF BY HAND: BOSTON
State Street Bank and Trust Company
Two International Place
Fourth Floor, Corporate Trust Window
Boston, MA 02110

IF BY FACSIMILE
Facsimile number:  617-664-5290
To confirm receipt: 617-664-5587

IF BY OVERNIGHT MAIL
State Street Bank and Trust Company
Corporate Trust Department
Two International Place, Fourth Floor
Boston, MA 02110

IF BY HAND: NEW YORK
State Street Bank and Trust Company
61 Broadway
15th Floor, Corporate Trust Window
New York, NY 10006

SOLICITATION OF TENDERS; FEES AND EXPENSES

     No person has been authorized to give any information or to make any representation in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will offers be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction permissible and extend the Exchange Offer to holders of Old Notes in such jurisdiction.

     All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Company, including, without limitation: (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for the New Notes in a form eligible for deposit with DTC and of printing copies of this Prospectus), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of independent certified public accountants, (vi) rating agency fees, (vii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), and (ix) fees and expenses incurred in connection with the listing, if any, of the New Notes on a securities exchange.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by the Company for accounting purposes. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

RESALES OF THE NEW NOTES

     Based on positions of the staff of the Commission enunciated in MORGAN STANLEY & CO., INCORPORATED (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), and interpreted in the Commission's letters to SHEARMAN & STERLING (available July 2, 1993) and K-III COMMUNICATIONS

CORPORATION (available May 14, 1993), and similar no-action or interpretive letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to an Eligible Holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such Eligible Holder (other than (i) a broker-dealer who purchased the Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities
Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Eligible Holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the New Notes. The Company has not requested or obtained an interpretive letter from the Commission staff with respect to this Exchange Offer, and the Company and the Eligible Holders are not entitled to rely on interpretive advice provided by the staff to other persons, which advice was based on the facts and conditions represented in such letters. However, the Exchange Offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any Eligible Holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such Eligible Holder cannot rely on the position of the staff of the Commission set forth in the above no-action and interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Company has agreed that for a period of 90 days after the effective date of this Prospectus, it will make this Prospectus, as amended and supplemented, available to any broker-dealer who receives New Notes in the Exchange Offer for use in connection with any such resale. See "Plan of Distribution."

CONSEQUENCE OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the offer or sale of the Old Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable states securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. See "Risk Factors--Consequences of Failure to Exchange."

OTHER

     Participation in the Exchange Offer is voluntary, and holders of Old Notes should carefully consider whether to participate. Holders of the Old Notes are urged to consult their financial and tax advisers in making their own decisions on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. See "Description of New Notes." All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Old Notes could be adversely affected.

     The Company may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Old Notes which are not tendered in the Exchange Offer.

                   OVERVIEW AND STRUCTURE OF THE TRANSACTION

SUMMARY OF STRUCTURE AND STRUCTURING ASSUMPTIONS

     The Timber Notes have been structured based upon certain assumptions (the "Structuring Assumptions") regarding, among other things, harvest levels, timber prices, related yield taxes, operating expenses and capital expenditures.

  STRUCTURING CASH FLOWS

     In order to determine the initial aggregate principal amount of Timber Notes and the amount and timing of payments which should be able to be supported by the Company's cash flows attributable to the harvesting of the Company Timber, the Company initially prepared a schedule of Company Timber which it believed it could reasonably expect to harvest and sell during an approximately 30 year period, commencing in July 1998 (the "Initial Harvest Schedule"). The Initial Harvest Schedule assumes that the Headwaters Agreement and the Combined Plan will be implemented in July 1998, pursuant to which, among other things:
(i) the 7,700 acres of the Elk River Timberlands would be acquired by the Company, (ii) the Company would be prohibited or restricted from harvesting on approximately 34,600 acres of timberlands to serve as habitat conservation areas and streamside buffers, (iii) the Company would harvest in accordance with the SYP, which results in an initial annual harvest level approximately 10% less than the Company's average timber harvest over the past three years and (iv) the Company would be permitted to harvest certain acreage of old growth timber which it was previously prevented from harvesting. The Initial Harvest Schedule also assumes that the Company Timberlands will include Additional Timber Properties which the Company expects to acquire over the next several years by utilizing the amount deposited in the Prefunding Account. Based upon the above, certain additional assumptions were made as to harvest levels in any given year during the 30-year period.

     The Combined Plan contemplates the harvesting over time of either the Owl Creek grove owned by the Company or the Grizzly Creek grove owned by Pacific Lumber. The Initial Harvest Schedule assumed that the Owl Creek grove would be harvested over time; however, a provision in the California Headwaters Bill designates the Owl Creek grove as a conservation area for the marbled murrelet, which would have the effect of restricting the activities which could be conducted in the grove to only management activities not detrimental to the marbled murrelet. The California Headwaters Bill also appropriates up to $80 million toward the acquisition at fair market value of the Owl Creek grove. The bill also provides that if any portion of the $80 million remains after purchase of the Owl Creek grove, it may be used to purchase certain other timberlands. See "Risk Factors--Factors Affecting Actual Amortization."

     For purposes of producing the Structuring Cash Flows (as defined herein) which were used to derive the Minimum Principal Amortization, the amount of timber on the Initial Harvest Schedule was reduced by 10% over and above the net reductions from current harvest levels described above, to produce a hypothetical schedule of Company Timber to be harvested, as set forth in the Structuring Schedule Assumptions and in column B of the Structuring Schedule included in Annex 1 to this Prospectus. The sum of the annual harvest levels resulting from such further reduction is called the "Structured Harvest Quantity," which equals 3,397,345 Mbfe. The prices related to the sale of harvested logs were derived from the June 1998 SBE Prices (the SBE Prices applicable to the six month period ended June 30, 1998), which were initially reduced by approximately 25% (on an effective basis) and then escalated at a rate of 3 1/2% per year, commencing January 1, 1999, to produce a hypothetical schedule of timber prices. These harvest and price schedules were combined, together with certain assumptions regarding the yield tax rate and commitment fees under the Line of Credit Agreement (the rates in effect as of July 9, 1998 with no escalations) and other operating and capital expenses (adjusted each decade to reflect changes in assumed harvest levels between decades and escalated at a rate of 5% per year, commencing January 1, 1999) to produce a hypothetical schedule of cash flows (the "Structuring Cash Flows") attributable to the Company Timber.

     The Structuring Cash Flows were used to compute the amount of each Class of Timber Notes to be issued and to establish a hypothetical amortization schedule for all Classes of the Timber Notes. The Structuring Cash Flows, discounted monthly at an effective semiannual rate that reflects the assumed applicable Note Rate for each Class of Timber Notes, produced an amount of $867.2 million. That amount is equal to the aggregate principal amount of the Old Notes issued in the Offering. The principal payments on the amortization schedule resulting from the Structuring Cash Flows were used to produce the "Minimum Principal Amortization Schedule" for each Class of Timber Notes. Minimum Principal Amortization is the cumulative minimum amount of principal which the Company is required to pay to the holders of each Class of Timber Notes on or before each Note Payment Date to the extent that funds on deposit in the Payment Account are available therefor. THE RATING OF EACH CLASS OF TIMBER NOTES BY THE RATING AGENCIES RELATES ONLY TO THE PAYMENT OF INTEREST WHEN DUE AND THE ULTIMATE PAYMENT OF PRINCIPAL NO LATER THAN THE FINAL MATURITY DATE AND NOT TO THE PAYMENT OF PRINCIPAL AT ANY FASTER RATE (INCLUDING MINIMUM PRINCIPAL AMORTIZATION OR SCHEDULED AMORTIZATION) OR THE PAYMENT OF PREMIUMS OR ANY INTEREST ON PREMIUMS.

     The 10% reduction from the Initial Harvest Schedule, the approximate 25% reduction (on an effective basis) from the June 1998 SBE Prices and the 5% escalation of operating and capital expenses, as assumptions for purposes of generating the Structuring Cash Flows, are intended to reflect conservatism in structuring the transaction. If lower percentage reductions in harvest levels and prices, and a lower percentage escalation of expenses, had been used for purposes of the Structuring Cash Flows, the resultant hypothetical schedule of cash flows, the principal amount of Old Notes issued in the Offering and the cash flows necessary to service the Timber Notes would have been greater.

     The assumptions made in the Structuring Cash Flows were made solely for purposes of generating the Structuring Cash Flows and structuring the transaction. Accordingly, they have not been updated subsequent to the sale of the Old Notes.

  SCHEDULED AMORTIZATION

     It is anticipated that the Company Timber will be harvested and sold at a faster rate than the assumptions related thereto in the Structuring Cash Flows and that each Class of Timber Notes will be repaid more rapidly than the amortization schedule set forth in the related Minimum Principal Amortization Schedule. Accordingly, a "Scheduled Amortization Schedule" was developed for each Class of Timber Notes to reflect the amount of principal, if any, on each Class of Timber Notes which the Company must pay on a cumulative basis through each Note Payment Date to avoid the payment of Prepayment or Deficiency Premiums (as described below) to the holders of such Class. In the case of the Class A-3 Timber Notes, the Scheduled Amortization Schedule does not include any payments of principal prior to (or after) the Scheduled Maturity Date, but instead consists of a single principal payment. In order to produce the Scheduled Amortization Schedules, the annual harvest level of Company Timber as reflected in the Initial Harvest Schedule was modified to reflect the implementation of the Headwaters Agreement in 1999 (as so modified, the "Scheduled Harvest Schedule") and was combined with a hypothetical schedule of timber prices derived from the June 1998 SBE Prices (escalated at a rate of 3 1/2% per year, commencing January 1, 1999), and assumptions regarding the yield tax rate and commitment fees under the Line of Credit Agreement (the rates in effect as of July 9, 1998 with no escalations) and other operating and capital expenses (adjusted each decade to reflect changes in assumed harvest levels and escalated at a rate of 3 1/2% per year, commencing January 1, 1999). The Scheduled Amortization Schedule did not assume the sale to the state of California of the Owl Creek grove or any other Company Timberlands (see "Risk Factors--Factors Affecting Actual Amortization") or the designation of the Owl Creek grove as a marbled murrelet conservation area (see "Business of the Company--Regulatory and Environmental Matters--The Combined Plan and California Headwaters Bill" and "-Endangered and Threatened Species--Marbled Murrelet"). The maturity date of the Class A-1, Class A-2 and Class A-3 Timber Notes reflected on the related Scheduled Amortization Schedules (each, a "Scheduled Maturity Date") occurs 21 1/2, 14 1/2 and 14 1/2 years, respectively, prior to the Final Maturity Date of the Timber Notes.

  COLLATERALIZATION

     The inventory of the Company Timber equals approximately 3.0 million Mbfe of timber (approximately 3.2 million Mbfe, including the Elk River Timberlands) by volume and is comprised of primarily young growth and old growth redwood and Douglas-fir timber. In addition, substantial quantities of sub-merchantable trees exist on the Company Timberlands which are not yet mature and have not been included in the inventory of the Company Timber. Under the SYP, the Company estimates that its inventory at the Scheduled Maturity Date of the Class A-3 Timber Notes, assuming the harvest associated with the Initial Harvest Schedule and after taking into account growth and other factors, would be approximately
2.3 million Mbfe. In order to take account of the relative values of the species and categories of timber included in the Company Timber, the Mbfe concept was developed for use in structuring the Original Timber Notes and was again used in connection with the Timber Notes. Under the Mbfe concept, one thousand board feet, net Scribner scale, of old growth redwood timber equates to one Mbfe. One thousand board feet, net

Scribner scale, of each other species and category of timber included in the Company Timber was assigned a value in Mbfe equal to a fraction of an Mbfe. This fraction was generally determined by dividing the June 1998 SBE Price applicable to such species and category by the June 1998 SBE Price applicable to old growth redwood. The following chart summarizes historical harvest levels of the Company and other data with respect to the Company Timber:

                                              YEAR ENDED DECEMBER 31,
                                          -------------------------------
                                            1997       1996       1995
                                          ---------  ---------  ---------
Company Timber Harvest (in thousands of
Mbfe)...................................      182.3      182.5      187.5
Average SBE Price per Mbfe..............  $     693  $     740  $     690
Yield Tax Rate..........................       2.90%      2.90%      2.90%

     THE ASSUMPTIONS DESCRIBED ABOVE DO NOT PURPORT TO BE INDICATIVE OF FUTURE EVENTS, AND ACTUAL PRICES AND SALES OF TIMBER, YIELD TAXES AND OTHER EXPENSES WILL LIKELY DIFFER FROM THOSE DESCRIBED ABOVE. ACCORDINGLY, NO REPRESENTATION CAN BE MADE AS TO THE LIKELIHOOD OF SUCH ASSUMPTIONS ACTUALLY OCCURRING, OR AS TO THE ACTUAL AMORTIZATION OF THE TIMBER NOTES. SEE "--PAYMENTS ON THE TIMBER NOTES" AND "RISK FACTORS--FACTORS AFFECTING PAYMENTS ON THE TIMBER NOTES."

PAYMENTS ON THE TIMBER NOTES

  GENERAL

     The Timber Notes, which represent senior secured debt of the Company, have Scheduled Maturity Dates, Minimum Principal Maturity Dates and Final Maturity Dates as follows:

                                              SCHEDULED         MINIMUM PRINCIPAL         FINAL
                                            MATURITY DATE         MATURITY DATE       MATURITY DATE
                                          -----------------     -----------------     --------------
Class A-1............................      January 20, 2007      January 20, 2010      July 20, 2028
Class A-2............................      January 20, 2014         July 20, 2017      July 20, 2028
Class A-3............................      January 20, 2014         July 20, 2028      July 20, 2028

     Principal on the Class or Classes of Timber Notes then entitled thereto and interest on the Timber Notes will be paid on a semiannual basis, generally out of the Company's cash flow from the Company Timber. See "Description of the Timber Notes--Principal; Interest; Premium--Interest;" and "--Principal."

  ACTUAL TIMBER NOTE AMORTIZATION

     The Company must, to the extent of funds on deposit in the Payment Account available therefor, make cumulative principal payments on the aggregate principal amount of the Timber Notes in an amount at least equal to the cumulative Minimum Principal Amortization. Depending upon the actual harvest, the Company must make certain additional principal payments on the Timber Notes (to the extent that cash is available therefor in the Payment Account) on each Note Payment Date. The aggregate principal payments required to be made on the Timber Notes in excess of the sum of the Minimum Principal Amortization Amounts (as defined below) for all Classes of Timber Notes for any Note Payment Date are referred to as the "Depletion Amortization Amount."

     The Timber Notes are generally structured to link, to the extent of cash available, the deemed depletion of the Company Timber (through the harvest and sale of logs) to required amortization of the Timber Notes in the aggregate. The actual required amount of such aggregate amortization on any Note Payment Date is determined by various mathematical formulas set forth in the Indenture, which are based primarily upon a concept termed the "Deemed Collateral Value." The Deemed Collateral Value is intended to represent, under certain assumptions, the present value of cash flows associated with the Company Timber which is deemed to remain at particular times during the term of the Timber Notes. The purpose of the Deemed Collateral Value concept and the related calculations is to maintain a prescribed relationship between the amount of Company Timber deemed to remain and the principal balance of the Timber Notes. DEEMED COLLATERAL VALUE DOES NOT REPRESENT, AND IS NOT INTENDED TO REFLECT, THE ACTUAL VALUE OF THE COMPANY TIMBER AT ANY TIME.

     The total amount of principal required to be paid (to the extent of available cash) on deposit in the Payment Account on any Note Payment Date in respect of the aggregate principal amount of the Timber Notes will generally be the amount by which a calculation of the present value of the "fixed liabilities" associated with the Company Timber (i.e., the aggregate principal amount of the Timber Notes then outstanding plus the present value of certain future operating expenses (the "Discounted Servicing Obligation") as assumed in the Structuring Cash Flows) then exceeds the Total Collateral Value. The "Total Collateral Value" is the lesser of (A) the "Structuring Collateral
Value" and (B) the "Deemed Collateral Value." The Structuring Collateral
Value is a pre-determined value set forth in Annex 1 (the "Structuring Schedule"), which decreases each month, based on a present value calculation utilizing the same assumptions as the Structuring Cash Flows (i.e. those associated with the Minimum Principal Amortization Schedules). The Deemed Collateral Value is equal to the product (in dollars) of the "Deemed Remaining Harvest Quantity" and the "Collateral Value Factor." The Deemed Remaining Harvest Quantity, in turn, is equal to the excess of the Structured Harvest Quantity over the aggregate amount of Company Timber that has been (or is deemed to have been) harvested and sold during the period from July 20, 1998 through the end of the previous month. The Collateral Value Factor for each month-end is set forth in the Structuring Schedule in Annex 1. If, as a result of the amount of logs actually (or deemed to have been) harvested and sold through the end of any month, the reduction in the Deemed Remaining Harvest Quantity is faster than that associated with the Minimum Principal Amortization through such month, the Total Collateral Value would be determined by the Deemed Collateral Value calculation described above, which, subject to available cash, would produce amortization faster than shown in the Minimum Principal Amortization Schedules. DEEMED REMAINING HARVEST QUANTITY DOES NOT REPRESENT, AND IS NOT INTENDED TO REFLECT, THE ACTUAL AMOUNT OF COMPANY TIMBER AT ANY POINT IN TIME.

     The issuance of Additional Timber Notes is likely to require modifications to the above-described computations, although no such modification may reduce (though it may increase) the Minimum Principal Amortization Amount as of any Note Payment Date for any Class of Timber Notes or affect the Scheduled Amortization Schedules, among other limitations on such issuance. See "Description of the Timber Notes--Additional Timber Notes."

     Set forth on the following pages are the Minimum Principal Amortization Schedules and the Scheduled Amortization Schedules with respect to each Class of Timber Notes. Because principal on the Class A-3 Timber Notes is scheduled to be paid in a single payment on January 20, 2014, the Class A-3 Timber Notes have no Minimum Principal Amortization or Scheduled Amortization before that date.

     The hypothetical harvest level associated with Minimum Principal Amortization reflects 90% of the Initial Harvest Schedule. However, an indeterminable number of harvest scenarios could result in the Timber Notes being amortized at a rate approximately equal to that shown on the Minimum Principal Amortization Schedules, subject to available cash.

     The Scheduled Maturity Date of the Class A-3 Timber Notes will be January 20, 2014. Under the related Scheduled Amortization Schedule, 100% of the original principal amount of the Class A-3 Timber Notes would be outstanding immediately before that date. In order to fund the repayment of the Class A-3 Timber Notes on or prior to their Scheduled Maturity Date, the Company intends to refinance the Class A-3 Timber Notes. There can be no assurance, however, that refinancing will be available to the Company at such time on favorable terms. If the Class A-3 Timber Notes are not repaid by their Scheduled Maturity Date, a Cash Retention Event will occur, upon which 75% of any Excess Funds will be required to be deposited in the Payment Account. In addition, Deficiency Premiums at the rate of 1.50% per annum will be payable on the outstanding principal amount of Class A-3 Timber Notes after their Scheduled Maturity Date. However, any failure to pay the Class A-3 Timber Notes by their Scheduled Maturity Date will not result in an Event of Default. An Event of Default will occur as a result of failure to pay principal on the Timber Notes only if principal is not paid on or prior to the Final Maturity Date or if amounts available therefor in the Payment Account are not used to make required payments on the Timber Notes.

    MINIMUM PRINCIPAL AMORTIZATION AND SCHEDULED AMORTIZATION SCHEDULES

                                                                            CLASS A-1 TIMBER NOTES
                                             ------------------------------------------------------------------------------------
        (in thousands)                                   MINIMUM PRINCIPAL
                                                            AMORTIZATION                           SCHEDULED AMORTIZATION
                                             -----------------------------------------   -----------------------------------------
Note                                              Principal             Principal             Principal            Principal
Payment Date                       Year            Payment               Balance               Payment              Balance
----------------------------    --------     -------------------   -------------------   -------------------  -------------------
Initial                              0.0                    ----              $160,700                  ----             $160,700
January 20, 1999                     0.5                    $415               160,285                $5,360              155,340
July 20, 1999                        1.0                     448               159,837                 2,825              152,515
January 20, 2000                     1.5                  10,047               149,790                12,950              139,565
July 20, 2000                        2.0                     411               149,379                 2,915              136,650
January 20, 2001                     2.5                   9,996               139,383                13,114              123,537
July 20, 2001                        3.0                     480               138,903                 3,213              120,324
January 20, 2002                     3.5                  10,087               128,816                13,448              106,875
July 20, 2002                        4.0                     703               128,113                 3,693              103,182
January 20, 2003                     4.5                  10,378               117,735                14,015               89,167
July 20, 2003                        5.0                   2,062               115,672                 5,306               83,861
January 20, 2004                     5.5                  12,121               103,552                16,013               67,847
July 20, 2004                        6.0                   2,649               100,902                 6,193               61,654
January 20, 2005                     6.5                  12,856                88,046                17,066               44,588
July 20, 2005                        7.0                   4,182                83,864                 8,015               36,573
January 20, 2006                     7.5                  14,794                69,071                19,291               17,282
July 20, 2006                        8.0                   5,857                63,213                 9,988                7,294
January 20, 2007                     8.5                  16,892                46,321                 7,294                    0
July 20, 2007                        9.0                   7,688                38,633                     0                    0
January 20, 2008                     9.5                  19,163                19,469                     0                    0
July 20, 2008                       10.0                   1,572                17,898                     0                    0
January 20, 2009                    10.5                  11,087                 6,810                     0                    0
July 20, 2009                       11.0                   2,858                 3,952                     0                    0
January 20, 2010                    11.5                   3,952                     0                     0                    0
July 20, 2010                       12.0                       0                     0                     0                    0
January 20, 2011                    12.5                       0                     0                     0                    0
July 20, 2011                       13.0                       0                     0                     0                    0
January 20, 2012                    13.5                       0                     0                     0                    0
July 20, 2012                       14.0                       0                     0                     0                    0
January 20, 2013                    14.5                       0                     0                     0                    0
July 20, 2013                       15.0                       0                     0                     0                    0
January 20, 2014                    15.5                       0                     0                     0                    0
July 20, 2014                       16.0                       0                     0                     0                    0
January 20, 2015                    16.5                       0                     0                     0                    0
July 20, 2015                       17.0                       0                     0                     0                    0
January 20, 2016                    17.5                       0                     0                     0                    0
July 20, 2016                       18.0                       0                     0                     0                    0
January 20, 2017                    18.5                       0                     0                     0                    0
July 20, 2017                       19.0                       0                     0                     0                    0
January 20, 2018                    19.5                       0                     0                     0                    0
July 20, 2018                       20.0                       0                     0                     0                    0
                                                                            CLASS A-2 TIMBER NOTES
                                             ------------------------------------------------------------------------------------
        (in thousands)                                   MINIMUM PRINCIPAL
                                                            AMORTIZATION                           SCHEDULED AMORTIZATION
                                             -----------------------------------------   -----------------------------------------
Note                                              Principal             Principal             Principal            Principal
Payment Date                       Year            Payment               Balance               Payment              Balance
----------------------------    --------     -------------------   -------------------   -------------------  -------------------
Initial                              0.0                    ----              $243,200                  ----             $243,200
January 20, 1999                     0.5                      $0               243,200                    $0              243,200
July 20, 1999                        1.0                       0               243,200                     0              243,200
January 20, 2000                     1.5                       0               243,200                     0              243,200
July 20, 2000                        2.0                       0               243,200                     0              243,200
January 20, 2001                     2.5                       0               243,200                     0              243,200
July 20, 2001                        3.0                       0               243,200                     0              243,200
January 20, 2002                     3.5                       0               243,200                     0              243,200
July 20, 2002                        4.0                       0               243,200                     0              243,200
January 20, 2003                     4.5                       0               243,200                     0              243,200
July 20, 2003                        5.0                       0               243,200                     0              243,200
January 20, 2004                     5.5                       0               243,200                     0              243,200
July 20, 2004                        6.0                       0               243,200                     0              243,200
January 20, 2005                     6.5                       0               243,200                     0              243,200
July 20, 2005                        7.0                       0               243,200                     0              243,200
January 20, 2006                     7.5                       0               243,200                     0              243,200
July 20, 2006                        8.0                       0               243,200                     0              243,200
January 20, 2007                     8.5                       0               243,200                14,383              228,817
July 20, 2007                        9.0                       0               243,200                12,120              216,696
January 20, 2008                     9.5                       0               243,200                24,231              192,466
July 20, 2008                       10.0                       0               243,200                 5,975              186,490
January 20, 2009                    10.5                       0               243,200                16,051              170,439
July 20, 2009                       11.0                       0               243,200                 7,622              162,817
January 20, 2010                    11.5                   8,826               234,374                18,099              144,717
July 20, 2010                       12.0                   4,287               230,087                 9,430              135,287
January 20, 2011                    12.5                  14,626               215,460                20,317              114,971
July 20, 2011                       13.0                   5,880               209,580                11,416              103,555
January 20, 2012                    13.5                  16,633               192,947                22,701               80,854
July 20, 2012                       14.0                   7,626               185,321                13,569               67,285
January 20, 2013                    14.5                  18,811               166,510                25,258               42,028
July 20, 2013                       15.0                   9,537               156,973                15,893               26,134
January 20, 2014                    15.5                  21,173               135,800                26,134                    0
July 20, 2014                       16.0                  11,625               124,175                     0                    0
January 20, 2015                    16.5                  23,733               100,442                     0                    0
July 20, 2015                       17.0                  13,905                86,536                     0                    0
January 20, 2016                    17.5                  26,505                60,032                     0                    0
July 20, 2016                       18.0                  16,392                43,639                     0                    0
January 20, 2017                    18.5                  29,505                14,134                     0                    0
July 20, 2017                       19.0                  14,134                     0                     0                    0
January 20, 2018                    19.5                       0                     0                     0                    0
July 20, 2018                       20.0                       0                     0                     0                    0
                                                                            CLASS A-3 TIMBER NOTES
                                             ------------------------------------------------------------------------------------
        (in thousands)                                   MINIMUM PRINCIPAL
                                                            AMORTIZATION                           SCHEDULED AMORTIZATION
                                             -----------------------------------------   -----------------------------------------
Note                                              Principal             Principal             Principal            Principal
Payment Date                       Year            Payment               Balance               Payment              Balance
----------------------------    --------     -------------------   -------------------   -------------------  -------------------
Initial                              0.0                    ----              $463,348                  ----             $463,348
January 20, 1999                     0.5                      $0               463,348                    $0              463,348
July 20, 1999                        1.0                       0               463,348                     0              463,348
January 20, 2000                     1.5                       0               463,348                     0              463,348
July 20, 2000                        2.0                       0               463,348                     0              463,348
January 20, 2001                     2.5                       0               463,348                     0              463,348
July 20, 2001                        3.0                       0               463,348                     0              463,348
January 20, 2002                     3.5                       0               463,348                     0              463,348
July 20, 2002                        4.0                       0               463,348                     0              463,348
January 20, 2003                     4.5                       0               463,348                     0              463,348
July 20, 2003                        5.0                       0               463,348                     0              463,348
January 20, 2004                     5.5                       0               463,348                     0              463,348
July 20, 2004                        6.0                       0               463,348                     0              463,348
January 20, 2005                     6.5                       0               463,348                     0              463,348
July 20, 2005                        7.0                       0               463,348                     0              463,348
January 20, 2006                     7.5                       0               463,348                     0              463,348
July 20, 2006                        8.0                       0               463,348                     0              463,348
January 20, 2007                     8.5                       0               463,348                     0              463,348
July 20, 2007                        9.0                       0               463,348                     0              463,348
January 20, 2008                     9.5                       0               463,348                     0              463,348
July 20, 2008                       10.0                       0               463,348                     0              463,348
January 20, 2009                    10.5                       0               463,348                     0              463,348
July 20, 2009                       11.0                       0               463,348                     0              463,348
January 20, 2010                    11.5                       0               463,348                     0              463,348
July 20, 2010                       12.0                       0               463,348                     0              463,348
January 20, 2011                    12.5                       0               463,348                     0              463,348
July 20, 2011                       13.0                       0               463,348                     0              463,348
January 20, 2012                    13.5                       0               463,348                     0              463,348
July 20, 2012                       14.0                       0               463,348                     0              463,348
January 20, 2013                    14.5                       0               463,348                     0              463,348
July 20, 2013                       15.0                       0               463,348                     0              463,348
January 20, 2014                    15.5                       0               463,348               463,348                    0
July 20, 2014                       16.0                       0               463,348                     0                    0
January 20, 2015                    16.5                       0               463,348                     0                    0
July 20, 2015                       17.0                       0               463,348                     0                    0
January 20, 2016                    17.5                       0               463,348                     0                    0
July 20, 2016                       18.0                       0               463,348                     0                    0
January 20, 2017                    18.5                       0               463,348                     0                    0
July 20, 2017                       19.0                   4,966               458,382                     0                    0
January 20, 2018                    19.5                  32,870               425,512                     0                    0
July 20, 2018                       20.0                   6,089               419,423                     0                    0

                                                                     (continued)

    MINIMUM PRINCIPAL AMORTIZATION AND SCHEDULED AMORTIZATION SCHEDULES

                                                                            CLASS A-1 TIMBER NOTES
                                             ------------------------------------------------------------------------------------
        (in thousands)                                   MINIMUM PRINCIPAL
                                                            AMORTIZATION                           SCHEDULED AMORTIZATION
                                             -----------------------------------------   -----------------------------------------
Note                                              Principal             Principal             Principal            Principal
Payment Date                       Year            Payment               Balance               Payment              Balance
----------------------------    --------     -------------------   -------------------   -------------------  -------------------
January 20, 2019                    20.5                       0                     0                     0                    0
July 20, 2019                       21.0                       0                     0                     0                    0
January 20, 2020                    21.5                       0                     0                     0                    0
July 20, 2020                       22.0                       0                     0                     0                    0
January 20, 2021                    22.5                       0                     0                     0                    0
July 20, 2021                       23.0                       0                     0                     0                    0
January 20, 2022                    23.5                       0                     0                     0                    0
July 20, 2022                       24.0                       0                     0                     0                    0
January 20, 2023                    24.5                       0                     0                     0                    0
July 20, 2023                       25.0                       0                     0                     0                    0
January 20, 2024                    25.5                       0                     0                     0                    0
July 20, 2024                       26.0                       0                     0                     0                    0
January 20, 2025                    26.5                       0                     0                     0                    0
July 20, 2025                       27.0                       0                     0                     0                    0
January 20, 2026                    27.5                       0                     0                     0                    0
July 20, 2026                       28.0                       0                     0                     0                    0
January 20, 2027                    28.5                       0                     0                     0                    0
July 20, 2027                       29.0                       0                     0                     0                    0
January 20, 2028                    29.5                       0                     0                     0                    0
July 20, 2028                       30.0                       0                     0                     0                    0
                                             -------------------                         -------------------
     Total                                              $160,700                                    $160,700
                                             ===================                         ===================
     Weighted Average Life                             6.8 Years                                   5.0 Years
                                             ===================                         ===================
                                                                            CLASS A-2 TIMBER NOTES
                                             ------------------------------------------------------------------------------------
        (in thousands)                                   MINIMUM PRINCIPAL
                                                            AMORTIZATION                           SCHEDULED AMORTIZATION
                                             -----------------------------------------   -----------------------------------------
Note                                              Principal             Principal             Principal            Principal
Payment Date                       Year            Payment               Balance               Payment              Balance
----------------------------    --------     -------------------   -------------------   -------------------  -------------------
January 20, 2019                    20.5                       0                     0                     0                    0
July 20, 2019                       21.0                       0                     0                     0                    0
January 20, 2020                    21.5                       0                     0                     0                    0
July 20, 2020                       22.0                       0                     0                     0                    0
January 20, 2021                    22.5                       0                     0                     0                    0
July 20, 2021                       23.0                       0                     0                     0                    0
January 20, 2022                    23.5                       0                     0                     0                    0
July 20, 2022                       24.0                       0                     0                     0                    0
January 20, 2023                    24.5                       0                     0                     0                    0
July 20, 2023                       25.0                       0                     0                     0                    0
January 20, 2024                    25.5                       0                     0                     0                    0
July 20, 2024                       26.0                       0                     0                     0                    0
January 20, 2025                    26.5                       0                     0                     0                    0
July 20, 2025                       27.0                       0                     0                     0                    0
January 20, 2026                    27.5                       0                     0                     0                    0
July 20, 2026                       28.0                       0                     0                     0                    0
January 20, 2027                    28.5                       0                     0                     0                    0
July 20, 2027                       29.0                       0                     0                     0                    0
January 20, 2028                    29.5                       0                     0                     0                    0
July 20, 2028                       30.0                       0                     0                     0                    0
                                             -------------------                         -------------------
     Total                                              $243,200                                    $243,200
                                             ===================                         ===================
     Weighted Average Life                            15.9 Years                                  12.4 Years
                                             ===================                         ===================
                                                                            CLASS A-3 TIMBER NOTES
                                             ------------------------------------------------------------------------------------
        (in thousands)                                   MINIMUM PRINCIPAL
                                                            AMORTIZATION                           SCHEDULED AMORTIZATION
                                             -----------------------------------------   -----------------------------------------
Note                                              Principal             Principal             Principal            Principal
Payment Date                       Year            Payment               Balance               Payment              Balance
----------------------------    --------     -------------------   -------------------   -------------------  -------------------
January 20, 2019                    20.5                  15,292               404,131                     0                    0
July 20, 2019                       21.0                   7,508               396,624                     0                    0
January 20, 2020                    21.5                  17,080               379,544                     0                    0
July 20, 2020                       22.0                   9,061               370,483                     0                    0
January 20, 2021                    22.5                  19,020               351,463                     0                    0
July 20, 2021                       23.0                  10,759               340,703                     0                    0
January 20, 2022                    23.5                  21,123               319,581                     0                    0
July 20, 2022                       24.0                  12,616               306,965                     0                    0
January 20, 2023                    24.5                  23,401               283,564                     0                    0
July 20, 2023                       25.0                  14,642               268,922                     0                    0
January 20, 2024                    25.5                  25,869               243,053                     0                    0
July 20, 2024                       26.0                  16,853               226,201                     0                    0
January 20, 2025                    26.5                  28,540               197,661                     0                    0
July 20, 2025                       27.0                  19,262               178,399                     0                    0
January 20, 2026                    27.5                  31,431               146,969                     0                    0
July 20, 2026                       28.0                  21,885               125,084                     0                    0
January 20, 2027                    28.5                  34,558                90,526                     0                    0
July 20, 2027                       29.0                  24,740                65,785                     0                    0
January 20, 2028                    29.5                  37,940                27,845                     0                    0
July 20, 2028                       30.0                  27,845                     0                     0                    0
                                             -------------------                         -------------------
     Total                                              $463,348                                    $463,348
                                             ===================                         ===================
     Weighted Average Life                            25.5 Years                                  15.5 Years
                                             ===================                         ===================

  PREMIUMS

     Premiums will be payable on any Class of Timber Notes that is repaid more rapidly or more slowly than the payments contemplated by the Scheduled Amortization Schedule for such Class of Timber Notes. If the Company makes a principal payment on a Class of Timber Notes on any date and the amount of such principal payment, plus the sum of all amounts of principal previously paid on such Class, exceeds the cumulative Scheduled Amortization for such Class of Timber Notes through such date in the related Scheduled Amortization Schedule, the Company will pay a Prepayment Premium. The amount of the Prepayment Premium will be calculated based upon the yield, as described herein, of like-term Treasury securities plus 0.50% per annum applied to the amount of the Excess Payment. If the amount of a principal payment on a Class of Timber Notes on any Note Payment Date, plus the sum of all amounts of principal previously paid on such Class, is less than the cumulative Scheduled Amortization for such Class of Timber Notes through such date in the related Scheduled Amortization Schedule, the Company will, on the next Note Payment Date, owe a Deficiency Premium on such late payment at a rate equal to 1.50% per annum.

     In the event of a Registration Default, a Non-Registration Premium of 0.50% per annum will be due on each Note Payment Date, with respect to all Timber Notes with respect to which a Registration Default is continuing, until all Registration Defaults have been cured. See "The Exchange Offer."

     The Indenture requires that there be reserved on Monthly Deposit Dates amounts equal to a portion of the estimated Premiums to be paid on the next succeeding Note Payment Date. However, in the event that current operating cash flow (less payments in connection with the Line of Credit Agreement (other than Additional Liquidity Provider Fees and Supplemental Liquidity Provider Interest), and required principal and interest payments on the Timber Notes and any Additional Timber Notes) is not sufficient to provide for the payment of such Premiums, the obligation to pay such Premiums, with interest, will be carried over to subsequent Note Payment Dates. Except for payments for operating expenses and capital expenditures, no cash flow of the Company from the harvesting of Company Timber will be released to the Company free and clear of the Lien of the Deed of Trust during any time that the payment of such Premium has been deferred and not provided for by a deposit into the Payment Account. Payment of any Premium will, in effect, be subordinate to payment of such operating expenses, capital expenditures, amounts then due (other than Additional Liquidity Provider Fees and Supplemental Liquidity Provider Interest), if any, to the Liquidity Providers, and principal and interest on the Timber Notes and any Additional Timber Notes.

THE RATING OF THE TIMBER NOTES RELATES ONLY TO THE TIMELY PAYMENT OF INTEREST (EXCLUDING INTEREST ON PREMIUMS) AND THE PAYMENT OF PRINCIPAL NO LATER THAN THE FINAL MATURITY DATE AND NOT TO THE PAYMENT OF ANY MINIMUM PRINCIPAL AMORTIZATION OR DEPLETION AMORTIZATION AMOUNT, PREMIUMS OR INTEREST ON PREMIUMS.

  FUNDING OF TIMBER NOTE PAYMENTS; CASH RELEASE MECHANISM

     Revenues from the sale of the Company's logs or timber from the Company Timber is deposited directly into the Collection Account maintained with the Trustee. Pursuant to the Indenture, the Expense Reserve is replenished on each Monthly Deposit Date, and the Company is authorized to make disbursements from the Collection Account and the Expense Reserve for, among other things, certain capital expenditures and operating expenses, including taxes, the Services Fee and other payments under the New Services Agreement, the Trustee's and Collateral Agent's fees and expenses (to the extent, in certain cases, of the balance of the Expense Reserve) and to make certain payments to the Liquidity Providers. Amounts to be utilized for payments on the Timber Notes generally will be withdrawn from the Collection Account on each Monthly Deposit Date, deposited into the Payment Account, and (if the Monthly Deposit Date is not also a Note Payment Date) invested in Eligible Investments (as defined below) until the next Note Payment Date. The amount to be transferred from the Collection Account to the Payment Account on each Monthly Deposit Date will (to the extent of available cash) be calculated so that the amount in the Payment Account will be sufficient to pay (i) all accrued interest, Deficiency Premiums and Non-Registration Premiums, if any, on the Timber Notes and any Additional Timber Notes to the Monthly Deposit Date and

(ii) an appropriate portion of principal amortization and Prepayment Premiums, if any, expected to be payable on the Timber Notes, and an appropriate portion of any amounts expected to be payable to the Liquidity Providers, on the next Note Payment Date (or, if such Monthly Deposit Date is also a Note Payment Date, on such Note Payment Date). Amounts remaining in the Collection Account on a Monthly Deposit Date after the required transfer of funds into the Payment Account and any required transfers to the Expense Reserve may, unless a Trapping Event or a Cash Retention Event has occurred and is continuing (and after payment of any Additional Liquidity Fees and Supplemental Liquidity Provider Interest that may be payable under the Line of Credit Agreement), be released to the Company free and clear of the Lien of the Deed of Trust. See "Description of the Timber Notes--Accounts; Payment on the Timber Notes--Monthly Deposit Dates." It is expected that substantially all of the cash released to the Company free and clear of the Lien of the Deed of Trust will be distributed to Pacific Lumber on a monthly basis.

     On each Note Payment Date, the amounts on deposit in the Payment Account will (unless a Line of Credit Acceleration has occurred or an Acceleration Event exists) be utilized to make required payments on the Timber Notes and any Additional Timber Notes and to the Liquidity Providers following any Termination Advance. To the extent funds on deposit in the Payment Account are inadequate to make payments of interest (excluding interest on Premiums) to the holders of all Classes of Timber Notes and any Additional Timber Notes when due, additional amounts will be borrowed under the Line of Credit Agreement (or, if a Liquidity Account has been created in connection with a Termination Advance, withdrawn from the Liquidity Account, to the extent of the balance thereof). In the event that amounts are so borrowed under the Line of Credit Agreement, or withdrawn from the Liquidity Account, the Indenture requires that, amounts in the Collection Account or the Payment Account be utilized to pay amounts then due in connection with the Line of Credit Agreement (other than Additional Liquidity Provider Fees and Supplemental Liquidity Provider Interest) or be deposited in the Liquidity Account so that the aggregate of the amount available under the Line of Credit Agreement or on deposit in the Liquidity Account will be increased to the Required Liquidity Amount on or before the next Note Payment Date before the payment of any principal on that date. To the extent that amounts on deposit in the Payment Account on a Note Payment Date exceed the required payments on the Timber Notes and any Additional Timber Notes and any required payments to the Liquidity Providers following any Termination Advance (and any required deposits to the Liquidity Account) on such Note Payment Date, such excess amounts may, unless a Trapping Event or a Cash Retention Event has occurred and is continuing, be released to the Company free and clear of the Lien of the Deed of Trust. See "Description of the Timber Notes--Accounts; Payment on the Timber Notes--Note Payment Dates." It is expected that substantially all of the cash released to the Company free and clear of the Lien of the Deed of Trust will be distributed to Pacific Lumber.

SCHEDULED ASSUMPTIONS

     THE ASSUMPTIONS (THE "SCHEDULED ASSUMPTIONS") AND TABLES SET FORTH BELOW REPRESENT POSSIBLE CASH FLOW SCENARIOS DESIGNED TO ILLUSTRATE CERTAIN PAYMENT CHARACTERISTICS OF THE TIMBER NOTES AND ARE NOT INTENDED TO BE PROJECTIONS OR FORECASTS, BUT, RATHER, SIMPLY REFLECT THE RESULTS OF MATHEMATICAL CALCULATIONS UTILIZING THE SCHEDULED ASSUMPTIONS AND VARIATIONS THEREOF SET FORTH BELOW. THE TABLES HAVE BEEN DEVELOPED BY FIXING CERTAIN OF THE SCHEDULED ASSUMPTIONS AND BY VARYING OTHER SCHEDULED ASSUMPTIONS WHICH AFFECT THE COMPANY'S REVENUES, COSTS AND CAPITAL EXPENDITURES (THE "SENSITIVITIES"). THE SCHEDULED ASSUMPTIONS DO
NOT REPRESENT A COMPLETE LIST OF FACTORS WHICH MAY AFFECT THE REVENUES, COSTS AND CAPITAL EXPENDITURES OF THE COMPANY, BUT RATHER INDICATE THOSE FACTORS WHICH ARE LIKELY TO SIGNIFICANTLY AFFECT THE PERFORMANCE OF THE COMPANY IN FUTURE YEARS. IN ADDITION, THE RANGE OF POSSIBLE OUTCOMES WITH RESPECT TO EACH SCHEDULED ASSUMPTION AND THE COMBINATION OF SCHEDULED ASSUMPTIONS SET FORTH ABOVE DO NOT INDICATE A COMPREHENSIVE SET OF POSSIBLE RESULTS. IN PARTICULAR, MORE SEVERE STRESSES MAY LEAD TO PAYMENTS OF PRINCIPAL ON THE TIMBER NOTES BEING DELAYED OR DECREASED OR, IN CERTAIN CASES, AN EVENT OF DEFAULT.

     ACCORDINGLY, INVESTORS SHOULD UNDERSTAND THAT THE FOLLOWING TABLES ARE INTENDED MERELY TO ILLUSTRATE CERTAIN, BUT NOT ALL, PAYMENT SENSITIVITIES OF THE TIMBER NOTES TO CERTAIN, BUT NOT ALL, CHANGES IN UNDERLYING ASSUMPTIONS. THE COMPANY DOES NOT INTEND TO UPDATE OR REVISE THE INFORMATION PRESENTED TO REFLECT CHANGES OCCURRING AFTER THE CLOSING DATE. IT IS HIGHLY LIKELY THAT ACTUAL EXPERIENCE WILL VARY FROM THE SCHEDULED

ASSUMPTIONS AND THE POSSIBLE CASH FLOW SCENARIOS REPRESENTED BY THE TABLES. THE PRINCIPAL FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL CASH FLOW TO DIFFER MATERIALLY FROM SUCH SCENARIOS ARE THE SENSITIVITIES AND CERTAIN "RISK
FACTORS" AS SET OUT HEREIN. IN ADDITION, THE TABLES DO NOT REFLECT THE POSSIBLE EFFECT OF THE ISSUANCE OF ANY ADDITIONAL TIMBER NOTES ON THE WEIGHTED AVERAGE LIFE OR FINAL MATURITY OF THE TIMBER NOTES.

  OVERVIEW

     The Scheduled Assumptions incorporate those described under "--Scheduled Amortization" as well as certain other assumptions, including the following:

  REVENUE ASSUMPTIONS

       PRICES

     (i) The initial SBE Price was assumed to be $724 per Mbfe.

     (ii) The initial SBE Price was assumed to escalate at a rate of 3.5% per annum starting in January 1999.

       HARVEST LEVELS (MBFE)

     It was assumed that the Company would harvest approximately the following amount of timber per year for each of the periods set forth below:

                                           TOTAL MBFE
                                           ----------
July 1998 through December 2007 (9.5
  years)................................     162,274
January 2008 through December 2017 (10.0
  years)................................     132,131
January 2018 through July 2028 (10.5
  years)................................      87,692

The above assumptions were used to determine the assumed gross monthly revenue to the Company before principal and interest payments, administrative expenses, yield taxes, property taxes, the Services Fee and other operating expenses, capital expenditures and payments associated with the Line of Credit Agreement.

  EXPENSE AND CAPITAL EXPENDITURES ASSUMPTIONS

       GENERAL

     (i) All operating expenses and capital expenditures were adjusted each decade to reflect changes between decades in assumed harvest levels and escalated at the rate of 3.5% per annum, commencing January 1, 1999.

     (ii) All expenses were deducted from gross revenue to arrive at the Company's cash flows.

     (iii) Funds in the Payment Account were assumed to earn interest at the rate of 4.00% per annum.

       OPERATING EXPENSES

     Operating expenses include administrative expenses, property taxes, the Services Fee and road maintenance. Operating expenses were initially assumed to be equal to $6.9 million per year ($3.5 million of which was assumed to vary with harvest).

       CAPITAL EXPENDITURES

     Capital expenditures include reforestation and rehabilitation and construction of logging roads. Capital expenditures were initially assumed to be equal to $7.7 million per year ($5.6 million of which was assumed to vary with harvest).

       YIELD TAXES

     Yield taxes were assumed to be equal to 2.9% of the gross revenue from harvest.

       LINE OF CREDIT COMMITMENT FEE

     The commitment fee was assumed to be an annual cost based on the Required Liquidity Amount. The Required Liquidity Amount is the amount necessary to service one year's interest payments at the applicable Note Rates on all Classes of Timber Notes.

  EFFECT OF HARVEST LEVEL CHANGES

     The tables below have been prepared based on the Scheduled Assumptions, except that the amount of timber harvested by the Company in each year has been changed by the indicated percentages beginning as of July 20, 1998. If the actual amount of Company Timber harvested were to vary as indicated below and all of the other Scheduled Assumptions were to occur as assumed, then the final maturities and weighted average lives of the respective Classes of Timber Notes would be as set forth below. To the extent that operating expenses and capital expenditures are assumed to vary with harvest levels, such variations have been reflected in the calculations. Deficiency Premiums, to the extent applicable, are paid in full in all scenarios. Prepayment Premiums have not been reflected in the calculations.

      FINAL MATURITY AND WEIGHTED AVERAGE LIFE OF TIMBER NOTES ASSUMING A
       PERMANENT CHANGE IN HARVEST LEVELS AND A REFINANCING IN YEAR 15.5

                                                             CLASS A-1         CLASS A-2         CLASS A-3
                                           CHANGE IN       --------------    --------------    --------------
                                        HARVEST LEVELS     WAL     FINAL     WAL     FINAL     WAL     FINAL
                                        ---------------    ----    ------    ----    ------    ----    ------
Harvest Level Increases..............        10.00%        4.0       7.0     10.1     13.5     15.2     15.5
                                              5.00%        4.5       7.5     11.1     14.5     15.4     15.5
Scheduled Harvest Schedule...........         0.00%        5.0       8.5     12.4     15.5     15.5     15.5
Harvest Level Decreases..............         5.00%        5.7       9.5     13.6     15.5     15.5     15.5
                                             10.00%        6.6      11.5     14.7     15.5     15.5     15.5
                                             15.00%        6.8      11.5     14.8     15.5     15.5     15.5
                                             20.00%        6.8      11.5     14.8     15.5     15.5     15.5

      FINAL MATURITY AND WEIGHTED AVERAGE LIFE OF TIMBER NOTES ASSUMING A
             PERMANENT CHANGE IN HARVEST LEVELS AND NO REFINANCING

                                                             CLASS A-1         CLASS A-2         CLASS A-3
                                           CHANGE IN       --------------    --------------    --------------
                                        HARVEST LEVELS     WAL     FINAL     WAL     FINAL     WAL     FINAL
                                        ---------------    ----    ------    ----    ------    ----    ------
Harvest Level Increases..............        10.00%        4.0       7.0     10.1     13.5     16.6     19.0
                                              5.00%        4.5       7.5     11.1     14.5     17.5     20.0
Scheduled Harvest Schedule...........         0.00%        5.0       8.5     12.4     15.5     18.7     21.5
Harvest Level Decreases..............         5.00%        5.7       9.5     13.8     17.0     20.2     23.5
                                             10.00%        6.6      11.5     15.5     18.5     22.3     26.0
                                             15.00%        6.8      11.5     15.8     18.5     23.3     27.0
                                             20.00%        6.8      11.5     15.8     19.0     24.2     28.5

  EFFECT OF PRICE CHANGES

     The tables below have been prepared based on the Scheduled Assumptions, except that the price of logs that are sold by the Company in each year has been changed by the indicated percentages beginning as of July 20, 1998. If the actual prices that are realized by the Company were to vary as indicated below and all of the other Scheduled Assumptions were to occur as assumed, then the final maturities and weighted average lives of the respective Classes of Timber Notes would be as set forth below. Deficiency Premiums, to the extent applicable, are paid in full in all scenarios. No Prepayment Premiums would be payable in these scenarios.

      FINAL MATURITY AND WEIGHTED AVERAGE LIFE OF TIMBER NOTES ASSUMING A
            PERMANENT CHANGE IN PRICE AND A REFINANCING IN YEAR 15.5

                                                        CLASS A-1         CLASS A-2         CLASS A-3
                                        CHANGE IN     --------------    --------------    --------------
                                          PRICE       WAL     FINAL     WAL     FINAL     WAL     FINAL
                                        ----------    ----    ------    ----    ------    ----    ------
Price Increases......................      20.00%     5.0       8.5     12.4     15.5     15.5     15.5
                                           10.00%     5.0       8.5     12.4     15.5     15.5     15.5
Assumed Price........................       0.00%     5.0       8.5     12.4     15.5     15.5     15.5
Price Decreases......................       5.00%     5.0       8.5     12.4     15.5     15.5     15.5
                                           10.00%     5.0       8.5     12.4     15.5     15.5     15.5
                                           15.00%     5.0       8.5     12.4     15.5     15.5     15.5
                                           20.00%     5.0       8.5     12.4     15.5     15.5     15.5
                                           25.00%     5.1       8.5     12.4     15.5     15.5     15.5
                                           30.00%     6.2       9.5     13.1     15.5     15.5     15.5

      FINAL MATURITY AND WEIGHTED AVERAGE LIFE OF TIMBER NOTES ASSUMING A
                  PERMANENT CHANGE IN PRICE AND NO REFINANCING

                                                        CLASS A-1         CLASS A-2         CLASS A-3
                                        CHANGE IN     --------------    --------------    --------------
                                          PRICE       WAL     FINAL     WAL     FINAL     WAL     FINAL
                                        ----------    ----    ------    ----    ------    ----    ------
Price Increases......................      20.00%     5.0       8.5     12.4     15.5     18.0     20.0
                                           10.00%     5.0       8.5     12.4     15.5     18.2     20.5
Assumed Price........................       0.00%     5.0       8.5     12.4     15.5     18.7     21.5
Price Decreases......................       5.00%     5.0       8.5     12.4     15.5     18.9     22.0
                                           10.00%     5.0       8.5     12.4     15.5     19.2     22.5
                                           15.00%     5.0       8.5     12.4     15.5     19.6     23.5
                                           20.00%     5.0       8.5     12.4     15.5     19.9     24.0
                                           25.00%     5.1       8.5     12.4     15.5     20.0     24.5
                                           30.00%     6.2       9.5     13.1     16.0     20.2     24.5

  EFFECT OF EXPENSE CHANGES

     The tables below have been prepared based on the Scheduled Assumptions, except that the operating expenses and capital expenditures of the Company (other than yield taxes and commitment fees under the Line of Credit Agreement) in each year have been changed by the indicated percentages beginning as of July 20, 1998. If the actual operating expenses and capital expenditures of the Company were to vary as indicated below and all of the other Scheduled Assumptions were to occur as assumed, then the final maturities and weighted average lives of the respective Classes of Timber Notes would be as set forth below. Deficiency Premiums, to the extent applicable, are paid in full in all scenarios. No Prepayment Premiums would be payable in these scenarios.

      FINAL MATURITY AND WEIGHTED AVERAGE LIFE OF TIMBER NOTES ASSUMING A
          PERMANENT CHANGE IN EXPENSES AND A REFINANCING IN YEAR 15.5

                                                          CLASS A-1         CLASS A-2          CLASS A-3
                                            CHANGE      -------------     --------------     --------------
                                           IN PRICE     WAL     FINAL     WAL      FINAL     WAL      FINAL
                                           --------     ---     -----     ----     -----     ----     -----
Expense Decreases.......................    20.00%      5.0     8.5       12.4     15.5      15.5     15.5
Assumed Expenses........................     0.00%      5.0     8.5       12.4     15.5      15.5     15.5
Expense Increases.......................    20.00%      5.0     8.5       12.4     15.5      15.5     15.5
                                            40.00%      5.0     8.5       12.4     15.5      15.5     15.5
                                            60.00%      5.0     8.5       12.4     15.5      15.5     15.5
                                            80.00%      5.0     8.5       12.4     15.5      15.5     15.5
                                           100.00%      5.0     8.5       12.4     15.5      15.5     15.5
                                           150.00%      5.0     8.5       12.4     15.5      15.5     15.5
                                           200.00%      5.1     8.5       12.4     15.5      15.5     15.5

      FINAL MATURITY AND WEIGHTED AVERAGE LIFE OF TIMBER NOTES ASSUMING A
                PERMANENT CHANGE IN EXPENSES AND NO REFINANCING

                                                        CLASS A-1        CLASS A-2        CLASS A-3
                                            CHANGE     ------------    -------------    -------------
                                           IN PRICE    WAL    FINAL    WAL     FINAL    WAL     FINAL
                                           --------    ---    -----    ----    -----    ----    -----
Expense Decreases.......................    20.00%     5.0    8.5      12.4    15.5     18.5    21.5
Assumed Expenses........................     0.00%     5.0    8.5      12.4    15.5     18.7    21.5
Expense Increases.......................    20.00%     5.0    8.5      12.4    15.5     18.8    22.0
                                            40.00%     5.0    8.5      12.4    15.5     18.9    22.0
                                            60.00%     5.0    8.5      12.4    15.5     19.1    22.5
                                            80.00%     5.0    8.5      12.4    15.5     19.3    23.0
                                           100.00%     5.0    8.5      12.4    15.5     19.5    23.5
                                           150.00%     5.0    8.5      12.4    15.5     20.0    24.5
                                           200.00%     5.1    8.5      12.4    15.5     20.1    24.5

                                 CAPITALIZATION

     The following table sets forth, at June 30, 1998, the historical capitalization of the Company and the unaudited pro forma capitalization of the Company after giving effect to the Offering and the application of the net proceeds therefrom. This table should be read in conjunction with the Company's Financial Statements and Notes thereto and the Company's unaudited Pro Forma Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

                                              JUNE 30, 1998
                                        --------------------------
                                        HISTORICAL       PRO FORMA
                                        ----------       ---------
                                         (IN MILLIONS OF DOLLARS)
Cash and cash equivalents(1).........     $ 13.7          $   5.0
                                        ==========       =========
Restricted cash(2)...................     $ 28.1          $  25.0
                                        ==========       =========
Timber Notes, Original Timber Notes
  and other debt:
  Current maturities.................     $ 20.6          $   8.2
  Long-term portion..................      288.7            859.0
  Other debt.........................        7.4              0.5
                                        ----------       ---------
     Total debt......................      316.7            867.7
Member capital (deficit).............       24.7           (539.1)(3)
                                        ----------       ---------
       Total capitalization..........     $341.4          $ 328.6
                                        ==========       =========

---------------

(1) Historical cash and cash equivalents includes $10.2 million deposited in the payment account under the Original Indenture for the payment of accrued interest and principal on the Original Timber Notes. Pro forma cash and cash equivalents includes $1.1 million of cash deposited in the Expense Reserve on the Closing Date.

(2) Historical restricted cash represents amounts held in the Original Liquidity Account and is classified as a noncurrent asset in the Company's Financial Statements. Pro forma restricted cash represents amounts held in the Prefunding Account and is classified as a noncurrent asset in the Company's Pro Forma Financial Statements.

(3) Assumes (a) the write-off of $12.9 million of deferred financing costs and the incurrence of $28.0 million of prepayment premiums on the Original Timber Notes offset by the benefit from $6.6 million of unearned premiums and make whole amounts under the investment rate agreement associated with the Original Liquidity Account, (b) the distribution of $506.4 million to Pacific Lumber and (c) the elimination of $23.1 million of deferred income tax assets.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following selected historical financial data should be read in conjunction with the Company's Financial Statements and the Notes thereto and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere herein. The selected historical financial data as of and for the five years ended December 31, 1997 are derived from the audited Financial Statements of the Company. The selected historical financial data as of and for the six months ended June 30, 1998 and 1997 are derived from the unaudited financial statements of the Company. As discussed in "Summary--Summary Historical and Pro Forma Financial Data," the financial data shown in the "historical" columns reflects (a) the historical assets, liabilities and results of operations of Scotia Pacific after giving effect to the Company Transfer and (b) Pacific Lumber's and Salmon Creek's historical assets, liabilities and results of operations attributable to the timberlands and the timber and related timber harvesting rights transferred pursuant to the Palco Transfers, in each case, as if such transactions occurred on January 1, 1993 (the beginning of the earliest period presented). The following unaudited operating data for the six months ended June 30, 1998 and for the year ended December 31, 1997 as shown in the "pro forma" columns gives effect to the Pro Forma Adjustments as if they occurred on January 1, 1997. The balance sheet data as shown in the "pro forma" columns gives effect to the Pro Forma Adjustments as if they occurred on June 30, 1998. The pro forma operating data is not necessarily indicative of the results of future operations.

                                              SIX MONTHS ENDED JUNE 30,                  YEARS ENDED DECEMBER 31,
                                          ----------------------------------   --------------------------------------------
                                                  1998                                 1997
                                          ---------------------   HISTORICAL   ---------------------        HISTORICAL
                                                         PRO      ----------                  PRO      --------------------
                                          HISTORICAL   FORMA(1)      1997      HISTORICAL   FORMA(1)     1996       1995
                                          ----------   --------   ----------   ----------   --------   ---------  ---------
                                                    (IN MILLIONS OF DOLLARS, EXCEPT VOLUME, PRICE AND RATIO DATA)
OPERATING DATA:
  Log sales to Pacific Lumber...........    $ 34.5      $ 34.5      $ 53.8       $126.4      $126.4    $   135.0  $   129.4
  General and administrative expenses...       3.3         5.9         3.9          8.3        10.4          7.8        7.6
  Depletion and depreciation............       5.0         5.0         7.4         16.8        16.8         16.8       17.5
  Operating income......................      26.2        23.6        42.5        101.3        99.2        110.4      104.3
  Interest and other income.............       1.3          .9         1.4          2.8         1.9          2.9        3.0
  Interest expense......................      13.2        32.8        13.7         27.3        65.6         28.3       29.2
  Income (loss) before income taxes.....      14.3        (8.3)       30.2         76.8        35.5         85.0       78.1
  Income (loss) before extraordinary
    item................................       8.5        (8.3)       17.9         45.6        35.5         51.5       46.0
  Extraordinary item....................        --          --          --           --       (26.5)          --         --
  Net income (loss).....................       8.5        (8.3)       17.9         45.6         9.0         51.5       46.0
OTHER DATA:
  Harvest volumes (thousands of
    Mbfe(2))............................      50.6        50.6        79.8        182.3       182.3        182.5      187.5
  Average realized SBE Price per
    Mbfe(2).............................    $  682      $  682      $  674       $  693      $  693    $     740  $     690
  EBITDA(3).............................      31.2        28.6        49.9        118.1       116.0        127.2      121.8
  Ratio of earnings to fixed charges....       2.1x         --         3.2x         3.8x        1.5x         4.0x       3.7x
  Fixed charge coverage deficiency......        --         8.3          --           --          --           --         --
  Capital expenditures (including
    timberland acquisitions)............       2.9         2.9         8.2         14.8        14.8          7.3        4.2
  Dividends and distributions...........       6.1          --        24.4         74.7       540.7         84.1       79.1

                                            1994       1993
                                          ---------  ---------
OPERATING DATA:
  Log sales to Pacific Lumber...........  $   146.6  $   135.0
  General and administrative expenses...        8.8        6.8
  Depletion and depreciation............       17.5       16.9
  Operating income......................      120.3      111.3
  Interest and other income.............        2.9        2.5
  Interest expense......................       30.3       24.9
  Income (loss) before income taxes.....       92.9       88.9
  Income (loss) before extraordinary
    item................................       60.2       52.4
  Extraordinary item....................         --       (6.0)
  Net income (loss).....................       60.2       46.4
OTHER DATA:
  Harvest volumes (thousands of
    Mbfe(2))............................      185.7      175.6
  Average realized SBE Price per
    Mbfe(2).............................  $     789  $     769
  EBITDA(3).............................      137.8      128.2
  Ratio of earnings to fixed charges....        4.1x       4.6x
  Fixed charge coverage deficiency......         --         --
  Capital expenditures (including
    timberland acquisitions)............        2.6        0.6
  Dividends and distributions...........       99.1       87.6

                                                                                      DECEMBER 31,
                                                                  -----------------------------------------------------
                                              JUNE 30, 1998
                                          ---------------------                        HISTORICAL
                                                         PRO      -----------------------------------------------------
                                          HISTORICAL   FORMA(1)     1997       1996       1995       1994       1993
                                          ----------   --------   ---------  ---------  ---------  ---------  ---------
                                                                    (IN MILLIONS OF DOLLARS)
BALANCE SHEET DATA:
  Cash and cash equivalents(4)..........    $ 13.7     $   5.0    $    20.9  $    20.3  $    21.5  $    20.2  $    21.7
  Timber and timberlands................     247.3       247.3        249.7      255.6      268.2      281.8      294.9
  Restricted cash(4)....................      28.1        25.0         28.4       30.0       31.4       32.4       33.6
  Total assets..........................     353.5       329.7        356.9      362.5      378.8      396.8      410.2
  Total indebtedness....................     316.7       867.7        327.5      336.9      351.6      364.7      376.9
  Member capital (deficit)..............      24.7      (539.1 )       17.1       12.7       12.9       18.3       18.5

---------------

See "Summary--Summary Historical and Pro Forma Financial Data" for the text of notes (1) through (4).

                                       67

                       UNAUDITED PRO FORMA BALANCE SHEET
                                 JUNE 30, 1998
                            (IN MILLIONS OF DOLLARS)

                                                              PRO FORMA ADJUSTMENTS
                                                          -----------------------------
                                                            ISSUANCE       APPLICATION
                                                               OF          OF PROCEEDS       PRO
                                           HISTORICAL     TIMBER NOTES      AND OTHER       FORMA
                                           ----------     ------------     ------------   ---------
Current assets:
  Cash and cash equivalents.............     $ 13.7          $818.2          $ (826.9)    $     5.0
  Receivables:
     Due from Pacific Lumber............       12.2              --                --          12.2
     Accrued interest...................        0.1              --                --           0.1
  Prepaid timber harvesting costs.......        2.5              --                --           2.5
  Other prepaid expenses and current
     assets.............................        0.3              --                --           0.3
                                           ----------     ------------     ------------   ---------
     Total current assets...............       28.8           818.2            (826.9)         20.1
                                           ----------     ------------     ------------   ---------
Timber and timberlands, net.............      247.3              --                --         247.3
Property and equipment, net.............       11.2              --                --          11.2
Deferred financing costs, net...........       12.9            24.0             (12.9)         24.0
Deferred income taxes...................       23.1              --             (23.1)           --
Restricted cash.........................       28.1            25.0             (28.1)         25.0
Other assets............................        2.1              --                --           2.1
                                           ----------     ------------     ------------   ---------
                                             $353.5          $867.2          $ (891.0)    $   329.7
                                           ==========     ============     ============   =========
Current liabilities:
  Due to Pacific Lumber.................     $  0.1          $   --          $     --     $     0.1
  Accrued interest......................       11.0              --             (11.0)           --
  Other accrued liabilities.............        1.0              --                --           1.0
  Long-term debt, current maturities....       20.6             8.2             (20.6)          8.2
                                           ----------     ------------     ------------   ---------
     Total current liabilities..........       32.7             8.2             (31.6)          9.3
Long-term debt, less current
  maturities............................      296.1           859.0            (295.6)        859.5
                                           ----------     ------------     ------------   ---------
     Total liabilities..................      328.8           867.2            (327.2)        868.8
                                           ----------     ------------     ------------   ---------
Contingencies
Total member capital (deficit)..........       24.7              --            (563.8)       (539.1)
                                           ----------     ------------     ------------   ---------
                                             $353.5          $867.2          $ (891.0)    $   329.7
                                           ==========     ============     ============   =========

             See Notes to Unaudited Pro Forma Financial Statements.

                    UNAUDITED PRO FORMA STATEMENTS OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1998
                            (IN MILLIONS OF DOLLARS)

                                                           PRO FORMA ADJUSTMENTS
                                                       ------------------------------
                                                         ISSUANCE       APPLICATIONS
                                                            OF           OF PROCEEDS      PRO
                                        HISTORICAL     TIMBER NOTES       AND OTHER      FORMA
                                        -----------    -------------    -------------    ------
Log sales to Pacific Lumber..........      $34.5          $    --           $  --        $ 34.5
Operating expenses:
  General and administrative
     expenses........................        3.3              2.8            (0.2)          5.9
  Depletion and depreciation.........        5.0               --              --           5.0
                                        -----------    -------------    -------------    ------
Operating income.....................       26.2             (2.8)            0.2          23.6
Other income (expense)
  Interest and other income..........        1.3              0.7            (1.1)          0.9
  Interest expense...................      (13.2)           (32.5)           12.9         (32.8)
                                        -----------    -------------    -------------    ------
Income (loss) before income taxes....       14.3            (34.6)           12.0          (8.3)
Provision in lieu of income taxes....       (5.8)              --             5.8            --
                                        -----------    -------------    -------------    ------
Net income (loss)....................      $ 8.5          $ (34.6)          $17.8        $ (8.3)
                                        ===========    =============    =============    ======

                          YEAR ENDED DECEMBER 31, 1997
                            (IN MILLIONS OF DOLLARS)

                                                           PRO FORMA ADJUSTMENTS
                                                       ------------------------------
                                                         ISSUANCE       APPLICATIONS
                                                            OF           OF PROCEEDS      PRO
                                        HISTORICAL     TIMBER NOTES       AND OTHER      FORMA
                                        -----------    -------------    -------------    ------
Log sales to Pacific Lumber..........     $ 126.4         $    --              --        $126.4
Operating expenses:
  General and administrative
     expenses........................         8.3             2.5            (0.4)         10.4
  Depletion and depreciation.........        16.8              --              --          16.8
                                        -----------    -------------    -------------    ------
Operating income.....................       101.3            (2.5)            0.4          99.2
Other income (expense):
  Interest and other income..........         2.8             1.4            (2.3)          1.9
  Interest expense...................       (27.3)          (65.3)           27.0         (65.6)
                                        -----------    -------------    -------------    ------
Income before income taxes...........        76.8           (66.4)           25.1          35.5
Provision in lieu of income taxes....       (31.2)             --            31.2            --
                                        -----------    -------------    -------------    ------
Income before extraordinary item.....     $  45.6         $ (66.4)          $56.3        $ 35.5
                                        ===========    =============    =============    ======

             See Notes to Unaudited Pro Forma Financial Statements.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The Unaudited Pro Forma Balance Sheet gives effect to the Offering, the repayment of $309.2 million aggregate principal amount of Original Timber Notes and the distribution of $506.4 million in cash to Pacific Lumber and gives effect to the other Pro Forma Adjustments described below as if they occurred on June 30, 1998. The Unaudited Pro Forma Statements of Income reflect the Pro Forma Adjustments as if they occurred on January 1, 1997. Such pro forma financial statements are not necessarily indicative of the results of future operations.

-- Pro forma cash and cash equivalents include $1.1 million deposited in the Expense Reserve.

-- Deferred financing costs of $24.0 million incurred in connection with the Offering are deferred and amortized over the estimated 15 year average life of the Timber Notes. The pro forma adjustment to interest expense for the six months ended June 30, 1998 and the year ended December 31, 1997 includes $0.8 million and $1.6 million, respectively, attributable to such amortization and excludes $0.6 million and $1.2 million, respectively, of amortization attributable to the Original Timber Notes.

-- Pro forma restricted cash represents the amount deposited into the Prefunding Account.

-- The pro forma adjustment to general and administrative expenses represents $2.8 million and $2.5 million, respectively, of fees payable and amounts reimbursable to Pacific Lumber during the six months ended June 30, 1998 and the year ended December 31, 1997 pursuant to the New Services Agreement less $0.2 million and $0.4 million, respectively, of fees payable to Pacific Lumber pursuant the Original Services Agreement.

-- The pro forma adjustment to interest and other income consists of the estimated interest earnings on the funds held in the Prefunding Account at an assumed rate of 5.50% per annum less interest earned during the period funds were held in the Original Liquidity Account.

-- The Class A-1, A-2 and A-3 Timber Notes are assumed to bear interest at an overall effective rate of 7.43% per annum, respectively, and require semiannual payments of principal and accrued interest. The pro forma adjustment to interest expense adjusts for (i) interest expense on the Timber Notes, (ii) the exclusion of interest expense on the Original Timber Notes, (iii) commitment fees under the Line of Credit Agreement and amortization of the estimated fees and expenses associated with the Offering and the Line of Credit Agreement and (iv) the exclusion of amortization of deferred financing costs related to the Original Timber Notes.

-- Since the Company has elected to be disregarded as a separate taxable entity and instead be treated as a division of Pacific Lumber solely for federal and state income tax purposes, pro forma adjustments were made to eliminate the deferred income tax asset and the provision in lieu of income taxes.

-- The Unaudited Pro Forma Statement of Income for the year ended December 31, 1997 does not present the loss that would have been incurred in connection with the retirement of the Original Timber Notes. The pro forma amount of such loss as if the retirement occurred on January 1, 1997 would have been $26.5 million which is comprised of (i) $14.7 million of unamortized deferred financing costs and (ii) $18.0 million of prepayment premiums less
    (iii) $6.2 million of unearned premiums and make whole amounts associated with the Original Liquidity Account. The Unaudited Pro Forma Balance Sheet, however, reflects a pro forma loss of $34.3 million that would have been incurred in connection with the retirement of the Original Timber Notes if such retirement occurred on June 30, 1998. Such loss is comprised of (i) $12.9 million of unamortized deferred financing costs and (ii) $28.0 million of prepayment premiums less (iii) $6.6 million of unearned premiums and make whole amounts under the investment rate agreement associated with the Original Liquidity Account.

-- The pro forma adjustments to member capital (deficit) reflect the pro forma loss of $34.3 million attributable to the retirement of the Original Timber Notes, the $506.4 million cash dividend paid to Pacific Lumber and the elimination of $23.1 million of deferred income tax asset discussed above.

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
        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

BACKGROUND

     The Company is a recently formed single member Delaware limited liability company owned by Pacific Lumber and did not conduct any significant operations prior to the issuance of the Old Notes. As discussed in "Summary--Summary Historical and Pro Forma Financial Data," the historical financial data reflects (a) the historical assets, liabilities and results of operations of Scotia Pacific after giving effect to the Company Transfer and (b) Pacific Lumber's and Salmon Creek's historical assets, liabilities and results of operations attributable to the timberlands and the timber and related timber harvesting rights transferred pursuant to the Palco Transfers, in each case, as if such transactions occurred on January 1, 1995 (the beginning of the earliest period presented). The following should be read in conjunction with the Company's Financial Statements and the Notes thereto.

RESULTS OF OPERATIONS

     Logging operations on the Company's timberlands are highly seasonal. Logging activity is normally significantly higher in the months of April through November than in the months of December through March. Management expects that the Company's revenues and cash flows will continue to reflect that seasonality.

  RECENT OPERATING RESULTS

     The Company's revenues from log sales declined from $53.8 million for the first six months of 1997 to $34.5 million for the first half of 1998. This decline reflects the decrease in the volume of log deliveries for such periods from 79,800 Mbfe to 50,600 Mbfe, respectively. The decrease in log sales and volumes was principally due to well-above-normal rainfall during the first half of 1998, additional restrictions on wet weather operations due to a stipulation entered into with the CDF on December 30, 1997 and logging restrictions during the nesting seasons for both the northern spotted owl and the marbled murrelet, which impeded Pacific Lumber's ability to transport logs to its mills and hindered logging operations on the Company Timberlands. This resulted in a significant increase in the volume of logs which could not be transported to Pacific Lumber's log decks (where they are measured and sold).

     Operating cash flow (operating income before depletion and depreciation) for the first half of 1998 was slightly below the interest that, on a pro forma basis, would have been payable on the Timber Notes during such period. The Company expects that its revenues and operating cash flow in the third quarter of 1998 will increase significantly over its revenues and operating cash flow for the second quarter of 1998, as the Company will be able to conduct operations in areas where the Company has been restricted due to inclement weather, wet weather operating restrictions, and the nesting seasons which end during the third quarter of 1998.

     See "Business of the Company--Legal Proceedings" for a description of certain of the Company's timber harvesting litigation, including a recent lawsuit which could potentially result in severe restrictions on the ability to harvest Company Timber for up to several months. See also "Risk
Factors--Regulatory and Environmental Factors" and "Business of the Company--Regulatory and Environmental Matters."

  SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

     LOG SALES TO PACIFIC LUMBER. Net sales from logs were $34.5 million and $53.8 million for the six months ended June 30, 1998 and 1997, respectively. The volume of log deliveries for such periods represented approximately 50,600 Mbfe and 79,800 Mbfe, respectively. The decrease in volume was due to the factors described above. See Note (2) to "Summary--Summary Historical and Pro Forma Financial Data" regarding volumes reflected in Scotia Pacific's Annual Report on Form 10-K for the year ended December 31, 1997.

     OPERATING INCOME AND INCOME BEFORE INCOME TAXES. Operating income was $26.2 million and $42.5 million for the six months ended June 30, 1998 and 1997, respectively. Income before income taxes was

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
$14.3 million and $30.2 million for the six months ended June 30, 1998 and 1997, respectively. The decline in operating income and income before income taxes was principally due to the decrease in log sales discussed above.

  THREE YEARS ENDED DECEMBER 31, 1997

     LOG SALES TO PACIFIC LUMBER. Revenues from the sale of logs were $126.4 million and $135.0 million for the years ended December 31, 1997 and 1996, respectively. The decrease in sales from 1996 is principally due to a decline in SBE prices in young growth redwood and Douglas-fir logs. The impact of lower SBE prices was offset somewhat by the increase in the volume of log deliveries from 182,500 Mbfe in 1996 to 182,300 Mbfe in 1997.

     Revenues from the sale of logs were $135.0 million and $129.4 million for the years ended December 31, 1996 and 1995, respectively. The volume of log deliveries for such periods represented approximately 182,500 Mbfe and 187,500 Mbfe, respectively. The increase in revenues was principally due to an increase in average realized prices for young growth redwood and higher volumes for both young growth redwood and Douglas-fir log deliveries partially offset by a lower volume of old growth log deliveries. Average realized prices increased due to higher SBE prices.

     OPERATING INCOME. Operating income was $101.3 million, $110.4 million and $104.3 million for the years ended December 31, 1997, 1996 and 1995, respectively. The changes between the years are primarily a result of the factors affecting revenues described above. Operating income is net of a provision for timber depletion and depreciation of property and equipment, the estimated cost of yield taxes for the logs sold, administrative costs and the costs for operational, management and related services provided by Pacific Lumber in respect of Scotia Pacific's timberlands pursuant to the Original Services Agreement.

     INCOME BEFORE INCOME TAXES. Income before income taxes was $76.8 million, $85.0 million and $78.1 million for the years ended December 31, 1997, 1996 and 1995, respectively. The decrease in 1997 compared to 1996 and the increase in 1996 compared to 1995 was primarily due to the change in operating income between these years. Income before income taxes represents the sum of operating income and interest income on the funds deposited in the Original Liquidity Account and other deposits required pursuant to the terms of the Original Indenture, less interest expense, including amortization of deferred financing costs, on the Original Timber Notes.

FINANCIAL CONDITION AND INVESTING AND FINANCING ACTIVITIES

     Pursuant to the Indenture, the amount of indebtedness which the Company is permitted to incur other than the Timber Notes is limited to any Additional Timber Notes, up to $75.0 million at any one time outstanding of Non-Recourse Timber Acquisition Indebtedness, indebtedness under the Line of Credit Agreement and certain capital lease obligations and certain other specified indebtedness. The business activities of the Company are generally limited to the ownership and operation of the Company Timberlands, the matters contemplated by the Operative Documents and matters incidental to the foregoing.

     Although the Company is permitted to sell logs or standing Company Timber from its timberlands to other purchasers, management expects that the Company will derive substantially all of its revenue from the sale of logs to Pacific Lumber pursuant to the New Master Purchase Agreement and related log purchase agreements. The quantities and timing of log sales for logs harvested from the Company Timber will depend largely upon purchases of logs by Pacific Lumber under the New Master Purchase Agreement and related log purchase agreements. The timing and amount of such purchases by Pacific Lumber may be affected by factors outside the control of the Company, including inclement weather, regulatory and environmental factors, the financial condition of Pacific Lumber, Pacific Lumber's own supply of timber and its ability to harvest such timber, and the supply and demand for lumber products (which, in turn, will be influenced by demand in the housing, construction and remodeling industries).

     On each Monthly Deposit Date, revenues from the sale of the Company's logs or timber from the Company Timber will be (a) transferred to the Expense Reserve for use in the payment of operating expenses and capital expenditures, (b) utilized for the payment of Trustee, Collateral Agent and Liquidity

Providers' Expenses and to make any required payments of interest and repayments of Advances under the Line of Credit Agreement and (c) to make required deposits into the Payment Account for use on the next Note Payment Date to pay interest, principal and Premium, if any, on the Timber Notes and, in certain circumstances, payment of interest and repayment of Advances under the Line of Credit Agreement. Amounts remaining after making such required payments, transfers and deposits can be released to the Company free and clear of the Lien of the Deed of Trust. To the extent funds are inadequate to make payments of interest (excluding interest on premiums) on the Timber Notes when due, additional amounts will be drawn under the Line of Credit Agreement to the extent of the balance thereof. The amortization of the Timber Notes is generally structured to link, to the extent of available cash, the deemed depletion of the Company Timber as a result of the harvest and sale of logs (or sales of timber, if any) to the required amortization on the Timber Notes. Principal payments under the Scheduled Amortization Schedules for the Timber Notes would be $8.2 million, $15.9 million and $16.3 million in 1999, 2000 and 2001, respectively. Once the Company's debt service, operating and capital expenditure requirements have been met, substantially all of the cash released to the Company free of the Lien of the Deed of Trust will be periodically distributed to Pacific Lumber. On a pro forma basis, assuming that all of the Company's available cash would have been distributed to Pacific Lumber on a monthly basis, Pacific Lumber would have received dividends of approximately $36.9 million in respect of the year ended December 31, 1997, excluding the dividends paid with the proceeds of the Offering. See "Description of the Timber Notes--Accounts; Payment on the Timber Notes."

     The Original Indenture also provided for amortization linked, to the extent of available cash, to the deemed depletion of Scotia Pacific's timber as a result of the harvest and sale of logs. During January 1998 and the years ended December 31, 1997 and 1996, Scotia Pacific repaid approximately $10.8 million, $16.2 million and $14.1 million, respectively, of the aggregate principal amount outstanding on the Original Timber Notes. Once Scotia Pacific's debt service, operating and capital expenditure requirements were met, substantially all of the cash released to Scotia Pacific free of the lien of the deed of trust for the Original Timber Notes was distributed monthly to Pacific Lumber. In connection with the foregoing, Scotia Pacific paid $60.8 million, $76.9 million and $59.0 million of dividends during 1997, 1996 and 1995, respectively, and $6.7 million during the six months ended June 30, 1998 as compared to $21.6 million for the six months ended June 30, 1997. The decline in dividends between periods is the result of lower net sales and operating income described above. The Company expects that dividends subsequent to the Closing Date will be significantly lower than those paid in prior periods.

     The Company's capital expenditures, excluding timberland acquisitions, relate primarily to reforestation of timberlands and to construction and rehabilitation of logging roads. The Company's capital expenditures for 1997, 1996 and 1995, including contributions by Pacific Lumber but excluding timberland acquisitions, were approximately $7.3 million, $5.2 million and $2.0 million, respectively. The Company's capital expenditures, excluding expenditures for timberlands, for the next several years are expected to approximate $8.0 million per year.

     The Company anticipates that cash flow from operations will be sufficient to fund its working capital, capital expenditures and debt service obligations for the next year. With respect to its long-term liquidity, the Company believes that its existing cash, together with its ability to generate sufficient levels of cash flow from operations, should provide sufficient funds to meet its long-term working capital, capital expenditure and debt service obligations.

     See "Business of the Company--Legal Proceedings" for a description of certain of the Company's timber harvesting litigation, including a recent lawsuit which could potentially result in severe restrictions on the ability to harvest Company Timber for up to several months. See also "Risk
Factors--Regulatory and Environmental Factors" and "Business of the Company--Regulatory and Environmental Matters."

TRENDS

     The Company's business is subject to a variety of California and federal laws and regulations dealing with timber harvesting, threatened and endangered species and habitat for such species, and air and water quality. Moreover, these laws and regulations are modified from time to time and are subject to judicial and administrative interpretation. There can be no assurance that certain pending regulatory and legal matters or future governmental regulations, legislation or judicial or administrative decisions would not have a material adverse effect on the Company's financial position, results of operations or liquidity. See "Risk Factors--Regulatory and Environmental Factors" and "--Headwaters Agreement"; "Business of the

Company--Regulatory and Environmental Matters," "--Headwaters Agreement" and "--Legal Proceedings--Timber Harvesting Litigation" and Note 5 to the Financial Statements for further information regarding regulatory and legal proceedings affecting the Company.

     Judicial or regulatory actions adverse to the Company, increased regulatory delays and inclement weather in northern California, independently or collectively, could impair Pacific Lumber's ability to conduct normal timber harvesting operations on the Company Timberlands.

YEAR 2000

     Internal assessments undertaken for the Company have determined that the Company's and Pacific Lumber's software and related technologies will not be materially affected by the year 2000 date change. Spending is expected to be less than $100,000 for system modification costs, which will be expensed as incurred. Costs associated with any new systems will be capitalized and amortized over the estimated useful lives of the systems.

                            BUSINESS OF THE COMPANY

GENERAL

     The Company is a special purpose Delaware limited liability company wholly owned by Pacific Lumber, and was recently organized by Pacific Lumber to facilitate the Offering and to be the successor to Scotia Pacific. Scotia Pacific was organized by Pacific Lumber in November 1992 in connection with the offering of the Original Timber Notes. On March 23, 1993, the issuance date of the Original Timber Notes, Pacific Lumber completed the Original Transfer, consisting of the transfer to the Company of (i) approximately 171,400 acres of commercial timberlands in Humboldt County, California, including the Timber Rights with respect to such acreage, (ii) approximately 8,000 additional acres of timberlands (consisting substantially of scattered stands of virgin old growth timber) on which Pacific Lumber retained the Timber Rights, (iii) certain computer hardware and software, including the GIS, (subject to certain rights of concurrent use by Pacific Lumber) and (iv) certain other assets. Substantially all of Scotia Pacific's assets served as collateral for the Original Timber Notes. Since the date of the Original Transfer, Scotia Pacific had derived substantially all of its revenues from the sale to Pacific Lumber of logs harvested from Scotia Pacific's timberlands by Pacific Lumber pursuant to the Original Master Purchase Agreement. Pursuant to the Original Services Agreement, Pacific Lumber provided operational, management and related services with respect to Scotia Pacific's timberlands not performed by the Company's employees.

THE TRANSACTION

     On or prior to the Closing Date, Pacific Lumber made the Palco Transfers, as a result of which there were transferred to the Company (i) the Transferred Timberlands, consisting of approximately 13,500 acres of timberlands (including the Timber Rights thereon), (ii) the Timber Rights with respect to approximately 7,500 acres of the timberlands which were subject to the Original Pacific Lumber Timber Rights, and (iii) the Company Timber Rights, consisting of the Timber Rights with respect to an additional approximately 12,200 acres of timberlands that will continue to be owned by Pacific Lumber, Salmon Creek or an unaffiliated third party.

     On the Closing Date, (i) the Merger was effected, pursuant to which Scotia Pacific was merged into the Company and (ii) the Company made the Company Transfer pursuant to which the Company transferred to Pacific Lumber the Timber Rights in respect of 1,400 acres of Company Timberlands. As a result of the Merger, the Palco Transfers and the Company Transfer, the Company owns (i) approximately 192,900 acres of timberlands (subject to the Pacific Lumber Timber Rights on 1,900 of such acres), (ii) the Company Timber Rights consisting of the Timber Rights on an additional 12,200 acres of timberlands that will continue to be owned by Pacific Lumber, Salmon Creek or an unaffiliated third party, (iii) certain computer hardware and software, including the GIS (subject to certain rights of concurrent use by Pacific Lumber), and (iv) certain other assets. Substantially all of the Company's assets serve as security for the Timber Notes.

TIMBER AND TIMBERLANDS

     The Company Timber (the timber located on the Company Timberlands which is not subject to the Pacific Lumber Timber Rights) is contained on substantially contiguous acreage situated in Humboldt County, located on the northern California coast, an area which has very favorable soil and climate conditions for growing redwood and Douglas-fir timber.

     Timber generally is categorized by species and the age of a tree when it is harvested. "Old growth" trees are often defined as trees which have been growing for approximately 200 years or longer, and "young growth" trees are those which have been growing for less than 200 years. "Residual old growth" trees are located in timber stands which have been partially harvested in the past. "Virgin" old growth trees are located in timber stands that have not previously been harvested. The forest products industry grades lumber into various classifications according to quality. The two broad categories within which all grades fall based on the absence or presence of knots are called "upper" and "common" grades, respectively. Old growth trees have a higher percentage of upper grade lumber than young growth trees.

     The Company Timber consists of approximately 3.0 million Mbfe of timber (3.2 million Mbfe, including the Elk River Timberlands) by volume, and is comprised of primarily young growth and old growth redwood and Douglas-fir timber. In addition, substantial quantities of sub-merchantable trees exist on the Company Timberlands which are not yet mature and have not been included in the inventory of the

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
Company Timber. Under the SYP, the Company estimates that its inventory at the Scheduled Maturity Date of the Class A-3 Timber Notes, assuming the harvest associated with the Initial Harvest Schedule and after taking into account growth and other factors, would be approximately 2.3 million Mbfe. The foregoing figures do not give effect to the potential sale to the state of California of the Owl Creek grove (which the Company estimates constitutes approximately 2% of the aggregate Mbfe contained in the Company Timber) or other Company Timberlands. See "Risk Factors--Factors Affecting Actual Amortization." The "Mbfe" concept is being used in structuring the Timber Notes to account for the relative values of the species and categories of timber found in the Company Timber. Under the Mbfe concept, one thousand board feet, net Scribner scale, of old growth redwood timber equals one Mbfe. One thousand board feet, net Scribner scale, of each other species and category of timber found in the Company Timber was assigned a value equal to a fraction of an Mbfe. This fraction was generally determined by dividing the June 1998 SBE Price applicable to such species and category by the June 1998 SBE Price applicable to old growth redwood.

     Under certain plans and agreements being negotiated with federal and state regulatory authorities in connection with the Headwaters Agreement, harvesting activities would be prohibited or restricted on approximately 34,600 acres of the Company Timberlands. These timberlands include (without giving effect to an estimated 1,000 overlapping acres) approximately 7,600 acres, consisting of substantial quantities of old growth redwood and Douglas-fir timber, to serve as habitat conservation areas for the marbled murrelet (a coastal seabird), and 28,000 acres to serve as buffers to protect aquatic and riparian (streamside) habitat. The Initial Harvest Schedule assumed the existence of these restrictions. The Combined Plan comtemplates the harvesting over time of either the Owl Creek grove owned by the Company or the Grizzly Creek grove owned by Pacific Lumber. The Initial Harvest Schedule assumed that the Owl Creek grove would be harvested over time; however, a provision in the California Headwaters Bill designates the Owl Creek grove as a conservation area for the marbled murrelet, which would have the effect of restricting the activities which could be conducted in the grove to only management activities not detrimental to the marbled murrelett. The California Headwaters Bill also appropriates up to $80 million toward the acquisition at fair market value of the Owl Creek grove. The bill also provides that if any portion of the $80 million remains after the purchase of the Owl Creek grove, it may be used to purchase certain other timberlands. See "Risk Factors--Factors Affecting Actual Amortization." See also "--Regulatory and Environmental Matters--Endangered an the activities which could be conducted in the grove to only management activities not detrimental to the marbled murrelet. The California Headwaters Bill also appropriates up to $80 million toward the acquisition at fair market value of the Owl Creek grove. The bill also provides that if any portion of the $80 million remains after purchase of teh Owl Creek grove, it may be used to purchase certain other timberlands. See "Risk Factors--Factors Affecting Actual Amortization." Threatened Species" and "--Headwaters Agreement."

     Legal challenges have severely restricted Pacific Lumber's ability to harvest the virgin old growth timber on its property during the past few years, and to a lesser extent residual old growth timber. The Company's ability to harvest old growth timber has also been and is expected to continue to be subject to restrictions under federal and state environmental laws as well as pursuant to the Combined Plan that may be entered into in connection with the Headwaters Agreement. It is anticipated that if the Headwaters Agreement is consummated the Elk River Timberlands, consisting of approximately 7,700 acres of timberlands or substantially comparable property will, within 180 days thereof, be transferred to the Company and will become subject to the Lien of the Deed of Trust securing the Timber Notes. See "Risk Factors--Regulatory and Environmental Factors" and "--Regulatory and Environmental Matters" and "--Headwaters Agreement" below. The table below sets forth, on an Mbfe basis, the approximate composition of the measurable Company Timber as of December 31, 1997, with and without the Elk River Timberlands. The estimates of the volume of timber comprising the Company Timber are based on a timber cruise performed in 1986 of all of Pacific Lumber's properties (including the Company Timber), as adjusted to reflect actual harvest levels since the cruise and estimated growth rates of the Company Timber.

                                        PERCENTAGE     PERCENTAGE
                                         EXCLUDING      INCLUDING
                                         ELK RIVER      ELK RIVER
                                        TIMBERLANDS    TIMBERLANDS
                                        -----------    -----------
Redwood
     Old growth......................         32%            30%
     Young growth....................         48%            50%
                                             ---            ---
          Total redwood..............         80%            80%
                                             ---            ---
Douglas-fir
     Old growth......................         12%            11%
     Young growth....................          6%             7%
                                             ---            ---
          Total Douglas-fir..........         18%            18%
                                             ---            ---
Other types of timber................          2%             2%
                                             ---            ---
          Total......................        100%           100%
                                             ===            ===

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
     Redwood lumber is a premium, high value-added product which has different supply and demand characteristics from the general lumber market. Redwood is known for its natural beauty, superior ability to retain paints and finishes, dimensional stability and its innate resistance to decay, insects and chemicals. As a result, redwood lumber is generally not used for commodity applications such as structural frames for construction, but is used instead for specialty applications such as exterior siding, trim and fascia for both residential and commercial construction, outdoor furniture, decks, planters and retaining walls. Redwood also has a variety of industrial applications because of its resistance to chemicals and because it does not impart any taste or odor to liquids or solids. Redwood prices have exhibited stability compared to most other softwood timber types, and redwood lumber has historically commanded a substantial price premium to other softwood timber types.

     Redwood is grown commercially only in North America in a region that extends for approximately 375 miles along the coast of the Pacific Northwest. The combination of excellent soil conditions and climate makes this region one of the most productive timber regions in North America. The Company Timberlands are among the largest privately-owned contiguous tracts of redwood timberlands and represents one of the most valuable redwood timberland holdings as a result of their prime location, which contributes to their superior growth characteristics and high timber density.

     Douglas-fir is used primarily for new construction and some decorative purposes and is widely recognized for its strength, hard surface and attractive appearance. Douglas-fir is grown commercially along the west coast of North America and in Chile and New Zealand.

     Pacific Lumber engages in extensive efforts to supplement the natural regeneration of the Company Timber and increase the amount of timber on the Company Timberlands. The Company is required to comply with California forestry regulations regarding reforestation, which generally require that an area be reforested to specified standards within an established period of time. Pursuant to the New Services Agreement described below (see "--Operation of Company Timberlands"), Pacific Lumber will conduct regeneration activities on the Company Timberlands for the Company. Regeneration of redwood timber generally is accomplished through the natural growth of new redwood sprouts from the stump remaining after a redwood tree is harvested. Such new redwood sprouts grow quickly, thriving on existing mature root systems. In addition, Pacific Lumber supplements natural redwood regeneration by planting redwood seedlings. Douglas-fir timber is regenerated almost entirely by planting seedlings. During 1997, Pacific Lumber planted an estimated 659,000 redwood and Douglas-fir seedlings on the Company Timberlands.

     Subject to the terms of the Indenture, the Timber Notes and the Deed of Trust, the Company may from time to time purchase additional timberlands in connection with its timber operations and may trade or exchange certain of its timberland parcels for property owned by other persons.

OPERATION OF COMPANY TIMBERLANDS

     The Company's foresters, wildlife and fisheries biologists and other personnel are responsible for providing a number of forest stewardship techniques, including protecting the Company Timber from forest fires, erosion, insects and other damage, overseeing reforestation activities and monitoring environmental and regulatory compliance. The Company's personnel are also responsible for preparing THPs and updating the information contained in the GIS. See "--Harvesting Practices" for a description of the Company's GIS and the THP preparation process.

     The Company continues to rely on Pacific Lumber to provide, pursuant to the New Services Agreement, operational, management and related services not performed by its own employees with respect to the Company Timberlands. These services had been performed pursuant to the Original Services Agreement, and following the Closing Date have continued to be performed pursuant to the New Services Agreement. The services under the New Services Agreement include the furnishing of all equipment, personnel and expertise not within the Company's possession and reasonably necessary for the operation and maintenance of the Company Timberlands and the Company Timber as well as timber management techniques designed to supplement the natural regeneration of, and increase the amount of, Company Timber. Pacific Lumber is required to provide all services under the New Services Agreement in a manner consistent in all material respects with prudent business practices which, in the reasonable judgment of Pacific Lumber, (a) are consistent with then current applicable industry standards and (b) are in compliance in all material respects with all applicable Timber Laws (as hereinafter defined). As compensation for the services provided by Pacific Lumber pursuant to the Original Services Agreement, the Company paid a monthly fee which was adjusted annually based upon a specified government index relating to wood products. As compensation for the services provided by Pacific Lumber pursuant to the New Services Agreement, the Company pays Pacific Lumber a Services Fee which is adjusted each year based on a specified government index relating to wood products and reimburses Pacific Lumber for the cost of constructing, rehabilitating and maintaining roads, and performing reforestation services, on the Company Timberlands, as determined in accordance with generally accepted accounting principles. Certain of such reimbursable expenses are expected to vary in relation to the amount of timber to be harvested in any given period. As of the date of this Prospectus, the monthly portion of the Services Fee is approximately $107,000 and the amount of such reimbursable expenses will aggregate approximately $8.0 million for fiscal 1999.

     Prior to the Closing Date, the Company was also a party to an Additional Services Agreement with Pacific Lumber (the "Original Additional Services Agreement") whereby the Company had agreed to provide to Pacific Lumber (and its subsidiaries) a variety of services. Following the Closing Date, these services continued to be provided pursuant to a New Additional Services Agreement (the "New Additional Services Agreement"). Services include (a) assisting Pacific Lumber to operate, maintain and harvest its own timber properties, (b) updating and providing access to the GIS with respect to information concerning Pacific Lumber's own timber properties and (c) assisting Pacific Lumber with its statutory and regulatory compliance. Pacific Lumber pays the Company a fee for such services equal to the actual cost of providing such services, as determined in accordance with generally accepted accounting principles. See "Description of Certain Principal Agreements."

HARVESTING PRACTICES

     The ability of the Company to sell logs will depend, in part, upon its ability to obtain regulatory approval of THPs. THPs are required to be developed by registered professional foresters and must be filed with, and approved by, the CDF prior to the harvesting of timber. Each THP is designed to comply with applicable laws and regulations. The CDF's evaluation of submitted THPs incorporates review and analysis of such THPs by several California and federal agencies and public comments received with respect to such THPs. An approved THP is applicable to specific acreage and specifies the harvesting method and other conditions relating to the harvesting of the timber covered by such THP. See "--Regulatory and Environmental Matters" for information regarding critical habitat designations, sustained yield regulations and other matters with respect to the Company Timberlands.

     The GIS contains information regarding numerous aspects of the Company Timberlands, including timber type, tree class, wildlife data, roads, rivers and streams. Subject to the terms of the New Services Agreement, Pacific Lumber will, to the extent necessary, provide the Company with personnel and technical assistance to assist the Company in updating, upgrading and improving the GIS and the other computer systems owned by the Company. By carefully monitoring and updating this data base and conducting field studies, the Company's foresters, with the assistance (if required) of Pacific Lumber pursuant to the New Services Agreement, are better able to develop detailed THPs addressing the various regulatory requirements. The Company also utilizes a Global Positioning System ("GPS") which allows precise location of geographic features through satellite positioning. Use of the GPS greatly enhances the quality and efficiency of GIS data.

     The number of the Company's approved THPs and the amount of timber covered by such THPs varies significantly from time to time, depending upon the timing of agency review and other factors. Timber covered by an approved THP is typically harvested over more than one year. The Indenture requires the Company to use its best efforts (consistent with prudent business practices) to maintain a number of pending THPs which, together with THPs previously approved, would cover rights to harvest a quantity of Company Timber adequate to pay interest and principal amortization based on the Minimum Principal Amortization Schedule for the next succeeding twelve month period. Pursuant to the Original Services

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Agreement, Pacific Lumber provided, and pursuant to the New Services Agreement continues to provide, a variety of services to the Company in connection with the preparation, filing and performance of THPs by the Company, including defending any legal challenge to a THP.

     After obtaining an approved THP, the Company offers for sale the logs to be harvested pursuant to such THP. While the Company may sell logs to third parties, the Company had derived, pursuant to the Original Master Purchase Agreement, and continues to derive, pursuant to the New Master Purchase Agreement, substantially all of its revenue from the sale of logs to Pacific Lumber. Each sale of logs by the Company to Pacific Lumber will be made pursuant to a separate log purchase agreement that will relate to the Company Timber covered by an approved THP and will incorporate the provisions of the New Master Purchase Agreement. Each such log purchase agreement provides for the sale to Pacific Lumber of the logs harvested from the Company Timber covered by such THP and generally constitutes an exclusive agreement with respect to the timber covered thereby, subject to certain limited exceptions. However, the timing and amount of log purchases by Pacific Lumber will be affected by factors outside the control of the Company, including regulatory and environmental factors, the financial condition of Pacific Lumber, Pacific Lumber's own supply of timber and its ability to harvest such timber, and the supply and demand for lumber products (which, in turn, will be influenced by demand in the housing, construction and remodeling industries). See "Risk Factors--Factors Affecting Payments on the Timber Notes."

     As Pacific Lumber purchases logs from the Company pursuant to the New Master Purchase Agreement, Pacific Lumber is responsible, at its own expense, for harvesting and removing the standing Company Timber covered by approved THPs, and the purchase price is therefore based upon "stumpage prices." Title to, and the obligation to pay for, harvested logs does not pass to Pacific Lumber until the logs are transported to Pacific Lumber's log decks and measured. See "Description of Certain Principal Agreements--Master Purchase Agreement." The New Master Purchase Agreement generally contemplates that all sales of logs by the Company to Pacific Lumber will be at a price which equals or exceeds the applicable SBE Price. The New Master Purchase Agreement defines the "SBE Price" for any species and category of timber as the stumpage price for such species and category, as set forth in the most recent "Harvest Value Schedule" (or any successor publication) published by the California State
Board of Equalization (or any successor agency) applicable to the timber sold during the period covered by such Harvest Value Schedule. Harvest Value Schedules are published twice a year for purposes of computing a yield tax imposed on timber harvested between January 1 and June 30 and July 1 and December 31. SBE Prices are not necessarily representative of actual prices that would be realized from unrelated parties at subsequent dates.

     The Company employs a variety of well-accepted methods of selecting trees for harvest. These methods, which are designed to achieve optimal regeneration, are referred to as "silvicultural systems" in the forestry profession. Silvicultural systems range from very light thinnings aimed at enhancing the growth rate of retained trees to clear cutting which results in the harvest of all trees in an area and replacement with a new forest stand. In between are a number of varying levels of partial harvests which can be employed.

OTHER PRINCIPAL AGREEMENTS

     On the Closing Date, Pacific Lumber, the Company and Salmon Creek entered into the New Reciprocal Rights Agreement granting to each other, among other things, certain reciprocal rights of egress and ingress through their respective properties in connection with maintenance of their respective properties and operations of their respective businesses. See "Description of Certain
Principal Agreements--New Reciprocal Rights Agreement." In addition, on the Closing Date, the Company and Pacific Lumber entered into an Environmental Indemnification Agreement (the "New Environmental Indemnification Agreement") pursuant to which Pacific Lumber agreed to indemnify the Company from and against (i) certain present and future liabilities arising with respect to hazardous materials, hazardous materials contamination or disposal sites, or under environmental laws with respect to the Mortgaged Property as a result of activities occurring prior to the date on which the Company acquired the Mortgaged Property or caused by Pacific Lumber subsequent thereto, except to the extent caused by gross negligence or willful misconduct of the Indemnified Party or (ii) breach by Pacific Lumber of the representations and warranties contained in the

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New Environmental Indemnification Agreement. See "Description of Certain
Principal Agreements--Environmental Indemnification Agreements." The New Reciprocal Rights Agreement and the New Environmental Indemnification Agreement contain terms and provisions substantially identical to those contained in the corresponding agreements which had been in effect prior to the Closing Date to which Scotia Pacific was a party.

EMPLOYEES

     As of September 1, 1998, the Company employed 44 persons, 41 of whom were registered professional foresters, wildlife and fisheries biologists or otherwise involved in the management of the Company Timberlands. None of the Company's employees are covered by a collective bargaining agreement.

PRINCIPAL EXECUTIVE OFFICES

     The principal executive offices of the Company are located at 125 Main Street, 2nd Floor, P.O. Box 712, Scotia, California 95565. The telephone number of the Company is (707) 764-2330.

REGULATORY AND ENVIRONMENTAL MATTERS

  OVERVIEW

     Regulatory and environmental matters play a significant role in the Company's business, which is subject to a variety of California and federal laws and regulations dealing with timber harvesting practices, threatened and endangered species, and air and water quality. The California Forest Practice Act and related regulations adopted by the BOF set forth detailed requirements for the conduct of timber harvesting operations in the state. Timber owners such as the Company are required to file with the CDF and obtain the CDF's approval of detailed THPs prior to the harvesting of timber. A THP includes information regarding the method of proposed timber operations for a specified area of forest, whether the operations will have any adverse impact on the environment and, if so, the mitigation measures to be used to reduce any such impact. California law also requires timber owners such as the Company to demonstrate that their proposed operations will not decrease the sustainable productivity of their timberlands. A timber company may comply with this requirement by submitting an SYP to the CDF for review and approval. An SYP contains a timber growth and yield assessment, which evaluates and calculates the amount of harvestable timber and long-term production outlook for a company's timberlands, a fish and wildlife assessment, which addresses the conditions and management of fisheries and wildlife areas, and a watershed assessment, which demonstrates that aquatic resources are not negatively affected by timber operations.

     The Company's business is also subject to the federal Clean Water Act and its California equivalent, and the ESA and the CESA. The federal Clean Water Act and its California equivalent require the Company to conduct its business so as to avoid impairment of the water quality of local rivers and streams. The ESA and CESA provide in general for the protection and conservation of wildlife and plants which have been declared to be endangered or threatened. These laws generally prohibit certain adverse impacts on such species (referred to as a "take"). Under the ESA, this includes an unintentional take that is incidental to otherwise lawful activities such as timber harvesting. However, federal law provides that the United States Fish and Wildlife Service ("USFWS"), in the case of terrestrial species, and the National Marine Fisheries Service
("NMFS"), in the case of aquatic species, may issue permits for incidental takes which do not jeopardize the continued existence of the affected species, where such takes are made in accordance with an approved HCP and such permits. An HCP analyzes the impact of the incidental takes and specifies measures to monitor, minimize and mitigate such impact. California law provides that the California Department of Fish and Game ("CDFG") may issue similar take permits.

     Regulatory and environmental concerns have resulted in restrictions on the geographic scope of and the timing of operations on the Company Timberlands, increased operational costs and engendered litigation and other challenges to the Company's THPs and other operations. While these matters have not historically had a significant adverse effect on the Company's financial position, liquidity or results of operations, the environmental laws and related administrative actions and legal challenges have severely restricted the ability to harvest virgin old growth timber, and to a lesser extent, residual old growth timber

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on the timberlands of the Company and Pacific Lumber. See "--Legal Proceedings
--Timber Harvesting Litigation" with respect to certain lawsuits which are pending or threatened which could affect the ability to harvest Company Timber, including one lawsuit which could potentially result in severe restrictions on the ability to harvest Company Timber for up to several months.

     MAXXAM and Pacific Lumber have released the Combined Plan for the purpose of public review and comment. If the Combined Plan is approved and the Permits are issued by the appropriate government agencies (the "Agencies"), the Company expects to realize a number of substantial benefits. The Company should experience a more streamlined THP preparation and review process because the THPs may incorporate the provisions of the Combined Plan by reference. As a result of the Multi-Species HCP and the Permits, the Company should be allowed to conduct operations in certain of the Company's forest areas in which the Company previously experienced substantial difficulty in obtaining regulatory approval for harvesting operations. The Multi-Species HCP would not only provide for the Company's compliance with habitat requirements for currently listed species, it would also provide greater certainty and protection for the Company with regard to identified species that may be listed in the future (often referred to as the "no surprises" rule of the USFWS and the NMFS). Also, the coordinated approval by both the federal and California state governments of the SYP, Multi-Species HCP and Permits should enhance the Company's position in litigation and similar challenges by environmental groups.

  THE HEADWATERS AGREEMENT

     In September 1996, MAXXAM, Pacific Lumber, the United States and California entered into the Headwaters Agreement, which provides for, among other things, the proposed purchase by the United States and California of the Headwaters Timberlands, consisting of approximately 5,600 acres of Pacific Lumber's timberlands. See "--Headwaters Agreement" below. One of the conditions to consummation of the Headwaters Agreement is approval of a Multi-Species HCP and an SYP. In February 1998, MAXXAM, Pacific Lumber and various government agencies entered into a Pre-Permit Agreement in Principle (the "Pre-Permit Agreement") embodying certain agreements in principle they had reached regarding the Multi-Species HCP, the Permits and the SYP. In July 1998, Pacific Lumber released the Combined Plan for public review and comment. In addition, a draft environmental impact statement/report (the "EIR/EIS") analyzing the Headwaters Agreement, SYP and Multi-Species HCP is being prepared by an environmental consulting firm under the direction of the United States and California. The EIR/EIS is expected to be made available for public review and comment in the next few weeks. After the public review and comment process is completed, the regulatory agencies will determine whether to approve (with or without conditions) or disapprove the Combined Plan.

     The Company believes that release of the Combined Plan for public review and comment and passage of the California Headwaters Bill are favorable developments that enhance the prospects for the consummation of the Headwaters Agreement and the issuance of the Permits. However, neither the Headwaters Agreement nor the Pre-Permit Agreement obligates the Agencies to approve the Combined Plan in its current form or to issue the Permits. While the parties to the Headwaters Agreement are working diligently toward completion of the conditions to the closing of the Headwaters Agreement prior to the March 1, 1999 expiration of federal funding, there can be no assurance that any or all such conditions will be satisfied by such date. Litigation could also be brought to block or delay implementation of the Headwaters Agreement or the approvals of the Combined Plan and issuance of the Permits. If the Headwaters Agreement is not or cannot be consummated, the Combined Plan, which assumes the completion of the Headwaters Agreement, would have to be significantly revised, and the Company cannot predict whether or when any such revised plan would be presented to or approved by the Agencies.

  THE COMBINED PLAN AND CALIFORNIA HEADWATERS BILL

     The Combined Plan provides that the Permits and Multi-Species HCP would have a term of 50 years. The Combined Plan also provides that for the term of the Permits, only certain management activities can be conducted by Pacific Lumber in eleven forest groves ("murrelet conservation areas") not being sold to the United States and California. The murrelet conservation areas set forth in the Combined Plan aggregate

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approximately 7,600 acres and consist of substantial quantities of virgin and residual old growth redwood and Douglas-fir timber. These limitations are designed primarily to protect habitat for the marbled murrelet, a coastal seabird which has been listed as endangered under the CESA and threatened under the ESA. The Combined Plan would have allowed the harvesting over time of either the Owl Creek grove owned by the Company or the Grizzly Creek grove owned by Pacific Lumber, and the Initial Harvest Schedule reflected the harvesting over time of the Owl Creek grove. Under the Combined Plan, the other grove would have been set aside as a murrelet conservation area. However, the California Headwaters Bill removes this option and designates the Owl Creek grove as an additional murrelet conservation area. The Combined Plan also requires Pacific Lumber to complete, within three years, a specified watershed assessment process (on a watershed by watershed basis). Pacific Lumber has commenced this process as part of the Pre-Permit Agreement. This process is intended to result in site-specific protective buffers for fish and other wildlife adjacent to the streams on the Company Timberlands. Until the watershed assessment process is complete, the Company has agreed to incorporate certain interim stream protective measures into its THPs. These interim stream protection measures are more stringent than the measures currently required by existing state regulations. The Company is uncertain when all or any portion of the watershed assessment process will be completed or what results will be.

     The California Headwaters Bill contains provisions requiring the inclusion of additional environmentally focused provisions in the final version of the Multi-Species HCP, including establishing wider interim streamside buffers (while the watershed assessment process is being completed) than provided for in the Combined Plan, obligating Pacific Lumber and the government agencies to establish a schedule that results in completion of the watershed assessment process within five years, imposing minimum and maximum "no-cut" buffers upon the watershed assessment process, and designating the Company's Owl Creek grove as an additional marbled murrelet conservation area (the Combined Plan had contemplated the harvesting of either the Owl Creek grove or Pacific Lumber's Grizzly Creek grove). The California Headwaters Bill also provides that the SYP shall be subject to the foregoing provisions. The bill also appropriates an additional $20 million toward purchase of the Grizzly Creek grove from Pacific Lumber at fair market value and prohibits harvesting for a period of five years in the Grizzly Creek grove in order to provide an opportunity for the grove to be purchased.

  ENDANGERED AND THREATENED SPECIES

     The designation of a species as endangered or threatened under the ESA or the CESA can significantly affect the Company's business if that species inhabits the Company Timberlands. The northern spotted owl, the marbled murrelet and the coho salmon are species the designation of which has the potential to significantly impact the Company's business. In the absence of an approved HCP and incidental take permit, the Company has been required to operate on a "no-take" basis with respect to these species. While this method of operation has not had a material adverse affect on the Company in respect of the northern spotted owl, the designation of the marbled murrelet and the coho salmon has resulted and could in the future result in significant restrictions on the ability to harvest in certain areas of the Company Timber. Also, in the absence of an approved SYP, Multi-Species HCP and the Permits (with the exception noted below in respect of the northern spotted owl), each of the Company's THPs is required to separately analyze the impact of the harvesting operations and mitigation measures on these endangered or threatened species. This has delayed or prevented the approval of certain of the Company's THPs. If the Combined Plan is approved and the Company obtains the Permits, the Company's ability to incorporate by reference the terms of the Combined Plan into its THPs should expedite the preparation and approval of THPs. The Combined Plan, if approved, would also help insulate the Company from additional regulatory burdens that could otherwise be imposed in the future in respect of certain species that may subsequently be designated as endangered or threatened or as a result of changed or unforeseen circumstances. See "--The "No Surprises Rule' " below.

     NORTHERN SPOTTED OWL. In 1990, the USFWS designated the northern spotted owl as threatened under the ESA. The owl's range includes the Company Timberlands. Pacific Lumber has developed and the appropriate federal and state regulatory agencies have endorsed northern spotted owl management plans (the "Owl Plans") as not likely to result in the take of owls. By incorporating the Owl Plans into each relevant THP filed with the CDF, the Company has been able to expedite preparation and agency

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consideration of such THPs to the extent they relate to the northern spotted owl. Accordingly, the designation of the northern spotted owl as threatened has not had a material adverse effect on the Company's business.

     MARBLED MURRELET. In 1992, the marbled murrelet was listed as endangered under the CESA and threatened under the ESA. Approximately 27,700 acres of timberlands containing Company Timber have been designated as critical habitat of the marbled murrelet. In connection with the preparation of THPs for areas of potential marbled murrelet habitat, the Agencies have required the Company to conduct surveys that would facilitate site-specific mitigation strategies to prevent adverse impact to the marbled murrelet. The survey requirement has delayed the submission, review and approval process for such THPs, and surveys conducted pursuant thereto have indicated that the Company has certain timberlands that are occupied marbled murrelet habitat. The Combined Plan and California Headwaters Bill designate several marbled murrelet conservation areas, totaling up to approximately 8,500 acres and consisting of substantial quantities of old growth redwood and Douglas-fir timber, in which only management activities not detrimental to the marbled murrelet would be permitted. If the Combined Plan is not approved, the Company cannot predict when or whether timber operations could be conducted in its remaining old growth areas.

     THE COHO SALMON. In 1997, the NMFS announced the listing of the coho salmon as threatened in northern California, including the Company Timberlands. This designation could potentially affect the ability to harvest in areas of young growth Company Timber, which have in the past not been the subject of significant environmental challenges. See "--Legal Proceedings--Timber Harvesting Litigation" for the description of a pending case relating to a significant number of the Company's THPs and seeking additional protection for the coho salmon. The Company has also received notice from certain environmental groups of additional threatened actions in respect of the coho salmon. The Combined Plan requires Pacific Lumber to complete within three years a watershed assessment program (on a watershed by watershed basis) which would contribute to the conservation of the coho salmon and other aquatic species. Pacific Lumber has already commenced this process as part of the Pre-Permit Agreement. This program would create buffers, totaling approximately 28,000 acres, in which timber harvesting activity would be restricted, along the banks of the Company's fish bearing and certain other streams. In addition, the Pre-Permit Agreement requires the Company to incorporate certain interim stream protection measures into its THPs. These interim stream protection measures are more stringent than the measures currently required by state regulations. The Combined Plan requires that these interim stream protection measures be followed until the watershed assessment process is completed. The California Headwaters Bill requires the Multi-Species HCP to include provisions establishing wider interim streamside buffers than provided for in the Combined Plan and obligating Pacific Lumber and government agencies to establish a schedule that results in completion of the watershed assessment process within five years. The Company is uncertain when all or any portion of the watershed assessment process will be completed or what the results will be.

     THE "NO SURPRISES" RULE. The Combined Plan provides for habitat conservation measures not only with respect to presently designated species but also with respect to identified species that could become listed in the future. Under the "no surprises" rule of the USFWS and the NMFS, if unforeseen circumstances warrant additional mitigation with respect to any species covered by the Combined Plan, whether or not currently designated as endangered or threatened, the USFWS and NMFS would have the burden of establishing that such circumstances exist. In any such case, the government would be precluded from imposing additional requirements on the Company that would have additional costs or require more timberlands to be set aside. Accordingly, the Combined Plan should provide the Company with a significant measure of certainty and protection against future environmental restrictions regarding endangered or threatened species covered by the Combined Plan.

  TIMBER HARVESTING REGULATION

     APPROVAL AND HARVESTING OF THPS. The ability of the Company to sell logs will depend in part upon its ability to obtain regulatory approval of its THPs. Various groups and individuals have in the past filed objections with CDF and the BOF regarding the CDF's and the BOF's actions and rulings with respect to

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certain of the Company's THPs. In addition, lawsuits are pending or threatened which seek to prevent the Company from implementing certain of its approved THPs. The Company expects these environmentally focused objections and lawsuits to continue. While challenges with respect to the Company's young growth timber have historically been limited, a lawsuit relating to the coho salmon has been filed under the ESA which relates to a significant number of THPs covering young growth timber of the Company. As noted above, the Company has also received notice of additional threatened actions in respect of the coho salmon. See "--Legal Proceedings--Timber Harvesting Litigation" for a description of the COHO LAWSUIT and certain other lawsuits which are pending or threatened which could affect the ability to harvest Company Timber, including one recently filed lawsuit which could potentially result in severe restrictions on the ability to harvest Company Timber for up to several months. While these environmental challenges have not in the past had a significant adverse effect on the Company, there can be no assurance that this will continue to be the case. The Company expects that consummation of the Headwaters Agreement and approval of the Combined Plan would facilitate the Company's ability to respond to such challenges.

     Pacific Lumber conducts logging operations on the Company Timberlands with its own staff as well as through contract loggers. See "--Legal
Proceedings--Timber Harvesting Litigation" with respect to a stipulation recently entered into by Pacific Lumber regarding its timber operators license.

     THE SYP. An SYP is a method for demonstrating maximum sustained productivity of timberlands, as required by California law. An SYP addresses long-term issues of timber production, including watershed assessment, fish and wildlife assessment and sustained production assessment, over a broad management area and on a comprehensive long-term basis. Once the SYP has been approved, the Company may satisfy certain requirements for its THPs by incorporating the relevant information and analysis by reference from the SYP. An approved SYP is expected to be effective for a ten year period, but is subject to review after five years. A revised SYP would be filed every ten years and would include changes based upon a reassessment of the Company's timber resource base and other relevant factors.

     An SYP must also contain provisions quantifying projected timber production consistent with the concept of maximum sustained productivity. The relevant regulations require determination of a long-term sustained yield ("LTSY") harvest level, which is the average annual harvest level that the management area is capable of sustaining in the last decade of a 100-year planning horizon. The LTSY is determined based upon timber inventory, projected growth and harvesting methodologies, as well as soil, water, air, wildlife and other relevant considerations. The SYP must demonstrate that the average annual harvest over any rolling ten-year period within the planning horizon does not exceed the LTSY.

     The SYP included in the Combined Plan covers substantially all of the Company Timber, including approximately 10,900 acres of timberlands acquired since January 1996, and assumes consummation of the Headwaters Agreement (including acquisition of the Elk River Timberlands, which consist of approximately 7,700 acres of timberlands proposed to be acquired from a third party). The SYP included in the Combined Plan provides for an average annual harvest during the first decade of the planning horizon that is approximately 10% less than the average timber harvest of the Company over the last three years. The SYP contemplates a reduction in the average annual timber harvest for each decade thereafter through the fifth decade of the planning horizon, after which the average annual timber harvest would increase so that it approximates the LTSY in the final decade of the planning period. The Company anticipates that it should be able to increase the LTSY through the acquisition of additional timberlands by Pacific Lumber or its affiliates (including the Company), although the ability to make such acquisitions will depend on the financial resources of Pacific Lumber and its affiliates and the availability of suitable properties.

  WATER QUALITY

     Under the Federal Clean Water Act, the Environmental Protection Agency (the "EPA") is required to establish total maximum daily load limits ("TMDLs") in water courses that have been declared to be "water quality impaired." The EPA and the North Coast Regional Water Quality Control Board ("NCRWQCB") are in the process of establishing TMDL limits for seventeen northern California rivers

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and certain of their tributaries, including certain water courses that flow within the Company Timberlands. As part of this process, the EPA and NCRWQCB are expected to submit the TMDL requirements on the Company Timberlands for public review and comment. Following the comment period, the NCRWQCB would finalize the TMDL requirements applicable to the Company Timberlands, which may require aquatic measures that are different from or in addition to the prescriptions to be developed pursuant to the watershed assessment process contained in the Combined Plan.

  COMPLIANCE EXPENSE

     The Company has in the past and is expected to continue in the future to incur material expense to comply with relevant regulatory requirements. These include the continuing expenses of bringing existing roads in the Company Timberlands into compliance with revised state forest practice rules, as well as for constructing new roads in accordance with such standards. The Company also anticipates that its costs will increase as a result of the aquatic and riparian protections required by the Combined Plan and the intensive forestation management techniques which would be required under the SYP (and which would result in a greater and better quality timber inventory and a higher LTSY). These higher anticipated costs have either been included in the Structuring Cash Flows or are reflected in the fees to be paid or costs to be reimbursed to Pacific Lumber under the New Services Agreement.

  IMPACT OF FUTURE LEGISLATION

     Laws, regulations and related judicial decisions and administrative interpretations dealing with the Company's business are subject to change and new laws and regulations are frequently introduced concerning the California timber industry. From time to time, bills are introduced in the California legislature and the U.S. Congress which relate to the business of the Company, including the protection and acquisition of old growth and other timberlands, threatened and endangered species, environmental protection, air and water quality and the restriction, regulation and administration of timber harvesting practices. In addition to existing and possible new or modified statutory enactments, regulatory requirements and administrative and legal actions, the California timber industry remains subject to potential California or local ballot initiatives and evolving federal and California case law which could affect timber harvesting practices. It is not possible to assess the effect of such future legislative, judicial and administrative events on the Company or its business.

HEADWATERS AGREEMENT

     As a result of government restrictions which effectively prohibited operations on certain portions of Pacific Lumber's timberlands, in early 1996 two actions (the "Takings Litigation") were filed by Pacific Lumber and/or certain of its subsidiaries. The actions allege that such restrictions constitute an uncompensated taking by California and the United States of private property for public use and seek constitutional just compensation. On September 28, 1996, Pacific Lumber (on behalf of itself, its subsidiaries and affiliates) and MAXXAM (collectively, the "Pacific Lumber Parties") entered into the Headwaters Agreement with the United States and California. The Headwaters Agreement provides for a stay of the Takings Litigation and provides the framework for the acquisition by the United States and California of approximately 5,600 acres of Pacific Lumber's timberlands commonly referred to as the Headwaters Forest and the Elk Head Springs Forest (collectively, the "Headwaters Timberlands"). A substantial portion of the Headwaters Timberlands consists of virgin old growth timberlands. None of the Headwaters Timberlands are owned by the Company. The Headwaters Timberlands would be transferred in exchange for (a) property and other consideration from the United States and California having an aggregate fair market value of $300 million and (b) the Elk River Timberlands, consisting of approximately 7,700 acres of the timberlands to be acquired by the United States and California from a third party. As part of the Headwaters Agreement, the Pacific Lumber Parties agreed not to enter the Headwaters Forest or the Elk Head Springs Forest to conduct any logging or salvage operations.

     Closing of the Headwaters Agreement is subject to various conditions, including (a) the United States and California furnishing the requisite consideration, (b) approval of an SYP, approval of a Multi-Species HCP and issuance of Permits, each in form and substance satisfactory to Pacific Lumber,
(c) the issuance by

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the Internal Revenue Service and the California Franchise Tax Board of tax
closing agreements in form and substance sought by and satisfactory to the Pacific Lumber Parties, (d) acquisition by the federal and state governments of the Elk River Timberlands, (e) the absence of a judicial decision in any litigation brought by third parties that any party to the Headwaters Agreement reasonably believes will significantly delay or impair the transactions described in the Headwaters Agreement and (f) the dismissal with prejudice at closing of the Takings Litigation.

     In November 1997, President Clinton signed an appropriations bill which authorized the expenditure of $250 million of federal funds toward consummation of the Headwaters Agreement. The federal funding remains available until March 1, 1999. On August 31, 1998, the California Legislature enacted the California Headwaters Bill, which, among other things, appropriated $130 million toward consummation of the Headwaters Agreement. The state funds remain available until June 30, 1999. California Governor Pete Wilson has announced his intention to sign the California Headwaters Bill. An aggregate of $380 million in federal and state funds would be used to purchase both the Headwaters Timberlands from Pacific Lumber (for $300 million) and the Elk River Timberlands from a third party. The California Headwaters Bill also appropriated an additional up to $80 million toward purchase of the Owl Creek grove from the Company. See "Risk Factors--Factors Affecting Actual Amortization." The bill also provides that if any portion of the $80 million remains after purchase of the Owl Creek grove, it may be used to purchase certain other timberlands. Additionally, the bill appropriated a further additional $20 million toward purchase of the Grizzly Creek grove from Pacific Lumber. The Bill also prohibits Pacific Lumber from harvesting the Grizzly Creek for five years in order to provide an opportunity for its sale.

     See "--Regulatory and Environmental Matters" above for the status of the Multi-Species HCP and the SYP and the description of certain environmentally focused provisions which were included in the California Headwaters Bill. The parties have been discussing the tax closing agreements but have not reached agreement. While the parties to the Headwaters Agreement are continuing to work diligently to satisfy the closing conditions to the Headwaters Agreement, there can be no assurance that the Headwaters Agreement will be consummated. See "Risk Factors--Regulatory and Environmental Factors" and "--Headwaters Agreement."

     In the event that the Headwaters Agreement is not consummated and harvesting on portions of the Company Timberlands cannot be conducted or is severely limited, Pacific Lumber, the Company and Salmon Creek intend to continue or expand the Takings Litigation. Although Pacific Lumber and the Company believe that the claims in the Takings Litigation are meritorious, there can be no assurance that the Company and its affiliates would be successful in the Takings Litigation. Moreover, even if the Takings Litigation is successful, there can be no assurance as to the amount or timing of any recovery that might be received by the Company. Of the over 3,800 acres presently identified in the Takings Litigation as timberlands that the government has taken without just compensation, approximately 900 acres consist of Company Timber. See "Legal Proceedings--Takings Litigation" below.

LEGAL PROCEEDINGS

  TIMBER HARVESTING LITIGATION

     On August 12, 1998, an action entitled ENVIRONMENTAL PROTECTION INFORMATION CENTER, INC., SIERRA CLUB V. PACIFIC LUMBER, SCOTIA PACIFIC HOLDING COMPANY, SALMON CREEK CORPORATION (No. C98-3129) (the "EPIC LAWSUIT") was filed against Pacific Lumber, Scotia Pacific and Salmon Creek in the United States District Court for the Northern District of California. The action relates to three THPs consisting principally of old growth Douglas fir timber. The plaintiffs allege that certain procedural violations of the ESA have resulted from defendants' logging activities on the Company Timberlands and seek to prevent the defendants from carrying out any harvesting activities until certain purported wildlife agency consultation requirements under the ESA are satisfied in connection with the Multi-Species HCP which is a condition to consummation of the Headwaters Agreement. See "Business of the Company--Regulatory and Environmental Matters" and "--Headwaters Agreement." On September 3, 1998, the Court granted plaintiffs' motion for preliminary injunction pending an evidentiary hearing scheduled to be held on September 23-24, 1998. The Company is uncertain what impact this matter will have upon its operations and financial results, but were the Court to keep the preliminary injunction in force after the evidentiary hearing it is possible that other approved timber harvesting activities on the Company's timberlands could be severely restricted (and revenues potentially significantly adversely affected) until such time as the consultation requirements are satisfied. The Company estimates that it could take up to several months to complete these consultation

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requirements. The Company is vigorously defending this matter and should the preliminary injunction remain in force after the evidentiary hearing, the Company will devote sufficient resources to facilitate completion of the consultation requirements as soon as practicable.

     On January 26, 1998, an action entitled COHO SALMON, ET AL. V. PACIFIC LUMBER, ET AL. (No. 98-0283) (the "COHO LAWSUIT") was filed against the Company, Pacific Lumber and Salmon Creek in the United States District Court for the Northern District of California. This action alleges, among other things, violations of the ESA and claims that defendants' logging operations in five watersheds have contributed to the "take" of the coho salmon. Plaintiffs' original filing related to a significant number of the Company's THPs (a substantial portion of which have been or are in the process of being harvested). The plaintiffs' original filing sought, among other things, to enjoin timber harvesting on the THPs and acreage identified. On July 31, 1998, plaintiffs amended their complaint to include certain additional THPs and seeking to require the Company to restore coho habitat allegedly harmed by adverse cumulative effects of past (approved) timber harvesting. While the Company believes that execution of the Pre-Permit Agreement and release of the Combined Plan for public review and comment are positive developments in respect of the COHO LAWSUIT, the Company is unable to predict the outcome of this case or its ultimate impact on the Company's financial condition or results or the ability to harvest timber on the Company's THPs. The Company has also received notice of additional threatened actions in respect of the coho salmon.

     Pacific Lumber conducts logging operations on the Company Timberlands with its own staff of approximately 170 logging personnel as well as through contract loggers. In order to conduct logging operations in California, a logging company must obtain from the CDF a timber operator's license ("TOL"), which license is subject to annual renewal. On December 30, 1997, the CDF issued a statement of issues in connection with an administrative action entitled IN THE MATTER OF THE STATEMENT OF ISSUES AGAINST: THE PACIFIC LUMBER COMPANY, TIMBER OPERATOR LICENSE A-5326 (No. LT 97-8). This administrative action sought to deny Pacific Lumber's application for a TOL based on various violations of the rules and regulations of the Forest Practice Act. On the same date, Pacific Lumber entered into a stipulation with the CDF and received a conditional TOL for 1998. The 1998 TOL and Stipulation, which is in effect for one year, are conditioned on, among other things, Pacific Lumber complying with (a) existing requirements governing timber harvesting, as well as additional obligations concerning, primarily, wet weather operations and minimizing the flow of sediment into water courses on properties of the Company and Pacific Lumber, and (b) additional inspection and self-monitoring obligations. Compliance with the obligations set forth in the Stipulation has restricted Pacific Lumber's ability to harvest timber and transport logs during periods of wet weather and has impaired Pacific Lumber's ability to maintain adequate log inventories during those periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Recent Operating Results" and "Annex 2--The Pacific Lumber Company--Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Recent Operating Results." To ensure future compliance with the forest practice rules and facilitate a return to unconditional licensed status, Pacific Lumber assembled a special compliance team, hired two additional registered professional foresters and instituted a reporting system for potential violations. Should Pacific Lumber's TOL nevertheless be revoked, Pacific Lumber could engage independent contractors to complete these activities on its behalf (independent contractors currently account for approximately 60% of the harvesting activities on the Company Timberlands). The Company therefore does not believe that loss of Pacific Lumber's TOL would have a significant adverse effect on its business or financial performance. On July 28, 1998, the CDF notified Pacific Lumber of certain violations of Forest Practice Act rules and regulations in respect of one of its THPs. This matter is currently under review by the Company, CDF and other government authorities.

     On May 27, 1998, an action entitled MATEEL ENVIRONMENTAL JUSTICE FOUNDATION
V. PACIFIC LUMBER, ET AL. (No. 995329) was filed against Scotia Pacific, Pacific Lumber and Salmon Creek in the California Superior Court, San Francisco County (and is currently in the process of being transferred to the Superior

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Court of Humboldt County). This action alleges, among other things, violations of California's unfair competition law of the business and professional code based on citations and violations (primarily water quality related) issued against the defendants since 1994 in connection with a substantial number of THPs. The plaintiff seeks, among other things, an injunction prohibiting alleged unlawful actions and requiring corrective action, disgorgement of profits, appointment of a receiver to ensure compliance with the law and any judgment, and providing financial security with respect to future THPs to ensure full compliance with the Forest Practice Act. The Company does not believe that this matter will have a material adverse effect upon its business or financial condition.

  TAKINGS LITIGATION

     On May 7, 1996, Scotia Pacific, Pacific Lumber and Salmon Creek filed a lawsuit entitled THE PACIFIC LUMBER COMPANY, ET AL. V. THE UNITED STATES OF AMERICA (No. 96-257L) in the United States Court of Federal Claims. The suit alleges that the federal government has "taken" without compensation over 3,800 acres of Pacific Lumber's old growth timberlands (including approximately 900 acres of which consist of Company Timber) through its application of the ESA. Scotia Pacific, Pacific Lumber and Salmon Creek seek constitutional "just compensation" damages for the taking of these timberlands by the federal government's actions. Salmon Creek has filed a similar action in the Superior Court of Sacramento County with respect to eight acres of virgin old growth timber. The court in each of these actions has granted the parties' agreed motions to stay the actions pursuant to the Headwaters Agreement. These actions would be dismissed if the Headwaters Agreement is consummated. See "--Regulatory and Environmental Matters" and "--Headwaters Agreement."

  USAT MATTER

     In January 1995, an action entitled U.S., EX REL., MARTEL V. HURWITZ, ET AL. (No. C950322) was filed against MAXXAM, MGI and others and is pending in the U.S. District Court for the Southern District of Texas. This action is purportedly brought by the plaintiff on behalf of the U.S. government; however, the U.S. government has declined to participate in the suit. Neither the Company nor Pacific Lumber is a defendant in this suit. The suit alleges that the defendants made false statements and claims in violation of the Federal False Claims Act in connection with United Savings Association of Texas ("USAT").
The plaintiff alleges, among other things, that the defendants used the federally insured assets of USAT to acquire junk bonds from Michael Milken and Drexel, Burnham, Lambert Inc. ("Drexel"). The plaintiff alleges that in exchange Mr. Milken and Drexel arranged financing for defendants' various business ventures, including the acquisition of Pacific Lumber by MAXXAM. The plaintiff alleges that, as a result of USAT's insolvency, the defendants should be required to pay $1.6 billion (subject to trebling) to cover USAT's losses. The plaintiff asks, among other things, that the Court impose a constructive trust upon the fruits of the alleged improper use of USAT funds. On February 6, 1998, the defendants' motion to dismiss was taken under submission by the Court.

  OTHER LITIGATION

     The Company is involved in other claims, lawsuits and proceedings, including certain pending or threatened actions seeking to prevent Pacific Lumber and the Company from harvesting under certain of their THPs and conducting certain other operations. While uncertainties are inherent in the final outcome of such matters and it is presently impossible to determine the actual costs that ultimately may be incurred or their effect on the Company, management believes that the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company's financial position, results of operations or liquidity.

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                                   MANAGEMENT

EXECUTIVE OFFICERS AND MANAGERS

     The table below sets forth certain information with respect to the persons who are executive officers and managers of the Company. The Company is managed by six managers, of whom four are officers or directors of Pacific Lumber, and two are independent managers who are not employees of, or consultants to, the Company. The Company's managers, each of whom was a director of Scotia Pacific, were elected in June 1998. Actions requiring approval of the managers are sufficient if approved by a majority of the managers; provided, however, that any filing of a voluntary bankruptcy petition by the Company requires the approval of all of the managers.

     All officers and managers of the Company hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

NAMES                                                 TITLES
----------------------------      ----------------------------------------------
John A. Campbell............      Chairman of the Board, President and Manager
John T. La Duc..............      Vice President and Manager
Gary L. Clark...............      Vice President--Finance and Administration
Thomas M. Herman............      Vice President--Resources Management
Ronald L. Reman.............      Vice President--Taxes
William S. Riegel...........      Vice President--Sales
Paul N. Schwartz............      Vice President and Manager
Bernard L. Birkel...........      Secretary
Ezra G. Levin...............      Manager
Stuart C. Lewis.............      Manager
Jack M. Webb................      Manager

     JOHN A. CAMPBELL. Mr. Campbell, age 56, has served as Chairman of the Board, President and a manager of the Company since its inception. He had served as a director and President of Scotia Pacific from November 1992 until the Merger and has served Pacific Lumber in such capacities since January 1989. Mr. Campbell had served as Chairman of the Board of Scotia Pacific from June 1993 until the Merger and Chief Executive Officer of Pacific Lumber since February 1993. Mr. Campbell served as Pacific Lumber's Executive Vice President--Forest Products Operations from January 1985 to January 1989. He also served as Pacific Lumber's Vice President--Wood Products from April 1982 to January 1985. Commencing shortly after he joined Pacific Lumber in 1969 until April 1982, Mr. Campbell served Pacific Lumber in a variety of managerial positions.

     JOHN T. LA DUC. Mr. La Duc, age 55, has served as a manager and Vice President of the Company since its inception. He had served as a director and Vice President of Scotia Pacific from November 1992 until the Merger and has served Pacific Lumber in such capacities since October 1990. He has served as Senior Vice President of MAXXAM since September 1990. He has also served Kaiser Aluminum Corporation ("Kaiser") as Executive Vice President since July 1998, Chief Financial Officer since May 1990 and as a Vice President from June 1989 to July 1998. Mr. La Duc has served Kaiser Aluminum & Chemical Corporation
("KACC") as Executive Vice President since July 1998, a Vice President from
June 1989 to July 1998 and Chief Financial Officer since January 1990. He served as Kaiser's Treasurer from August 1995 until February 1996, and from January 1993 until April 1993, and as KACC's Treasurer from June 1995 until February 1996, and from January 1993 until April 1993. Mr. La Duc has also been a Vice President and a director of MGI since October 1990 and January 1994, respectively. He served MAXXAM and MGI as Chief Financial Officer from September 1990 until December 1994 and February 1995, respectively. Mr. La Duc previously served as Chief Financial Officer of Pacific Lumber and of Scotia Pacific from October 1990 and November 1992, respectively, until February 1995.

     WILLIAM S. RIEGEL. Mr. Riegel, age 51, has served as Vice President--Sales of the Company since its inception. He had served as Vice President--Sales of Scotia Pacific from November 1992 until the Merger. He has also served Pacific Lumber as a director since January 1992, and as Vice President--Sales since

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January 1990. From the time he joined Pacific Lumber in 1971 until January 1990,
Mr. Riegel served in various sales management positions.

     GARY L. CLARK. Mr. Clark, age 55, has served as Vice President--Finance and Administration of the Company since its inception. He had served as Vice President--Finance and Administration of Scotia Pacific from January 1993 until the Merger. He assumed the position of Vice President, Finance and Administration of Pacific Lumber in January 1993. Prior to assuming this position, he had served Pacific Lumber as Vice President and Treasurer since October 1990. Mr. Clark also served as Vice President and Treasurer of MAXXAM and MGI from September 1990 and October 1990, respectively, to December 31, 1992. Mr. Clark also served as the Treasurer of Kaiser and of KACC from May 1990 and January 1990, respectively, to December 1992. From September 1987 until January 1990, Mr. Clark was the Director of Financial Planning and Analysis of KACC, and from April 1985 until September 1987, Mr. Clark served as the Business Manager and Controller of KACC's Primary Products Division.

     THOMAS M. HERMAN. Mr. Herman, age 45, has served as Vice President--Resources Management of the Company since its inception. He had served as Vice President--Resources Management of Scotia Pacific from April 1992 until the Merger and has served as Resource Manager of Pacific Lumber since April 1992. From February 1992, when he joined Pacific Lumber, until April 1992, Mr. Herman served as Assistant to the President. From January 1988 until he joined Pacific Lumber, Mr. Herman served as Vice President and General Manager for Rellim Redwood Company, Crescent City, California, a comprehensive forest land management and logging enterprise. Mr. Herman is the immediate past President and currently serves as a member of the Board of Directors of the California Licensed Foresters Association and is also a member of the California State Bar.

     RONALD L. REMAN. Mr. Reman, age 40, has served as Vice President--Taxes of the Company since its inception. He had served as Vice President--Taxes of Scotia Pacific from October 1995 until the Merger and has also served Pacific Lumber in such capacity since October 1995. He has also served as Vice President--Taxes of MAXXAM since September 1992. Prior to September 1992, he had served MAXXAM as Director of Taxes since joining MAXXAM in October 1986. From July 1984 until October 1986, Mr. Reman was a Senior Manager in the Tax Department of the New York office of Price Waterhouse after having served seven years with the New York office of Coopers & Lybrand, both of which are accounting firms. Mr. Reman also serves as Vice President--Taxes of MGHI and certain other subsidiaries of MAXXAM and as Assistant Treasurer of Kaiser and KACC.

     PAUL N. SCHWARTZ. Mr. Schwartz, age 52, has served as a manager and Vice President of the Company since its inception. He had served as a director of Scotia Pacific from February 1993 until the Merger and has served as a director of Pacific Lumber since February 1993. Mr. Schwartz has also served as a Vice President of Scotia Pacific since November 1992 and has served Pacific Lumber in such capacity since January 1987. He was named a director and President of MAXXAM in January 1998. He has also served as Chief Financial Officer of MAXXAM since January 1995. He previously served as Executive Vice President and Chief Financial Officer of MAXXAM since January 1995 and Senior Vice President--Corporate Development of MAXXAM from June 1987 until December 1994. Mr. Schwartz also serves as a director of MGHI, MGI and SHRP General Partner, Inc. ("SHRP"), a subsidiary of MAXXAM and the managing general partner of Sam Houston Race Park, Ltd., which operates a horse racing facility in Texas. Mr. Schwartz also serves as Chairman of the Board and sole executive officer of United Financial Group, a Delaware corporation, and is a director of SLM Funding Corporation which is a subsidiary of the Student Loan Marketing Association.

     BERNARD L. BIRKEL. Mr. Birkel, age 48, has served as Secretary of the Company since its inception. He had served as Secretary of Scotia Pacific from May 1997 until the Merger and has also served MAXXAM, MGHI, MGI, Pacific Lumber and SHRP in such capacity since May 1997. He has served as Managing Counsel--Corporate of MAXXAM since May 1997. Until May 1997, Mr. Birkel was Assistant Secretary of (i) Scotia Pacific from November 1992; (ii) MAXXAM and MGI from May 1991; and (iii) MGHI from November 1996. Mr. Birkel was Senior Corporate Counsel of MAXXAM from August 1992 until May

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1997. Prior to joining MAXXAM as Corporate Counsel in August 1990, Mr. Birkel
was a partner in the Houston law firm of Woodard, Hall & Primm, P.C.

     EZRA G. LEVIN. Mr. Levin, age 64, has served as a manager of the Company since its inception. he had served as a director of Scotia Pacific from February 1993 until the Merger and has served as a director of Pacific Lumber since February 1993. Mr. Levin has also been a director of MAXXAM since May 1978, a director of Kaiser since July 1991 and a director of KACC since November 1988. Mr. Levin also served as a director of Kaiser from April 1988 to May 1990. From January 1974 through December 1995, Mr. Levin served as a Trustee of Federated. Mr. Levin is a partner in the law firm of Kramer, Levin, Naftalis, & Frankel. From May 1982 through December 1993, he also served as a director of MGI.

     STUART C. LEWIS. Mr. Lewis, age 58, has served as an independent manager of the Company since its inception. He had served as an independent director of Scotia Pacific from February 1993 until the Merger. Mr. Lewis has been with Signius Corporation (an owner and operator of telemessaging call centers throughout the U.S.) since January 1995, where he is Vice President--Acquisitions. From March 1992 through December 1994, Mr. Lewis was Senior Vice President--Development and Acquisitions of U.S. Physical Therapy, Inc., an owner and operator of physical therapy clinics. From January 1990 until March 1992, Mr. Lewis was President of Finco, Inc., a private merchant banking firm. From 1982 through 1989, he was a partner in Gertner, Aron, Ledet & Lewis, a private venture capital firm.

     JACK M. WEBB. Mr. Webb, age 62, has served as an independent manager of the Company since its inception. He had served as an independent director of Scotia Pacific from February 1993 until the Merger. Mr. Webb is President of Jack M. Webb & Associates, a management consulting firm formed by Mr. Webb in 1982. Prior to forming that firm, Mr. Webb served Gulf Resources & Chemical Corp. from 1973 to 1982 in a variety of positions, including Vice President, Government Relations & Administrative Assistant to the Chairman of the Board, Secretary and Assistant General Counsel. Mr. Webb serves on the Board of Directors of the Houston First Financial, the Boy Scouts of America and the Medical Community Insurance Company.

COMPENSATION OF THE MANAGERS AND EXECUTIVE OFFICERS OF THE COMPANY

     Managers (other than independent managers) of the Company are not compensated by the Company for their service as managers. Each of the independent managers receives a fee of $15,000 per year. Managers of the Company are reimbursed for travel and other disbursements relating to their attendance at meetings of managers (and committees thereof). The compensation arrangements for the managers of the Company are the same as those that were in effect for the directors of Scotia Pacific during 1997.

     The Company's executive officers are not compensated directly by the Company for their performance of services to the Company. Certain of the Company's executive officers are employees of Pacific Lumber and are compensated directly by Pacific Lumber. Certain executive officers of the Company also are employees of, and are compensated directly by, MAXXAM or KACC.

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                              CERTAIN TRANSACTIONS

     MAXXAM, Pacific Lumber, Salmon Creek and Scotia Pacific entered into a tax allocation agreement on March 23, 1993 which in part modified MAXXAM's existing tax allocation agreement (collectively, the "Tax Allocation Agreements") with Pacific Lumber and certain other subsidiaries of MAXXAM. Pursuant to the terms of the Tax Allocation Agreements, MAXXAM pays any consolidated federal income tax liability for its affiliated group of corporations (the "Group") within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"). Pacific Lumber is currently a member of the Group. The Company, which is not a separate member of the Group, elected to be disregarded as a separate entity and treated as a division of Pacific Lumber solely for income tax purposes. Under the Tax Allocation Agreements, Pacific Lumber is liable to MAXXAM for the federal consolidated income tax liability of Pacific Lumber (including the activities of the Company reported for income tax purposes in Pacific Lumber) and certain other subsidiaries of Pacific Lumber (but excluding Salmon Creek) (collectively, the "PL Subgroup") computed as if the PL Subgroup were a separate affiliated group of corporations which was never affiliated with the Group (taking into account all limitations under the Code and regulations applicable to the PL Subgroup). To the extent such calculation results in a net operating loss or a net capital loss or credit which the PL Subgroup could have carried back to a prior taxable period under the principles of Sections 172 and 1502 of the Code, MAXXAM pays to Pacific Lumber an amount equal to the tax refund to which the PL Subgroup would have been entitled (but not in excess of the aggregate net amount previously paid by Pacific Lumber to MAXXAM for the current year and the three preceding taxable years). If such separately calculated net operating loss or net capital loss or credit of the PL Subgroup cannot be carried back to a prior taxable year of the PL Subgroup for which Pacific Lumber paid its consolidated tax liability to MAXXAM, the net operating loss or net capital loss or credit becomes a loss or credit carryover of the PL Subgroup to be used in computing the PL Subgroup's consolidated income tax liability for future taxable years. The Company is not liable to MAXXAM for income taxes under the Tax Allocation Agreements. Although, under Treasury regulations, all members of the Group, including the members of the PL Subgroup, are severally liable for the Group's federal tax liability, under the Tax Allocation Agreements, MAXXAM indemnifies each PL Subgroup member for all federal tax liabilities relating to taxable years during which such PL Subgroup member is a member of the Group, except for payments required of Pacific Lumber or Salmon Creek under the Tax Allocation Agreements. The same principles are applied to any consolidated or combined state or local income tax returns filed by the Group with respect to the PL Subgroup.

     The Company and Pacific Lumber entered into or amended various agreements in connection with the transactions contemplated by the Offering. See "Description of Certain Principal Agreements."

     Mr. Levin, a manager of the Company, is a partner of the law firm of Kramer, Levin, Naftalis & Frankel, which provides legal services for MAXXAM and its affiliates, including the Company. See "Legal Matters."

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                        DESCRIPTION OF THE TIMBER NOTES

     The New Notes will be issued under the Indenture, dated as of the Closing Date, between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). The New Notes will be issued solely in exchange for the same Class and an equal principal amount of Old Notes. See "The Exchange Offer." As used herein, the term "Timber Notes" shall mean the Old Notes and the New Notes unless otherwise indicated.

     The form and terms of the New Notes are substantially identical to the form and terms of the Old Notes, except that the New Notes (i) will be registered under the Securities Act, (ii) will not provide for payment of Non-Registration Premiums, which terminates upon consummation of the Exchange Offer, and (iii) will not bear any legends restricting transfer thereof.

     Except as otherwise indicated below, the following summary applies to both the Old Notes and the New Notes. The following summary, which describes certain provisions of the Indenture, the Timber Notes and the Deed of Trust, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the Timber Notes and the Deed of Trust, copies or forms of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. Certain of the terms used in this section are used elsewhere in this Prospectus with different meaning. See "Certain Defined
Terms" for the definition of certain terms utilized in this section and in "Description of Certain Principal Agreements."

GENERAL

     The Timber Notes constitute obligations of the Company, and do not constitute obligations of, and are not guaranteed by, Pacific Lumber or any other person. The Company is a special purpose Delaware limited liability company established to facilitate the offering of the Timber Notes, and, as of the date of this Prospectus, has no material assets other than the Mortgaged Property. The Timber Notes are secured by a Lien on the Mortgaged Property, pursuant to a Deed of Trust, effective as of the Closing Date, among the Company, as trustor, the Trustee, as beneficiary and as Collateral Agent for the Noteholders and the Liquidity Providers, and a trustee thereunder, and will be payable from cash flow generated by the Mortgaged Property.

     Amounts payable on the Timber Notes will be paid on January 20 and July 20 of each year (each, a "Note Payment Date"), beginning January 20, 1999. If the date scheduled to be a Note Payment Date is not a Business Day, the next succeeding day that is a Business Day will be the Note Payment Date, but all calculations of interest and other items will be as of the 20th day of the applicable month.

RATINGS OF THE TIMBER NOTES

     The Timber Notes were given the following ratings at the time of their issuance:

                                                       RATING FOR
                                           -----------------------------------
             RATING AGENCY                 CLASS A-1    CLASS A-2    CLASS A-3
----------------------------------------   ---------    ---------    ---------
Moody's.................................       A1           A3          Baa2
S&P.....................................        A            A           BBB

     THE RATINGS ON THE TIMBER NOTES ADDRESS ONLY THE PAYMENT OF INTEREST WHEN DUE AND THE PAYMENT OF ALL PRINCIPAL BY JULY 20, 2028 (THE "FINAL MATURITY DATE") AND DO NOT ADDRESS PAYMENT OF PRINCIPAL AT ANY FASTER RATE OR THE PAYMENT OF ANY PREMIUM OR INTEREST ON PREMIUM. A SECURITY RATING IS NOT A RECOMMENDATION TO BUY, SELL OR HOLD SECURITIES, AND SUCH RATINGS MAY BE SUBJECT TO REVISION OR WITHDRAWAL AT ANY TIME.

PRINCIPAL; INTEREST; PREMIUM

  PRINCIPAL

     For each Class of Timber Notes, the Scheduled Amortization represents the amount of principal that the Company must pay (on a cumulative basis) on such Class through each Note Payment Date in order to avoid the payment of Prepayment or Deficiency Premiums to the holders of such Class. The Scheduled

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Maturity Date, which is January 20, 2007 in the case of the Class A-1 Timber
Notes and January 20, 2014 in the case of the Class A-2 and Class A-3 Timber Notes, for each Class of Timber Notes, represents the Note Payment Date on which the Company will pay the final installment of principal on the Timber Notes of such Class if all payments of principal are made to the holders of such Class in accordance with the Scheduled Amortization Schedule for such Class. The Company is not required to pay Scheduled Amortization on any Note Payment Date to the extent that it exceeds the principal amount otherwise required to be paid on such Note Payment Date.

     The Scheduled Amortization Schedule for the Class A-3 Timber Notes does not include any payments of principal to the holders of such Class before the Scheduled Maturity Date for such Class. Accordingly, the entire original principal amount of the Class A-3 Timber Notes is scheduled to be paid in a single payment on such Scheduled Maturity Date. In the event that the Class A-3 Timber Notes have not been paid in full by their Scheduled Maturity Date, a "Cash Retention Event" will occur, as a result of which 75% of all Excess
Funds will be deposited in the Payment Account until all Classes of Timber Notes are paid in full.

     For each Class of Timber Notes, the Minimum Principal Amortization represents the minimum amount of principal which the Company must pay (on a cumulative basis) on such Class, to the extent of the funds on deposit in the Payment Account available therefor, through each Note Payment Date.

     The Scheduled Amortization Schedules and the Minimum Principal Amortization Schedules for the respective Classes of Timber Notes are set forth under "Overview and Structure of the Transaction--Payments on the Timber
Notes--Actual Timber Note Amortization."

     The amount of principal required to be paid, in the aggregate, to the holders of the Timber Notes on each Note Payment Date will generally be (to the extent of cash available in the Payment Account) the Aggregate Minimum Principal Amortization Amount for such date plus the Depletion Amortization Amount, if any, on such Note Payment Date.

     The "Minimum Principal Amortization Amount" for any Class of Timber
Notes, as of any Note Payment Date, equals the excess, if any, of (i) the cumulative amount of all Minimum Principal Amortization for such Class of Timber Notes through and including such Note Payment Date over (ii) the cumulative amount of all principal paid on such Class prior to and excluding such Note Payment Date. The "Aggregate Minimum Principal Amortization Amount" as of any Note Payment Date is the aggregate for all Classes of Timber Notes of the respective Minimum Principal Amortization Amounts for such date.

     The "Depletion Amortization Amount," on any Note Payment Date, is an amount, if any, equal to the lesser of (a) the excess, if any, of (i) the balance in the Payment Account on such date over (ii) the sum of the Minimum Obligations on such date or (b) the Excess Debt Obligations Amount on such date; PROVIDED, HOWEVER, that the issuance of Additional Timber Notes may result in modifications to the computation of the Depletion Amortization Amount.

     The "Minimum Obligations," on any Note Payment Date, is the sum of (a) the Aggregate Minimum Principal Amortization Amount on such Note Payment Date,
(b) all accrued and unpaid interest (excluding interest on premiums) due and payable to the holders of the Timber Notes and any Additional Timber Notes on such Note Payment Date and (c) the aggregate amount, if any, of principal and interest (other than any Supplemental Liquidity Provider Interest) in respect of outstanding Advances under the Line of Credit Agreement to be paid from the Payment Account on such Note Payment Date.

     The "Excess Debt Obligations Amount," on any Note Payment Date, is an amount equal to the excess, if any, of (a) the sum of (i) the Adjusted Debt Obligations on such date plus (ii) the Discounted Servicing Obligation at such date over (b) the Total Collateral Value at such date.

     "Adjusted Debt Obligations," on any Note Payment Date, is an amount equal to the excess, if any, of (a) the aggregate unpaid principal amount of the outstanding Timber Notes on such date, determined before giving effect to the payment of any amount paid in respect of the Timber Notes on such date, over (b) the Aggregate Minimum Principal Amortization Amount at such date.

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     "Discounted Servicing Obligation," on any Monthly Deposit Date or Note
Payment Date, is the amount specified as such in the Structuring Schedule in Annex 1 opposite the monthly period preceding such date.

     "Total Collateral Value," on any date, is an amount equal to the lesser of (a) the Deemed Collateral Value for the Monthly Calculation Date immediately preceding such date and (b) the Structuring Collateral Value for the Monthly Calculation Date immediately preceding such date.

     "Deemed Collateral Value," for any Monthly Calculation Date, is an amount equal to the product (in dollars) of the Collateral Value Factor and the Deemed Remaining Harvest Quantity for such date.

     The "Collateral Value Factor," and the Structuring Collateral Value, for any Monthly Calculation Date, are the amounts specified as such in the Structuring Schedule in Annex 1.

     The "Deemed Remaining Harvest Quantity," for any Monthly Calculation
Date, is an amount equal to excess, if any, of (i) 3,397,345 Mbfe (which is the Structured Harvest Quantity) over (ii) the sum of the Actual Production and the Deemed Production through such date.

     The "Actual Production," through any date, means the number of Mbfe of Company Timber actually harvested and sold from July 20, 1998 through such date, except any such Company Timber that has been included in Deemed Production for such period.

     The "Deemed Production," through any date, means the number of Mbfe of Company Timber deemed harvested and sold from July 20, 1998 through such date as described under "--Deemed Production."

     The "Required Liquidity Amount," as of any date, is an amount equal to the aggregate, for all Classes of Timber Notes outstanding, of (i) the Note Rate (as defined below) for such Class multiplied by (ii) the principal amount of such Class then outstanding. The Required Liquidity Amount may be modified in connection with the issuance of Additional Timber Notes.

     Unless the Timber Notes have been accelerated during the continuance of an Event of Default (and such acceleration has not been rescinded), the Depletion Amortization Amount, if any, payable on any Note Payment Date will be applied to pay the outstanding principal of the Class A-1 Timber Notes, the Class A-2 Timber Notes and the Class A-3 Timber Notes, in that order.

     If, on any date (including any redemption date), the principal paid to the holders of any Class of Timber Notes on such date exceeds the Scheduled Amortization Amount for such Class on such date, a premium (a "Prepayment Premium") will be payable on such date with respect to the lesser of (i) the amount of such excess and (ii) the amount of principal paid to the holders of such Class of Timber Notes on such date (such lesser amount, an "Excess Payment"). If, on any Note Payment Date, the principal paid to the holders of any Class of Timber Notes on such date is less than the Scheduled Amortization Amount for such Class at that Note Payment Date (such deficiency, a "Payment Deficiency"), a premium (a "Deficiency Premium") will be payable on the next Note Payment Date with respect to such Payment Deficiency. The "Scheduled Amortization Amount" for each Class of Timber Notes at any date equals the excess, if any, of (i) the cumulative amount of all Scheduled Amortization for such Class through and including such date over (ii) the cumulative amount of all principal paid on the Timber Notes of such Class prior to such date. See "--Premium".

     July 20, 2028 (the "Final Maturity Date") is the date by which the Rating Agencies have rated the payment in full of the principal amount of each Class of Timber Notes. An Event of Default will occur if the Timber Notes have not been paid in full by the Final Maturity Date.

  INTEREST

     Interest is payable on the outstanding principal amount of each Class of Timber Notes at the annual rate set forth for such Class on the cover page hereof (computed on the basis of a 360-day year of twelve 30-day months) (each, a "Note Rate") on each Note Payment Date. Interest on overdue principal and, to the extent permitted by law, overdue interest will accrue at the applicable Note Rate plus 2.00% per annum

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(the "Default Rate") and will be payable on each Note Payment Date. Interest on any Premium payable in respect of any Class of Timber Notes is payable at the applicable Note Rate on each Note Payment Date. Under certain limited circumstances, interest on Premium may be payable monthly. See "--Premium" below.

  PREMIUM

     The amount of the Prepayment Premium for any Class of Timber Notes payable on any date with respect to any Excess Payment on such Class on such date (each, a "Prepayment Premium Amount") equals the excess, if any, of (a) the sum of
(i) the present value (as defined below and subject to the assumption below) at such date of such Excess Payment plus (ii) the sum of the present values (as so defined and subject to said assumption) at such date of the amounts of interest, computed at the applicable Note Rate, that would thereafter have accrued with respect to such Excess Payment over (b) such Excess Payment.

     For purposes of computing the Prepayment Premium Amount in the preceding paragraph, (1) the present values of such Excess Payment and interest thereon shall be calculated assuming that such Excess Payment had been paid on the Note Payment Date or Note Payment Dates on which such Excess Payment would have otherwise been paid if a portion of the principal amount of the applicable Class of Timber Notes that equals (but does not exceed) the Scheduled Amortization Amount for such Class on each such Note Payment Date were paid on such Note Payment Date, (2) "present value" shall be computed in accordance with generally accepted financial practice based on a 360-day year of twelve 30-day months and at a discount rate, compounded semiannually on each Note Payment Date, equal to the Reinvestment Yield and (3) the "Reinvestment Yield" shall be determined by reference to the most recent Federal Reserve Statistical Release H. 15(519) (or, if such Statistical Release is no longer published, any publicly available source of similar market data) that became publicly available at least two, but not more than six, Business Days prior to the date on which the Excess Payment occurs or, in the case of an optional redemption, prior to the redemption date and shall be the sum of (A) 0.50% per annum plus (B) the most recent weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity equal to the then remaining weighted average life (computed as described in the following paragraph) of such Excess Payment. For purposes of clause (1) of the preceding sentence, the Scheduled Amortization Amount for the applicable Class of Timber Notes on any Note Payment Date or Note Payment Dates shall be calculated assuming that, after the date on which the payment of the Excess Payment occurs, no payments of principal (other than those assumed to be made in clause (1) of the preceding sentence) will be made to the holders of such Class of Timber Notes. If the weighted average life of the Excess Payment (so computed) is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Reinvestment Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the weighted average life of the Excess Payment (so computed) is less than one year, the weekly average yield in actively traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

     For the purpose of clause (3)(B) of the preceding paragraph, "weighted average life" shall mean the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) the sum of the products obtained by multiplying, for each date on which an Excess Payment (or portion thereof) would have been paid if such Excess Payment had been paid in accordance with the Scheduled Amortization Schedule for the applicable Class of Timber Notes, (i) the number of years (calculated to the nearest one-twelfth year) which will elapse between the date on which such Excess Payment is made and the date on which such Excess Payment (or portion thereof) would have been paid if such Excess Payment had been paid in accordance with the Scheduled Amortization Schedule for the applicable Class of Timber Notes by (ii) the Excess Payment (or portion thereof) which would have been paid if such Excess Payment had been paid in accordance with the Scheduled Amortization Schedule for such Class by (b) the Excess Payment on which the Prepayment Premium Amount is computed.

     The Deficiency Premium payable on any Note Payment Date with respect to a Payment Deficiency on the previous Note Payment Date (the "Deficiency Premium Amount") equals an amount of interest

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(computed on the basis of a 360-day year of twelve 30-day months) on the Payment
Deficiency, for the period from and including the previous Note Payment Date to but excluding such Note Payment Date, at a rate per annum equal to 1.50%.

     Upon the occurrence of a Registration Default, a Non-Registration Premium equal to an amount of interest (computed on the basis of a 360-day year of twelve 30-day months) at a rate of 0.50% per annum on the outstanding principal amount of the Timber Notes with respect to which a Registration Default is continuing will accrue until such Registration Default is cured. Non-Registration Premiums, if any, will be payable on each Note Payment Date.

     If any portion of the principal amount of any Class of Timber Notes remains unpaid after the Final Maturity Date, for the purpose of payments of Deficiency Premiums and Non-Registration Premiums and interest thereon to the holders of such Class of Timber Notes, the last day of each month that occurs after the Final Maturity Date shall be deemed to constitute a Note Payment Date.

     Premiums and interest on Premiums are payable on a Note Payment Date solely out of funds available after payments of interest (including interest on any past due principal and interest), Minimum Principal Amortization Amounts and Depletion Amortization Amounts to the holders of the Timber Notes and after any required payments to or for the benefit of the Liquidity Providers (other than any Additional Liquidity Fees or Supplemental Liquidity Provider Interest) or, if applicable, deposit to the Liquidity Account on such Note Payment Date. In addition, neither the Line of Credit Agreement nor any funds in the Liquidity Account are available for payment of Premiums or interest on Premiums to the holders of the Timber Notes. Accordingly, payments of Premiums and interest on Premiums are effectively subordinated to payments of the foregoing amounts, and the ratings of the Timber Notes do not apply to the payment of Premiums or interest on Premiums. See "--Accounts; Payments on the Timber Notes--Note Payment Dates."

OPTIONAL REDEMPTION AND OPTIONAL PREPAYMENT

     The Timber Notes of any Class may be redeemed at the option of the Company, in whole but not in part, on any date, on at least 15 days (or 30 days if legally required by The Depository Trust Company) but not more than 60 days notice, provided that no Timber Notes of a Class having an earlier Scheduled Maturity Date (or, in the case of redemption of the Class A-3 Timber Notes, no Timber Notes) remain outstanding following such redemption. The redemption price for any Class of Timber Notes will equal the sum, for such Class, of (i) all unpaid principal amounts of such Class of Timber Notes, (ii) any accrued and unpaid Premiums on such Class of Timber Notes, (iii) all accrued and unpaid interest (including any default interest and any interest on Premiums) on such Class of Timber Notes and (iv) a Prepayment Premium on any Excess Payment, computed as described under "--Premium."

     The Company also has the right, at its option, to cause the Timber Notes to be prepaid, in whole or in part, on any Note Payment Date by making additional deposits to the Payment Account from funds not otherwise subject to the Lien of the Deed of Trust, by using funds then on deposit in the Prefunding Account or by using funds that could then be released to the Company free of the Lien of the Deed of Trust. Any such prepayments will be made, first, to the holders of the Class A-1 Timber Notes, second, to the holders of the Class A-2 Timber Notes and, third, to the holders of the Class A-3 Timber Notes. See "--Accounts; Payment on the Timber Notes--Note Payment Dates." To the extent that any such additional deposit causes an Excess Payment to be made on any Class of Timber Notes, a Prepayment Premium will be payable in respect of such Excess Payment. See "--Principal; Interest; Premium--Premium."

ACCOUNTS; PAYMENT ON THE TIMBER NOTES

     Except for DE MINIMIS Receipts, all payments received by the Company in connection with the harvesting, severing, cutting or sale of Company Timber and all other cash proceeds received by the Company of or from the Mortgaged Property (including, without limitation, insurance proceeds, condemnation awards, proceeds from sales of Company Timber, including Pay-as-You-Harvest Sales, Lump Sum Sales and Unallocated Payments, whether pursuant to the New Master Purchase Agreement or otherwise, proceeds from the sales of Company Owned Timberlands or Company Timber Rights, and proceeds in

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respect of any Agreement Not to Cut, but excluding proceeds of any title insurance) shall be deposited in the Collection Account, maintained with the Trustee, subject to a Lien for the benefit of the holders of the Timber Notes and any Additional Timber Notes and the Liquidity Providers. "DE MINIMIS Receipts" means payments received by the Company in an aggregate amount not greater than $50,000 at any one time that would otherwise be required to be deposited in the Collection Account and which the Company has deposited into another bank account. Under the Indenture, the Company must forward all DE MINIMIS Receipts to the Collection Account at least monthly.

     In addition, the Trustee shall maintain, subject to a Lien for the benefit of holders of the Timber Notes, any Additional Timber Notes and the Liquidity Providers, (i) in the event of a Termination Advance under the Line of Credit Agreement, a Liquidity Account into which will be deposited the amount of the Termination Advance (and which thereafter (until a replacement Line of Credit Agreement, if any, has been provided) will be maintained, to the extent of available funds, in an amount equal to the Required Liquidity Amount) to provide liquidity for the Timber Notes and, if so provided in connection with the issuance of any Additional Timber Notes, such Additional Timber Notes and (ii) an account, into which funds will be transferred on each Monthly Deposit Date, for disbursement on each Note Payment Date (the "Payment Account"). The indenture will also require that the Company maintain an expense reserve account (the "Expense Reserve") for the payment of certain capital and operating expenses.

  MONTHLY DEPOSIT DATES

     The New Master Purchase Agreement provides that the purchase price for all logs sold by the Company in a calendar month will be deposited into the Collection Account by 11:00 a.m. New York City time on the 20th day of the following month (each, a "Monthly Deposit Date"). If the 20th day of the month is not a Business Day, the next succeeding Business Day will be the Monthly Deposit Date, but all calculations as of the Monthly Deposit Date (other than those under the Line of Credit Agreement) will be as of the 20th day of the applicable month. The Indenture provides that, as of 11:00 a.m. (New York City time) on each Monthly Deposit Date, the Collateral Agent will make the following deposits in and withdrawals from the Accounts, in the following order of priority:

          FIRST, any amount necessary to cause the balance in the Expense Reserve to equal the greater of (I) the sum of (a) all accrued and unpaid Yield Taxes attributable to Company Timber which was cut, harvested, severed or sold during the month to which such Monthly Deposit Date relates and all prior Monthly Periods and (b) an amount equal to all expenses of a nature permitted to be paid from the Expense Reserve (including capital expenditures, personnel costs, the Services Fee and other amounts payable under the New Services Agreement) known or estimated by the Company to be payable prior to the next Monthly Deposit Date and (II) $1.1 million will, to the extent of the balance in the Collection Account, be withdrawn from the Collection Account and deposited in the Expense Reserve;

          SECOND, all unpaid Trustee's Expenses, Collateral Agent Expenses and Liquidity Providers' Expenses incurred during or prior to the Monthly Period to which such Monthly Deposit Date relates will, to the extent of the balance in the Collection Account not theretofore withdrawn, be withdrawn by the Collateral Agent from the Collection Account and, at the direction of the Company, be paid to the Trustee, the Collateral Agent or the Liquidity Providers, as the case may be, or, if the Company shall have previously paid such expenses, such amounts will be withdrawn by the Collateral Agent from the Collection Account and disbursed at the direction of the Company to reimburse the Company for such expenses;

          THIRD, if there has not been a Termination Advance under a Line of Credit Agreement or there has been a Termination Advance under a Line of Credit Agreement that has been replaced in accordance with the terms of the Indenture, an amount equal to all accrued and unpaid interest (other than any Supplemental Liquidity Provider Interest) on, plus the outstanding principal amount of, any outstanding Advances (other than Advances made on, or within three Business Days preceding, such Monthly Deposit Date) under the Line of Credit Agreement will, to the extent of the balance in the Collection Account not theretofore withdrawn, be withdrawn by the Collateral Agent from the Collection Account

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     and disbursed to the Liquidity Providers in payment, first, of such accrued and unpaid interest and, second, of such outstanding principal amount;

          FOURTH, the balance of funds in the Liquidity Account (if any) in excess of the Required Liquidity Amount as of such Monthly Deposit Date will be withdrawn by the Collateral Agent from the Liquidity Account and deposited in the Collection Account and will be included together with other funds to be withdrawn from the Collection Account on such Monthly Deposit Date;

          FIFTH, an amount equal to (a) the product of (i) the Targeted Monthly Deposit Amount for such Monthly Deposit Date and (ii) the Reinvestment Factor for such Monthly Deposit Date less (b), if such Monthly Deposit Date is neither a Note Payment Date nor the first Monthly Deposit Date following a Note Payment Date, the Premium Provision Refundable Amount for such Monthly Deposit Date will, to the extent of the balance in the Collection Account not theretofore withdrawn, be withdrawn by the Collateral Agent from the Collection Account and deposited in the Payment Account;

          SIXTH, if there has been a Termination Advance under a Line of Credit Agreement that has not been replaced in accordance with the terms of the Indenture, an amount equal to the excess of (a) the sum of (i) all accrued and unpaid interest on all outstanding Advances (other than any Supplemental Liquidity Provider Interest) under the Line of Credit Agreement as of such Monthly Deposit Date and (ii) the product obtained by multiplying the Line of Credit Amortization Amount, if any, for the next Note Payment Date, by a fraction, the numerator of which is the number of months from the immediately preceding Note Payment Date and the denominator of which is six, over (b) the amount, if any, of all amounts deposited pursuant to this clause Sixth in the Payment Account after the immediately preceding Note Payment Date (or, if the first Note Payment Date has not yet occurred, after the Closing Date) will, to the extent of the balance in the Collection Account not theretofore withdrawn, be withdrawn by the Collateral Agent from the Collection Account and deposited in the Payment Account;

          SEVENTH, if there has been a Termination Advance under a Line of Credit Agreement that has not been replaced in accordance with the terms of the Indenture, any amount necessary to cause the balance in the Liquidity Account to equal the Required Liquidity Amount as of such Monthly Deposit Date will, to the extent of the balance in the Collection Account not theretofore withdrawn, be withdrawn by the Collateral Agent from the Collection Account and deposited in the Liquidity Account;

          EIGHTH, an amount equal to the Premium Provision for such Monthly Deposit Date will, to the extent of the balance in the Collection Account not theretofore withdrawn, be withdrawn by the Collateral Agent from the Collection Account and deposited in the Payment Account;

          NINTH, if (a) the aggregate expenses of a nature permitted to be paid from the Expense Reserve known or estimated by the Company to be payable through any date within the following six months exceeds (b) the sum of (i) the amount in the Expense Reserve and (ii) the amounts that the Company estimates will become available to the Company through such date for the payment of the expenses referred to in the preceding clause (a), an amount equal to the amount of such excess will, to the extent of the balance in the Collection Account not theretofore withdrawn, be withdrawn from the Collection Account and deposited in the Expense Reserve; and

          TENTH, all funds in the Collection Account as of such Monthly Deposit Date, after giving effect to all deposits and withdrawals pursuant to the preceding clauses "FIRST" through "NINTH," inclusive, on such Monthly Deposit Date (collectively, "Excess Funds"), will be paid by the Collateral Agent, first, to the payment of any unpaid Additional Liquidity Provider Fees incurred during or prior to the Monthly Period to which such Monthly Deposit Date relates and to the payment of any accrued and unpaid Supplemental Liquidity Provider Interest as of such Monthly Deposit Date and, second, to or as directed by the Company, free and clear of the Lien of the Deed of Trust.

     Notwithstanding the preceding clause "TENTH," the Indenture provides that
(i) if an Event of Default consisting of a payment default, the bankruptcy or insolvency of the Company, or certain other Events of

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Default relating to, among other things, the collateral, title thereto and the preservation of the Lien of the Deed of Trust thereon has occurred and is continuing on such Monthly Deposit Date and such Event of Default has, or, with the passage of time, would have, a Material Adverse Effect, all Excess Funds will be deposited in the Payment Account on such Monthly Deposit Date or (ii) if
(A) the Timber Notes have been accelerated and such acceleration shall not have rescinded as provided in the Indenture or (B) an Event of Default described in clauses (6) through (10) or in clause (12) under the caption "Events of Default; Remedies" shall have occurred and be continuing, and the Trustee, within the previous 60 days, has commenced a consent solicitation for an election to accelerate the Timber Notes or any Additional Timber Notes by reason of such Event of Default (either of the events described in clause (i) or (ii), a "Trapping Event"), all Excess Funds shall be deposited in the Payment
Account on such Monthly Deposit Date.

     In addition, the Indenture provides that if the Class A-3 Timber Notes are not paid in full by their Scheduled Maturity Date, a Cash Retention Event will occur, as a result of which 75% of the Excess Funds (up to the amount necessary to pay in full any Timber Notes remaining outstanding) shall be retained and deposited in the Payment Account and the remainder will be applied as set forth in "TENTH" above.

     Further, notwithstanding the foregoing order of priority, in the event that a Line of Credit Acceleration has occurred or an Acceleration Event shall have occurred and be continuing, all interest, principal and other amounts (other than Additional Liquidity Provider Fees and Supplemental Liquidity Provider Interest) then owing by the Company under the Line of Credit Agreement shall be paid on each Monthly Deposit Date, immediately after payment of amounts in clauses "FIRST" and "SECOND" above, and no amounts shall be deposited in the Payment Account until such interest, principal and other amounts have been paid in full.

     The Indenture provides that the "Targeted Monthly Deposit
Amount"(referred to in the preceding clause "FIFTH") for any Monthly Deposit Date is an amount equal to the excess of (a) the sum of (i) the Debt Obligations as of such Monthly Deposit Date plus (ii) the Discounted Servicing Obligation as of such Monthly Deposit Date over (b) the sum of (i) the Total Collateral Value as of such Monthly Deposit Date plus (ii) all amounts then on deposit in the Payment Account, including interest earned thereon as of such Monthly Deposit Date (before giving effect to any deposits made in the Payment Account, or to any transactions described under the caption "--Note Payment Date" below, on such Monthly Deposit Date but after deducting the amount of any deposits made pursuant to clauses "SIXTH" and "EIGHTH" after the immediately preceding
Note Payment Date or, if the first Note Payment Date has not yet occurred, after the Closing Date); PROVIDED that in no event shall the Targeted Monthly Deposit Amount be less than the excess (if any) of (x) the amount of accrued and unpaid interest on the principal of the outstanding Timber Notes on such Monthly Deposit Date over (y) the balance in the Payment Account on such Monthly Deposit Date (before giving effect to any deposits made in the Payment Account, or to any transactions described under the caption "--Note Payment Date" below, on such Monthly Deposit Date but after deducting the amount of any deposits made pursuant to clauses "SIXTH" and "EIGHTH" after the immediately preceding
Note Payment Date or, if the first Note Payment Date has not yet occurred, after the Closing Date).

     The "Reinvestment Factor" is defined under "Certain Defined Terms," and is intended to increase the amount of the deposit in the Payment Account pursuant to the preceding clause "SIXTH" to reflect the difference between an assumed rate of return on the Payment Account and the Note Rate.

     The Indenture defines "Debt Obligations," as of any date (in each case determined before giving effect to any payment made on such date), as the sum of
(a) the outstanding principal balance of the Timber Notes as of such date plus
(b) interest accrued and unpaid on the Timber Notes to such date, including any interest on unpaid interest, computed on the basis of a 360-day year of twelve 30-day months, plus (c) any Premium accrued and unpaid on the Timber Notes and any interest accrued and unpaid thereon. For the purpose of calculating the Targeted Monthly Deposit Amount, the Total Collateral Value and Discounted Servicing Obligation are computed, on a monthly basis for the relevant Monthly Deposit Date, in substantially the same manner as such items are determined semiannually for each Note Payment Date. See "--Principal; Interest; Premium--Principal" above.

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     The Indenture provides that the "Premium Provision" (referred to in the preceding clause "EIGHTH"), for any Monthly Deposit Date, is an amount equal to that described in either paragraph (a) or (b) below:

          (a) if such Monthly Deposit Date is a Note Payment Date, the Premium Provision will equal the amount, if any, of the Prepayment Premium that will become payable on such Monthly Deposit Date by virtue of the payments or prepayments of principal on the Timber Notes being made on such Note Payment Date, less the amount, if any, of all amounts of Premium Provision deposits made in the Payment Account since the immediately preceding Note Payment Date and the interest earned on such deposits to such Monthly Deposit Date; and

          (b) if such Monthly Deposit Date is not a Note Payment Date, the Premium Provision will equal an amount equal to the present value at such Monthly Deposit Date (discounted from the immediately succeeding Note Payment Date at the Collection Account Rate, compounded monthly) of the excess, if any, of (i) the amount, if any, of the Prepayment Premium that would become payable on the Timber Notes on such Monthly Deposit Date if such Monthly Deposit Date were a Note Payment Date and the Scheduled Amortization for each Class of Timber Notes with respect to such Monthly Deposit Date were the amount obtained by multiplying the Scheduled Amortization for such Class of Timber Notes with respect to the immediately succeeding Note Payment Date by a fraction, the numerator of which is the number of months from the immediately preceding Note Payment Date to such Monthly Deposit Date and the denominator of which is six over (ii) the amount, if any, of all amounts of Premium Provision deposited in the Payment Account after the immediately preceding Note Payment Date and the interest earned on such deposits to such Monthly Deposit Date.

     The Indenture defines "Premium Provision Refundable Amount" for any Monthly Deposit Date (except any Monthly Deposit Date immediately following a Monthly Deposit Date that is a Note Payment Date) as the amount, if any, by which the Premium Provision for the immediately preceding Monthly Deposit Date exceeded the Premium Provision for such Monthly Deposit Date. The "Premium Provision Refundable Amount" for any Monthly Deposit Date immediately following a Monthly Deposit Date that is a Note Payment Date shall be zero.

     The Indenture defines the "Collection Account Rate" for any date as a rate per annum equal to the rate per annum (determined as of a date not more than three Business Days prior to such date) for the offering to leading banks in the London interbank market of Dollar deposits having a term of 30 days and in an amount comparable to the amount to which such rate is applied.

  NOTE PAYMENT DATES

     The Indenture provides that, by 1:00 p.m. New York City time on each Note Payment Date (after giving effect to any deposits on such date from the Liquidity Account to the Collection Account and from the Collection Account to the Liquidity Account), the Collateral Agent will deposit the following amounts in the Payment Account in the following order of priority:

          FIRST, unless a Line of Credit Acceleration has occurred or an Acceleration Event exists, from a borrowing under the Line of Credit Agreement or from the Liquidity Account, any amounts available under the Line of Credit Agreement or on deposit in the Liquidity Account, up to an amount equal to the excess, if any, of (i) the amount required to pay accrued and unpaid interest (excluding interest on premiums) on the Timber Notes and, if so provided in connection with the issuance of any Additional Timber Notes, such Additional Timber Notes on such Note Payment Date over
     (ii) the amount available in the Payment Account to be paid to the holders of Timber Notes and such Additional Timber Notes pursuant to clause
     "FIRST" below (after giving effect to any transfer on such date pursuant to clauses "FIFTH," "SIXTH," and "EIGHTH" (and the two paragraphs following clause "TENTH") under "--Monthly Deposit Dates"); and

          SECOND, from any other funds available to the Company, any amounts that the Company, at its option, elects to deposit in the Payment Account to pay or prepay any amounts on the Timber Notes.

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     The Indenture provides that, by 1:00 p.m. (New York City time) on each Note
Payment Date, from amounts on deposit in the Payment Account on such date (including transfers from the Collection Account on such Note Payment Date, interest earned on the Payment Account and the transfers described in the preceding paragraph), the Collateral Agent will make the following transfers in the following order of priority:

          FIRST, from amounts on deposit in the Payment Account (exclusive of amounts borrowed under the Line of Credit Agreement or withdrawn from the Liquidity Account pursuant to clause "FIRST" of the preceding paragraph for the payment of interest on such Note Payment Date), to the Holders of the Timber Notes and any Additional Timber Notes, an amount equal to all interest accrued and unpaid on the Timber Notes and any Additional Timber Notes as of such date, computed on the basis of a 360-day year of twelve 30-day months (including interest on past due principal and interest, but not including interest on premium), and, if there has been a Termination Advance under a Line of Credit Agreement that has not been replaced in accordance with the terms of the Indenture, to the Liquidity Providers, an amount equal to all accrued and unpaid interest (other than any Supplemental Liquidity Provider Interest) on all outstanding Advances under the Line of Credit Agreement, as of such date, PROVIDED, that, if the amount on deposit in the Payment Account (exclusive of amounts borrowed under the Line of Credit Agreement or withdrawn from the Liquidity Account pursuant to clause "FIRST" of the preceding paragraph for the payment of interest on such Note Payment Date) is insufficient to make such payment in full on all Classes of Timber Notes and any Additional Timber Notes and to the Liquidity Providers, such payments shall be made on each Class of Timber Notes and any Additional Timber Notes and to the Liquidity Providers PRO RATA in proportion to the interest (other than Supplemental Liquidity Provider Interest) due on each such Class and to the Liquidity Providers;

          SECOND, to the Holders of the Timber Notes and, if so provided in connection with the issuance of any Additional Timber Notes, such Additional Timber Notes, the amount borrowed under the Line of Credit Agreement or withdrawn from the Liquidity Account pursuant to clause "FIRST" of the preceding paragraph for the payment of interest on such Note Payment Date in payment of accrued and unpaid interest as of such date (including interest on past due principal and interest, but not including interest on premium) on the Timber Notes and such Additional Timber Notes, to the extent that the payments to such Holders pursuant to the immediately preceding clause "FIRST" are insufficient to make payment in full of such accrued and unpaid interest, provided that, if the amount on deposit in the Payment Account is insufficient to make such payments in full on all Classes of Timber Notes and Additional Timber Notes, such payments shall be made on each Class of Timber Notes and Additional Timber Notes PRO RATA in proportion to the amounts payable to each such Class pursuant to this clause SECOND;

          THIRD, if there has been a Termination Advance under a Line of Credit Agreement that has not been replaced in accordance with the terms of the Indenture, to the Liquidity Account, to the extent, if any, necessary to cause the amount on deposit in the Liquidity Account to equal the Required Liquidity Amount;

          FOURTH, to the Holders of each Class of Timber Notes, an amount equal to any Minimum Principal Amortization Amount due on such Class of Timber Notes as of such date, provided that, if the amount on deposit in the Payment Account is insufficient to make such payments in full on all Classes of Timber Notes, such payments shall be made, first, on the Class A-1 Timber Notes, second, on the Class A-2 Timber Notes, and, third, on the Class A-3 Timber Notes;

          FIFTH, if there has been a Termination Advance under a Line of Credit Agreement that has not been replaced in accordance with the terms of the Indenture, to the Liquidity Providers, an amount equal to the Line of Credit Amortization Amount (as defined below), if any, due as of such Note Payment Date;

          SIXTH, to the Holders of the Timber Notes, an amount equal to any Depletion Amortization Amount due as of such Note Payment Date;

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          SEVENTH, to the Holders of each Class of Timber Notes, an amount equal to any interest on Premium then due and owing on such Class of Timber
     Notes, provided that, if the amount on deposit in the Payment Account is insufficient to make such payments in full on all Classes of Timber Notes, such payments shall be made on each Class of Timber Notes PRO RATA in proportion to the interest on Premium due on each such Class;

          EIGHTH, to the Holders of each Class of Timber Notes, an amount equal to any Premium then due and owing on such Class of Timber Notes, provided that, if the amount on deposit in the Payment Account is insufficient to make such payments in full on all Classes of Timber Notes, such payments shall be made PRO RATA in proportion to the Premium then due on each such Class;

          NINTH, if a Trapping Event or a Cash Retention Event shall have occurred and be continuing, or to the extent directed by the Company, or to the extent of amounts otherwise deposited to the Payment Account pursuant to certain provisions of the Indenture (including any net proceeds of title insurance as described under "--Title Insurance" and any amount deposited in the Payment Account from the Prefunding Account as described under "--Prefunding"), to the Holders of the Timber Notes, to prepay principal of, and any Prepayment Premium on, the Timber Notes; and

          TENTH, unless a Trapping Event or a Cash Retention Event shall have occurred and be continuing, to the Company, free and clear of the Lien of the Deed of Trust.

     The Indenture provides that principal payments payable pursuant to clauses "SIXTH" and "NINTH" of the preceding paragraph shall be paid, first, to the holders of the Class A-1 Timber Notes until the Class A-1 Timber Notes have been paid in full, second, to the holders of the Class A-2 Timber Notes until the Class A-2 Timber Notes have been paid in full and, third, to the holders of the Class A-3 Timber Notes. In addition, the Indenture provides that if, on any Note Payment Date, there are insufficient funds in the Payment Account to pay to the holders of any Class of Timber Notes all amounts pursuant to clauses "FIRST," "SECOND," "FOURTH," "SIXTH," "SEVENTH," "EIGHTH" or "NINTH" of the preceding paragraph, any partial payment on such Class with respect to any such clause shall be made to the Holders of such Class PRO RATA in proportion to the unpaid principal amount of the outstanding Timber Notes of such Class (or, in the case of Non-Registration Premiums, pro rata in proportion to the unpaid principal amount of the outstanding Timber Notes of such Class with respect to which a Registration Default is continuing) held by such Holders on such date.

     Notwithstanding the foregoing order of priority, in the event that a Line of Credit Acceleration has occurred or an Acceleration Event shall have occurred and be continuing, all interest, principal and other amounts (other than Additional Liquidity Provider Fees and Supplemental Liquidity Provider Interest) then owing under the Line of Credit Agreement shall be paid in full on each Note Payment Date from the Payment Account before any other amounts are paid from the Payment Account.

DEEMED PRODUCTION

     The Indenture provides that upon receipt by the Company of (i) any proceeds in respect of any Lump Sum Sale, (ii) any proceeds in respect of any sale of Company Owned Timberlands or Company Timber Rights, (iii) any payments in respect of any condemnation or taking for public use under the power of eminent domain of any of the Mortgaged Property (including any recovery in the Takings Litigation), (iv) any insurance proceeds in respect of any damage to or loss or diminution in value of or income from any of the Mortgaged Property, (v) any proceeds of any Agreement Not to Cut or (vi) any Up Front Payment in respect of a Pay-As-You-Harvest Sale (an "Unallocated Payment"), the Company shall recognize Deemed Production in the month in which such amount is received (or, if received prior to the Monthly Deposit Date or prior to 11:00 A.M. New York City time on the Monthly Deposit Date, in the next preceding month). In the case of the preceding clauses (i) to (iv) (other than a recovery in the Takings Litigation), the amount of Deemed Production shall equal the number of Mbfe of Company Timber (or Company Timber located on Company Owned Timberlands or on the Company Timber Rights Property that is subject to the Company Timber Rights, as applicable) sold, condemned, taken, damaged or destroyed. In the case of a recovery in the Takings Litigation, Deemed Production shall be a number of

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Mbfe of Company Timber equal to the amount of such recovery divided by the then applicable SBE price per Mbf of old growth redwood, size quality code 2, for tractor logging. In the case of clause (v), Deemed Production shall equal the number of Mbfe of Company Timber to which such Agreement Not to Cut relates. In the case of the preceding clause (vi), Deemed Production shall equal the number of Mbfe of Company Timber to which such Pay-As-You-Harvest Sale relates, multiplied by the percentage that such Up Front Payment represents of the entire contract.

     In addition, Deemed Production may occur upon the consummation of certain transactions as described under "--Substitute Collateral" below.

     The occurrence of any event resulting in Deemed Production will cause a relative decrease in the Deemed Collateral Value, and thus (unless the Structuring Collateral Value is less than the Deemed Collateral Value for the relevant month) a relative decrease in the Total Collateral Value, for the relevant month. A relative decrease in the Total Collateral Value will result in a relative increase in the Targeted Monthly Deposit Amount for the relevant Monthly Deposit Date, and a relative increase in the Depletion Amortization Amount for the relevant Note Payment Date. Such events, however, may also increase Excess Funds released to the Company on the relevant Monthly Deposit Date.

EXPENSE RESERVE

     The Indenture provides that the Expense Reserve will be funded in an initial amount of $1.1 million, and thereafter funded on each Monthly Deposit Date as described under "--Accounts; Payment on the Timber Notes--Monthly Deposit Dates." The Indenture further provides that the Company may cause the Collateral Agent to withdraw from the Expense Reserve (to the extent of amounts then on deposit in the Expense Reserve), at any time or from time to time (so long as the Timber Notes shall not have been accelerated upon a bankruptcy or insolvency of the Company), amounts required to pay (i) capital costs or expenses, including the Services Fee and other amounts payable pursuant to the New Services Agreement, with respect to the Mortgaged Property, (ii) Taxes,
(iii) Personnel Costs and (iv) other reasonable and necessary expenses related to the business operations of the Company or as contemplated by the Operative Documents. Notwithstanding the foregoing, the Indenture provides that no releases from the Expense Reserve may be effected at any time when (x) the Timber Notes have been accelerated for any reason other than bankruptcy or insolvency pursuant to the terms of the Indenture, (y) such acceleration has not been rescinded pursuant to the terms of the Indenture and (z) there shall be in effect a written notice delivered by the Trustee to the Company, or by the Holders of a majority of outstanding principal amount of the Timber Notes and any Additional Timber Notes to the Company and the Trustee, stating that releases from the Expense Reserve are prohibited.

LINE OF CREDIT

     On the Closing Date, the Company entered into a Line of Credit Agreement (as defined below) in order to provide liquidity for the payment of interest on the Timber Notes. Each Liquidity Provider (as defined below) under the Line of Credit Agreement must have a rating (the "Required Liquidity Provider Rating") on its short-term unsecured debt obligations of not less than "P-1" by Moody's and "A-1" by S&P or, if S&P and Moody's have not rated such Liquidity
Provider's short-term unsecured debt obligations, a rating on its long-term unsecured debt obligations of not less than "Aa2" by Moody's and not less than "AA" by S&P. The Trustee is a third party beneficiary of the Line of Credit Agreement for the benefit of the holders of the Timber Notes. The initial Line of Credit Agreement is the Bank of America Credit Agreement (as defined below) with Bank of America National Trust and Savings Association ("Bank of
America"). Bank of America has assigned its obligations under the Line of Credit Agreement in respect of approximately 80% of the Commitments (as hereinafter defined) to four additional financial institutions. The aggregate maximum principal amount of the Advances (as defined below) that the Liquidity Providers are required to make under the Bank of America Credit Agreement (the "Commitments") is approximately $63.5 million, which is equal to one year's interest at the applicable Note Rates on the initial aggregate principal balance of each Class of Timber Notes. The amount of the Commitments will be reduced with reductions in the Required Liquidity Amount (as defined below).

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     If the funds in the Payment Account on any Note Payment Date are insufficient or are expected to be insufficient (the amount of such insufficiency being referred to as a "Funding Deficiency") to pay the interest on the Timber Notes required to be paid on such Note Payment Date (other than interest on premiums), the Company will deliver in advance of such Note Payment Date a notice of borrowing under the Line of Credit Agreement for an Advance (an "Interest Advance") to be made on such Note Payment Date in an amount (the "Deficiency Amount") equal to the lesser of (i) the amount then available under the Line of Credit Agreement and (ii) the Funding Deficiency. If the relevant Note Payment Trustee Certificate required to be delivered by the Company to the Trustee prior to each Note Payment Date indicates that a Funding Deficiency exists and the Company has not timely delivered a notice of borrowing under the Line of Credit Agreement, or if for any other reason there exists a Funding Deficiency on any Note Payment Date, the Trustee will deliver a notice of borrowing under the Line of Credit Agreement in the Deficiency Amount. If so provided in connection with the issuance of Additional Timber Notes, the Indenture would permit the borrowing of Interest Advances to pay interest (other than interest on premiums) under such Additional Timber Notes. Under the terms of the Bank of America Credit Agreement, however, Additional Timber Notes may not be issued without the consent of the Liquidity Providers.

     The initial Scheduled Termination Date (as defined below) of the Bank of America Credit Agreement is 364 days from and including the Closing Date. No earlier than the 120th day and no later than the 90th day prior to the Scheduled Termination Date of the Line of Credit Agreement, the Company will request that the Liquidity Providers extend the Scheduled Termination Date for a period not less than 364 days (unless previously a Line of Credit Acceleration (as defined below) has occurred or a Termination Advance (as defined below) has been made). If the Trustee has not received a copy of such a request from the Company within such time period, the Trustee will make a request for extension. Unless all of the Liquidity Providers (including any replacement Liquidity Provider satisfying the Liquidity Provider Rating Condition) have agreed to extend the Scheduled Termination Date prior to 10 days before the Scheduled Termination Date, the Company, or if the Company has not done so, the Trustee, will deliver a notice of borrowing under the Line of Credit Agreement for an Advance (a "Non-Renewal Advance") in an amount equal to the entire amount then available under the Line of Credit Agreement. The proceeds of any Non-Renewal Advance will be deposited in the Liquidity Account. Amounts on deposit in the Liquidity Account will generally be used as a substitute for Interest Advances under the Line of Credit Agreement.

     If any Liquidity Provider has been downgraded such that it ceases to have the Required Liquidity Provider Rating and no replacement Liquidity Provider with the Required Liquidity Provider Rating has assumed the Commitment of such downgraded Liquidity Provider within 30 days of such downgrade, the Company, or, if the Company does not do so, the Trustee, will deliver a notice of borrowing under the Line of Credit Agreement for an Advance (a "Downgrade Advance") in an amount equal to the entire amount then available under the Line of Credit Agreement. The proceeds of any Downgrade Advance will be deposited in the Liquidity Account.

     A Non-Renewal Advance or a Downgrade Advance is referred to as a "Termination Advance." This term also includes any Interest Advance outstanding on the date a Non-Renewal Advance or Downgrade Advance is made, and any such Interest Advance will thereafter become payable under the Line of Credit Agreement on the same terms as such Non-Renewal Advance or Downgrade Advance. Upon the making of a Termination Advance, the obligations of the Liquidity Providers to make Interest Advances will terminate.

     Upon delivery of a notice of borrowing, each Liquidity Provider will be separately required to fund its pro rata share of the requested Advance up to the amount of its then available Commitment. Under the Bank of America Credit Agreement, if any Liquidity Provider defaults on its obligation to make an Interest Advance, the other Liquidity Providers would be obligated to fund the share of the defaulting Liquidity Provider up to the respective amounts of their then available Commitments.

     Interest (other than Supplemental Liquidity Provider Interest (as defined below)) and principal on Interest Advances under the Line of Credit Agreement will be paid monthly on each Monthly Deposit Date prior to making any deposits into the Payment Account. If a Termination Advance is made, neither an

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Acceleration Event (as defined below) nor a Triggering Event (as defined below)
exists and a Line of Credit Acceleration has not occurred, (x) interest on the Termination Advance (other than Supplemental Liquidity Provider Interest) will be payable on each Note Payment Date, PARI PASSU with interest payments on the Timber Notes and any Additional Timber Notes, (y) principal payments on the Termination Advance will be payable on Note Payment Dates as provided under the Line of Credit Agreement, and (z) such principal payments will, to the extent of funds available therefor in the Payment Account, be paid after payment of the Aggregate Minimum Principal Amortization Amount, if any, and prior to payment of the Depletion Amortization Amount, if any, on the Timber Notes on such Note Payment Dates. Under the Bank of America Credit Agreement, the principal of a Termination Advance will be payable in semi-annual installments on 12 Note Payment Dates commencing on the first Note Payment Date that occurs 27 months or more after such Termination Advance is made. Such payments will be based upon a level payment amortization schedule, calculated as if a specified interest rate determined shortly prior to the commencement of such principal payments remained constant over the repayment period. (The amount of such principal payment due on any Note Payment Date is referred to as a "Line of Credit Amortization
Amount".) See "--Accounts; Payment on the Timber Notes--Monthly Deposit
Dates" and "--Note Payment Dates."

     At any time that a Triggering Event (as defined below) exists, the Liquidity Providers may elect to terminate their obligations to make Advances (if not previously terminated as a result of the making of a Termination Advance) or, if a Termination Advance is outstanding, elect to require that interest (other than Supplemental Liquidity Provider Interest) and principal on such Advance be paid on each Monthly Deposit Date and Note Payment Date before any amounts are deposited in the Payment Account or any payments are made to the holders of the Timber Notes. In addition, the obligation of the Liquidity Providers to make Advances will be suspended at any time that an Acceleration Event or a Triggering Event has occurred and is continuing. Under the Bank of America Credit Agreement, a Triggering Event will be deemed to exist if (1) the Timber Notes are accelerated during the continuance of an Event of Default described in clause (3) under the caption "Events of Default; Remedies" (an "Interest Payment Event of Default") and such acceleration has not been rescinded, or (2) the Timber Notes are accelerated by reason of any other Event of Default, such acceleration has remained in effect for 90 days and such acceleration has not been rescinded, or (3) an Interest Payment Event of Default exists for a period of six months plus 10 Business Days or longer (excluding any such default that would not have existed or that would have been cured had a Liquidity Provider not defaulted in its obligations under the Line of Credit Agreement), or (4) a default exists in payment of interest on any Interest Advance (other than any Supplemental Liquidity Provider Interest) for a period of one month plus 10 Business Days or longer during which there exists an Interest Payment Event of Default (excluding any such default that would not have existed or that would have been cured had a Liquidity Provider not defaulted in its obligations under the Line of Credit Agreement), or (5) the principal of the Timber Notes is not repaid in full prior to the Final Maturity Date, or (6) the Company becomes Bankrupt or Insolvent (as defined below).

     Under the Bank of America Credit Agreement, a commitment fee of 0.625% per annum is payable on the unutilized portion of the Commitments. Outstanding Advances under the Bank of America Credit Agreement will bear interest at the Base Rate (as defined) or at a one month or six month LIBOR rate plus 0.75% at any time that Advances have not been continually outstanding for more than six months. At any time that Advances have been continually outstanding for more than six months, the interest rate will be the Base Rate plus 0.50% per annum or a one month or six month LIBOR rate plus 1.50% per annum. Interest rates will increase by (x) 2% per annum if an Acceleration Event or a Triggering Event exists or if a Line of Credit Acceleration has occurred and (y) by an additional 0.75% per annum in the event that a Termination Advance has not been repaid following the 12 semi-annual Note Payment Dates for such repayment described above.

     The Company may not consent to any amendment to the Line of Credit Agreement, unless (i) such amendment has been approved by a resolution of the Board of Managers, including all Independent Managers and either (A) such amendment is to (1) cure any ambiguity, omission, defect or inconsistency, (2) add to the covenants of the other parties thereto for the benefit of the Company, the holders of the

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Timber Notes or the Trustee, (3) surrender any right of the other parties thereto, (4) modify the obligations of the other parties thereto among such other parties, (5) provide for the assignment to, and assumption by, Liquidity Providers having the Required Liquidity Provider Rating of the rights and obligations of one or more Liquidity Providers, (6) extend the Scheduled Termination Date of the Line of Credit Agreement, and/or (7) modify the fees or the interest rates payable by the Company under the Line of Credit Agreement; provided that no such amendment may adversely affect in any material respect the interests of the holders of the Timber Notes (it being understood that no amendment referred to in the preceding clauses (5), (6) and (7) will be deemed to have such adverse effect) or (B) such amendment has received Rating Agency Confirmation. If any amendment referred to in clause (7) of the preceding sentence increases the commitment fee, agent's fee or any similar fee, or the interest rates, under the Line of Credit Agreement, above those payable under the Bank of America Credit Agreement as in effect on the Closing Date, the Additional Liquidity Provider Fees and/or Supplemental Liquidity Provider Interest will be payable monthly on each Monthly Deposit Date, after all required transfers to the Payment Account and the Expense Reserve, out of funds that would otherwise be released to the Company free of the Lien of the Deed of Trust.

     The Company may at any time arrange for a replacement Line of Credit Agreement to replace the then existing Line of Credit Agreement. No such replacement Line of Credit Agreement will become effective, however, unless each of the following conditions has been satisfied: (i) such replacement Line of Credit Agreement has received Rating Agency Confirmation; (ii) the terms of such replacement Line of Credit Agreement are not inconsistent with the relevant provisions of the Indenture; (iii) all monetary obligations then owing under the Line of Credit Agreement being replaced have been paid (which payment shall be made first from any available funds in the Liquidity Account) and the Commitments thereunder have been terminated; (iv) the amount available under the replacement Line of Credit Agreement is not less than the Required Liquidity Amount; and (v) an Officer's Certificate shall have been delivered to the Trustee stating that each of the foregoing conditions has been satisfied.

DESCRIPTION OF MORTGAGED PROPERTY

     The Old Notes and the obligations of the Company under the Line of Credit are, and the New Notes will be, secured by a Lien on the Company Owned Timberlands, the Company Timber Rights, the Company Timber and any Additional Timber Properties. The Old Notes and the obligations of the Company under the Line of Credit Agreement are, and the New Notes will be, also secured by (i) an assignment of the rights of the Company under the New Master Purchase Agreement, the New Services Agreement, the New Additional Services Agreement and certain other contracts, (ii) a Lien on all amounts on deposit in the Collection Account, the Payment Account, any Liquidity Account, the Expense Reserve and the Prefunding Account (collectively, the "Accounts") and (iii) a Lien on certain other assets, including certain data processing hardware and software (subject to certain rights of concurrent use with Pacific Lumber) utilized in the preparation of Timber Harvesting Plans.

     Reference is made to the definition of "Mortgaged Property" under "--Certain Definitions" for a more detailed description of the Mortgaged Property.

TITLE INSURANCE

     The holders of the Old Notes and the Liquidity Providers have, and the holders of the New Notes will have, the benefit of an ALTA lenders' policy of title insurance in favor of the Trustee, in an amount not less than the aggregate principal balance of the Timber Notes plus the aggregate Commitments under the Line of Credit Agreement. The policy will be subject to certain exceptions, including an exception for matters which would be disclosed by a survey (which will not be obtained). The Company has no reason to believe that the exceptions to the title policy will reflect matters which could have a material adverse effect upon the value of the Mortgaged Property or the operations of the Company.

     The Indenture provides that all proceeds of the title insurance policy received by the Trustee or the Collateral Agent shall be held in Trust by the Collateral Agent subject to the Lien of the Deed of Trust and shall be invested in Eligible Investments until distributed as provided in the Indenture. The Indenture also

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provides that on the Note Payment Date next succeeding the receipt of any such proceeds, after deducting any expenses of the Trustee and the Collateral Agent therefrom, the Collateral Agent shall deposit such proceeds into the Payment Account and apply all such amounts as described under "--Accounts; Payment on the Timber Notes--Note Payment Dates" above.

POSSESSION AND USE OF COLLATERAL

     Unless a Trapping Event shall have occurred and be continuing, the Company shall have the right to remain in possession and retain exclusive control of the Mortgaged Property (other than proceeds from the Mortgaged Property deposited with the Trustee for deposit into the Accounts or as otherwise provided in the Indenture) and to operate the Mortgaged Property (subject to the provisions of the Operative Documents).

COLLATERAL RELEASE PROVISIONS

     The Indenture provides that the Company has the right, at any time and from time to time, to (i) sell or otherwise dispose of any of the Company Owned Timberlands or Company Timber Rights or (ii) enter into any Lump Sum Sale only upon compliance with the requirements and conditions of the Indenture. The Indenture requires that the Trustee instruct the Collateral Agent (A) in the case of clause (i), to release the relevant Company Owned Timberlands or Company Timber Rights from the Lien of the Deed of Trust or (B) in the case of clause
(ii), to release the relevant Company Timber from the Lien of the Deed of Trust or grant the proposed purchaser harvesting rights to the relevant Company Timber prior to the Lien of the Deed of Trust, upon receipt by the Trustee and the Collateral Agent of a Release Notice (as hereinafter defined) requesting such release and describing the property to be so released. Each Release Notice must be accompanied by each of the following items (unless such item is by its terms required to be provided simultaneously with such release):

          (a) If the fair value of the Company Owned Timberlands, Company Timber Rights or Company Timber, as the case may be, to be released, exceeds $2,500,000, a Board Resolution requesting such release and authorizing an application to the Trustee and Collateral Agent therefor;

          (b) An Officer's Certificate, dated not more than 30 days prior to the date of the application for such release stating substantially as follows:

             (i) that, in the opinion of the signer, the security afforded by the Deed of Trust will not be impaired by such release in contravention of the provisions of the Indenture or the Deed of Trust;

             (ii) that the Company will dispose of the Company Owned Timberlands, Company Timber Rights or Company Timber, as the case may be, so to be released, for a consideration representing, in the opinion of the signer, not less than its fair value, and that either (A) in the case of a Lump Sum Sale, that such consideration consists solely of cash or (B) in the case of a sale of Company Owned Timberlands or Company Timber Rights other than as described in clause (C), that such consideration consists solely of cash, or (C) in the case of a sale of Company Owned Timberlands or Company Timber Rights, if such consideration does not consist solely of cash, that (x) the non-cash portion of such consideration consists of one or more promissory note(s) or other instruments representing the deferred portion of such sales price which do not, in the aggregate, exceed the Maximum Non-Cash Consideration Amount (as defined below) and (y) attached to such Release Notice is a schedule which sets forth the basis for computation of the Maximum Non-Cash Consideration Amount which schedule, to the best knowledge of such signer, represents a true, complete and accurate computation of such amount and (z) the non-cash portion of such consideration shall be subjected to the Lien of the Deed of Trust concurrently with any such release;

             (iii) that (A) no Event of Default has occurred and is continuing and (B) in the case of a sale of Company Owned Timberlands or Company Timber Rights, if such consideration does not consist solely of cash, that no event or condition exists which, with the giving of notice or passage of time, or both, would constitute a Trapping Event as of the next succeeding Monthly Deposit Date;

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             (iv) the fair value, in the opinion of the signer, of the Company
        Owned Timberlands, Company Timber Rights or Company Timber, as the case may be, to be released at the date of such application for release and, in the case of a sale of Company Owned Timberlands or Company Timber Rights, if the consideration does not consist solely of cash, the fair value of the non-cash portion of such consideration;

             (v) if such release relates to Company Owned Timberlands, that the remaining Company Owned Timberlands have sufficient access to other portions of the Company Owned Timberlands, public or private roads and other transportation structures for the continued use of such remaining Company Owned Timberlands in substantially the manner carried on by the Company prior to such release;

             (vi) if the fair value of the property to be released is to be in excess of the greater of (A) 5% of the then-remaining aggregate principal balance of all outstanding Timber Notes and any outstanding Additional Timber Notes or (B) $45 million multiplied by the Lumber PPI Inflation Factor applicable on the date of such Officer's Certificate,
        (I) that Rating Agency Confirmation has been obtained or (II) that (x) such sale is made at a price no less than the Collateral Release Price (as defined below) and (y) the amount on deposit in the Payment Account on the next succeeding Note Payment Date (or, if the date of such release is a Note Payment Date, on such Note Payment Date) will, in the opinion of the signer (based on such assumptions as the signer considers to be reasonable in the circumstances), be sufficient to pay all Premiums expected to be payable on such Note Payment Date; and

             (vii) that all conditions precedent and other requirements in the Indenture and the Deed of Trust relating to the release of the Company Owned Timberlands, Company Timber Rights or Company Timber, as the case may be, in question have been complied with (or, with respect to conditions that cannot be satisfied until the time of such release, that such conditions will be satisfied at the time of such release, and specifying the same);

          (c) If (i) the fair value of the Company Owned Timberlands, Company Timber Rights or Company Timber, as the case may be, to be released exceeds $25,000 and 1% of the aggregate principal balance of the Timber Notes and any Additional Timber Notes or (ii) the fair value of the Company Owned Timberlands, Company Timber Rights or Company Timber, as the case may be, to be released, together with the fair value of all Company Owned Timberlands, Company Timber Rights and Company Timber theretofore released in such calendar year, exceeds 10% of the aggregate principal balance of the Timber Notes and any Additional Timber Notes, a certificate of an independent appraiser, stating:

             (1) the fair value, in the opinion of the signer, of the Company Owned Timberlands, Company Timber Rights or Company Timber, as the case may be, to be released at the date of such application for release and, in the case of the sale of Company Owned Timberlands or Company Timber Rights, if such consideration does not consist solely of cash, the fair value of the non-cash portion of such consideration; and

             (2) that, in the opinion of the signer, the security afforded by the Deed of Trust will not be impaired by such release in contravention of the terms of the Deed of Trust or the Indenture.

          (d) Simultaneously with such release, all cash proceeds from the Company Owned Timberlands, Company Timber Rights or Company Timber, as the case may be, shall have been deposited into the Collection Account and, in the case of the sale of Company Owned Timberlands or Company Timber Rights, if such consideration does not consist solely of cash, (i) the non-cash portion of such consideration consists of one or more promissory note(s) or other instruments representing the deferred portion of such sales price which do not, in the aggregate, exceed the Maximum Non-Cash Consideration Amount and (ii) all action necessary to grant to the Trustee a first priority perfected security interest in the non-cash portion of such consideration shall have been taken;

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          (e) Simultaneously with such release, an opinion of counsel, substantially to the effect that all conditions precedent and other requirements in the Indenture and the Deed of Trust relating to the release of such Company Owned Timberlands, Company Timber Rights or Company Timber, as the case may be, have been complied with;

          (f) If such release relates to Company Owned Timberlands or Company Timber Rights, and the Company Owned Timberlands or Company Timber Rights to be released are less than all of the Company Owned Timberlands and Company Timber Rights, simultaneously with such release evidence that a title insurance company shall have committed to issue an endorsement to the mortgagee's title insurance policy relating to the remaining Company Owned Timberlands and Company Timber Rights confirming that after such release such mortgagee's title insurance policy insures against any loss that may be sustained by the Trustee or the Collateral Agent by reason of any loss of priority of the Lien of the Deed of Trust on the remaining Company Owned Timberlands and Company Timber Rights occasioned by the release of the Company Owned Timberlands or Company Timber Rights being released; and

          (g) If required by the preceding paragraph (b)(vi), a copy of the Rating Agency Confirmation.

     The Indenture provides that, in connection with any such release, the Company will execute, deliver and record or file and obtain such instruments as the Collateral Agent and the Trustee may reasonably require.

     The Indenture provides that the Company must exercise its rights under the collateral release provision by delivery to the Collateral Agent and the Trustee of a notice (each, a "Release Notice") which describes with particularity the items of property proposed to be covered by the release and is accompanied by a form of the instruments proposed to give effect to the release, in form for execution by the Collateral Agent and/or the trustee under the Deed of Trust.

     The Indenture provides that if the non-cash portion of any consideration received for the release of Company Owned Timberlands or Company Timber Rights consists of any real property, such release shall be governed by the covenants described under "--Substitute Collateral" and not by the foregoing covenant.

     The Indenture defines "Lump Sum Sale" as any agreement or arrangement for the sale of Company Timber pursuant to which the Company receives full cash payment in advance for the purchase price of a specified quantity of Company Timber (or Company Timber covered by one or more Timber Harvesting Plans or contained on one or more parcels of land), and is required to provide, subsequent to the date of payment, the quantity of Company Timber provided therein (or covered by such Timber Harvesting Plans or contained on such parcels). As sales of logs to Pacific Lumber pursuant to the New Master Purchase Agreement will be made on a "pay-as-you-harvest" basis, a Lump Sum Sale could occur only with respect to Company Timber not subject to a log purchase agreement, if the New Master Purchase Agreement were terminated or if the transactions were specifically permitted under the New Master Purchase Agreement. See "Description of Certain Principal Agreements--New Master
Purchase Agreement."

     The Indenture defines "Maximum Non-Cash Consideration Amount", as of the date of any proposed release, as an amount equal to the amount of Excess Funds which would be available for payment to or as directed by the Company pursuant to clause "TENTH" under the caption "--Accounts; Payments on the Timber Notes--Monthly Deposit Dates" above, on the next succeeding Monthly Deposit Date, based upon the following assumptions: (i) all notes proposed to be received in connection with the sale of Company Owned Timberlands or Company Timber Rights were to be received in the form of cash, (ii) no proceeds from any Company Owned Timberlands or Company Timber Rights (pursuant to sales under the New Master Purchase Agreement or otherwise) were received during the period from the date of the release (the "Release Date") through and including the next succeeding Monthly Deposit Date (except for the proceeds of sales pursuant to the New Master Purchase Agreement made prior to the Release Date in the Monthly Period to which such next succeeding Monthly Deposit Date relates), (iii) except for Deemed Production attributable to such sale of Company Owned Timberlands or Company Timber Rights, there was no Actual

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Production or Deemed Production during the period, if any, from and including the Release Date through the end of the Monthly Period to which such next succeeding Monthly Deposit Date relates, (iv) the balances in the Collection Account, the Liquidity Account, if any, plus any amount available under the Line of Credit Agreement and the Expense Reserve shall equal the respective balances (and amount so available) as of such Release Date (giving effect to the transactions on such date and to payments under the New Master Purchase Agreement to be made on such next succeeding Monthly Deposit Date in respect of sales made prior to the Release Date) and (v) all transfers to and from the Collection Account as described in clauses "FIRST" through "NINTH" under the caption "--Accounts; Payments on the Timber Notes--Monthly Deposit Dates" above, except to the extent provided in the preceding clauses (ii), (iii) and
(iv), will be computed in the same manner as such items would be computed on the next succeeding Monthly Deposit Date. Generally, the Indenture permits notes received from sales of Company Owned Timberlands or Company Timber Rights during a given month to be released from the Lien of the Deed of Trust and distributed to Pacific Lumber on the next Monthly Deposit Date if a like amount of cash could be released on such Monthly Deposit Date (assuming such sales were for cash); otherwise, Pacific Lumber is required to purchase the note (or portion thereof which cannot be released).

SALE OF PACIFIC LUMBER TIMBER RIGHTS PROPERTY

     The timber subject to the Pacific Lumber Timber Rights is not part of the Mortgaged Property, was not pledged under the Deed of Trust, and the proceeds thereof are not available for payment of the Timber Notes. Accordingly, all sales of Pacific Lumber Timber may be made without the need for any action under the Indenture. However, for administrative convenience, Pacific Lumber Timber Rights Property will be held of record by the Company, and such real property will (subject to the Pacific Lumber Timber Rights) initially constitute a part of the Mortgaged Property subject to the Lien of the Deed of Trust. Notwithstanding the foregoing, upon release of the Pacific Lumber Timber Rights Property from the Lien of the Deed of Trust, all of the proceeds thereof will be payable to the Company free and clear of the Lien of the Deed of Trust, and none of such proceeds will be available for the payment of the Timber Notes.

     Accordingly, the Indenture provides that the Company may, at any time or from time to time, sell or otherwise dispose of any Pacific Lumber Timber Rights Property, and the relevant Pacific Lumber Timber Rights Property shall be released from the Lien of the Deed of Trust if the Trustee and the Collateral Agent shall have received a Pacific Lumber Timber Rights Property Release Notice requesting such release and describing the property to be so released, together with:

          (a) An Officer's Certificate, dated not more than 30 days prior to the date of the application for such release stating substantially as follows:

             (i) that the remaining Company Owned Timberlands have sufficient access to other portions of the Company Owned Timberlands, public or private roads and other transportation structures for the continued use of such remaining Company Owned Timberlands in substantially the manner carried on by the Company prior to such release;

             (ii) that the Company Owned Timberlands for which the release is sought consist solely of Pacific Lumber Timber Rights Property (or, if such Company Owned Timberlands consists partially of Pacific Lumber Timber Rights Property, that the conditions described under "--Collateral Release Provisions" or "--Substitute Collateral" with respect to the portion of such Company Owned Timberlands which is not Pacific Lumber Timber Rights Property have been satisfied) (or, with respect to conditions that cannot be satisfied until the time of such release, that such conditions will be satisfied at the time of such release, and specifying the same); and

             (iii) that all conditions precedent and other requirements provided for in the Indenture and the Deed of Trust relating to the release of such Pacific Lumber Timber Rights Property have been complied with (or, with respect to conditions that cannot be satisfied until the time of such release, that such conditions will be satisfied at the time of such release, and specifying the same).

          (b) Simultaneously with such release, evidence that a title insurance company shall have committed to issue an endorsement to the mortgagee's title insurance policy relating to the remaining

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     Company Owned Timberlands and Company Timber Rights confirming that after such release such mortgagee's title insurance policy insures against any loss that may be sustained by the Trustee or the Collateral Agent by reason of any loss of priority of the Lien of the Deed of Trust on the remaining Company Owned Timberlands and Company Timber Rights occasioned by the release of the Company Owned Timberlands being released.

SUBSTITUTE COLLATERAL

     The Indenture provides that the Company has the right, at any time and from time to time, to obtain the release of Company Owned Timberlands (or timber rights thereon) or Company Timber Rights from the Lien of the Deed of Trust upon the addition of additional timber property (the "Substitute Timber Property") to the Mortgaged Property and compliance with the requirements and conditions of the Indenture, and the Indenture requires that the Trustee instruct the Collateral Agent to release the same from the Lien of the Deed of Trust upon receipt by the Trustee and the Collateral Agent of a Release and Substitution Notice (as hereinafter defined) requesting such release and describing the property to be released and the Substitute Timber Property, which Release and Substitution Notice shall be accompanied by the following items (unless such item is by its terms required to be provided simultaneously with such release):

          (a) If the fair value of the Company Owned Timberlands (or timber rights thereon) or Company Timber Rights, as the case may be, to be released, as set forth in an Officer's Certificate, exceeds $2,500,000, a Board Resolution requesting such release and substitution and authorizing an application to the Trustee and the Collateral Agent therefor;

          (b) An Officer's Certificate, dated not more than 30 days prior to the date of the application for such release and substitution stating substantially as follows:

             (i) that, in the opinion of the signer, after giving effect to the release and substitution, the security afforded by the Deed of Trust will not be impaired by such release and substitution in contravention of the provisions of this Indenture or the Deed of Trust;

             (ii) that no Event of Default has occurred and is continuing;

             (iii) the fair value, in the opinion of the signer, of the Company Owned Timberlands (or timber rights thereon) or Company Timber Rights to be released at the date of such application for release;

             (iv) the fair value, in the opinion of the signer, of the Substitute Timber Property to be subjected to the Lien of the Deed of Trust;

             (v) that the consideration to be received by the Company consists solely of Substitute Timber Property, or a combination of cash and Substitute Timber Property.

             (vi) that the remaining Company Owned Timberlands (after giving effect to the addition of the Substitute Timber Property) have sufficient access to other Company Owned Timberlands, public or private roads and other transportation structures for the continued use of such remaining Company Owned Timberlands in substantially the manner carried on by the Company prior to such release;

             (vii) if the fair value of the property to be released is to be in excess of the greater of (A) 5% of the then-remaining aggregate principal balance of all outstanding Timber Notes and any outstanding Additional Timber Notes or (B) $45 million multiplied by the Lumber PPI Inflation Factor applicable on the date of such Officer's Certificate, that Rating Agency Confirmation has been obtained;

             (viii) that the signer knows of no reason why a Timber Harvesting Plan with respect to the Substitute Timber Property should not be available on terms not materially more onerous than would have been the case with respect to the released property;

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             (ix) that all conditions precedent and other requirements provided for in the Indenture and the Deed of Trust relating to the release of the Company Owned Timberlands (or timber rights thereon) or Company Timber Rights and substitution of the Substitute Timber Property in question have been complied with (or, with respect to conditions that cannot be satisfied until the time of such release and substitution, that such conditions will be satisfied at the time of such release and substitution, and specifying the same); and

             (x) in the event that any of the Substitute Timber Property consists of timber rights, that such timber rights consist of the ownership of, and (subject to compliance with applicable law) the right, in perpetuity or until at least December 31, 2048, to harvest, all trees and timber (including standing timber) now located or hereafter growing in the soil of the timberlands which are subject to such timber rights.

          (c) If (i) the fair value of the Company Owned Timberlands (or timber rights thereon) or Company Timber Rights to be released exceeds $25,000 and 1% of the aggregate principal balance of the Timber Notes and any Additional Timber Notes or (ii) the fair value of the Company Owned Timberlands (or timber rights thereon) or Company Timber Rights to be released, together with the fair value of all Company Owned Timberlands (or timber rights thereon), Company Timber Rights and Company Timber theretofore released in such calendar year, exceeds 10% of the aggregate principal balance of the Timber Notes and any Additional Timber Notes, a certificate of an independent appraiser, stating:

             (1) the fair value, in the opinion of the signer, of (x) the Company Owned Timberlands (or timber rights thereon) or Company Timber Rights to be released and (y) the Substitute Timber Property to be substituted, in each case at the date of such application for release; and

             (2) that, in the opinion of the signer, the security afforded by the Deed of Trust will not be impaired by such release and substitution in contravention of the terms of the Deed of Trust or this Indenture.

          (d) The then fair value of the Substitute Timber Property, together with any cash consideration received, shall be at least equal to the then fair value of the Company Owned Timberlands (or timber rights thereon) or Company Timber Rights to be released as evidenced by the certificate delivered pursuant to clause (b) above and/or (c) above.

          (e) Simultaneously with any release and substitution, all actions necessary to grant to the Collateral Agent a first priority perfected Lien on the Substitute Timber Property (subject only to Permitted Encumbrances) shall have been taken, and if any cash consideration is received, all such cash shall be deposited into the Collection Account.

          (f) Simultaneously with such release an opinion of counsel, substantially to the effect that all conditions precedent and other requirements in the Indenture and the Deed of Trust relating to the release of, and substitution for, such Company Owned Timberlands (or timber rights thereon) or Company Timber Rights have been complied with.

          (g) Simultaneously with such release, evidence that a title company shall have committed to issue an endorsement to the mortgagee's title insurance policy relating to the remaining Company Owned Timberlands and Company Timber Rights confirming that after such release such mortgagee's title insurance policy insures against any loss that may be sustained by the Trustee or the Collateral Agent by reason of any loss of priority of the Lien of the Deed of Trust on the remaining Company Owned Timberlands and Company Timber Rights occasioned by the release of the Company Owned Timberlands or Company Timber Rights being released, and further insuring, by endorsement to the existing mortgagee's title insurance policy or by issuance of a new mortgagee's title insurance policy in an amount equal to the lesser of (i) the fair value of the Substitute Timber Property or (ii) the then outstanding principal balance of the Timber Notes and any Additional Timber Notes, plus the amount of the then existing Commitments under the Line of Credit Agreement, that the Lien of the Deed of Trust is a first priority perfected lien upon the Substitute Timber Property, subject only to Permitted

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     Encumbrances, and that the Substitute Timber Property is in compliance with the California Subdivision Map Act.

          (h) If required by the preceding paragraph (b)(vii), a copy of the Rating Agency Confirmation.

     The Indenture provides that, in connection with any such release, the Company will execute, deliver and record or file and obtain such instruments as the Collateral Agent and the Trustee may reasonably require including, without limitation, an amendment to the Deed of Trust subjecting the Substitute Timber Property to the Lien thereof.

     The Indenture provides that the Company must exercise its rights under the release and substitution provision by delivery to the Collateral Agent and the Trustee of a notice (each, a "Release and Substitution Notice"), which describes with particularity the items of property proposed to be covered by the release and proposed to be substituted for such released property and is accompanied by a form of the instruments proposed to give effect to the release and substitution, in form for execution by each of the Collateral Agent and the Trustee. For purposes of this provision, timber rights on Company Owned Timberlands means the ownership of, and (subject to compliance with applicable law) the right in perpetuity (or for a period of time) to harvest, all or a portion of the trees and timber, including standing timber and crops, now located or hereafter growing in the soil of the Company Owned Timberlands which are subject to such timber rights.

     In addition to the foregoing requirements, the Indenture provides that no release and substitution of Company Owned Timberlands (or timber rights thereon) or Company Timber Rights will be permitted pursuant to the preceding covenant, unless:

          (i) the aggregate fair value of all Company Owned Timberlands (or timber rights thereon) and Company Timber Rights released or to be released in accordance with the preceding covenant at any time during the term of the Timber Notes would not exceed $90 million multiplied by the Lumber PPI Inflation Factor then applicable (unless Rating Agency Confirmation shall have been obtained);

          (ii) the types of timber contained in the Substitute Timber Property are of the same types as contained on the Company Owned Timberlands (or timber rights thereon) or Company Timber Rights to be released or are otherwise included on the Structuring Schedule; and

          (iii) either (A) the number of Mbfe of timber on the Substitute Timber Property being acquired (as indicated in an Officer's Certificate) is at least equal to the number of Mbfe of Company Timber on the Company Owned Timberlands (or in respect of the timber rights thereon), or subject to the Company Timber Rights, being released (as indicated in an Officer's Certificate) (or, if Company Owned Timberlands (or timber rights thereon) or Company Timber Rights are being released in exchange for Substitute Timber Property and cash, the number of Mbfe of timber on the Substitute Timber Property being acquired (as indicated in an Officer's Certificate) is at least equal to the number of Mbfe of Company Timber on the Company Owned Timberlands (or in respect of the timber rights thereon), or subject to the Company Timber Rights, being released (as indicated in an Officer's Certificate) multiplied by a fraction, the numerator of which is the fair value of the Substitute Timber Property to be acquired and the denominator of which is the sum of the fair value of the Substitute Timber Property to be acquired and the cash to be received) or (B) the Company elects (in an Officer's Certificate) to recognize Deemed Production in respect of a number of Mbfe of Company Timber equal to the excess, if any, of the number of Mbfe of Company Timber on the Company Owned Timberlands (or in respect of the timber rights thereon), or subject to the Company Timber Rights, being released (or, if Company Owned Timberlands (or timber rights thereon) or Company Timber Rights are being released in exchange for Substitute Timber Property and cash, equal to the excess, if any, of the number of Mbfe of Company Timber on the Company Owned Timberlands (or in respect of the timber rights thereon), or subject to the Company Timber Rights, being released multiplied by a fraction, the numerator of which is the fair value of the Substitute Timber Property to be acquired and the denominator of which is the sum of the fair value of the Substitute Timber Property to be acquired and the cash to be received) over the number of Mbfe of timber on the Substitute Timber Property being acquired or (C) the value of the Company Owned Timberlands (or timber rights thereon) or

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     Company Timber Rights being released is less than $100,000 multiplied by the Lumber PPI Inflation Factor then applicable.

     The Indenture provides that for the purpose of determining whether a certificate of an independent appraiser is required pursuant to the preceding clause (c), or clause (c) under the caption "--Collateral Release Provisions," the fair value of Company Owned Timberlands, Company Timber Rights and Company Timber released in any calendar year shall include all Lump Sum Sales and sales of Company Owned Timberlands and Company Timber Rights pursuant to the covenant described under "--Collateral Release Provisions" and all releases and substitutions of Company Owned Timberlands and Company Timber Rights described under this caption, but shall exclude all Pacific Lumber Timber Rights Property released pursuant to the covenant described under "--Sale of Pacific Lumber Timber Rights Property" and all sales of Company Timber without release as described under "--Disposition of Collateral Without Release."

DISPOSITION OF COLLATERAL WITHOUT RELEASE

     Notwithstanding the provisions described under "--Collateral Release Provisions" and "--Substitute Collateral" above, the Company shall have the right, without any release or consent of the Trustee or the Collateral Agent:

          (a) to sell Company Timber pursuant to Pay-as-you-Harvest Sales in the manner and to the extent contemplated by the Indenture and the Deed of Trust (including, without limitation, pursuant to the New Master Purchase Agreement);

          (b) to sell or exchange portions of the Company Owned Timberlands or Company Timber Rights; provided that (i) the aggregate Mbfe of Company Timber on Company Owned Timberlands, or subject to Company Timber Rights, sold pursuant to this clause (b) shall not exceed 2,000 Mbfe and (ii) all sales of Company Owned Timberlands or Company Timber Rights pursuant to this clause (b) shall be for money which shall be, forthwith upon its receipt by the Company, deposited in the Collection Account and will be included in the funds transferred from amounts on deposit in the Collection Account on the next succeeding Monthly Deposit Date as described under "--Accounts; Payment on the Timber Notes--Monthly Deposit Dates";

          (c) to abandon, surrender, terminate, release or amend any right-of-way, easement, license, permit, franchise, certificate of public convenience and necessity, lease or similar right or privilege subject to the Lien of the Deed of Trust if (i) such right or privilege is no longer necessary for (x) the cutting, harvesting, severing, sale, marketing or disposal of Company Timber or (y) compliance by the Company with, and will not materially adversely affect the ability of the Company to perform, its covenants and obligations under the Indenture or the Deed of Trust or (ii) in the case of an amendment, the amendment of such right or privilege will not materially adversely affect the ability of the Company to perform its covenants and obligations under the Indenture or the Deed of Trust; provided that (x) any amended right or privilege forthwith becomes subject to the Lien of the Deed of Trust to the same extent as those previously existing and (y) if the Company shall receive any money or property as consideration or compensation for such abandonment, surrender, termination, release or amendment, such money or property shall be subjected to the Lien of the Deed of Trust and such money, forthwith upon its receipt by the Company, except for DE MINIMIS Receipts, will be deposited in the Collection Account and will be included in the funds transferred from amounts on deposit in the Collection Account on the next succeeding Monthly Deposit Date as described under "--Accounts; Payment on the Timber Notes--Monthly Deposit Dates." Notwithstanding the foregoing, amendments to the New Master Purchase Agreement, the New Services Agreement and the Conveyance Documents shall be governed in accordance with the covenant of the Indenture described under "--Certain Covenants--Certain Consents";

          (d) to abandon, surrender, terminate, release or amend any Subject Contract if the abandonment, surrender, termination, release or amendment of such Subject Contract will not materially adversely affect the ability of the Company to perform its covenants and obligations under the Indenture or the

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     Deed of Trust; provided that (i) all right, title and interest of the
     Company in and to any amended Subject Contract shall forthwith, become subject to the Lien of the Deed of Trust to the same extent as those previously existing and (ii) if the Company shall receive any money or property as consideration or compensation for such abandonment, surrender, termination, release or amendment, such money or property shall be subject to the Lien of the Deed of Trust and such money, except for DE MINIMIS Receipts, forthwith upon its receipt by the Company, will be deposited in the Collection Account and will be included in the funds transferred from amounts on deposit in the Collection Account on the next succeeding Monthly Deposit Date as described under "--Accounts; Payment on the Timber Notes--Monthly Deposit Dates." Notwithstanding the foregoing, amendments to the New Master Purchase Agreement, the New Services Agreement and the Conveyance Documents shall be governed in accordance with the covenant of the Indenture described under "--Certain Covenants--Certain Consents";
     and

          (e) to sell, abandon or otherwise dispose of, or alter or modify, any Data Processing Equipment, any other machinery, equipment or other tangible personal property (other than Company Timber, to which other provisions of the Deed of Trust apply), any fixtures or improvements situated upon any part of the Company Owned Timberlands or Company Timber Rights Property, any Data Processing Information, any other information, programs, know-how, methods, methodology, or other intangible personal property (other than the Subject Contracts, to which the foregoing paragraph (d) applies, and the Collection Account (including reserves therein), Payment Account, Expense Reserve, Prefunding Account and Liquidity Account, to which provisions of the Indenture described herein apply), if the sale, abandonment or other disposition, or the alteration or modification of the same will not materially adversely affect the ability of the Company to perform its covenants and obligations under the Indenture or the Deed of Trust; provided that (i) all right, title and interest of the Company in any new, altered or modified Mortgaged Property shall forthwith become subject to the Lien of the Deed of Trust to the same extent as those previously existing and (ii) if the Company shall receive any money or property as consideration or compensation for such sale, abandonment or other disposition, or alteration or modification, such money or property shall be subject to the Lien of the Deed of Trust and such money, except for DE MINIMIS Receipts, forthwith upon its receipt by the Company, shall be deposited in the Collection Account and will be included in the funds transferred from amounts on deposit in the Collection Account on the next succeeding Monthly Deposit Date as described under "--Accounts; Payment on the Timber Notes--Monthly Deposit Dates."

PREFUNDING

     $25 million of the proceeds of the Offering were deposited into an account (the "Prefunding Account") to be available for purchase of Additional Timber Properties, subject to satisfaction of the following conditions. The Indenture provides that the Company has the right, at any time and from time to time, to obtain the release of funds from the Prefunding Account upon the addition of an Additional Timber Property or Properties (other than the Elk River Timberlands) to the Mortgaged Property and compliance with the requirements and conditions of the Indenture, and the Indenture requires that the Trustee release the same to the Company upon receipt by the Collateral Agent of a Prefunding Release Notice requesting such release, stating the amount of funds to be released and describing the Additional Timber Property or Properties to be added to the Mortgaged Property, which Prefunding Release Notice shall be accompanied by the following items (unless such item is by its terms required to be provided simultaneously with such release):

          (a) If the amount to be released exceeds $2,500,000, a Board Resolution requesting such release and authorizing an application to the Collateral Agent therefor.

          (b) An Officer's Certificate, dated not more than 30 days prior to the date of the application for such release stating substantially as follows:

             (i) that, in the opinion of the signer, after giving effect to the release and the addition of the Additional Timber Property or Properties to the Mortgaged Property, the security afforded by the

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        Indenture and the Deed of Trust will not be impaired by such release and addition in contravention of the provisions of the Indenture or the Deed of Trust;

             (ii) that no Event of Default has occurred and is continuing;

             (iii) the purchase price of the Additional Timber Property or Properties to be subjected to the Lien of the Deed of Trust;

             (iv) that the amount of funds to be released from the Prefunding Account does not exceed the lesser of (A) the purchase price of the Additional Timber Property or Properties to be subjected to the Lien of the Deed of Trust or (B) the then remaining amount in the Prefunding Account;

             (v) that all conditions precedent and other requirements provided for in the Indenture and the Deed of Trust relating to the release have been complied with (or, with respect to conditions that cannot be satisfied until the time of such release that such conditions will be satisfied at the time of such release, and specifying the same); and

             (vi) that, in the opinion of the signer, the acquisition of the Additional Timber Property or Properties does not materially adversely affect the ability of the Company to pay interest and Minimum Principal Amortization on the Timber Notes.

          (c) Simultaneously with such release, all actions necessary to grant to the Collateral Agent a first priority perfected Lien on the Additional Timber Property or Properties (subject only to Permitted Encumbrances) shall have been taken.

          (d) Simultaneously with such release, an opinion of counsel, substantially to the effect that all conditions precedent and other requirements in the Indenture and the Deed of Trust relating to the release of such funds from the Prefunding Account have been complied with.

          (e) Simultaneously with such release, evidence that a title insurance company shall have committed to insure, by endorsement to the existing mortgagee's title insurance policy relating to the Company Owned Timberlands and the Company Timber Rights or by issuance of a new mortgagee's title insurance policy in an amount equal to the lesser of (i) the fair value of the Additional Timber Property or Properties or (ii) the then outstanding principal balance of the Timber Notes and any Additional Timber Notes plus the amount of the then existing Commitments under the Line of Credit Agreement, that the Lien of the Deed of Trust is a first priority perfected lien upon the Additional Timber Property or Properties, subject only to Permitted Encumbrances, and that the Additional Timber Property or Properties are in compliance with the California Subdivision Map Act.

     The Company may direct that any funds in the Prefunding Account on any Note Payment Date be transferred to the Payment Account and used to make a prepayment on the Timber Notes.

     To the extent that the amount on deposit in the Prefunding Account on any Monthly Deposit Date exceeds $25,000,000 less the sum of the amounts, if any, theretofore released to the Company, or transferred to the Payment Account, from the Prefunding Account pursuant to the foregoing provisions, the Company may direct that an amount up to the amount of such excess be transferred from the Prefunding Account to the Collection Account on such Monthly Deposit Date.

ADDITIONAL TIMBER NOTES

     Pursuant to the Indenture, the Company is permitted, subject to satisfaction of the conditions described below, to issue additional indebtedness secured by the Lien of the Deed of Trust on a PARI PASSU basis with the Timber Notes (any such additional indebtedness so issued, "Additional Timber Notes").

     In order to issue Additional Timber Notes, the Company will be required to satisfy the conditions set forth in the Indenture, which include the following:

          (i) After giving effect to the issuance of such Additional Timber Notes (including any amendment or supplement to the Indenture or the other Operative Documents in connection with such issuance), the Rating Agency Condition shall be satisfied with respect to each Class of Timber Notes then outstanding (other than any Class of Timber Notes then being called for redemption or paid in full);

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          (ii) The Scheduled Amortization Amount for each Class of Timber Notes shall be zero on the date of the issuance of such Additional Timber Notes, after giving effect to any payments of principal to be made to the holders of Timber Notes on such date and any redemption of any Timber Notes called, on or prior to such date, for redemption (including any payment of principal or redemption to be made with the proceeds of the issuance of such Additional Timber Notes);

          (iii) The amount available under the Line of Credit Agreement plus the funds on deposit in the Liquidity Account shall equal or exceed the Required Liquidity Amount (as such amount may be modified in connection with such issuance) after giving effect to the issuance of such Additional Timber Notes;

          (iv) Each issuance of Additional Timber Notes shall be in a principal amount of at least $100,000,000;

          (v) The Additional Timber Notes shall be rated at least as high as "Baa2" by Moody's and "BBB" by S&P;

          (vi) No Class A-1 Timber Notes shall be outstanding or, simultaneously with the issuance of such Additional Timber Notes, all outstanding Class A-1 Timber Notes shall be paid in full or called for redemption; and

          (vii) The issuance of the Additional Timber Notes does not violate the Line of Credit Agreement.

     If each of the foregoing conditions is satisfied, the Indenture and the other Operative Documents and the Line of Credit Agreement may be amended or supplemented, without the consent of the Noteholders, as necessary or required to effect the issuance of such Additional Timber Notes. Such amendments may, among other things, modify the Required Liquidity Amount and provide for the use of the Line of Credit Agreement (or other liquidity arrangement) to make such liquidity available to pay interest on the Additional Timber Notes or change the basis upon which the actual amortization of the Timber Notes is calculated. No such amendment or supplement, however, may, except as otherwise permitted by the provisions of the second paragraph under "--Amendment, Supplement and Waiver," without the consent of Noteholders (i) effect any of the changes referred to in the last sentence of the first paragraph under "--Amendment, Supplement and Waiver," (ii) extend the Minimum Principal Amortization Schedule or change the Scheduled Amortization Schedule for any Class of then outstanding Timber Notes,
(iii) cause any Additional Timber Notes or other Indebtedness (except Indebtedness arising pursuant to a liquidity facility that supports the payment of interest, but not the payment of principal, premiums, or interest on premiums, on the Timber Notes and/or on any Additional Timber Notes) to have a Lien senior to the Lien securing the Timber Notes under the Deed of Trust, (iv) permit any payments of principal on any Additional Timber Notes while any Timber Notes are outstanding (unless the Timber Notes and the Additional Timber Notes have been accelerated), (v) change the Note Payment Dates or provide that the Note Payment Dates for the payment of interest on Additional Timber Notes will, so long as any Timber Notes are outstanding, be different from the Note Payment Dates for the Timber Notes, (vi) change the definition of "Cash Retention
Event" in a manner adverse to the interests of the holders of the Timber Notes,
(vii) during the continuance of a Cash Retention Event, permit the release of any funds to the Company free and clear of the Lien of the Deed of Trust (except as contemplated by clause "FIRST," clause "SECOND" and clause "TENTH" (as modified by the second paragraph following such clause "TENTH") under "--Accounts; Payment of the Timber Notes--Monthly Deposit Dates"), (viii) modify any covenant contained in the Indenture which is described under "--Certain Covenants" (except for any modification that is to cure any ambiguity, omission, defect or inconsistency, or to add to the covenants of the Company for the benefit of the holders of the Timber Notes and any Additional Timber Notes), (ix) amend the Events of Default described in clauses (1) through
(12) under "Events of Default; Remedies" (except for any amendment that is to cure any ambiguity, omission, defect or inconsistency, or to add to the Events of Default for the benefit of the holders of the Timber Notes and any Additional Timber Notes) under the Indenture or provide for any event of default or remedy with respect to the Additional Timber Notes that is not, while any Timber Notes are outstanding, substantially identical to the Events of Default and remedies with respect to the Timber Notes or (x) except to the extent necessary or appropriate to secure the Additional Timber Notes on a PARI PASSU

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basis, or to make the Indebtedness represented by the Additional Timber Notes
PARI PASSU, with the Timber Notes, modify the provisions of any Operative Document other than the Indenture in a manner that would have a material adverse effect on the Holders of the Timber Notes.

CERTAIN COVENANTS

     The Indenture contains certain covenants including, among others, the following:

     SEPARATE EXISTENCE AND FORMALITIES. The Indenture requires that the Company observe certain procedures, including maintaining separate books and records and separate offices, maintaining at least two independent managers, and not commingling assets, which are intended to establish and maintain the existence of the Company separate from that of Pacific Lumber.

     LIMITATION ON LIENS ON COMPANY OWNED TIMBERLANDS OR COMPANY TIMBER
RIGHTS. The Indenture provides that the Company shall not create, incur, assume, suffer or permit to exist any Lien on the Company Owned Timberlands or Company Timber Rights or any portion thereof or any interest therein other than
(x) the Lien of the Deed of Trust or (y) other Permitted Encumbrances.

     LIMITATION ON INDEBTEDNESS. The Indenture provides that the Company shall not issue, assume, incur, create, guarantee or otherwise become liable for, directly or indirectly, any Indebtedness other than (u) nonrecourse Indebtedness outstanding on the Closing Date in a principal amount not exceeding $510,000, provided that an amount equal to the principal amount of such Indebtedness from time to time outstanding is held by the Trustee in a separate cash collateral account so long as such Indebtedness is outstanding, (v) Indebtedness represented by the Timber Notes, (w) Indebtedness represented by any Additional Timber Notes, (x) Nonrecourse Timber Acquisition Indebtedness (as defined herein) in an aggregate principal amount not exceeding $75,000,000 outstanding at any one time, (y) Indebtedness under the Line of Credit Agreement or any other liquidity arrangement in connection with payment of interest (excluding interest on premiums), but not in connection with the payment of principal or any premiums, on the Timber Notes or any Additional Timber Notes and (z) Indebtedness for capital leases; PROVIDED, HOWEVER, that (i) the aggregate amount of such obligations under all such leases accruing during any consecutive 12 month period does not exceed $100,000 multiplied by the Producer Price Index Inflation Factor then applicable and (ii) the aggregate amount of such obligations under all such leases accruing over the terms of such leases does not exceed $500,000 multiplied by the Producer Price Index Inflation Factor then applicable.

     INVESTMENTS, LOANS AND ADVANCES. The Indenture provides that except for Permitted Investments or as otherwise contemplated by or provided in the Indenture, the Deed of Trust or any other Operative Document, the Company shall not make any loan or advance or extend any credit to (excluding (i) the extension of trade credit in the ordinary course of business or (ii) advances to employees or managers, in the ordinary course of business, for reasonable business expenses or salary, not to exceed $100,000 in the aggregate at any one time), or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations or securities of, or any other ownership interest in, or all or substantially all of the assets of, or make any capital contribution to or any other investment in, any Affiliate or other Person. Although there is no single established meaning of the phrase "all or substantially all of the assets" under the law governing the Indenture and the amount of assets that will constitute "all or substantially all of the assets" of any Affiliate or other Person is not readily quantifiable, a determination as to whether the Company shall own or shall have purchased, repurchased or acquired such assets will depend on the percentage of operating and total assets of such Affiliate or Person, among other measurements, and other facts and circumstances of the transaction. Based upon the foregoing factors, it is possible that the ownership, purchase, repurchase or acquisition by the Company of a significant amount of assets would not be deemed to constitute the ownership, purchase, repurchase or acquisition of "all or substantially all of the assets" under the Indenture. In any particular transaction, this determination will be made by the Company and, subject to the limitations on a Noteholder's rights to institute suit with respect to the Indenture (as described under "--Events of Default; Remedies"), a Noteholder could institute an action to dispute the Company's determination in any particular transaction.

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     LIMITATION ON RESTRICTED PAYMENTS.  The Indenture provides that the Company shall not, directly or indirectly, declare, make or pay any distribution or other payment (whether in cash, property or obligations) in respect of any equity interest in the Company, or, directly or indirectly, purchase, redeem, retire or otherwise acquire for value any equity interest in the Company (a "Restricted Payment"), except for any such Restricted Payment made solely with funds or other assets that are free of the Lien of the Deed of Trust; PROVIDED, HOWEVER, that if an Event of Default described in clause (12) (without regard to the grace period set forth therein) under the caption "--Events of Default; Remedies" shall have occurred and be continuing, the Company shall not make any Restricted Payment.

     CERTAIN CONSENTS. The Indenture provides that the Company shall not give consent to any amendment to the New Master Purchase Agreement, the New Services Agreement, any Conveyance Document or the Escrow Agreement referred to in the definitions of Pacific Lumber Timber Rights Property and Company Timber Rights Property unless (i) such amendment has been approved by a Board Resolution, including the affirmative vote of all independent managers and (ii) either (A) such amendment is to cure any ambiguity, omission, defect or inconsistency, or to add to the covenants of the other party thereto for the benefit of the Company or the holders of the Timber Notes or of any Additional Timber Notes, or to surrender any right or power conferred therein on the other party thereto, or in respect of certain action to be taken by the Company pursuant to the New Reciprocal Rights Agreement; provided, that no such amendment may adversely affect in any material respect the interests of the holders of the Timber Notes or any Additional Timber Notes, or (B) such amendment has received Rating Agency Confirmation, or (C) such amendment has received Rating Agency Evaluation and has been approved by the Supermajority Holders (after prior notice of such Rating Agency Evaluation) or (D) such amendment is in connection with the issuance of Additional Timber Notes, subject to the limitations set forth above under "--Additional Timber Notes." The Indenture provides that the Company will exercise its rights under the New Master Purchase Agreement to require Pacific Lumber to utilize the Net Short Log Scribner Scale methodology of scaling, or to utilize third party scalers (see "Description of Certain Principal Agreements--New Master Purchase Agreement--Scaling"), upon receipt of notice from the Trustee, or from the holders of 25% in aggregate outstanding principal amount of the Timber Notes and any Additional Timber Notes.

     RESTRICTIONS ON CONSOLIDATION, ETC. The Indenture provides that the Company shall not (except as set forth below) consolidate with or merge with or into any other Person; or lease any of its material assets to any other Person (other than leases constituting Permitted Encumbrances); or make any amendment to certain sections of its Operating Agreement. Except as set forth below, the Company shall not sell or convey all or substantially all of its assets to any other Person unless the Company, as a condition precedent to any such sale or conveyance, shall pay in full or defease pursuant to the terms of the Indenture all principal of, Premium, if any, interest on and other amounts payable with respect to the Timber Notes and any Additional Timber Notes or under the Indenture or the Line of Credit Agreement. Although there is no single established meaning of the phrase "all or substantially all of the assets" under the law governing the Indenture and the amount of assets that will constitute "all or substantially all" of the Company's assets is not readily quantifiable, a determination as to whether such a sale or conveyance has occurred will depend on the percentage of operating and total assets transferred, among other measurements, and other facts and circumstances of the transaction. Based upon the foregoing factors, it is possible that the transfer of a significant amount of assets by the Company would not be deemed to constitute a transfer of "all or substantially all" of the assets of the Company under the Indenture. In any particular transaction, this determination will be made by the Company and, subject to the limitations on a Noteholder's rights to institute suit with respect to the Indenture (as described under "--Events of Default; Remedies"), a Noteholder could institute an action to dispute the Company's determination in any particular transaction.

     Notwithstanding the foregoing, the Company may consolidate with or merge into any newly formed wholly owned subsidiary of Pacific Lumber (or any successor to Pacific Lumber) that has no material assets or liabilities immediately prior to such consolidation or merger if (a) the Person formed by such consolidation or into which the Company is merged is a corporation, limited liability company or other entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture in form and substance

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satisfactory to the Trustee, the due and punctual payment of the principal of
(and Premiums, if any) and interest on all the Timber Notes and any Additional Timber Notes then outstanding and the performance of every covenant of the Indenture and the other Operative Documents on the part of the Company to be performed or observed; (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; (c) such consolidation or merger is approved by a Board Resolution, including the affirmative vote of both independent managers; (d) such consolidation or merger has obtained Rating Agency Confirmation; and (e) the Company has delivered to the Trustee an Officer's Certificate (with the Rating Agency Confirmation attached thereto) and an opinion of counsel, each stating that such consolidation or merger and such supplemental indenture comply with the Indenture and the Line of Credit Agreement.

     NO OTHER BUSINESS. The Indenture provides that, except for sales of Company Owned Timberlands, Company Timber Rights or Company Timber or transfers of Company Owned Timberlands or Company Timber Rights in exchange for Substitute Timber Property in accordance with the procedures described above under "--Collateral Release Provisions" and "--Substitute Collateral," the Company will not engage in any business that is not related directly to (i) the operation, management, sale or maintenance of the Company Owned Timberlands, the Company Timber Rights and the Company Timber as provided by the Operative Documents or (ii) the execution, delivery and performance of the Operative Documents, the Line of Credit Agreement and the New Additional Services Agreement or (iii) issuing and selling Timber Notes and any Additional Timber Notes pursuant to the Indenture or (iv) issuing any Nonrecourse Timber Acquisition Indebtedness and acquiring property secured by such Nonrecourse Timber Acquisition Indebtedness or (v) acquiring Additional Timber Property or
(vi) actions reasonably incidental to the foregoing which do not, individually or in the aggregate, have a Material Adverse Effect.

     TRANSACTIONS WITH AFFILIATES. The Indenture provides that, except for sales of Company Owned Timberlands, Company Timber Rights or Company Timber or transfers of Company Owned Timberlands or Company Timber Rights in exchange for Substitute Timber Property in accordance with the procedures described above under "--Collateral Release Provisions" and "--Substitute Collateral," the Company will not enter into any transaction, arrangement or understanding, formal or informal, written or oral (collectively, a "Transaction") with any Affiliate of the Company unless (a) such Transaction has received Rating Agency Confirmation if the amount involved in such Transaction and in all prior Transactions not excepted by the following proviso in any fiscal year shall exceed $2,000,000 and (b) either (x) such Transaction is on terms that are at least as favorable to the Company as would be available to the Company in a comparable Transaction with a Person that is not an Affiliate of the Company or
(y) in the event no comparable Transaction between the Company and an unaffiliated third party is available, such Transaction is on terms that are fair from a financial point of view to the Company; PROVIDED, that this provision does not prohibit or otherwise restrict (i) compensation (in the form of reasonable manager's fees and reimbursement or advancement of reasonable out-of-pocket expenses) paid to any independent manager of the Company for services rendered in such person's capacity as a manager, (ii) indemnification of officers, managers, and employees, and the obtaining of liability insurance for the Company's managers, officers and employees, (iii) compensation and other benefits paid or made available to officers and employees of the Company (who are not also officers or employees of Pacific Lumber) for services actually rendered, comparable to those generally paid or made available by entities engaged in the same or similar businesses (including reimbursement or advancement of reasonable out-of-pocket expenses), (iv) participation by employees of the Company in employee benefit plans of Pacific Lumber or other Affiliates of the Company, (v) lease of office space by the Company from Pacific Lumber in an annual amount not to exceed $60,000 per year, (vi) coverage for the Company under blanket insurance policies of Affiliates of the Company, (vii) the leasing of vehicles or other equipment by the Company from Pacific Lumber in an annual amount not to exceed $250,000 per year multiplied by the Producer Price Index Inflation Factor then applicable, (viii) leases of portions of Company Owned Timberlands to Pacific Lumber, provided that (A) such leases are Permitted Encumbrances pursuant to clause (g) of the definition of such term, (B) Pacific Lumber subleases, in the ordinary course of business, the portions of Company Owned Timberlands that it leases

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from the Company and (C) the rent paid by Pacific Lumber under such leases shall not be less than 80% of the rent received by Pacific Lumber under such subleases, (ix) participation by the Company with one or more of its Affiliates in the Takings Litigation, provided that any recovery in such litigation shall be allocated between the Company and its Affiliates on a pro rata basis so that the Company will receive as its share of such recovery a percentage of such recovery equal to the ratio of (A) the number of acres of the Company Timber Property which is the subject of such litigation to (B) the total number of acres of timberlands of the Company and its Affiliates that is the subject of such litigation, or (x) any other Transaction with an Affiliate of the Company to the extent such Transaction with such Affiliate is contemplated by, and conducted in all material respects in accordance with the terms of, the Operative Documents; PROVIDED, FURTHER, that in the case of clauses (i), (ii),
(iii) and (v), such amounts shall be paid solely from amounts on deposit in the Expense Reserve, from Excess Funds or from other available funds of the Company that are free and clear of the Lien of the Deed of Trust.

     The Indenture provides that the Company shall provide each Rating Agency with a notice, on or about June 30th and December 31st of each year, of all Transactions with any Affiliate of the Company (other than sales of Company Timber or Transactions excepted by the first proviso in the preceding paragraph) entered into during the preceding six-month period which do not require Rating Agency Confirmation under clause (a) of the preceding paragraph.

     TIMBER SALES. The Indenture provides that all sales of Company Timber which are made by the Company to Pacific Lumber shall be made pursuant to the New Master Purchase Agreement and related log purchase agreements. The Indenture provides that all sales of Company Timber which are made by the Company to any other Person (other than Lump Sum Sales permitted by the provisions described under "--Collateral Release Provisions") shall be made pursuant to written Purchase Agreements satisfying the criteria specified in the Deed of Trust.

     OPINION AS TO MORTGAGED PROPERTY. The Indenture provides that promptly after the execution and delivery of the Indenture, and on or before June 30 of each calendar year, commencing June 30, 1999, the Company shall furnish to the Trustee and the Rating Agencies an opinion of counsel stating that, in the opinion of such counsel, either (a) such action has been taken with respect to the recording, filing, rerecording and refiling of the Deed of Trust (including, without limitation, the recordation of the real property assignments referred to therein), any supplements and any other requisite documents and with respect to the execution and filing of any UCC financing statements and continuation statements as is necessary to maintain the validity and perfection of the Lien of the Deed of Trust and reciting the details of such action or (b) as of the date of such opinion, no such action is necessary to maintain the validity and perfection of the Lien of the Deed of Trust. Such opinion of counsel shall also describe the recording, filing, rerecording and refiling of the Deed of Trust, any supplements and any other requisite documents and the execution and filing of any UCC financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the validity and perfection of the Lien of the Deed of Trust with respect to the Mortgaged Property in existence as of the date of such opinion until September 1 in the following calendar year.

     PERFORMANCE OF OBLIGATIONS. The Indenture provides that, except as expressly contemplated therein or in another Operative Document, the Company will not take any action, and will use all reasonable efforts not to permit any action to be taken by any other Person, that would release any Person from any of such Person's material covenants or obligations to the Company under any Operative Document or that would result in the amendment, modification, hypothecation, subordination, termination or discharge of, or impair the validity, enforceability or effectiveness of, any such Operative Document. The Indenture provides that the Company shall punctually perform and observe in all material respects all of its obligations and agreements contained in the New Services Agreement and the New Master Purchase Agreement and the other Operative Documents.

     NEW SERVICES AGREEMENT; OPERATING DEFAULT; TERMINATION OF NEW SERVICES AGREEMENT. The Indenture provides that if an Operating Default (as defined below) shall have occurred and be continuing, the Trustee may, and, upon receipt of written instructions from the Majority Holders directing the Trustee to

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take such action, shall, give notice to Pacific Lumber of its intention to terminate the New Services Agreement in accordance with the terms thereof; provided that any such termination of the New Services Agreement will not become effective, and the Services Provider will not be relieved of its obligations under the New Services Agreement and will continue (so long as the Services Provider continues to perform in all material respects the services as contemplated by the New Services Agreement with the same standard of care and diligence as were observed before such Operating Default) to receive compensation for the services performed by the Services Provider thereunder, unless and until a replacement Services Provider shall have entered into a New Services Agreement. The Indenture also provides that, upon any such termination of the New Services Agreement, the Company shall promptly solicit bids from not fewer than three Persons to serve as a replacement Services Provider or Services Providers.

     NEW MASTER PURCHASE AGREEMENT; PURCHASE AGREEMENT DEFAULT; TERMINATION OF NEW MASTER PURCHASE AGREEMENT. The Indenture provides that if a Purchase Agreement Default (as defined below) shall have occurred and be continuing, the Trustee may, and, upon receipt of written instructions from the Majority Holders directing the Trustee to take such action, shall, give notice to Pacific Lumber of its intention to terminate the New Master Purchase Agreement in accordance with the terms thereof. The Indenture also provides that, upon any such termination of the New Master Purchase Agreement, the Company shall promptly solicit new purchasers on such terms as it deems appropriate, consistent with the requirements described under "--Certain Deed of Trust Covenants--Purchase Agreements."

     STATUS OF THE DEED OF TRUST. The Indenture provides that at all times (a) the Deed of Trust will be a valid and binding obligation of the Company; and (b) the Lien of the Deed of Trust shall be a valid and perfected mortgage lien on or a valid and perfected security interest in the Mortgaged Property, subject to no liens other than Permitted Encumbrances. The Indenture also provides that the Company will cause to be delivered to the Collateral Agent an ALTA lenders' policy of title insurance (and such endorsements or additional policies as may from time to time be required pursuant to the terms and provisions of the Indenture or in connection with the issuance of Additional Timber Notes) insuring the Collateral Agent in the principal amount of the Timber Notes, and the Commitments under the Line of Credit Agreement that the Deed of Trust is a valid lien against the Company Owned Timberlands and the Company Timber Rights, subject only to Permitted Encumbrances.

     NO OTHER AGREEMENTS. The Indenture provides that the Company shall not enter into any agreements other than (i) the Operative Documents, the New Additional Services Agreement, the Operating Agreement, or the Line of Credit Agreement or as contemplated by the Operative Documents, the New Additional Services Agreement, the Operating Agreement or the Line of Credit Agreement,
(ii) agreements for or in connection with the sale of Company Timber, Company Owned Timberlands or Company Timber Rights as permitted by the Indenture and the Deed of Trust, (iii) trade accounts payable in the ordinary course of business,
(iv) agreements for expenditures expressly contemplated by the Operative Documents, the New Additional Services Agreement, the Operating Agreement, or the Line of Credit Agreement, (v) agreements required by the Indenture or the Deed of Trust, (vi) if Pacific Lumber is no longer the Services Provider under the New Services Agreement, such agreements as may be necessary or appropriate to obtain the Services, (vii) agreements in the ordinary course of business related to actions permitted by the covenant described under "--No Other Business" and not otherwise prohibited by the Indenture, (viii) agreements in respect of the issuance of Additional Timber Notes or in respect of the issuance of Nonrecourse Timber Acquisition Indebtedness, (ix) agreements in respect of the acquisition of Additional Timber Properties or property that secures Nonrecourse Timber Acquisition Indebtedness, and (x) such other agreements as are not, individually or in the aggregate, material to the business, financial condition or results of operations of the Company.

     RELOCATION OF CHIEF EXECUTIVE OFFICE, ETC. The Indenture provides that the Company shall not (a) relocate its chief executive office or principal place of business from its address on the date of the Indenture or (b) maintain any of its books and records with respect to the Mortgaged Property at any location other than such office or another office identified in the Indenture unless (i) the Trustee shall have been provided with notice 30 days prior to such relocation and (ii) the Company shall have delivered an

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opinion of counsel to the Trustee that any filings necessary to continue the perfection of the Lien of the Deed of Trust have been accomplished. The Indenture provides that the Company shall not change its name, or the name under which it does business, from "Scotia Pacific Company LLC," except in connection with a merger or consolidation permitted under the second paragraph of "--Restrictions on Consolidation, Etc."

     TIMBER HARVESTING PLANS, ETC. The Indenture provides that the Company shall (i) prepare and file, and use its best efforts to obtain approval of, Timber Harvesting Plans with respect to all Company Timber to be sold pursuant to the Purchase Agreements, (ii) not enter into any Purchase Agreement (other than the New Master Purchase Agreement) for the sale of stumpage unless the Company Timber to be cut pursuant thereto is subject to a valid and subsisting Timber Harvesting Plan or the Company reasonably believes that the purchaser thereunder (or the Company) has the capacity to obtain a Timber Harvesting Plan with respect thereto, (iii) at all times retain sufficient persons with requisite professional qualifications to prepare and file Timber Harvesting Plans, (iv) comply in all material respects with all federal, state or local regulations or statutes relating to the Timber Harvesting Plans and the harvesting, cutting or severing of timber, including laws relating to wildlife habitat and endangered species, (v) use its best efforts (consistent with prudent business practices) to maintain a number of pending applications for Timber Harvesting Plans which, if approved, would, together with Timber Harvesting Plans already approved, cover sales of Company Timber adequate to pay, on any date, an amount equal to the sum of (a) the excess, if any, of (i) the sum of (A) all amounts specified as Minimum Principal Amortization for all Classes of Timber Notes in the Structuring Schedule (Column L) (as such amount may be modified as set forth above under "--Additional Timber Notes") from the date of the Indenture through a date which is 12 months subsequent to such date and (B) any amount as provided in any supplement to the Indenture executed in connection with the issuance of any Additional Timber Notes over (ii) the aggregate principal amount of the Timber Notes previously paid and (b) the interest (not including any interest on premiums) which will accrue on the Timber Notes and any Additional Timber Notes for such 12-month period and (vi) prepare and file any 10 year plan, master plan, or any other development or strategic plan required to be prepared in respect of the Company Timber Property by any Governmental Authority.

     SALE OF COMPANY TIMBER OR LOGS. The Indenture provides that the Company shall use its best efforts (consistent with prudent business practices) to sell Company Timber or logs in an amount sufficient to pay, as and when due, an amount equal to (a) the excess, if any, of (i) the sum of (A) the sum of all amounts specified as Minimum Principal Amortization in the Structuring Schedule (Column L) (as such amount may be modified as set forth above under "--Additional Timber Notes") from the date of the Indenture through the next Note Payment Date and (B) any amount as provided in respect of this provision in any supplement to the Indenture executed in connection with the issuance of any Additional Timber Notes over (ii) the aggregate principal amount of the Timber Notes previously paid plus (b) the interest (not including any interest on premiums) which will accrue on the Timber Notes and any Additional Timber Notes to such Note Payment Date.

     LINE OF CREDIT AGREEMENT; LIQUIDITY ACCOUNT. The Indenture provides that if at any time the Company reasonably determines that amounts will be required to be borrowed under the Line of Credit Agreement or withdrawn from the Liquidity Account pursuant to the first paragraph under the caption
"--Accounts; Payment on the Timber Notes--Note Payment Dates" (or drawn upon or withdrawn from any similar facility or account that supports the interest payable on any Additional Timber Notes) on the next succeeding Note Payment Date, and funds to be so borrowed or on deposit in the Liquidity Account (or available from any similar facility or account that supports interest on any Additional Timber Notes) are for any reason unavailable, during the continuance of such unavailability, the Company shall use its best efforts (consistent with prudent business practices) to obtain funds in the amount of such shortfall from third parties, by offering logs for sale to third parties or otherwise.

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EVENTS OF DEFAULT; REMEDIES

     An "Event of Default" is defined in the Indenture as the occurrence of any one of the following events:

          (1) default in the payment of principal of any Timber Note on the Final Maturity Date;

          (2) failure of the Company to cause the amount on deposit in the Payment Account on any Note Payment Date, to the extent such amount is available for such application pursuant to the provisions of the Indenture, to be applied to pay any amount of Minimum Principal Amortization Amount (as such amount may be modified as set forth above under "--Additional Timber Notes") or Depletion Amortization Amount (as such amount may be modified as set forth above under "--Additional Timber Notes") that has become due or payable on any Class of Timber Notes, and the continuation of such default for a period of five days;

          (3) default in the payment of any Regular Interest or Default Interest on any Timber Note or in the payment of any interest on any Additional Timber Note (except interest on any premiums) when the same becomes due and payable and the continuation of such default for a period of five days;

          (4) failure of the Company to cause the amount on deposit in the Payment Account on any Note Payment Date, to the extent such amount is available for such application pursuant to the provisions of the Indenture, to be applied to pay any amount of premium that has become due or payable on any Timber Note or Additional Timber Note and the continuation of such default for a period of five days;

          (5) failure of the Company to cause the amount on deposit in the Payment Account on any Note Payment Date, to the extent such amount is available for such application pursuant to the provisions of the Indenture, to be applied to pay any amount of interest that has become due or payable on any amount of Premium on any Timber Note (or on any premium on any Additional Timber Note), and the continuation of such default for a period of five days;

          (6) the sale, transfer, conveyance, pledge or hypothecation of any membership interest in the Company or any interest therein by Pacific Lumber (other than any transfer incidental to a merger or sale or other disposition of substantially all of the assets of Pacific Lumber (or substantially all of the assets of Pacific Lumber excluding its interest in Salmon Creek) consistent with the covenant described under "Description of Certain Principal Agreements--New Services Agreement--Certain Covenants of the Services Provider" or a transfer incidental to a merger, consolidation or transfer of assets of the Company consistent with the covenant described under "--Certain Covenants--Company may not Consolidate, Etc.");

          (7) default in the performance or observance of certain specified covenants of the Company in the Indenture and the Deed of Trust, including, among others, those relating to existence, compliance with laws, payment of taxes, separateness, limitations on indebtedness, liens and restricted payments, merger, amendments to certain documents, type of business, transactions with Affiliates, giving termination notices under the New Services Agreement or the New Purchase Agreement, maintaining the Lien of the Deed of Trust and defending title to the Company Owned Timberlands and Company Timber Rights, relocating its chief executive office, preparing Timber Harvesting Plans and prohibition of Liens other than Permitted Encumbrances on the Mortgaged Property (and, in each such case, to the extent such default is remediable, such default shall continue for a period of 15 days following written notice from the Trustee, or from the holders of 25% in aggregate principal amount of the outstanding Timber Notes and any Additional Timber Notes);

          (8) the failure of the Board of Managers to contain at least two individuals who are independent managers, and the continuation of such failure for a period of 30 consecutive days (or, if such failure results from the death or resignation of an independent manager, and provided that the Company is diligently attempting to obtain a replacement independent manager, the continuation of such failure for a period of 90 days);

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          (9) default in the observance or performance of any covenant or agreement of the Company made in the Indenture or the Deed of Trust (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in the definition of Event of Default specifically dealt with); or the Services Provider shall default in the observance or performance of any covenant or agreement made by it in the New Services Agreement; or Pacific Lumber shall default in the observance of any covenant or agreement made by it in the New Master Purchase Agreement or in any Conveyance Document (and, in each such case, to the extent such default is remediable, such default shall continue for a period of 30 days following written notice from the Trustee, or from the holders of 25% in aggregate principal amount of the Timber Notes and any Additional Timber Notes);

          (10) any representation or warranty of the Company made in the Indenture, the Deed of Trust or any other Operative Document, or any representation or warranty made by Pacific Lumber in any Operative Document, or, in each such case, in any certificate or other writing delivered pursuant thereto or in connection therewith, shall prove to have been incorrect in any material respect as of the time when the same was made (and, in each such case, to the extent such default is remediable, such default shall continue for a period of 30 days following written notice from the Trustee, or from the holders of 25% in aggregate principal amount of the outstanding Timber Notes and any Additional Timber Notes);

          (11) the Company shall become Bankrupt or Insolvent; or

          (12) a final judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered against the Company by one or more courts, administrative tribunals or other bodies having jurisdiction over the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

     If an Event of Default related to Bankruptcy or Insolvency shall occur, the Indenture provides that an amount equal to all amounts payable with respect to the Timber Notes and any Additional Timber Notes shall, without any demand, presentment or notice, become immediately due and payable. If any Event of Default described in any of clauses (1) through (5) above shall occur and be continuing, the Trustee may, or if the holders of 25% in aggregate outstanding principal amount of the Timber Notes and any Additional Timber Notes so elect, shall, declare all amounts payable with respect to the Timber Notes and any Additional Timber Notes to be immediately due and payable, and upon any declaration of acceleration such amount shall become immediately due and payable. If an Event of Default described in clauses (6) through (10) or in clause (12) above shall occur and be continuing, if the Majority Holders so elect, the Trustee shall declare all amounts payable with respect to the Timber Notes and any Additional Timber Notes to be immediately due and payable, and upon any such declaration of acceleration such amount shall become immediately due and payable. The Indenture provides that at any time after such declaration of acceleration of maturity has been made (other than a declaration approved by holders of all of the outstanding Timber Notes and any outstanding Additional Timber Notes) and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Majority Holders, by written notice to the Company and the Trustee, may rescind and annul such declaration of acceleration and its consequences if (1) the Company has paid or deposited with the Trustee a sum sufficient to pay (x) all payments of principal of and interest and premium, if any, on the Timber Notes and any Additional Timber Notes and all other amounts that would then be due and payable under the Indenture or upon the Timber Notes and any Additional Timber Notes otherwise than by virtue of such declaration of acceleration and (y) all sums paid or advanced by the Trustee and the Collateral Agent under the Indenture or the Deed of Trust on behalf of the Company and the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their agents and counsel and (2) all Events of Default, other than the nonpayment of the principal of any Timber Notes or any Additional Timber Notes that has become due and payable solely by such declaration of acceleration, have been cured or waived. The Indenture provides

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that no such rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

     In the event that the Timber Notes have been accelerated and such acceleration has not been rescinded, any monies collected by the Trustee or the Collateral Agent shall be deposited into the Payment Account and shall be applied, FIRST, to Trustee's Expenses and Collateral Agent Expenses (exclusive of indemnification payments) and to Liquidity Providers' Expenses (exclusive of indemnification payments), SECOND, to the payment of all interest (other than Supplemental Liquidity Provider Interest) and principal owing to the Liquidity Providers, THIRD, to the payment of interest (other than interest on premiums) due on each Class of Timber Notes and any Additional Timber Notes PRO RATA in proportion to the interest (other than interest on premiums) due on each such Class, FOURTH, to the payment of principal on each Class of Timber Notes and any Additional Timber Notes PRO RATA in proportion to the principal due on each such Class, FIFTH, to the payment of any interest on premiums on each Class of Timber Notes and any Additional Timber Notes PRO RATA in proportion to the interest on premiums due on each such Class, SIXTH, to the payment of any premiums on each Class of Timber Notes and any Additional Timber Notes PRO RATA in proportion to the premiums due on each such Class, SEVENTH, to the payment of any Additional Liquidity Provider Fees and any Supplemental Liquidity Provider Interest owing under the Line of Credit Agreement, EIGHTH, to the payment of indemnification payments owing to the Trustee and the Collateral Agent and to indemnification payments owing under the Line of Credit Agreement and, NINTH, to the Company, free and clear of the Lien of the Deed of Trust. In addition, the Liquidity Providers will have the right to vote pro rata with the Holders of the Timber Notes with respect to the exercise of certain remedies following an Event of Default and acceleration of the Timber Notes.

     The Indenture provides that no holder of any Timber Note shall have any right to institute any proceeding with respect to the Indenture, the Timber Notes or the Deed of Trust, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (a) such Noteholder has previously given written notice to the Trustee of a continuing Event of Default; (b) the holders of not less than 25% in aggregate outstanding principal amount of Timber Notes, any Additional Timber Notes and Advances shall have made a written request to the Trustee to institute a proceeding in respect of such Event of Default in its own name thereunder or under the Deed of Trust; (c) such holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request; (d) the Trustee for 60 days after its receipt of such notice, vote and offer of indemnity has failed to institute such proceeding; and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in aggregate outstanding principal amount of Advances under the Line of Credit Agreement, Timber Notes and any Additional Timber Notes.

     Notwithstanding the foregoing, the Indenture provides that the holder of any Timber Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and interest and Premium, if any, on, such Timber Note on or after the respective due dates thereof expressed in such Timber Note or in the Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder; PROVIDED, HOWEVER, that no Noteholder shall have the right to institute any such suit, if and to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of the Deed of Trust. Without limiting the foregoing, in no event shall any Noteholder exercise any right of set-off, banker's lien, or the like, against any deposit account or property of the Company held or maintained by such Noteholder or amount owing by such Noteholder to the Company, without the prior consent of the Majority Holders, which rights of set-off, banker's lien and the like are waived by the Noteholder's acceptance of its Note and the benefits of the Indenture.

     The Indenture provides that if an Event of Default has occurred and is continuing, the Trustee and the Collateral Agent shall exercise the rights and powers vested in it by the Indenture and the Deed of Trust and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

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     The Indenture provides that, in connection with any trustee sale or judicial sale under the Deed of Trust, the Collateral Agent shall not accept any cash bid in an amount less than the aggregate amount payable on the Timber Notes and any Additional Timber Notes plus the aggregate amount, if any, of principal and interest then owed to the Liquidity Providers, unless the holders of 66 2/3% in aggregate outstanding principal amount of Advances under the Line of Credit Agreement, Timber Notes and any Additional Timber Notes shall have approved the taking of such action (which approval may be given generally and need not be given in respect of any specific sale or bid). In addition, in the event that relevant law provides that a trustee sale or judicial sale may be made in respect of less than all of the Company Owned Timberlands and Company Timber Rights, and the Collateral Agent shall determine to permit a trustee sale or judicial sale for less than all of the Company Owned Timberlands and Company Timber Rights, in connection with any such trustee sale or judicial sale, the Collateral Agent shall not accept any cash bid in an amount less than the PRO RATA portion of the aggregate amount payable on the Timber Notes and any Additional Timber Notes plus the aggregate amount, if any, of principal and interest then owed to the Liquidity Providers, unless the holders of 66 2/3% in aggregate outstanding principal amount of Advances under the Line of Credit Agreement, Timber Notes and any Additional Timber Notes shall have approved the taking of such action (which approval may be given generally and need not be given in respect of any specific sale or bid).

     The Indenture gives the Trustee the right to withhold notice of any Default to Noteholders unless such default is a payment default or notice is otherwise required by the Indenture.

     The Indenture requires that the Company provide notice of any Default or Event of Default to the Trustee if such Default or Event of Default is continuing for five Business Days after a responsible officer of the Company obtains knowledge thereof. In addition, the Company must provide an annual certificate to the Trustee with respect to compliance by the Company with the conditions and covenants under the Indenture and the occurrence of any Event of Default, during such year and to the date of such certificate.

REPORTS TO NOTEHOLDERS

     The Indenture provides that so long as the Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it will furnish copies of the information required thereby it files with the Securities and Exchange Commission (or such portions of such information as the Commission may by rules and regulations prescribe) to the Trustee, each Rating Agency and the holders of the Timber Notes and any Additional Timber Notes. The Indenture provides that if the Company is not subject to the periodic reporting requirements under the Exchange Act, it will nonetheless continue to furnish substantially equivalent information to the Trustee, each Rating Agency and the holders of the Timber Notes and any Additional Timber Notes as if it were subject to such periodic reporting requirements.

     In addition, the Indenture provides that monthly statements containing certain information in respect of the related Monthly Deposit Date will be mailed to the holders of Timber Notes (and, to the extent so provided and specified in any supplemental indenture in connection with the issuance of any Additional Timber Notes, specified information to the holders of any Additional Timber Notes) on each Monthly Deposit Date and semiannual statements containing certain information in respect of the related Note Payment Date will be mailed to the holders of Timber Notes (and, to the extent so provided and specified in any supplemental indenture in connection with the issuance of any Additional Timber Notes, specified information to the holders of any Additional Timber Notes) on each Note Payment Date.

OTHER REPORTS, NOTICES AND CERTIFICATES

     The Indenture provides that the Company will provide to the Trustee (i) by April 30th of each year, commencing April 30, 1999, a statement of the Company's accountants relating, among other things, to the statements provided to the Trustee for the Monthly Deposit Dates and Note Payment Dates during the prior year, (ii) by April 30th of each year, an Officer's Certificate to the effect that, to such person's knowledge, (A) the Company has complied with all of the conditions and covenants under the Indenture (determined without regard to any period of grace or requirement of notice under the Indenture) during the preceding

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fiscal year and to the date of such Certificate and (B) no Event of Default existed at any time during such preceding fiscal year and to the date of such certificate, except for those, if any, described in such certificate in reasonable detail, (iii) at least two Business Days prior to each Monthly Deposit Date, a statement (the "Monthly Trustee Certificate") with respect to the transactions on such Monthly Deposit Date and (iv) at least two Business Days prior to each Note Payment Date, a statement (the "Note Payment Trustee Certificate") with respect to the transactions on such Note Payment Date. The Indenture provides that the Monthly Trustee Certificate and Note Payment Trustee Certificate will not be available to Noteholders, and will be maintained as confidential by the Trustee.

AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture, the Timber Notes and any Additional Timber Notes may be amended or supplemented with either (i) the consent of the holders of at least a majority in outstanding principal amount of the Timber Notes and any Additional Timber Notes and Rating Agency Confirmation or (ii) the consent of the holders of at least 66 2/3% in outstanding principal amount of the Timber Notes and any Additional Timber Notes (after prior notice of the Rating Agency Evaluation) and Rating Agency Evaluation. Any past default or compliance with any provisions may be waived with the consent of the holders of at least a majority in outstanding principal amount of the Timber Notes and any Additional Timber Notes. In addition, without the consent of each Noteholder affected thereby, no amendment may, among other things, (i) reduce the aggregate outstanding principal amount of Timber Notes (or of Timber Notes and Additional Timber Notes, as applicable) whose Holders must consent to any amendment, supplement, other modification or waiver, (ii) reduce the rate of or extend the time for payment of interest on any Timber Note or Additional Timber Note, (iii) reduce the principal of or extend the fixed maturity of any Timber Note or Additional Timber Note, (iv) reduce the premium payable (including any change in the formulas utilized to compute such amount) upon the redemption or prepayment of any Timber Note or Additional Timber Note, (v) make any Timber Note or Additional Timber Note payable in money other than that stated in the Timber Note or Additional Timber Note or (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Timber Note or Additional Timber Note.

     Without the consent of any Noteholder, the Company and the Trustee may amend or supplement the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated notes in addition to or in place of certificated notes (PROVIDED that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated notes satisfy the criteria contained in Section 163(f)(2)(B) of the Code), to make any change that does not adversely affect the rights of any Noteholder, to add to the covenants of the Company, for the benefit of the Noteholders, to surrender any right or power conferred upon the Company, to comply with the TIA, to comply with the provisions of the second paragraph under "--Certain Covenants--Restrictions on Consolidation, Etc." or, subject to the limitations described under "--Additional Timber Notes," in connection with the issuance of any Additional Timber Notes.

     The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Company will mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders or any defect therein, will not impair or affect the validity of the amendment.

DEFEASANCE OR COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have the obligations of the Company discharged with respect to the outstanding Timber Notes and any Additional Timber Notes ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Timber Notes and any Additional Timber Notes, except for (i) the rights of Holders of outstanding Timber Notes and any Additional Timber Notes to receive payments in respect of the principal of, premium, if any, and interest on such Timber Notes and any Additional

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Timber Notes when such payments are due, (ii) the Company's obligations with respect to the Timber Notes and any Additional Timber Notes concerning registration of Timber Notes and any Additional Timber Notes, mutilated, destroyed, lost or stolen Timber Notes and any Additional Timber Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Timber Notes or any Additional Timber Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "--Events of Default" will no longer constitute a Default or an Event of Default with respect to the Timber Notes or any Additional Timber Notes.

     In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee (or another trustee satisfying criteria set forth in the Indenture), in trust, for the benefit of the holders of the Timber Notes and any Additional Timber Notes, cash, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient (in the written opinion of a nationally recognized firm of independent public accountants), without consideration of reinvestment of interest on such U.S. Government Obligations, to pay the principal of, Premium, if any, and interest on the outstanding Timber Notes and any Additional Timber Notes of each Class to maturity (based upon the Scheduled Amortization of the Timber Notes (and any similar amount with respect to any Additional Timber Notes) for such Class with adjustments to such Scheduled Amortization Schedule (and any similar schedule with respect to any Additional Timber Notes), which adjustments shall (A) increase the amount of principal payable in accordance with the original Scheduled Amortization Schedule (and any similar schedule with respect to any Additional Timber Notes) for such Class on the next succeeding Note Payment Date by the amount of any Payment Deficiency on the date of defeasance or covenant defeasance and (B) decrease, in order of maturity, the amount of principal payable in accordance with the original Scheduled Amortization Schedule (and any similar schedule with respect to any Additional Timber Notes) for such Class on the next succeeding Note Payment Date(s) by the excess, if any, of (i) aggregate principal amount that was paid on or prior to the date of defeasance or covenant defeasance on the defeased Notes of such Class, over (ii) the sum of all amounts specified in the original Scheduled Amortization Schedule (and any similar schedule with respect to any Additional Timber Notes) for such Class as Scheduled Amortization on or before the date of defeasance or covenant defeasance; (ii) the Company shall have delivered to the Trustee an opinion of independent counsel or a ruling from the Internal Revenue Service to the effect that the holders of the outstanding Timber Notes and any Additional Timber Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred; (iii) no Default or Event of Default resulting from the Company having become Bankrupt or Insolvent shall have occurred and be continuing on the date of such deposit or at any time during the 91-day period following such deposit;
(iv) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any of the Operative Documents or any other material agreement or instrument to which the Company is a party or by which it is bound; (v) the Company shall have delivered to the Trustee an opinion of independent counsel to the effect that (A) the trust funds will not be subject to any rights of other creditors of the Company and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable United States bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vi) no event or condition shall exist that would prevent the Company from making payments of the principal of, Premium, if any, and interest on the Timber Notes and any Additional Timber Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (vii) the Company shall have delivered to the Trustee an Officer's Certificate and an opinion of independent counsel, each stating that all conditions precedent (other than conditions requiring the passage

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of time) provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

     The Indenture provides that it shall cease to be of further effect at such time as all outstanding Timber Notes and any Additional Timber Notes have become due and payable or will become due and payable within six months (based upon the actual principal amount of the Timber Notes and any Additional Timber Notes previously paid and future payments of principal based upon Minimum Principal Amortization), or have been or will be called for redemption on a redemption date that is within six months under arrangements satisfactory to the Trustee for giving notice of redemption and the Company shall have irrevocably deposited with the Trustee funds or U.S. Government Obligations sufficient to pay all outstanding Timber Notes and Additional Timber Notes, including unpaid principal thereof, accrued and unpaid interest and premiums, if any, and interest on premiums, if any, thereon, and the Company shall have paid in full all other sums payable under the Indenture and the Deed of Trust by the Company. Notwithstanding the foregoing, the Company's obligations with respect to the registration, transfer and exchange of the Timber Notes and Additional Timber Notes, compensation and indemnity with respect to the Trustee and the replacement of the Trustee shall survive until the Timber Notes and any Additional Timber Notes have been paid in full, and thereafter the Company's obligations with respect to indemnity and compensation of the Trustee shall continue to survive.

THE DEED OF TRUST

     The Lien on the Mortgaged Property will be created by a deed of trust (the "Deed of Trust"), which contains customary provisions with respect to the granting of a Lien on the collateral and customary representations and warranties. In addition, the Deed of Trust includes certain covenants, described below.

CERTAIN DEED OF TRUST COVENANTS

     The Deed of Trust contains certain covenants including, among others, the following:

     SECURITY. The Deed of Trust provides that the Company will take such actions as are required to maintain the priority of the Lien of the Deed of Trust, and to defend title to the Mortgaged Property, free and clear of defects and irregularities of title, and free and clear of all liens, security interests, charges or other encumbrances other than those created by the Deed of Trust and Permitted Encumbrances. The Deed of Trust also provides that the Company will not mortgage, pledge or hypothecate, or create, suffer or permit to exist any Lien or other encumbrance on, any of the Mortgaged Property, other than the Lien of the Deed of Trust and Permitted Encumbrances.

     OTHER AGREEMENTS. The Deed of Trust provides that, with such exceptions as do not, and are not likely to, have a Material Adverse Effect, the Company will promptly take or cause to be taken all such action as is within its control and may be reasonably required from time to time to enforce or secure the observance or performance in all material respects of all terms, covenants, agreements or conditions to be observed or performed by any third parties under any material Subject Contract or other material instrument or agreement, or any Environmental Law, General Law or Timber Law, applicable to any of the Mortgaged Property.

     MORTGAGED PROPERTY. The Deed of Trust requires that the Company perform, or arrange for the performance of (pursuant to the New Services Agreement or otherwise), those services described under "Description of Certain Principal Agreements--New Services Agreement--Services." The Deed of Trust provides that the Company will comply, or cause compliance with, such covenants in a manner consistent in all material respects with prudent business practices, in the reasonable judgment of the Company, (i) are consistent with then current applicable industry standards or prudent business practices, (ii) do not, individually or in the aggregate, have a Material Adverse Effect and (iii) are in compliance in all material respects with applicable Timber Laws.

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     In addition, the Deed of Trust requires that (i) the Company cause all of its liabilities incurred with respect to or affecting the Mortgaged Property to be paid punctually when due, unless the same constitute a Permitted Encumbrance, or unless non-payment is otherwise permitted by the Indenture or the Deed of Trust or the other Operative Documents, or such liability is not material; (ii) the Company cause all applicable taxes, unless the same constitute a Permitted Encumbrance, to be paid punctually before the same become delinquent and (iii) the Company comply (in accordance with the terms thereof) with any final order, judgment or other non-appealable direction of any Tribunal requiring the removal, treatment or disposal of any Hazardous Materials or Hazardous Materials Contamination with respect or attributable to any of the Mortgaged Property or any Disposal Site.

     PURCHASE AGREEMENTS. The Deed of Trust provides that, in the event the Company enters into any agreement for the sale of Company Timber, other than the New Master Purchase Agreement and related log purchase agreements or an agreement for a Lump Sum Sale in accordance with the requirements of the Indenture, such purchase agreement must (i) permit verification by an independent third party or by the Company of the scaling and measuring of the amount of Company Timber or Harvested Timber sold in a manner substantially similar to the verification rights of the Company under the New Master Purchase Agreement (see "Description of Certain Principal Agreements--New Master
Purchase Agreement--Scaling"); (ii) state that such contract and all rights of the counterparty thereunder are fully subordinate to the Deed of Trust; (iii) contain a non-petition agreement substantially similar to that included in the New Master Purchase Agreement; (iv) contain provisions with respect to compliance with applicable law by the purchaser substantially similar to those included in the New Master Purchase Agreement and (v) not contain provisions in violation of the Indenture or the Deed of Trust.

     INSURANCE. The Deed of Trust provides that the Company will insure and keep insured (or cause to be insured or be kept insured) all of the material Mortgaged Property of an insurable nature (other than Company Timber and Harvested Timber) in accordance with prudent standards then being followed by other companies engaged in the same or similar lines of business and in the same general area.

     INDEMNIFICATION. The Deed of Trust provides that the Company will indemnify the Trustee, the Collateral Agent, the trustee under the Deed of Trust and their respective directors, officers, employees, attorneys, and agents against certain liabilities including, among others, environmental liabilities in respect of the Company Timberlands.

THE TRUSTEE AND THE COLLATERAL AGENT

     State Street Bank and Trust Company is to be the Trustee under the Indenture and the Collateral Agent under the Deed of Trust, and has been appointed by the Company as Registrar and, together with its affiliate, State Street Bank and Trust Company, N.A., as Paying Agent with regard to the Timber Notes.

GOVERNING LAW

     The Indenture provides that it will be governed by, and construed in accordance with, the laws of the State of New York. The Deed of Trust provides that it will be governed by, and construed in accordance with, the laws of the State of California.

DELIVERY, FORM AND TRANSFER

     The Old Notes sold in the Offering were issued in fully registered form without interest coupons to qualified institutional buyers meeting the requirements of Rule 144A under the Securities Act ("QIBs"), in the form of beneficial interests in one or more global Notes (the "Global Old Notes"), deposited with State Street Bank and Trust Company as custodian for DTC (in such capacity, the "Custodian"). The Global Old Notes are registered in the name of Cede & Co. ("Cede"), as nominee of DTC. The New Notes also will be issued initially as a note in global form (the "Global New Notes," and together with the Global Old Notes, the "Global Notes") and deposited with the Trustee as custodian for DTC and registered in the name of Cede, or such other nominee as DTC may designate.

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     DTC will credit, on its internal system, the respective principal amount of the beneficial interests represented by each Global New Note to the accounts of persons who have accounts with DTC. Beneficial interests in the Global New Notes may be held in minimum denominations of U.S. $100,000 or any integral multiple of $1,000 in excess thereof. Ownership of beneficial interests in a Global New Note will be limited to persons who have accounts with DTC ("Participants") or persons who hold interests directly or indirectly through Participants.
Ownership of beneficial interests in the Global New Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold directly or indirectly through Participants). The use of the Global Notes to represent certain of the Timber Notes permits the Participants to transfer interests in the Timber Notes electronically in accordance with DTC's established procedures without the need to transfer a physical certificate.

     So long as DTC or its nominee is the registered owner or Holder of a Global New Note, DTC or such nominee, as the case may be, will be considered the sole owner or Holder of the Timber Notes represented by such Global New Note for all purposes under the Indenture and the New Notes. No owner of a beneficial interest in a Global New Notes will be able to transfer that interest except in accordance with DTC's applicable procedures. Payments of the principal of, premium, if any, and interest on the Global New Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the trustee, nor the paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global New Notes or for maintaining, supervising or reviewing any records of such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect to the Global New Notes, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such Global New Notes, as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global New Notes held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

     DTC has advised the Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Participants to whose accounts with DTC the Timber Notes are credited. DTC has advised the Trustee that DTC will take such action with respect to any aggregate principal amount of the Timber Notes only at the direction of and on behalf of such Participants with respect to such aggregate principal amount of the Timber Notes. DTC may take actions, at the direction of the related Participants, with respect to some Timber Notes which conflict with actions taken with respect to other Timber Notes.

     TRANSFERS WITHIN DTC. Transfers between Participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. The laws of some states require that certain persons take physical delivery in definitive form of securities. Consequently, the ability to transfer beneficial interests in a Global New Note to such persons may be limited. Because DTC can only act on behalf of Participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a Global New Note to pledge such interest to persons or entities that do not participate in the DTC system or otherwise take actions in respect of such interest may be affected by the lack of a physical certificate evidencing such interest.

     Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its Participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     DEFINITIVE NEW NOTES. Definitive New Notes may be issued in minimum denominations of U.S. $100,000 or any integral multiple of $1,000 in excess thereof. Definitive New Notes will be issued to Noteholders or their nominees, if (i) DTC notifies the Registrar that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Global New Notes and the Registrar

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is unable to appoint a qualified successor within 90 days of receiving notice of such ineligibility on the part of DTC, (ii) the Registrar or the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Noteholders under the Timber Notes and the Registrar or the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Registrar or the Trustee to obtain possession of the Timber Notes or (iii) a Holder of a beneficial interest in a Global New Note requests that such interest be exchanged for a Definitive New Note or Notes.

     Holders of beneficial interests in the Global New Notes may, subject to the rules and procedures of DTC, cause DTC (or its nominee) to notify the Registrar in writing of a request for transfer or exchange of such beneficial interest for a Definitive New Note or Notes (in a principal amount equal to the minimum authorized denomination or any integral multiple of $1,000 in excess thereof). The Holder of any Definitive New Note may transfer or exchange the same in whole or in part (in a principal amount equal to the minimum authorized denomination or any integral multiple of $1,000 in excess thereof) by surrendering such Definitive New Note at the corporate trust office of the Registrar in Boston, Massachusetts or at the office of any transfer agent, together with an executed instrument of assignment and transfer substantially in the form attached to the Indenture in the case of transfer and a written request for exchange in the case of exchange. In exchange for any Definitive New Note or beneficial interest in a Global New Note properly presented for transfer or exchange with all necessary accompanying documentation, the Registrar will, within five Business Days of such request if made at the corporate trust office of the Registrar, or within 10 Business Days if made at the office of a transfer agent (other than the Registrar), authenticate and deliver at the corporate trust office of the Registrar or the office of the transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or Holder (in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive New Note or Notes, as the case may require, for a like Class and aggregate principal amount and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Definitive New Note will not be valid unless made at the corporate trust office of the Registrar in Boston, Massachusetts or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Registrar may decline to accept any request for an exchange or registration of transfer of any New Note called for redemption during the period of 15 days preceding any Note Payment Date. The Holder of a New Note will not be required to bear the costs and expenses of effecting any exchange, transfer or registration of transfer, except that the relevant Holder will be required to bear (i) the expenses of delivery by other than regular mail (if any) and (ii) if the Registrar shall so require, the payment of a sum sufficient to cover any stamp, duty, tax or governmental charge or insurance charges that may be imposed with respect thereto.

PAYMENT

     MECHANICS OF PAYMENT. Payments on the Timber Notes will be made at the corporate trust office of the Trustee (acting in its capacity as a Paying Agent) in Boston, Massachusetts or at the corporate trust office of the Trustee's affiliate, State Street Bank and Trust Company, N.A., in New York, New York or, subject to applicable laws and regulations, at the office of any paying agent subsequently appointed. All payments on the Timber Notes will be made to the persons in whose name such Timber Notes are registered at the close of business on the fifth day of the month in which the Note Payment Date occurs (the
"Record Date"). Payments on Definitive Notes will be made (i) by a U.S. dollar check drawn on a bank in New York City or Boston, Massachusetts mailed to the Holder at such Holder's registered address or (ii) upon application by the Holder of at least U.S. $5,000,000 in principal amount of Definitive Notes to a Paying Agent not later than five Business Days prior to the related Record Date, by wire transfer in immediately available funds to a U.S. dollar account maintained by the Holder with a bank in New York City or Boston, Massachusetts. Distributions of interest to Holders of the Global Notes will be made (i) by a
U. S. dollar check drawn on a bank in New York City or Boston, Massachusetts delivered to the registered owner of such Global Notes at its registered address or (ii) by wire transfer in immediately available funds to a U.S.

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dollar account maintained by such registered owner with a bank in New York City or Boston, Massachusetts. However, the final distribution with respect to each Class of Timber Notes will be made only against surrender of the Timber Notes of such Class at the corporate trust office of the Paying Agent, in Boston, Massachusetts or of its affiliate in New York, New York.

     Neither the Issuer, the Trustee, the Authenticating Agent, the Paying Agents nor the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests. It is expected that DTC or its nominee, upon receipt of any payment of principal or interest distributable in respect of a Global Note, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Global Note as shown on the records of the depositories or their respective nominees. It is also expected that payments by Participants to owners of beneficial interests in such Global Note held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

     All monies distributable with respect to any Timber Note and remaining unclaimed for two years after the date upon which such amount shall have become available for distribution will be repaid by the Trustee or any Paying Agent to or for the account of the Company, the receipt of such repayment to be confirmed promptly in writing by the Company, and, to the extent permitted by law, the Holder of such Timber Note shall thereafter look only to the Company for payment which such Holder may be entitled to collect, and all liability of the Trustee or such Paying Agent with respect to such monies will thereupon cease.

     The appointment of any paying agent may be terminated and/or additional paying agents may be appointed. Notice of any such termination or appointment, and of any changes in the specified offices, shall be given to the Noteholders.

NON-PETITION

     The Indenture provides that neither the Trustee nor any of the holders of the Timber Notes will, prior to the date which is one year and one day after the payment in full of all outstanding Timber Notes and any outstanding Additional Timber Notes, institute against, or join any other Persons in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under any Bankruptcy Law, unless the consent of the Holders of 51% in aggregate outstanding principal amount of the Timber Notes and any Additional Timber Notes to the taking of such action is obtained.

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                             CERTAIN DEFINED TERMS

     Certain defined terms utilized in this Prospectus are defined as follows. These definitions are qualified in their entirety by the definitions of these terms in the Indenture and the other Operative Documents.

     An "ACCELERATION EVENT" will be deemed to exist at any time when the Timber Notes have been accelerated and such acceleration has not been rescinded.

     "ACTUAL PRODUCTION" through any date means the number of Mbfe of Company Timber actually harvested and sold from July 20, 1998 through such date, except any such Company Timber that has been included in Deemed Production for such period.

     "ADDITIONAL LIQUIDITY PROVIDER FEES" means any commitment fee, agent's fee or similar fee payable to the Liquidity Providers or to any agent for the Liquidity Providers under the Line of Credit Agreement to the extent, but only to the extent, that the amount or rate of such fee is in excess of the amount that would be payable therefor under the terms of the Bank of America Credit Agreement as in effect on the Closing Date, it being understood that no amount of any such fee that is or becomes payable pursuant to the terms of the Bank of America Credit Agreement as in effect on the Closing Date, whether or not such amount is actually payable on the Closing Date, shall constitute Additional Liquidity Provider Fees.

     "ADDITIONAL TIMBER PROPERTIES" means (a) any timber rights or timberlands located in the State of California which are purchased by the Company subsequent to the Closing Date and subjected to the Lien of the Deed of Trust in connection with the release of funds from the Prefunding Account and (b) the Elk River Timberlands if and when the Elk River Timberlands become subject to the Lien of the Deed of Trust.

     "ADJUSTED DEBT OBLIGATIONS" means, on any Note Payment Date, an amount equal to the excess, if any, of (a) the aggregate unpaid principal amount of the outstanding Timber Notes on such date, determined before giving effect to the payment of any amount paid in respect of the Timber Notes on such date, over (b) the Aggregate Principal Amortization Amount on such date.

     "ADVANCE" means any Interest Advance and any Termination Advance, which may be a borrowing, draw or other cash receipt obtained by the Company or the Trustee on behalf of the Company from the Liquidity Providers under the Line of Credit Agreement. The term "borrow" when used with respect to any Advance means to obtain such Advance under the Line of Credit Agreement and the term "borrowing" has a like meaning.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition of "Affiliate," "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AGGREGATE MINIMUM PRINCIPAL AMORTIZATION AMOUNT" as of any Note Payment Date means the aggregate, for all Classes of Timber Notes of the respective Minimum Principal Amortization Amounts for such date.

     "AGREEMENT NOT TO CUT" means any agreement by the Company to limit or refrain from cutting, harvesting, severing or selling any Company Timber in exchange for a monetary payment to the Company.

     "ALTERNATE PROPERTY" means timberlands (a) containing at least the number of Mbfe of timber as the Headwaters Acquisition Property, (b) having a fair value at least equal to the Headwaters Acquisition Property, (c) having expected operating costs not materially greater than the Headwaters Acquisition Property, and (d) having sufficient access or access rights to enable harvesting operations to be conducted thereon, all of which matters shall be reflected in an Officer's Certificate.

     "BANK OF AMERICA CREDIT AGREEMENT" means the Credit Agreement, dated July 20, 1998, among the Company, Bank of America National Trust and Savings Association, as Agent, and the other financial institutions parties thereto, as such credit agreement may from time to time be extended, amended, modified, supplemented or amended and restated in accordance with the provisions of the Indenture.

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     "BANKRUPTCY LAW" means any Federal or State bankruptcy, insolvency, reorganization or similar law for the relief of debtors from time to time in effect.

     "BANKRUPT OR INSOLVENT" or "BANKRUPTCY OR INSOLVENCY" shall have occurred or exist with respect to any Person if:

          (a) such Person shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property under any Bankruptcy Law, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code, (iv) file a petition seeking to take advantage of any other Bankruptcy Law, or (v) acquiesce in writing to any petition filed against it in an involuntary case under the Federal Bankruptcy Code;

          (b) a proceeding or case shall be commenced, without the application or consent of such Person, in any court of competent jurisdiction, seeking under any Bankruptcy Law (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person or of all or any substantial part of its assets or (iii) similar relief in respect of such Person under any Bankruptcy Law, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing (other than an order referred to in clause (c) below) shall be entered and continue unstayed and in effect, for a period of 60 or more consecutive days; or

          (c) an order for relief against such Person shall be entered in an involuntary case under the Federal Bankruptcy Code.

     "BOARD OF MANAGERS" means:

          (a) the Board of Managers of the Company; or

          (b) any Manager or committee of such Board of Managers duly authorized under applicable law to act on behalf of such Board of Managers.

     "BOARD RESOLUTION" means a resolution duly adopted by the Board of Managers of the Company.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in the Borough of Manhattan, the City of New York, New York, in San Francisco, California or in the Commonwealth of Massachusetts are authorized or required by law or executive order to close.

     A "CASH RETENTION EVENT" shall be deemed to exist on any date, subsequent to January 20, 2014, on which any Timber Notes are outstanding.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as the same may be in effect from time to time, any successor statute, and the rules and regulations thereunder.

     "CLASS" means any of (i) the Class A-1 Timber Notes, (ii) the Class A-2 Timber Notes and (iii) the Class A-3 Timber Notes or (iv) any class of Additional Timber Notes.

     "CLOSING DATE" shall mean July 20, 1998.

     "COLLATERAL AGENT EXPENSES" means any expenses or damages of or compensation owing to the Collateral Agent (including, without limitation, the reasonable fees and disbursements of counsel to the Collateral Agent) incurred with respect to the enforcement or administration of the Deed of Trust or owing to the Collateral Agent as part of the Secured Obligations.

     "COLLATERAL RELEASE PRICE" means, as of any date, in respect of any Company Owned Timberlands or Company Timber Rights to be released from the Lien of the Deed of Trust on such date pursuant to the provisions described under "Description of the Timber Notes--Collateral Release Provisions," an amount equal to the product of (a) the number of Mbfe of Company Timber located on the Company Owned Timberlands to be released (or on the Company Timber Rights Property that is subject to the Company Timber Rights to be released, as applicable) and (b) an amount equal to $724, escalated at a rate of 3 1/2% per annum (compounded annually, commencing January 1, 1999) to such date.

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     "COMMITMENT" means, at any time, the maximum principal or face amount of the Advances, whether or not outstanding, that a Liquidity Provider is required to make under the Line of Credit Agreement at such time, as such amount may be varied or adjusted from time to time. "COMMITMENTS" means, at any time, the aggregate amount of the Commitments of all Liquidity Providers at such time.

     "COMPANY OWNED TIMBERLANDS" means:

          (a) the parcels of land described in (i) Exhibit A to the Deed of Trust and (ii) any amendment to the Deed of Trust with respect to the addition of Substitute Timber Property or Additional Timber Properties, together with the entire right, title and interest of the Company in and to such parcels of land, subject to Permitted Encumbrances, together with (a) all right, title and interest of the Company in and to all buildings, structures and other improvements now standing, or at any time hereafter constructed or placed, upon such land, including, without limitation, all right in and to all equipment and fixtures of every kind and nature on such land or in any such buildings, structures or other improvements (such buildings, structures, other improvements, equipment and fixtures being herein collectively called the "Improvements"), (b) all right, title and interest of the Company in and to all and singular the tenements, hereditaments, easements, rights of way, rights, privileges and appurtenances in and to such land belonging or in any way appertaining thereto, including without limitation, all right, title and interest of the Company in, to and under any streets, ways, alleys, vaults, gores or strips of land adjoining such land and (c) all claims or demands of the Company, in law or in equity, in possession or expectancy of, in and to such land together with all rents, income, revenues, issues and profits from and in respect of the property described above in this paragraph (a) and the present and continuing right to make claim for, collect, receive and receipt for the same as hereinafter provided. It is the intention of the Company that, so far as may be permitted by law, all of the foregoing, whether now owned or hereafter acquired by the Company, affixed, attached or annexed to such land shall be and remain or become and constitute a part of the Mortgaged Property and the security covered by and subject to the Lien of the Deed of Trust;

          (b) all right, title and interest of the Company in and to (i) all extensions, improvements, betterments, renewals, substitutes and replacements of and on the property described in the foregoing clause (a) and (ii) all additions and appurtenances thereto not presently leased to or owned by the Company and hereafter leased to, acquired by or released to the Company or, constructed, assembled or placed upon the Company Owned Timberlands immediately upon such leasing, acquisition, release, construction, assembling or placement, and without any further grant or other act by the Company (including, without limitation, all lands added by lot line adjustment to any existing legal parcel constituting part of the Company Owned Timberlands); and

          (c) all the estate, right, title and interest of the Company, in and to all contract rights, actions and rights in action, relating to the property described in clause (a), including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to damage to such property.

     Notwithstanding the foregoing, Company Owned Timberlands shall not include any Pacific Lumber Timber.

     "COMPANY TIMBER" means (i) all trees and timber, including, without limitation, standing timber and crops, now located on or hereafter planted or growing in the soil of any Company Timber Property (other than the Pacific Lumber Timber Rights Property), or any part or parcel thereof, and all additions, substitutions and replacements thereof (including timber to be cut pursuant to a Purchase Agreement) and (ii) any and all Harvested Timber.

     "COMPANY TIMBER PROPERTY" means the Company Owned Timberlands and the Company Timber Rights Property.

     "COMPANY TIMBER RIGHTS" means (i) the timber rights of the Company in respect of the Company Timber Rights Property referred to in clause (i) of the definition of such term, including, without limitation, the ownership of, and (subject to compliance with applicable law) the right in perpetuity (or, in the case of Company Timber Rights in respect of not more than 200 acres of timberlands, the right expiring not earlier

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than November 1, 2027) to harvest, all trees and timber, including, without limitation, standing timber and crops, now located on or hereafter planted or growing in the soil of such Company Timber Rights Property or any part or parcel thereof and (ii) any timber rights which are (A) purchased by the Company subsequent to the Closing Date with funds from the Prefunding Account, (B) in perpetuity or expire no earlier than December 31, 2048 and (C) described in an amendment to the Deed of Trust.

     "COMPANY TIMBER RIGHTS PROPERTY" means (i) those portions of the timberlands owned by Pacific Lumber, Salmon Creek or an unrelated third party on the date hereof which are subject to the Company Timber Rights and are described with particularity in the Pacific Lumber Timber Deeds and, as to a portion of such lands, in certain maps referenced in the Pacific Lumber Timber Deeds and held by an escrow agent pursuant to an Escrow Agreement by and among the Company, Pacific Lumber, Salmon Creek and such escrow agent, dated as of the Closing Date, and (ii) any timberlands that are subject to timber rights referred to in clause (ii) of the definition of Company Timber Rights.

     "CONTINGENT OBLIGATION" means, as to any Person, any obligation of such Person guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligations of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or obligations in connection with surety or appeal bonds.

     "CONVEYANCE DOCUMENTS" means (i) the Grant Deed dated March 18, 1993 from Pacific Lumber, as grantor, to Scotia Pacific, as grantee, conveying certain of the Company Owned Timberlands to Scotia Pacific and reserving in Pacific Lumber certain timber rights (the "First Pacific Lumber Grant Deed"), (ii) the Grant Deed dated on or prior to the Closing Date from Pacific Lumber, as grantor, to the Company, as grantee, conveying certain Company Owned Timberlands to the Company (the "Second Pacific Lumber Grant Deed"), (iii) the Quitclaim Deed dated on or prior to the Closing Date from Pacific Lumber to the Company conveying to the Company all of Pacific Lumber's interest in certain of the timber rights previously reserved by Pacific Lumber in the First Pacific Lumber Grant Deed (the "Pacific Lumber Quitclaim Deed"), (iv) three Grant Deeds, each dated on or prior to the Closing Date, from Pacific Lumber, as grantor, to the Company, as grantee, conveying the Company Timber Rights to the Company (the "Pacific Lumber Timber Deeds"), (v) the Bill of Sale and General Assignment dated as of March 23, 1993 transferring from Pacific Lumber certain of the Data Processing Information and other personal property to Scotia Pacific (the "Bill of Sale"), (vi) the Bill of Sale and General Assignment dated as of the Closing Date transferring from Pacific Lumber certain Data Processing Information and other personal property with respect to certain Company Owned Timberlands and the Company Timber Rights to the Company (the "New Bill of Sale"), (vii) the New Environmental Indemnification Agreement, (viii) the New Reciprocal Rights Agreement and (ix) the Transfer Agreement dated as of the Closing Date (the "New Transfer Agreement") among the Company, Pacific Lumber and Salmon Creek.

     "DATA PROCESSING EQUIPMENT" means all hardware, software, or other data processing systems or equipment, whether now owned or hereafter acquired by the Company, and wherever located.

     "DATA PROCESSING INFORMATION" means all information, programs, know-how, methods or methodology relating to the management of the Company Timber Property, the harvesting, severing or cutting of Company Timber, and the preparation of applications for Timber Harvesting Plans, including, without limitation, all such information, programs, know-how, methods or methodology relating to the GIS.

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     "DEBT OBLIGATIONS" as of any date (in each case determined before giving effect to any payment made on such date), means the sum of (a) the outstanding principal balance of the Timber Notes as of such date plus (b) interest accrued and unpaid on the Timber Notes to such date, including any interest on unpaid interest (computed on the basis of a 360-day year of twelve 30-day months), plus
(c) any Premium accrued and unpaid on the Timber Notes and any interest accrued and unpaid thereon.

     "DEEMED COLLATERAL VALUE", for any Monthly Calculation Date, means an amount equal to the product (in dollars) of the Collateral Value Factor for such date and the Deemed Remaining Harvest Quantity for such date.

     "DEEMED PRODUCTION" through any date means the number of Mbfe of Company Timber deemed harvested and sold from July 20, 1998 through such date as described under "Deemed Production."

     "DEEMED REMAINING HARVEST QUANTITY" means, for any Monthly Calculation Date, an amount equal to the excess of (i) of the structured Harvest Quantity over (ii) the sum of all Actual Production and all Deemed Production (each expressed in Mbfe) through such date.

     "DEFAULT" means any occurrence or condition that, with notice or the lapse of time, or both, would become an Event of Default.

     "DEFAULT INTEREST" means interest on any amount of principal or Regular Interest on any Class of Timber Notes that was not paid when such amount became due and payable.

     "DEFAULT RATE" means the applicable Note Rate plus 2.00%.

     "DEFEASANCE" shall have the meaning set forth in Section 8.2 of the Indenture.

     "DEFICIENCY PREMIUM AMOUNT" with respect to any Payment Deficiency on any Class of Timber Notes with respect to which a Deficiency Premium Amount is payable on a Note Payment Date, means an amount of interest (computed on the basis of a 360-day year of twelve 30-day months) on such Payment Deficiency, for the period from and including the Note Payment Date immediately preceding such Note Payment Date to but excluding such Note Payment Date, at a rate per annum equal to 1.50%.

     "DEFINITIVE NEW NOTES" means a New Note issued in certificated form.

     "DEPLETION AMORTIZATION AMOUNT" means, on any Note Payment Date, an amount, if any, equal to the lesser of (a) the excess, if any, of (i) the balance in the Payment Account on such date over (ii) the sum of the Minimum Obligations on such date or (b) the Excess Debt Obligations Amount on such date; PROVIDED, HOWEVER, that the issuance of Additional Timber Notes may result in modification to the computation of the Depletion Amortization Amount.

     "DEPOSITORY" means, with respect to the Global Notes, DTC or such other Person or Persons as shall be designated as Depository by the Registrar.

     "DISCOUNTED SERVICING OBLIGATION" on any Monthly Deposit Date or Note Payment Date, means the amount specified as such in the Structuring Schedule in Annex I opposite the monthly period preceding such date.

     "DISPOSAL SITE" means any site, facility or location to which any Hazardous Materials from or attributable to the Company Owned Timberlands have been transported for treatment, disposal, storage or deposit.

     "DOWNGRADE ADVANCE" has the meaning set forth under "Description of the Timber Notes--Line of Credit".

     "DTC" means the Depository Trust Company, a New York corporation.

     "ELIGIBLE INVESTMENTS" means any one or more of the following, which, in each case, matures (or is redeemable by the holder thereof without the incurrence of a loss) not later than the date the funds invested therein are required to be used: (a) direct obligations of, and obligations fully guaranteed or insured by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America; (b) demand deposits

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(including but not limited to controlled disbursement accounts or other similar accounts) and time deposits with, and certificates of deposit and bankers' acceptances issued by, any bank or trust company organized under the laws of the United States of America or any State thereof whose unsecured, unguaranteed long-term senior debt obligations are rated "AA" by S&P and "Aa2" by Moody's or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-1" by S&P and "P-1" by Moody's or higher, including the Trustee, so long as the Trustee otherwise satisfies such requirements (or, in the case of the Expense Reserve, whether or not the Trustee satisfies such requirements);
(c) repurchase agreements entered into with entities whose unsecured, unguaranteed long-term debt obligations are rated "AA" by S&P and "Aa2" by Moody's or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-1" by S&P and "P-1" by Moody's or higher, pursuant to a written agreement with respect to any obligation described in clause (a) above; (d) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not later than 150 days from the date of acquisition thereof) and having a rating of "A-1" by S&P and "P-1" by Moody's or higher; (e) direct obligations or shares of any money market fund or other similar investment company all of whose investments consist of obligations described in the foregoing clauses of this definition and that is rated "AAm" by S&P and "Aa" by Moody's or higher; (f) taxable auction rate securities commonly known as "money market notes" that at the time of purchase have been rated and the ratings for which (i) for direct issues, must not be less than "P-1" if rated by Moody's and not less than "A-1" if rated by S&P, or (ii) for collateralized issues which follow the asset coverage tests set forth in the Investment Company Act of 1940, as amended, must have long-term ratings of at least "AAA" if rated by S&P and "Aaa" if rated by Moody's; or (g) with Rating Agency Confirmation, any investments hereafter developed which are substantially comparable to those described above, which, in any case mature (or are redeemable by the holder thereof without the incurrence of a loss) not later than the date such funds are required to be utilized.

     "ELK RIVER TIMBERLANDS" means, in the event that any Headwaters Acquisition Property is acquired by an Affiliate of the Company upon consummation of the Headwaters Agreement (as such term is defined in the Offering Memorandum), (a) such Headwaters Acquisition Property or (b) the Alternate Property, either (a) or (b) of which will be transferred to the Company within 180 days after consummation of the Headwaters Agreement and made subject to the Lien of the Deed of Trust promptly after the acquisition thereof by the Company.

     "ENVIRONMENTAL LAWS" means all federal, state or local statutes, laws, ordinances, regulations, rules, rulings, orders, restrictions, requirements, writs, injunctions, decrees or other official acts relating to the environment or hazardous or similar substances (including, without limitation, CERCLA and similar state laws), whether now or hereafter enacted or imposed by any Governmental Authority.

     "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

     "EXCESS DEBT OBLIGATIONS AMOUNT," means, on any Note Payment Date, an amount equal to the excess, if any, of (a) the sum of (i) the Adjusted Debt Obligations on such date plus (ii) the Discounted Servicing Obligation at such date over (b) the Total Collateral Value at such date.

     "EXCESS FUNDS" has the meaning set forth for such term in clause "TENTH" under "Description of the Timber Notes--Accounts; Payment on the Timber Notes--Monthly Deposit Dates."

     "EXCESS PAYMENT" means, on any date on which principal is paid on the Timber Notes, the lesser of (i) the amount of principal paid to the holders of any Class of Timber Notes on such date minus the Scheduled Amortization Amount for such Class on such date and (ii) the amount of principal paid to the Holders of such Class on such date.

     "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean a registration statement of the Company on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case

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including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "EXCHANGE TIMBER NOTES" shall mean debt securities of the Company identical in all material respects to the Timber Notes (except that the Non-Registration Premium provisions and the transfer restrictions shall be modified or eliminated, as appropriate, and interest thereon shall accrue from and including the last date to which interest was paid on the Timber Notes or, if no such interest has been paid, from the Closing Date) to be issued under the Indenture to Holders in exchange for Registrable Securities pursuant to the Registered Exchange Offer.

     "FINAL MATURITY DATE" means July 20, 2028.

     "FINANCIAL ASSET" means "financial asset" as defined in Section 8-102(a)(9) of the Uniform Commercial Code.

     "GENERAL LAWS" means all applicable statutes, laws, ordinances, regulations, rules, rulings, orders, restrictions, requirements, writs, injunctions, decrees or other official acts of any Governmental Authority, now and hereafter existing at any time or times, other than Environmental Laws and Tax Laws.

     "GIS" means the geographical information system of the Company, including any Data Processing Equipment and/or Data Processing Information which is a part of such system , and any updates, upgrades or modifications thereto developed by Pacific Lumber or the Company.

     "GOVERNMENTAL AUTHORITY" means (a) the United States of America, (b) any State, commonwealth, county, parish, municipality, territory, possession or other governmental subdivision within the United States of America or under the jurisdiction of the United States of America and (c) any Tribunal.

     "HCP" means a habitat conservation plan.

     "HARVESTED TIMBER" means all trees, timber and crops which have been severed, cut or harvested from the Company Timber Property (other than the Pacific Lumber Timber Rights Property), or any parcel thereof, and with respect to which title has not yet passed to a third party purchaser in compliance with the terms of the Indenture.

     "HAZARDOUS MATERIALS" means (a) any "hazardous waste," "hazardous substance," "hazardous material," "hazardous constituent," "toxic chemical," "toxic substance," "acutely toxic substance," "pollutant" or "contaminant," or any other formulation intended to define, list or classify substances by reason of hazardous, dangerous, toxic or other deleterious properties, such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity," as defined in any Environmental Law (including, without limitation, asbestos, polychlorinated biphenyls, oil, petroleum, petroleum-related or petroleum-derived products, natural gas, natural gas liquids, liquified natural gas or synthetic natural gas), or any similar substances, (b) any substance the presence of which on any property included in the Company Owned Timberlands is prohibited by any Environmental Law, (c) any underground storage tanks, (d) any flammable substances or explosives or any radioactive materials and (e) any other substances subject to any rules or regulations (including, without limitation, any notice requirements or special handling requirements) of any Governmental Authority under any Environmental Law.

     "HAZARDOUS MATERIALS CONTAMINATION" means the contamination (whether now existing or hereafter occurring) of any improvements, facilities, soil, groundwater, air or other elements on or of any property included in the Company Owned Timberlands or the contamination of any improvements, facilities, soil, groundwater, air or other elements on or of any other lands as a result of Hazardous Materials at any time (before or after the date of the Deed of Trust) emanating from any Company Owned Timberlands.

     "HEADWATERS ACQUISITION PROPERTY" means, of the approximately 7,700 acres of timberlands expected to be acquired by an Affiliate of the Company upon the consummation of the Headwaters Agreement, that portion of such timberlands, if any, actually so acquired by an affiliate of the Company upon consummation of the Headwaters Agreement.

     "HOLDER" means the Person in whose name a Timber Note or an Additional Timber Note is registered on the Register or on any similar register for any Additional Timber Notes, as the case may be.

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     "INDEBTEDNESS" means, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (iii) the aggregate amount payable under all capital leases under which such person is the lessee, (iv) all Contingent Obligations of such Person, (v) all net obligations of such Person under any interest rate protection agreements, (vi) all obligations of such Person under "take-or-pay" or other similar agreements and
(vii) all liabilities of the types described in clauses (i), (ii), (iii), (iv),
(v) and (vi) secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person; PROVIDED, HOWEVER, that Indebtedness shall not include (a) trade payables due within 90 days, accrued expenses and other current liabilities arising in the ordinary course of business in commercially reasonable amounts not inconsistent with industry standards, (b) compensation, pension obligations and other obligations arising from employee benefits and employee arrangements in commercially reasonable amounts not inconsistent with industry standards, (c) indebtedness consisting of letters of credit or otherwise required by law in respect of workers' compensation obligations or similar social insurance and (d) indebtedness the occurrence of which is expressly contemplated by the terms of the Indenture or other Operative Documents.

     "INSTITUTIONAL ACCREDITED INVESTOR" means a Person which is an institution and is an "accredited investor" as defined in Rule 501(a)(1), (2),
(3) or (7) of Regulation D under the Securities Act, but is not a QIB.

     "INTEREST ADVANCE" has the meaning set forth under "Description of the Timber Notes--Line of Credit".

     "LEGENDED DEFINITIVE NOTE" means a Definitive Note bearing the Securities Legend.

     "LIEN" means any deed of trust, security interest, assignment, pledge, hypothecation, charge or other encumbrance.

     "LIEN OF THE DEED OF TRUST" means the lien, assignment and security interest created or granted, or renewed, extended and continued in force and effect, by the Deed of Trust (including the after-acquired property provisions of the Deed of Trust), or created by any subsequent conveyance under the Deed of Trust or supplement to the Deed of Trust in favor of the Collateral Agent (whether made by the Company or any other Person), or otherwise created, effectively constituting any property a part of the security and Mortgaged Property held by the Collateral Agent for the benefit of the Secured Parties.

     "LINE OF CREDIT ACCELERATION" means the election of the Liquidity Providers, during the continuance of a Triggering Event, to permanently cancel their obligations to make Advances under the Line of Credit Agreement (other than by reason of a Termination Advance having been made or the occurrence of the Scheduled Termination Date) or, if a Termination Advance has been made, to require that such Advance be payable on each Monthly Deposit Date and Note Payment Date in accordance with the provisions described under "Description of the Timber Notes--Accounts; Payment on the Timber Notes--Monthly Deposit Dates" and "--Note Payment Dates", in each case as provided in the Line of Credit Agreement, or such other meaning as provided in the Line of Credit Agreement then in effect.

     "LINE OF CREDIT AGENT" means the financial institution or other agent under the Line of Credit Agreement, designated thereunder from time to time, through whom the Liquidity Providers make Advances to the Company or to the Trustee on behalf of the Company and who is authorized to receive payments of interest and principal payable to the Liquidity Providers from the Company, in accordance with the terms of the Line of Credit Agreement.

     "LINE OF CREDIT AGREEMENT" means a credit facility, including a line of credit, revolving loan agreement, letter of credit facility or any similar financing facility, of the Company in effect from time to time with one or more Liquidity Providers each of whom, as of the date such credit facility is first entered into, or, if later with respect to any Liquidity Provider, as of the date it first becomes party thereto, has the Required Liquidity Provider Rating, pursuant to which the Company or the Trustee on behalf of the Company may obtain Interest Advances or a Termination Advance from the Liquidity Providers thereunder, as such credit facility may from time to time be extended, amended, modified, supplemented or amended

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and restated in accordance with the provisions described under "Description of the Timber Notes--Line of Credit"; provided, however, that such credit facility is either (I) the Bank of America Credit Agreement or (II) a replacement for a then existing Line of Credit Agreement in accordance with the provisions described under "Description of the Timber Notes--Line of Credit". As of the Closing Date, the Line of Credit Agreement is the Bank of America Credit Agreement.

     "LINE OF CREDIT AMORTIZATION AMOUNT" means, as of any Note Payment Date, the amount, if any, of principal, which, under the terms of the Line of Credit Agreement is payable on such Note Payment Date in respect of a Termination Advance.

     "LIQUIDITY PROVIDER" means any financial institution that is at the relevant time a party to the Line of Credit Agreement and has a Commitment thereunder or has Advances outstanding thereunder.

     "LIQUIDITY PROVIDERS' EXPENSES" means, as of any date, all amounts then due from the Company under the Line of Credit Agreement, other than interest (including any Supplemental Liquidity Provider Interest) and principal and other than any Additional Liquidity Provider Fees); provided, however, that indemnification obligations under the Line of Credit Agreement shall not be deemed to be Liquidity Providers' Expenses (but shall be deemed to be obligations for interest and principal on Advances) to the extent that such indemnification obligations include, or represent compensation for or damages constituting, the principal of and interest on Advances.

     "LUMBER PPI INDEX" means, with respect to any date, the most recent Producer Price Index (Lumber and Wood Products Commodity Groups) (Standard Industrial Classification No. 2400) as published by the United States Department of Labor, Bureau of Labor Statistics or any substitute index hereafter adopted by the Department of Labor.

     "LUMBER PPI INFLATION FACTOR" means, with respect to any date, a fraction, the numerator of which is the then most recent Lumber PPI Index and the denominator of which is the PPI Index in effect with respect to January 1, 1998.

     "MAJORITY HOLDERS" at any date, means the Holders of a majority in aggregate outstanding principal amount of Timber Notes and any Additional Timber Notes at such date.

     "MATERIAL ADVERSE EFFECT" means any material adverse effect on (a) the Mortgaged Property or the operation, use or value thereof, (b) the ability of the Company to perform and observe in all material respects its covenants and obligations under the Deed of Trust, the Indenture or any of the other Operative Documents, (c) the condition (financial or otherwise), results of operations, business or business prospects of the Company or (d) the rights or remedies of the Trustee or any Noteholder under the Indenture or of the Deed of Trust Trustee or the Collateral Agent under the Deed of Trust.

     "MBFE" means, with respect to (i) old growth redwood, one Mbfe for each one thousand board feet, net Scribner scale, of Company Timber, (ii) old growth Douglas-fir, 0.723757 Mbfe for each one thousand board feet, net Scribner scale, of Company Timber, (iii) young growth redwood, 0.751381 Mbfe for each one thousand board feet, net Scribner scale, of Company Timber, (iv) young growth Douglas-fir, 0.488950 Mbfe for each one thousand board feet, net Scribner scale, of Company Timber and (v) each other species or category of Company Timber other than hardwoods (i.e., trees which are not conifers), 0.309392 Mbfe for each one thousand feet, net Scribner scale, of Company Timber.

     "MINIMUM OBLIGATIONS" means, on any Note Payment Date, the sum of (a) the Aggregate Minimum Principal Amortization Amount on such Note Payment Date, (b) all accrued and unpaid interest (excluding interest on premiums) due and payable to the Holders of the Timber Notes and any Additional Timber Notes on such Note Payment Date, and (c) the aggregate amount, if any, of principal and interest (other than any Supplemental Liquidity Provider Interest) in respect of outstanding Advances under the Line of Credit Agreement to be paid from the Payment Account on such Note Payment Date.

     "MONTHLY CALCULATION DATE" means the last day of each calendar month.

     "MONTHLY PERIOD" means, with respect to any Monthly Calculation Date, the calendar month ending on such Monthly Calculation Date.

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     "MORTGAGED PROPERTY" means all of the rights, titles, interests and estates now owned or hereafter acquired by the Company in, to and under, each of the following:

          (a) the Company Owned Timberlands;

          (b) the Company Timber Rights;

          (c) all Company Timber;

          (d) the Accounts, all funds, investments, securities and Financial Assets from time to time held in or credited to any Account, all Security Entitlements with respect to any Account and all interests, profits, Proceeds, or other income derived from such funds, investments, securities, Financial Assets and Security Entitlements and all the Company's rights in any funds held in any Account;

          (e) all the Subject Contracts, and all the Proceeds now or hereafter receivable, owing, deliverable, performable or attributable to or under the Subject Contracts;

          (f) all Data Processing Equipment and all other machinery, equipment and other tangible personal property and all fixtures and improvements now or hereafter situated upon any part of the Company Owned Timberlands;

          (g) all Data Processing Information and all other information, programs, know-how, methods or methodology relating to the management of the Company Timber Property and the harvesting, severing or cutting of Company Timber;

          (h) all existing and future permits, licenses, rights-of-way, easements, leases, franchises, certificates of public convenience and necessity, and all similar rights and privileges, that relate to or are appurtenant to any part of the Company Timber Property;

          (i) all Proceeds of and other rights relating to insurance or condemnation (including, without limitation, any judgments, insurance proceeds, awards of damages and settlements) receivable or accruing by reason of the loss of, damage to, diminution in the value of or income or revenues from, or taking (by power of eminent domain or otherwise) of all or any part of the properties or interests hereinabove or hereinbelow described in this definition of the Mortgaged Property;

          (j) all documents, instruments, drafts, acceptances, general intangibles, chattel paper, deposit accounts, accounts, and all the Proceeds therefrom or attributable thereto, whether now or hereafter existing, arising out of or relating to the sale, use, exchange, development, operation, cutting, harvesting, storage, gathering, transportation, improvement, marketing, disposal, lease, handling or other dealings with or of all or any portion of the properties or interests hereinabove or hereinbelow described in this definition of Mortgaged Property;

          (k) without limiting the foregoing descriptions, all equipment and inventory (as such terms are defined in the Uniform Commercial Code) and all documents (as defined in the Uniform Commercial Code) now and at any time or times hereafter obtained or acquired by the Company covering or representing all or any portion of the properties or interests hereinabove or hereinbelow described in this definition of Mortgaged Property;

          (l) all Timber Harvesting Plans and any other permits, documents or other governmental approvals pertaining to the harvesting, cutting, severing, transporting, storing, processing or handling of the Company Timber; and all plans, engineering reports, land planning, maps, surveys, and information and any other reports, plans, maps, surveys or information to be used in connection with the Company Owned Timberlands or the Company Timber Rights;

          (m) all property of any kind or description that (i) may from time to time after the date of the Deed of Trust by delivery or by writing of any kind be conveyed, mortgaged, pledged, assigned or transferred to the Collateral Agent by the Company, or by any Person, with the consent of the Company, or otherwise as expressly permitted by the terms of the Deed of Trust and accepted by the Collateral Agent to be held as part of the Mortgaged Property or (ii) is required by the terms of the Indenture or the Deed of Trust to be subjected to the Lien of the Deed of Trust;

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
          (n) each and every right, privilege, hereditament and/or appurtenance in anywise incident or appertaining to any of the properties or interests hereinabove or hereinbelow described in this definition of the Mortgaged Property;

          (o) the Proceeds from or attributable to the rights, titles, interests and estates hereinabove referred to in this definition of the Mortgaged Property (including, without limitation, all Assigned Proceeds) (as defined in the Deed of Trust), all guarantees and suretyship agreements relating to any such Proceeds, and the rights, titles and interests of the Company therein, and all security for payment or performance thereof, now or hereafter existing or arising;

          (p) all other personal property used in connection with the above-described Mortgaged Property; and

          (q) all extensions, renewals, proceeds, accessions, improvements, substitutions and replacements of and to any of the above-described Mortgaged Property.

     Notwithstanding the foregoing, Mortgaged Property shall not include (i) any Pacific Lumber Timber, (ii) any motor vehicles subject to a certificate of title law, (iii) any Timber Harvesting Plans, to the extent that the Company is prohibited from granting a security interest therein, (iv) any permits, documents or other governmental approvals other than Timber Harvesting Plans which the Company is prohibited by applicable law from granting a security interest in or (v) any accounts or inventory (as each such term is defined in the Uniform Commercial Code) of Pacific Lumber or any proceeds thereof.

     "NONRECOURSE TIMBER ACQUISITION INDEBTEDNESS" means purchase money indebtedness incurred by the Company in the course of acquisition of any timberlands or timber rights, provided that (i) in the event of nonpayment of such purchase money indebtedness, the holder thereof shall only have recourse for repayment to the property securing such indebtedness and (ii) the agreements in respect of such purchase money indebtedness shall contain a non-petition agreement substantially similar to that included in the New Master Purchase Agreement.

     "NON-RENEWAL ADVANCE" has the meaning set forth under "Description of the Timber Notes--Line of Credit".

     "NOTEHOLDER" means a Holder.

     "NOTE RATE" means, for each Class of Timber Notes, the interest rate indicated on the face of such Class of Timber Notes.

     "OPERATING AGREEMENT" means the Agreement of Limited Liability Company of the Company, as amended from time to time.

     "OPERATIVE DOCUMENTS" means the Indenture, the Deed of Trust, the Timber Notes from time to time outstanding, the New Services Agreement, the New Master Purchase Agreement (and log purchase agreements entered into pursuant thereto) and the Conveyance Documents.

     "OUTSTANDING" when used with reference to any Timber Notes or any Additional Timber Notes, means, as of any particular time, all Timber Notes (or Additional Timber Notes, as applicable) theretofore authenticated and delivered by the Trustee, other than Timber Notes (or Additional Timber Notes, as applicable) in respect of which all outstanding or accrued principal of, Regular Interest and Default Interest on, Premium on and interest on Premium (or similar amounts with respect to the Additional Timber Notes, as applicable) shall have been paid in full in accordance with the Indenture; Timber Notes or Additional Timber Notes theretofore canceled by the Trustee, or surrendered to the Trustee for cancellation, pursuant to the Indenture; Timber Notes or Additional Timber Notes in substitution for which other Timber Notes or Additional Timber Notes shall theretofore have been authenticated and delivered pursuant to the Indenture; and solely for purposes of determining whether the holders of the requisite aggregate outstanding principal amount of Timber Notes (or Timber Notes and Additional Timber Notes, as applicable) have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Timber Notes (and Additional Timber Notes, as applicable) registered in the name of (i) the Company or any other obligor upon the Timber Notes (or Additional Timber Notes, as applicable), (ii) any nominee or Affiliate of the Company or

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
such other obligor, (iii) any successor to the interest of the Company in all or substantially all of the Mortgaged Property, (iv) any nominee or Affiliate of any such successor, (v) Pacific Lumber or (vi) any nominee or Affiliate or nominee of any Affiliate of Pacific Lumber.

     "PACIFIC LUMBER" means The Pacific Lumber Company and any successor in interest thereto.

     "PACIFIC LUMBER TIMBER" means (i) all trees and timber, including, without limitation, standing timber and crops, now located on or hereafter planted or growing in the soil of any Pacific Lumber Timber Rights Property, or any part or parcel thereof, and all additions, substitutions and replacements thereof and (ii) any and all of the foregoing which have been severed, cut or harvested from the Pacific Lumber Timber Rights Property or any part of parcel thereof.

     "PACIFIC LUMBER TIMBER RIGHTS" means the timber rights of Pacific Lumber in respect of the Pacific Lumber Timber Rights Property, including, without limitation, the ownership of, and (subject to compliance with applicable law) the right in perpetuity to harvest, all trees and timber, including, without limitation, standing timber and crops, now located on or hereafter planted or growing in the soil of any Pacific Lumber Timber Rights Property or any part or parcel thereof.

     "PACIFIC LUMBER TIMBER RIGHTS PROPERTY" means those portions of the Company Owned Timberlands specifically identified as Pacific Lumber Timber Rights Property on those certain maps held by an escrow agent pursuant to an Escrow Agreement by and among the Company, Pacific Lumber, Salmon Creek and such escrow agent, dated as of the Closing Date.

     "PAY-AS-YOU-HARVEST SALE" means, with respect to any sale of Company Timber, any agreement or arrangement pursuant to which (A) the Company shall receive any Up Front Payment or (B) the Company shall receive payments for the purchase of a specified quantity of Company Timber (or Company Timber covered by one or more Timber Harvesting Plans or contained on one or more parcels of land) as (or after) such Company Timber is harvested and/or delivered.

     "PERMITTED ENCUMBRANCES" means:

          (a) the specific matters, if any, to which the Deed of Trust is expressly made subject as set forth in a Schedule to a mortgagee title insurance policy in favor of the Trustee or Collateral Agent in respect of the Mortgaged Property;

          (b) the New Reciprocal Rights Agreement;

          (c) easements, restrictions, rights-of-way, servitudes, restrictive covenants, permits, licenses, use agreements, boundary agreements, surface leases, subsurface leases, or other similar encumbrances on, over or in respect of the Company Timber or the Company Timber Property contained in or arising from or in respect of any document, instrument or agreement entered into by or with the consent of the Company in connection with any Timber Harvesting Plans, Timber Laws or Environmental Laws;

          (d) discrepancies, conflicts in boundary lines, shortages in area, encroachments or any other facts which a correct survey would disclose, none of which, singly or in the aggregate, materially adversely affects the operation or value of the Mortgaged Property or materially adversely impairs the Company's or the Collateral Agent's right to receive and retain the proceeds of cutting, harvesting or severing of Company Timber attributable to the Company Owned Timberlands or the Company Timber Rights;

          (e) Liens for certain taxes not yet delinquent and payable or that are being diligently contested by the Company in good faith by appropriate proceedings and against which adequate reserves are being maintained in accordance with generally accepted accounting principles by the Company, provided that the enforcement or foreclosure of any such lien shall have been stayed pending the resolution of such proceedings;

          (f) operators' liens or mechanics' or materialmen's liens arising in the ordinary course of business and incidental to the incurrence of reasonable expenses permitted by the Indenture or Deed of Trust with respect to the Mortgaged Property for amounts not yet due and payable or that are being diligently contested by the Company in good faith by appropriate proceedings and against which adequate

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
     reserves are being maintained by the Company, provided that the enforcement or foreclosure of any such lien shall have been stayed pending the resolution of such proceedings and such lien is fully subordinate to and subject in right of prior payment of the Secured Obligations;

          (g) easements, restrictions, rights-of-way, servitudes, restrictive covenants, permits, licenses, use agreements, boundary agreements, surface leases, subsurface leases or other similar encumbrances on, over or in respect of the Company Timber or Company Owned Timberlands, none of which, singly or in the aggregate, materially adversely affects the operation or value of the Mortgaged Property or materially adversely impairs the Company's or the Collateral Agent's right to receive and retain the Proceeds of cutting, harvesting or severing Company Timber attributable to the Company Owned Timberlands or the Company Timber Rights;

          (h) such sales contracts and other similar agreements as are customarily found in connection with operating properties comparable to the Company Owned Timberlands or Company Timber Rights, none of which, singly or in the aggregate, materially adversely affects the operation or value of the Mortgaged Property or materially adversely impairs the Company's or the Collateral Agent's right to receive and retain the Proceeds of cutting, harvesting or severing Company Timber attributable to the Company Owned Timberlands or the Company Timber Rights;

          (i) any lease, contract or other agreement or encumbrance (including, without limitation, the interest of any purchaser under a Lump Sum Sale Agreement entered into in accordance with the Indenture in and to Company Timber so purchased) granted or created by the Company after the date of the Deed of Trust that is specifically permitted and authorized under the terms of the Indenture and the Deed of Trust; and

          (j) Liens securing the Indebtedness referred to in clause (u) under "Description of the Timber Notes--Certain Covenants--Limitation on Indebtedness."

     "PERMITTED INVESTMENTS" means (i) Eligible Investments, (ii) any promissory notes representing the deferred portion of the sales price of Company Owned Timberlands or Company Timber Rights as described under "Collateral Release Provisions" and (iii) investments of a nature described in the definition of "Eligible Investments," without regard to the required ratings or maturities set forth therein.

     "PERSON" means an individual, a corporation, a partnership, a trust, an unincorporated organization, a limited liability company (including, without limitation, the Company), or a government or political subdivision thereof.

     "PPI INDEX" means, with respect to any date, the most recent Producer Price Index (all Commodities) as published by the United States Department of Labor, Bureau of Labor Statistics or any substitute index hereafter adopted by the Department of Labor.

     "PREMIUM" means any Prepayment Premium payable in respect of an Excess Payment, any Deficiency Premium Amount payable in respect of a Payment Deficiency pursuant to the Indenture and any Non-Registration Premium.

     "PREMIUM PROVISION REFUNDABLE AMOUNT" means for any Monthly Deposit Date (except any Monthly Deposit Date immediately following a Monthly Deposit Date that is a Note Payment Date), the amount, if any, by which the Premium Provision for the immediately preceding Monthly Deposit Date exceeded the Premium Provision for such Monthly Deposit Date. The "Premium Provision Refundable Amount" for any Monthly Deposit Date immediately following a Monthly Deposit Date that is a Note Payment Date shall be zero.

     "PROCEEDS" means all proceeds, products, offspring, rents or profits of or derived from the Mortgaged Property. The term "Proceeds" includes whatever is receivable or received when any of the Mortgaged Property or Proceeds is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

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
     "PRODUCER PRICE INDEX INFLATION FACTOR" means, with respect to any date, a fraction, the numerator of which is the then most recent PPI Index and the denominator of which is the PPI Index in effect with respect to January 1, 1998.

     "PURCHASE AGREEMENT" means (i) the New Master Purchase Agreement or (ii) any other agreement for the purchase of stumpage or logs between the Company and any other Person, as the same may be extended, renewed, modified, amended or supplemented.

     "QIB" means "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

     "RATING AGENCIES" means, at any time, S&P and Moody's or any successor to any such corporation's business of rating securities, which is then providing a rating for any of the Timber Notes.

     "RATING AGENCY CONDITION" means, with respect to the issuance of any Additional Timber Notes, that at the time of the issuance of such Additional Timber Notes and after giving effect to the issuance thereof, the Timber Notes shall be rated by S&P and Moody's not lower than the Required Note Ratings.

     "RATING AGENCY CONFIRMATION" means, with respect to any action proposed to be taken by the Company, that each of the Rating Agencies which is then providing a rating for the Timber Notes shall have unconditionally (except for conditions which will be fulfilled prior to consummation of the transaction requiring Rating Agency Confirmation) confirmed in writing that the contemplated action will not result in a downgrade, withdrawal, or qualification of the then current rating given each Class of Timber Notes then outstanding by such Rating Agency.

     "RATING AGENCY EVALUATION" shall mean, with respect to any action proposed to be taken by the Company, that each of the Rating Agencies which is then providing a rating for the respective Classes of Timber Notes shall have indicated in writing the rating which will be given to the Timber Notes of each Class then outstanding by such Rating Agency as a consequence of such action, which may be a downgrading of such rating.

     "RECORD DATE" for any Note Payment Date, means the close of business on the fifth day of the month in which such Note Payment Date occurs. If a Record Date is not a Business Day, the Record Date shall not be affected.

     "REGISTERED EXCHANGE OFFER" shall mean the proposed offer of the Company to issue and deliver to the Holders of the Registrable Securities that are not prohibited by any law or policy of the SEC from participating in such offer, in exchange for the Registrable Securities of each Class, a like aggregate principal amount of the Exchange Timber Notes of such Class.

     "REGISTRABLE SECURITIES" shall mean the Timber Notes; provided, however, that any Timber Note shall cease to be a Registrable Security when (i) such Timber Note has been exchanged for a freely tradeable Exchange Timber Note upon consummation of the Registered Exchange Offer and is thereafter freely tradeable by the holder thereof not an Affiliate of the Issuer, (ii) a Registration Statement with respect to such Timber Note shall have been declared effective under the Securities Act and such Timber Note shall have been disposed of pursuant to such Registration Statement, (iii) such Timber Note shall have been sold to the public in compliance with Rule 144 (or any similar provision then in force) under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act, or (iv) such Timber Note shall have ceased to be outstanding.

     "REGISTRATION DEFAULT" means, if (i) the Exchange Offer Registration Statement or a Shelf Registration Statement, if applicable, is not declared effective on or prior to 180 days after the Closing Date, (ii) the Registered Exchange Offer is not consummated on or prior to 240 days after the Closing Date or (iii) a Shelf Registration Statement is filed and declared effective on or prior to 180 days after the Closing Date but shall thereafter cease to be effective or usable (at any time that the Company is obligated to maintain the effectiveness thereof) in connection with resales of Timber Notes or Exchange Timber Notes in accordance with and during the periods specified in the Registration Rights Agreement.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated the Closing Date, between the Issuer and Salomon Brothers Inc, as representative for Salomon Brothers Inc, BancAmerica

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Robertson Stephens, Bear, Stearns & Co. Inc. and Donaldson, Lufkin & Jenrette
Securities Corporation, as initial purchasers.

     "REGISTRATION STATEMENT" means any Exchange Offer Registration Statement or Shelf Registration Statement.

     "REGULAR INTEREST" means interest on the unpaid portions of the principal amounts of the outstanding Timber Notes (computed on the basis of a 360-day year of twelve 30-day months).

     "REINVESTMENT FACTOR" means the following factors for the following Monthly Deposit Dates in each year:

               FACTOR                   MONTHLY DEPOSIT DATES
-------------------------------------   ------------------------
1.00000..............................   January 20 and July 20
                                        February 20 and
1.02872..............................   August 20
                                        March 20 and
1.02291..............................   September 20
1.01713..............................   April 20 and October 20
1.01139..............................   May 20 and November 20
1.00568..............................   June 20 and December 20

     "REQUIRED LIQUIDITY AMOUNT," as of any date, is an amount equal to the aggregate, for all Classes of Timber Notes outstanding, of (i) the Note Rate for such Class multiplied by (ii) the principal amount of such Class then outstanding. The Required Liquidity Amount may be modified in connection with the issuance of Additional Timber Notes.

     "REQUIRED LIQUIDITY PROVIDER RATING" means, with respect to a Liquidity Provider, a rating on its short-term unsecured debt obligations of not less than P-1 by Moody's and A-1 by S&P or, if S&P and Moody's have not rated such Liquidity Provider's short-term unsecured debt obligations, a rating on its long-term unsecured debt obligations of not less than Aa2 by Moody's and not less than AA by S&P or, in each case, if any such Rating Agency adopts a new rating system, any successor rating thereto.

     "REQUIRED NOTE RATINGS" shall mean:

                                                    RATING FOR
                                        -----------------------------------
            RATING AGENCY               CLASS A-1    CLASS A-2    CLASS A-3
-------------------------------------   ---------    ---------    ---------
Moody's..............................       A1           A3         Baa2
S&P..................................        A            A          BBB

or, if any such Rating Agency adopts a new rating system, any successor rating thereto.

     "RESTRICTED PERIOD" means the period from the Closing Date through the 40th day after the Closing Date.

     "SCHEDULED AMORTIZATION" means, for any Class of Timber Notes, the amount of principal payments on the Timber Notes of such Class set forth for such Class in the schedule set forth under "Overview and Structure of the Transaction."

     "SCHEDULED AMORTIZATION AMOUNT" means, for any Class of Timber Notes as of any date, the excess, if any, of: (i) the sum of all amounts specified with respect to such Class in the schedule set forth under "Overview and Structure of the Transaction" as Scheduled Amortization opposite the respective dates occurring on or before such date, over (ii) the aggregate principal amount that was paid on the Timber Notes of such Class prior to such date.

     "SCHEDULED TERMINATION DATE" means the date specified under the Line of Credit Agreement, as of which, at 5:00 p.m. New York City time or such other time as is stated in the Line of Credit Agreement, the Liquidity Providers thereunder cease to be required to make Advances (other than by reason of the occurrence of a Line of Credit Acceleration or a Termination Advance having been made), as such date may be extended from time to time.

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
     "SECURITIES INTERMEDIARY" means State Street Bank and Trust Company, acting in its capacity as a "securities intermediary" (as defined in Section 8-102(a)(14) of the Uniform Commercial Code), and any successor entity thereto.

     "SECURITIES LEGEND" means the legend set forth in "Transfer
Restrictions," which legend describes certain restrictions on transfer.

     "SECURITY ENTITLEMENT" means "security entitlement" as defined in
Section 8-102(a)(17) of the Uniform Commercial Code.

     "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 3 of the Registration Rights Agreement which covers some or all of the Registrable Securities or Exchange Timber Notes, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "STRUCTURED HARVEST QUANTITY" shall mean 3,397,345 Mbfe.

     "STRUCTURING SCHEDULE" means the schedule attached hereto as Annex I.

     "STRUCTURING PRICES" means the prices per Mbfe set forth under Column C in the Structuring Schedule.

     "SUBJECT CONTRACTS" means (a) all presently existing and future contracts or leases relating in any manner to the purchase, sale, removal, regeneration, cutting, harvesting, hauling or storing of any Company Timber, including, without limitation, the New Master Purchase Agreement, (b) the New Services Agreement, (c) the Conveyance Documents, and (d) any other agreements entered into by the Company subsequent to the date of the Deed of Trust, whether or not of the same general nature as set forth in clauses (a) through (d).

     "SUPERMAJORITY HOLDERS" at any date, means the Holders of 66 2/3% in aggregate outstanding principal amount of Timber Notes and any Additional Timber Notes at such date.

     "SUPPLEMENTAL LIQUIDITY PROVIDER INTEREST" means any interest payable under the Line of Credit Agreement to the extent, but only to the extent, that such interest is payable at a rate per annum that is in excess of the rate per annum for such interest payable under the terms of the Bank of America Credit Agreement as in effect on the Closing Date, it being understood that no amount of interest that is or becomes payable pursuant to the terms of the Bank of America Credit Agreement as in effect on the Closing Date (including by reason of any payments provided for in Article III of the Bank of America Credit Agreement), whether or not such amount is actually payable on the Closing Date, shall constitute Supplemental Liquidity Provider Interest.

     "TAKINGS LITIGATION" means any existing or future action brought by the Company alleging uncompensated taking, by any governmental authority, of Company Owned Timberlands or Company Timber Rights for public use, and seeking just compensation from or other relief against such governmental authority.

     "TAX LAWS" means all applicable statutes, laws, ordinances, regulations, rules, rulings, orders, restrictions, requirements, writs, injunctions, decrees or other official acts relating to the reporting, imposition, rendition, collection, enforcement or other aspects of certain taxes, of every kind or character now imposed or hereafter enacted by any Governmental Authority.

     "TAXES" means all Yield Taxes and all ad valorem, occupation, property and other taxes and assessments imposed with respect to the Company Owned Timberlands or the Company Timber Rights subject to the Lien of the Deed of Trust (excluding income taxes and franchise taxes).

     "TERMINATION ADVANCE" means a Downgrade Advance or a Non-Renewal Advance, together with any Interest Advances outstanding on the date such Downgrade Advance or Non-Renewal Advance is made.

     "TIA" means the Trust Indenture Act of 1939, as amended and in effect from time to time.

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
     "TIMBER HARVESTING PLANS" means all permits, whether now existing or hereafter created, filed with any Governmental Authority with respect to the harvesting, cutting or severance of Company Timber.

     "TIMBER LAWS" means all applicable statutes, laws, ordinances, regulations, rules, rulings, orders, restrictions, requirements, writs, injunctions, decrees or other official acts relating to the harvesting, cutting, severance, handling or transporting of Company Timber, and the maintenance, operation and management of the Company Timber Property, whether now or hereafter enacted or imposed by any Governmental Authority, including, without limitation, those relating to streams, waterways, wildlife habitat and endangered species, exclusive of Environmental Laws.

     "TOTAL COLLATERAL VALUE" means, on any date, an amount equal to the lesser of (a) the Deemed Collateral Value for the Monthly Calculation Date immediately preceding such date and (b) the Structuring Collateral Value for the Monthly Calculation Date immediately preceding such date.

     "TRIBUNAL" means any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or of any State, commonwealth, territory, possession, county, parish, municipality or other governmental subdivision within the United States of America or under the jurisdiction of the United States of America, whether now or hereafter constituted or existing.

     "TRIGGERING EVENT", at any time, has the meaning assigned to such term in the Line of Credit Agreement at such time.

     "TRUSTEE'S EXPENSES" means any fees, expenses, and damages of, or compensation to, the Trustee (including, without limitation, the reasonable fees and disbursements of counsel to the Trustee) incurred pursuant to the Indenture or owing to the Trustee as part of the Secured Obligations.

     "U.S. GOVERNMENT OBLIGATIONS" means (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

     "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as now or hereafter in effect in the State of California.

     "UNLEGENDED DEFINITIVE NOTE" means a Definitive Note which does not bear the Securities Legend.

     "UP FRONT PAYMENT" means, with respect to any Pay-As-You-Harvest Sale, any partial payment in advance for the purchase of a specified quantity of Company Timber (or Company Timber covered by one or more Timber Harvesting Plans or contained on one or more parcels of land), and the balance of which shall be paid as (or after) such Company Timber is harvested and/or delivered.

     "YIELD TAXES" means all yield, severance, excise, sales and other taxes imposed on the cutting, harvesting, severing or sale of Company Timber from the Company Owned Timberlands, or the Company Timber Rights Property, which are subject to the Lien of the Deed of Trust (excluding income taxes and franchise taxes).

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                  DESCRIPTION OF CERTAIN PRINCIPAL AGREEMENTS

     THE FOLLOWING SUMMARIES, WHICH DESCRIBE CERTAIN PROVISIONS OF CERTAIN AGREEMENTS TO WHICH THE COMPANY IS A PARTY, DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, SUCH AGREEMENTS, COPIES OF WHICH ARE FILED AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

NEW MASTER PURCHASE AGREEMENT

     The New Master Purchase Agreement, which governs all sales of logs by the Company to Pacific Lumber, was entered into by the Company and Pacific Lumber on the Closing Date. Each sale of logs by the Company to Pacific Lumber will be made pursuant to a separate log purchase agreement that will relate to the Company Timber covered by an approved THP and will incorporate the provisions of the New Master Purchase Agreement.

  PURCHASE OF LOGS

     The purchase of standing Company Timber by a purchaser which is responsible for harvesting and transporting such timber is referred to herein as the "purchase of stumpage," and the related purchase price is referred to as the "stumpage price." The purchase of Company Timber which has already been harvested is referred to as the "purchase of logs," and the related purchase price is referred to herein as the "log price." Pacific Lumber will be responsible for harvesting the standing Company Timber and transporting harvested logs to its log decks and, accordingly, will purchase logs from the Company at stumpage prices. The harvested logs will be purchased by Pacific Lumber (i.e., title will pass and the obligation to make payment therefor, as described below, will be incurred) at the time each log is delivered to Pacific Lumber's log decks and scaled (as described below). Pacific Lumber will pay for such logs by 11:00 a.m. New York City time on the Monthly Deposit Date following the month in which the logs were purchased.

  PURCHASE PRICE

     All logs purchased by Pacific Lumber will be purchased at fair market value (based upon stumpage prices) for each species of timber and category thereof, as determined from time to time in good faith by the Company and Pacific Lumber (the "Purchase Price"). The Purchase Price shall be at least equal to the SBE Price (as defined below). If the Purchase Price equals or exceeds (i) the price for such species and category thereof set forth on the Structuring Schedule (the "Structuring Price") and (ii) the SBE Price, then such price shall be deemed to be the fair market value of such logs. The SBE Price, for any species and category of timber, is the stumpage price for such species and category, as set forth in the most recent Harvest Value Schedule (or any successor publication) published by the California State Board of Equalization (or any successor agency) applicable to the timber sold during the period covered by such Harvest Value Schedule. Harvest Value Schedules are published by the California State Board of Equalization twice a year for the purpose of computing a yield tax imposed on timber harvested between January 1 and June 30 and July 1 and December 31. Harvest Value Schedules are based on twenty four months of actual log and timber sales that occur within nine specified timber value areas. These sales are arms length transactions adjusted for time by indexing (using log and, in the case of old growth redwood, lumber price trends) to a specific date, which is approximately sixty days prior to the effective date of the Harvest Value Schedules. However, SBE Prices may not necessarily be representative of actual prices that would be realized from unrelated parties at subsequent dates. If (x) the Harvest Value Schedule (or a successor publication) is no longer published or (y) the Harvest Value Schedule (or a successor publication) is prepared on a basis fundamentally different than that in effect on the date of the New Master Purchase Agreement, the SBE Price for any six month period subsequent to the period covered by the last such publication shall equal the product of (A) the last SBE Price so published and (B) the quotient of (1) the value of the most recently published index for the Lumber and Wood Products Commodity Groups of the Producer Price Index (Standard Industrial Classification
2400) published by the United States Department of Labor, Bureau of Labor Statistics (or any successor index) (the "Lumber PPI Index") as of the first day of such six month period DIVIDED by (2) the value of the Lumber PPI Index as of the first day of the first such six month period.

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     If the Purchase Price (i) is less than the Structuring Price and (ii)
equals or exceeds the SBE Price, then such price shall be deemed to be the fair market value of such logs if the Company shall have delivered to the Trustee an Officer's Certificate to the effect that, after due inquiry (consisting of consultation with an independent forestry consultant), the Company has determined such price reflects the fair market value (based upon stumpage prices) of such species and category of timber.

  HARVESTING

     Pacific Lumber, at its own expense, will cut and remove the Company Timber to be purchased from the Company in a manner consistent in all material respects with prudent business practices which, in the reasonable judgment of Pacific Lumber, (i) are consistent with then current applicable industry standards and
(ii) are in compliance in all material respects with applicable law. Pacific Lumber is required to complete harvesting of any Company Timber covered by a THP within the applicable time period set forth in such THP (including any extensions thereof). In addition, so long as Pacific Lumber is the Services Provider (as defined below) under the New Services Agreement, Pacific Lumber is entitled, at its option and at no additional cost to the Company, (a) to harvest and retain for its own use any and all hardwood trees which are permitted to be harvested and any and all residual parts of trees harvested (including, but not limited to, breaks, limbs and tops) pursuant to any THP subject to a log purchase agreement and (b) to remove from the Company Timber Property and retain for its own use or sell any gravel.

     The New Master Purchase Agreement requires that all harvesting of Company Timber be conducted on timber property with respect to which a valid THP is in effect and be conducted in all material respects in accordance with all applicable Environmental Laws, Timber Laws and General Laws, including, without limitation, those relating to streams, waterways, wildlife habitat and endangered species, and that such harvesting be conducted in all material respects in accordance with the terms, provisions, restrictions and conditions of each applicable THP, SYP and HCP and all federal, state and local laws, rules and regulations relating to or incorporated therein, including laws, rules and regulations relating to streams, waterways, wildlife habitat and endangered species.

  SCALING

     Pacific Lumber is responsible for the scaling and measuring of all logs purchased. Pacific Lumber is required, at its expense, to furnish one or more scalers acceptable to the Company, who may be employees of Pacific Lumber.

     The New Master Purchase Agreement requires Pacific Lumber, as soon as practicable upon delivery of logs to its log deck, to scale logs according to the Net Short Log Scribner Scale methodology of scaling. However, subject to the Indenture covenant described under "Description of the Timber Notes--Certain Covenants--Certain Consents," Pacific Lumber may, at its option, use the weight equivalency method of scaling for young and old growth redwood and Douglas-fir. The Net Short Log Scribner Scale method involves measuring a log, making certain allowances for defects and applying certain standard assumptions with respect to the log. The weight equivalency method is a more recently developed technique, designed to estimate the recoverable board feet of lumber from a truckload of logs. The method involves weighing a truckload of logs and applying certain statistical factors developed by the Company with respect to such logs. The California State Board of Equalization has historically accepted the Net Short Log Scribner Scale method, and more recently has accepted the weight equivalency method of scaling for purposes of computing yield taxes. Pacific Lumber must conduct any scaling using the weight equivalency method in accordance with the requirements of the California State Board of Equalization (or any successor agency).

     If Pacific Lumber uses the weight equivalency method of scaling, the Company may require that Pacific Lumber scale truckloads of logs from time to time utilizing the Net Short Log Scribner Scale method. Pacific Lumber is required to appropriately adjust the assumptions used in its weight equivalency methodology on an ongoing basis to reflect the results of such scaling. The Company must use independent scalers for at least two consecutive business days in each six month period upon reasonable notice to Pacific Lumber. Pacific Lumber shall appropriately adjust the results of its scaling on a prospective basis to reflect the results of such third party scaling. In addition, the Company has the right, at its option and cost, at any

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time upon reasonable notice to Pacific Lumber, to use independent scalers to verify the scaling conducted by Pacific Lumber. The Company has not established any policy as to when it intends to exercise its option to use independent scalers (other than as required) and will analyze relevant circumstances from time to time. The Indenture requires the Company to exercise its right to cause Pacific Lumber to use the Net Short Log Scribner Scale method of scaling or its right to use independent scalers upon the receipt of notice from the Trustee, or from holders of 25% in aggregate outstanding principal amount of the Timber Notes (to the extent specified in such notice). See "Description of the Timber Notes--Certain Covenants--Certain Consents."

     If, as of any Note Payment Date, the cumulative amount of principal of the Timber Notes paid by the Company is less than the sum of all Minimum Principal Amortization in respect of all Classes of Timber Notes then outstanding through such date (the "Target Level"), the Company may, to the extent of the greater of (A) the amount expressed as gross revenues from the sale of logs necessary to reach the Target Level and (B) $500,000, sell any timber (as logs or stumpage) which is subject to a log purchase agreement entered into with Pacific Lumber to any third party prior to the time that title to any log is transferred to Pacific Lumber. If (and for so long as) the provisions of the Indenture described under "Description of the Timber Notes--Certain Covenants--Line of Credit; Liquidity Account" are applicable, the Company may sell any timber (as logs or stumpage) which is the subject of any log purchase agreement entered into with Pacific Lumber to any third party prior to the time that title to such log is transferred to Pacific Lumber, to the extent provided by the foregoing provisions of the Indenture. If the Company sells any timber which has been felled by Pacific Lumber to third parties pursuant to the foregoing provisions, Pacific Lumber shall receive an appropriate credit for the costs of felling such timber, based upon Pacific Lumber's costs incurred in connection with the felling thereof, as determined in accordance with generally accepted accounting principles.

     Although the Company expects to sell substantially all of its logs available for sale to Pacific Lumber, the Company may sell logs from the Company Timber to other purchasers. In addition, subject to the collateral release provisions of the Indenture, the Company may make Lump Sum Sales of Company Timber to third parties and may sell portions of the Company Timber Property to third parties. See "Description of the Timber Notes--Collateral Release Provisions."

  AMENDMENT

     The New Master Purchase Agreement may be amended with the consent of the Company and Pacific Lumber in accordance with the covenant described under the caption "Description of the Timber Notes--Certain Covenants--Certain
Consents." The Indenture provides that the Company may not give such consent unless (i) such amendment has been approved by a resolution of the Board of Managers, including all independent Managers and (ii) either (A) such amendment is to cure any ambiguity, omission, defect or inconsistency, to add to the covenants of Pacific Lumber for the benefit of the Company or the Noteholders, or to surrender any right or power conferred in the New Master Purchase Agreement on Pacific Lumber; provided, that no such amendment may adversely affect in any material respect the interests of the Noteholders, (B) such amendment has received Rating Agency Confirmation or (C) such amendment has received Rating Agency Evaluation and has been approved by the Supermajority Holders (after prior notice of such Rating Agency Evaluation). See "Description of the Timber Notes--Certain Covenants--Certain Consents."

  TERMINATION

     The New Master Purchase Agreement may be terminated by the Company or the Trustee (i) as provided in the Indenture (see "Description of the Timber Notes--Certain Covenants--New Master Purchase Agreement; Purchase Agreement Default; Termination of New Master Purchase Agreement") upon the occurrence and during the continuation of a Purchase Agreement Default (as defined below) or
(ii) upon the giving of notice of acceleration of the Timber Notes under the terms of the Indenture. Upon any termination of the New Master Purchase Agreement, the Company is required promptly to solicit new purchasers on such terms as it deems appropriate, consistent with the requirements described under

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"Description of the Timber Notes--Certain Deed of Trust Covenants--Purchase
Agreements." A "Purchase Agreement Default" consists of (a) any failure by Pacific Lumber to make any payment, transfer or deposit to the Company or the Trustee in accordance with the New Master Purchase Agreement, and the continuation of such failure for ten Business Days after notice thereof from the Company or the Trustee; (b) any failure by Pacific Lumber to observe or perform any covenant or agreement of Pacific Lumber under the New Master Purchase Agreement that has a Material Adverse Effect (and if such default is remediable, the continuation of such default for a period of 30 days after notice thereof from the Company or the Trustee); (c) the execution by Pacific Lumber of any instrument purporting to assign any of its duties or responsibilities under the New Master Purchase Agreement, except as expressly permitted; (d) any representation or warranty of Pacific Lumber in the New Master Purchase Agreement shall prove to have been incorrect as of the time when the same was made and the circumstance or condition in respect of which such representation or warranty was incorrect has a Material Adverse Effect (and if such default is remediable, the continuation of such default for a period of 30 days after notice thereof from the Company or the Trustee); (e) the Bankruptcy or Insolvency of Pacific Lumber or (f) the failure by the applicable Affiliate of the Company to transfer the Elk River Timberlands, if any, to the Company within the time period specified under the definition of "Elk River Timberlands," and the continuation of such failure for ten Business Days after notice from the Company or the Trustee.

NEW SERVICES AGREEMENT

     The New Services Agreement was entered into between the Company and Pacific Lumber, as initial Services Provider (in such capacity, the "Services Provider"), on the Closing Date.

  SERVICES

     The New Services Agreement requires that Pacific Lumber perform the following services (the "Services") for the Company: (i) provide necessary supervisory and oversight services to the Company in connection with the operation and maintenance of the Company Timber Property; (ii) furnish to the Company all equipment, personnel and expertise not within the possession of the Company and reasonably necessary for the operation and maintenance of the Company Timber Property and the provision of the Services; (iii) operate the Company Timber Property as commercial timberland, having due regard to soil conditions, stand arrangements and other factors relevant to the conduct of silvicultural and harvesting practices, including: (A) taking measures to protect the Company Timber Property from loss by fire, which measures shall be equal in all material respects to fire-control practices generally followed on timber-producing property of the same nature in the same general area, including the adoption of prevention and control measures, the maintenance of fire-fighting equipment, disposal of slash and slabs, and cooperation with local, state and federal agencies on matters of fire prevention and control and continuing to observe all arrangements, agreements and other undertakings with respect to fire prevention from time to time in effect with the CDF, (B) maintaining and rehabilitating the existing road system and any newly constructed roads and constructing new roads on the Company Timber Property to permit the harvesting of timber as contemplated by the Subject Contracts and access of mobile fire-fighting equipment to the Company Timber Property, (C) taking measures to replant and otherwise regenerate commercial timber stands on the Company Timber Property, (D) maintaining measures to prevent the development of and to control the spread of disease and insect infestation on the Company Timber Property, (E) salvaging and harvesting trees which are dead, diseased, fallen or otherwise damaged by casualty, and (F) providing measures to comply with federal, state or local Environmental Laws, and continuing measures to effect compliance with such laws, including, without limitation, measures with respect to waterways, habitat, hatcheries, endangered species and the like; (iv) provide necessary personnel and technical assistance to the Company to enable the Company to manage the harvesting of timber in a manner reasonably calculated to produce growth, consistent with the production of the quality and quantity of the Company's current merchantable timber; (v) provide advice to, be available for consultation with, and provide required assistance to, the Company in respect of all matters relating to the preparation, filing and prosecution of THPs, sustained yield plans, habitat conservation plans, and similar or related plans or permits by the Company as required by the Indenture (it being understood that the filing of such THPs, sustained yield plans, habitat

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conservation plans, and similar or related plans or permits shall be the responsibility of the Company), and matters relating to compliance with all federal, state and local laws, rules and regulations relating to or incorporated therein, including laws relating to streams, waterways, wildlife habitat and endangered species; (vi) provide advice to and be available for consultation with the Company in respect of federal, state or local legislative matters affecting or relating to the Company Timber Property or the operation, management or harvesting thereof; (vii) provide advice to and be available for consultation with the Company in respect of the entering into by the Company of any log purchase agreement, consistent with the terms of the Indenture; (viii) prepare and file on behalf of the Company all pleadings and motions, and otherwise diligently pursue, appeals of any denial of any THPs, sustained yield plans, habitat conservation plans, and similar or related plans or permits and related matters, and defense of any legal challenge to any approval of any THPs, sustained yield plans, habitat conservation plans, and similar or related plans or permits and related matters; (ix) provide necessary personnel and technical assistance to the Company to enable the Company to monitor compliance with each THP, sustained yield plan, habitat conservation plan, and similar or related plan or permit and to obtain all certificates of completion or similar certifications from the requisite governmental authority; (x) provide necessary personnel and technical assistance to the Company to enable the Company to prepare and file any development or strategic plan required to be prepared in respect of the Company Timber Property by any Governmental Authority; (xi) provide necessary personnel and technical assistance to the Company to permit the Company to update, upgrade or improve Data Processing Information as required or permitted by the Indenture, and to provide estimates of Mbfe in respect of the Company Timber Property as required by the Indenture; and provide information in its possession to the Company relating to updating the Company's geographical information system; (xii) assist the Company in preparing reports required pursuant to the terms of the Indenture; (xiii) provide the Company with access to such of its data processing equipment and information as necessary in order for the Company to store, collect and gather information necessary to the conduct of its business; (xiv) provide advice to and be available for consultation with the Company in respect of any updates, upgrades or improvements to, or replacement of, the Data Processing Equipment; (xv) provide advice to and be available for consultation with the Company in respect of any governmental or regulatory filings or reports required by the Company (other than as specifically addressed elsewhere in this paragraph); (xvi) provide necessary personnel and technical assistance to assist the Company's efforts to maintain in force and effect each permit, license, franchise, right of way, license or easement necessary to the harvesting, cutting, severing, sale, marketing or disposition of the Company Timber Property (other than as specifically addressed elsewhere in this paragraph); (xvii) maintain membership in professional, industry and trade organizations, and maintain relationships with other industry participants, community groups, environmental groups and regulators; (xviii) provide to or otherwise procure on behalf of the Company all legal, accounting or other similar professional services necessary or appropriate in connection with the operation of the Company Timber Property as contemplated by the Subject Contracts; (xix) provide such other similar services as may be necessary or appropriate to enable the Company to continue the management and operations of the Company Timber Property in accordance with prudent business practices and (xx) in the event that Pacific Lumber and/or the Company continue or expand any existing Takings Litigation or commence other Takings Litigation, prepare and file on behalf of the Company all pleadings and motions and otherwise diligently pursue appeals in respect of any matters relevant to the Takings Litigation.

     Pacific Lumber is required to provide such services in a manner consistent in all material respects with prudent business practices which, in the reasonable judgment of Pacific Lumber, (i) are consistent with then current applicable industry standards and (ii) are in compliance in all material respects with applicable laws.

  COMPENSATION

     As compensation for the services provided by Pacific Lumber pursuant to the New Services Agreement, the Company (a) pays to Pacific Lumber on each Monthly Deposit Date, a fee, in cash (the "Services Fee"), in an amount equal to approximately $1.3 million per year, payable in 12 equal installments, which amount shall be adjusted annually on May 1 of each year by multiplying such amount by a fraction, the numerator of which shall be the most recent Lumber PPI Index in effect with respect to the first day of

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January of such year, and the denominator of which shall be the Lumber PPI Index in effect with respect to January 1, 1998, commencing with the 12 month period beginning May 1, 1999, and (b) reimburse Pacific Lumber on each Monthly Deposit Date, in cash, for the cost of constructing, rehabilitating and maintaining roads, and performing reforestation services, on the Company Timber Property in respect of prior periods, in each case as determined in accordance with generally accepted accounting principles. Certain of such reimbursable expenses are expected to vary in relation to the amount of timber to be harvested in any given period. It is expected that the amount of such reimbursable expenses will aggregate approximately $8.0 million for fiscal 1999. See "Description of the Timber Notes--Accounts; Payment on the Timber Notes--Monthly Deposit Dates."

  CERTAIN COVENANTS OF SERVICES PROVIDER

     Pacific Lumber must observe certain procedures, including maintaining separate books, records and offices, and not commingling assets with the Company, all of which are intended to establish and maintain the existence of Pacific Lumber separate from that of the Company.

     Pacific Lumber may merge with or into, consolidate with or transfer all or substantially all of its assets or substantially all of its assets excluding its interest in Salmon Creek to a successor corporation or other entity, provided that (i) no Default or Event of Default under the Indenture shall have occurred and be continuing, (ii) the surviving entity shall remain qualified to perform the services to be rendered under the New Services Agreement, (iii) the surviving entity (if not Pacific Lumber) shall be duly and validly existing under the laws of the United States, any State thereof or the District of Columbia and shall assume by written instrument the performance and observance of each covenant in the New Services Agreement to be performed by Pacific Lumber, (iv) (A) the long-term unsecured debt obligations of the entity with which Pacific Lumber proposes to merge or consolidate, or to which Pacific Lumber proposes to transfer all or substantially all of its assets or substantially all of its assets excluding its interest in Salmon Creek, immediately prior to (and without giving effect to) such transaction, shall be rated by the Rating Agencies at least equal to the then current long-term unsecured debt obligations of Pacific Lumber and, in no event, lower than "BB" by S&P and "Ba2" by Moody's, (B) Rating Agency Confirmation shall have been obtained and evidence thereof delivered to the Trustee or (C) the entity which survives such merger or consolidation or to which such assets are transferred is a newly formed wholly-owned subsidiary of Pacific Lumber with no material assets or liabilities immediately prior to such merger, consolidation or transfer and
(v) an Officer's Certificate to the effect of clauses (i), (ii), (iii) and
(iv)(A) or (C) (if applicable) of this paragraph shall have been delivered to the Trustee and each Rating Agency.

  AMENDMENT

     The New Services Agreement may be amended with the consent of the Company and Pacific Lumber in accordance with the covenant described under the caption "Description of the Timber Notes--Certain Covenants--Certain Consents." The Indenture provides that the Company may not give such consent unless (i) such amendment has been approved by a resolution of the Board of Managers, including all independent Managers and (ii) either (A) such amendment is to cure any ambiguity, omission, defect or inconsistency, to add to the covenants of Pacific Lumber for the benefit of the Company or the Noteholders or to surrender any right or power conferred in the New Services Agreement on Pacific Lumber; provided, that no such amendment may adversely affect in any material respect the interests of the Noteholders, (B) such amendment has received Rating Agency Confirmation or (C) such amendment has received Rating Agency Evaluation and has been approved by the Supermajority Holders (after prior notice of such Rating Agency Evaluation). See "Description of the Timber Notes--Certain Covenants--Certain Consents."

  TERMINATION

     The New Services Agreement may be terminated (i) by Pacific Lumber if the Company shall have failed to pay compensation payable to Pacific Lumber under the New Services Agreement and such failure shall be continuing for more than 90 days after notice thereof from Pacific Lumber; provided, that no such termination shall become effective until a successor to Pacific Lumber has agreed by written instrument to perform the Services provided by Pacific Lumber under the New Services Agreement, (ii) by the Company

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or the Trustee, as provided in the Indenture (see "Description of the Timber
Notes--Certain Covenants--New Services Agreement; Operating Default; Termination of New Services Agreement") upon the occurrence and during the continuation of an Operating Default (as defined below); PROVIDED, HOWEVER, that termination of the New Services Agreement shall not become effective, and Pacific Lumber shall not be relieved of its obligations as the Services Provider thereunder and shall continue (so long as Pacific Lumber continues to perform the Services contemplated by the New Services Agreement with the same standard of care and diligence as were observed before such Operating Default) to be entitled to receive compensation for its services thereunder, unless and until a new Services Provider has been obtained by the Company, and such successor Services Provider has agreed by written instrument to perform the Services provided by Pacific Lumber under the New Services Agreement or (iii) by the Company or the Trustee upon the giving of notice of acceleration of the Timber Notes under the Indenture.

     An "Operating Default" consists of (a) any failure by the Services
Provider to give any certificate, report or notice to the Company or the Trustee, all in accordance with the New Services Agreement, and the continuation of such failure for five Business Days after notice thereof from the Company or the Trustee; (b) any failure by the Services Provider to observe or perform any covenant or agreement of the Services Provider under the New Services Agreement that has a Material Adverse Effect (and if such default is remediable, the continuation of such default for a period of 30 days after notice thereof from the Company or the Trustee); (c) the execution by the Services Provider of any instrument purporting to assign any of its duties or responsibilities under the New Services Agreement except as expressly permitted; (d) any representation or warranty of the Services Provider made by Pacific Lumber as initial Services Provider in the New Services Agreement (or by any successor Services Provider in any other successor agreement) shall prove to have been incorrect as of the time when the same was made and the circumstance or condition in respect of which such representation or warranty was incorrect has a Material Adverse Effect (and if such default is remediable, the continuation of such default for a period of 30 days after notice thereof from the Company or the Trustee); or (e) the Bankruptcy or Insolvency of the Services Provider.

     The New Services Agreement provides that upon termination as provided therein, the Company will in good faith solicit bids for a new Services Provider from at least three parties that are engaged in the forestry industry and have sufficient capability to provide the Services. In conducting its solicitation, the Company shall endeavor to obtain a Services Provider willing to provide the services for compensation not in excess of the Services Fee and Reimbursable Amounts payable to Pacific Lumber and otherwise on substantially the same terms. The selection of a new Services Provider will be based upon, among other factors, the capacity of the bidding parties to provide the Services, the quality of services the bidding parties can provide and the amount of compensation sought by such bidding parties. Any replacement Services Provider or Services Providers shall require Rating Agency Confirmation.

     The New Services Agreement permits any successor Services Provider to contract with one or more subcontractors, provided that (i) if such subcontractors, individually or in the aggregate, are to provide all or substantially all of the services thereunder, such successor Services Provider is required to provide an Officer's Certificate to the Trustee to the effect that such successor Services Provider reasonably believes that each of the subcontractors is qualified to perform its obligations under such subcontract and (ii) such subcontracting shall not relieve the successor Services Provider from any of its obligations thereunder. In the event that an amendment to the New Services Agreement is required in order to obtain a successor Services Provider, such amendment shall require Rating Agency Confirmation.

NEW ADDITIONAL SERVICES AGREEMENT

     The Company and Pacific Lumber entered into the New Additional Services Agreement on the Closing Date whereby the Company agrees to provide Pacific Lumber (and its subsidiaries) with the following additional services (the "Additional Services"): (i) provide advice to and be available for consultation with Pacific Lumber in respect of all matters relating to the preparation, filing and prosecution of THPs, sustained yield plans, habitat conservation plans, similar or related plans, permits by Pacific Lumber in respect of any timber property and timber harvesting rights owned by Pacific Lumber or any of its subsidiaries; (ii) file, jointly on behalf of Pacific Lumber and the Company, any THPs, sustained yield

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plans, habitat conservation plans, similar or related plans, permits in respect of any timber property owned by the Company with respect to which Pacific Lumber owns timber harvesting rights; (iii) provide advice to and be available for consultation with Pacific Lumber (or any of its subsidiaries) in respect of all matters relating to compliance with all federal, state and local laws, rules and regulations including laws relating to streams, waterways, wildlife habitat and endangered species; (iv) provide supervisory and oversight services to Pacific Lumber in connection with Pacific Lumber's measures to replant and otherwise regenerate commercial timber stands in respect of any timber property owned by Pacific Lumber and timber property with respect to which Pacific Lumber or any of its subsidiaries' has timber harvesting rights and; (v) update the GIS with information provided by Pacific Lumber relating to any timber property owned by Pacific Lumber and timber property with respect to which Pacific Lumber or any of its subsidiaries has timber harvesting rights, provide Pacific Lumber or any of its subsidiaries with access to the GIS and provide necessary personnel and technical assistance to Pacific Lumber to enable Pacific Lumber to utilize the GIS in connection with Pacific Lumber's or any of its subsidiaries operations and provide Pacific Lumber, upon the request of Pacific Lumber, with copies of all Data Processing Information related to the GIS; (vi) provide personnel and technical assistance to Pacific Lumber or any of its subsidiaries to enable Pacific Lumber to manage the harvesting of its timber in a manner reasonably calculated to produce growth, consistent with the production of the quality and quantity of Pacific Lumber's current merchantable timber; (vii) provide advice to and be available for consultation with Pacific Lumber or any of its subsidiaries in respect of the federal, state or local legislative matters affecting or relating to any timber property owned by Pacific Lumber or any of its subsidiaries and timber property with respect to which Pacific Lumber or any of its subsidiaries has timber harvesting rights or the operation, management or harvesting thereof; (viii) provide personnel and technical assistance to Pacific Lumber or any of its subsidiaries to enable Pacific Lumber to monitor compliance with each THP, sustained yield plan, habitat conservation plan, similar or related plan or permits with respect to Pacific Lumber or its subsidiaries and to obtain all certificates of completion or similar certifications from the requisite Governmental Authority; (ix) provide personnel and technical assistance to Pacific Lumber or any of its subsidiaries to enable Pacific Lumber to prepare and file any development or strategic plan required to be prepared in respect of any timber property and timber harvesting rights owned by Pacific Lumber or any of its subsidiaries by any Governmental Authority; (x) provide advice to and be available for consultation with Pacific Lumber or any of its subsidiaries in respect of any updates, upgrades or improvements to, or replacement of, the Data Processing Equipment; (xi) provide advice to and be available for consultation with Pacific Lumber or any of its subsidiaries in respect of any governmental or regulatory filings or reports required by Pacific Lumber; (xii) provide personnel and technical assistance to assist Pacific Lumber's or any of its subsidiaries efforts to maintain in force and effect each permit, license, franchise, right of way, licensee or easement necessary to the harvesting, cutting, severing, sale, marketing or disposition of any timber, timber property, or timber harvesting rights owned by Pacific Lumber; and (xiii) provide such other services as may be necessary or appropriate to carry out the Additional Services.

     Pacific Lumber pays the Company a fee for any such services provided by the Company equal to actual costs of providing such services, as determined in accordance with generally accepted accounting principles. If Pacific Lumber is no longer the Services Provider under the New Services Agreement, such fee will be based upon market rates for such services.

NEW ENVIRONMENTAL INDEMNIFICATION AGREEMENT

     The Company and Pacific Lumber entered into the New Environmental Indemnification Agreement on the Closing Date whereby Pacific Lumber indemnifies the Company and the Company's managers, officers, employees, attorneys and agents (collectively, the "Indemnified Parties") in respect of (i) certain present and future liabilities arising with respect to or as a direct or indirect result of, Hazardous Materials, Hazardous Materials Contamination, Disposal Sites, or otherwise arising under Environmental Laws with respect to the Company Timber Property, as a result of activities occurring prior to the date on which the Company acquired the Company Timber Property or caused by Pacific Lumber, subsequent thereto, except to the extent caused by gross negligence or willful misconduct of the Indemnified Party or (ii) breach by

Pacific Lumber of the representations and warranties contained in the New Environmental Indemnification Agreement. See "Business of the
Company--Harvesting Practices."

NEW RECIPROCAL RIGHTS AGREEMENT

     The Company, Pacific Lumber and Salmon Creek entered into the New Reciprocal Rights Agreement on the Closing Date whereby, among other things, each party grants to the other party, among other things, reciprocal rights of ingress and egress with respect to such party's real property.

                          CERTAIN LEGAL CONSIDERATIONS

INSOLVENCY AND OTHER BANKRUPTCY CONSIDERATIONS

     In the event that Pacific Lumber or the Company becomes a debtor in a Bankruptcy Case seeking reorganization or other relief under the Bankruptcy Code, a delay or reduction in the payment of the Timber Notes may occur. Even if the Company is not itself a debtor in a Bankruptcy Case, a creditor, receiver, conservator or trustee-in-bankruptcy of Pacific Lumber, or Pacific Lumber as a debtor-in-possession, might request a court to order that the Company Timber and other assets and liabilities of the Company be brought into a Bankruptcy Case of Pacific Lumber and be consolidated with its assets and liabilities. In the event such request were granted, the Company's assets, including the Company Timberlands would be available for the satisfaction of claims of creditors of Pacific Lumber, subject, in most circumstances, to the prior Lien of the Deed of Trust. If the assets and liabilities of the Company were consolidated into a Bankruptcy Case of Pacific Lumber, such action could delay any foreclosure on the Mortgaged Property, delay any payment on the Timber Notes until the conclusion of the Bankruptcy Case or later or diminish the amount or share of proceeds derived from the harvesting or sale of the Company Timber available for payment of the Timber Notes. In addition, a party could seek to subordinate the Timber Notes or the lien on and the security interests in the Mortgaged Property to the claims of other creditors.

     The voluntary or involuntary application for relief under the United States federal bankruptcy code or any similar applicable state law with respect to Pacific Lumber should not necessarily result in a similar voluntary application with respect to the Company so long as the Company is solvent and does not reasonably foresee becoming insolvent either by reason of Pacific Lumber's insolvency or otherwise. It was a condition to the consummation of the Offering that Kramer, Levin, Naftalis & Frankel, counsel to the Company, deliver an opinion to the Company, the Initial Purchasers, the Trustee and the Rating Agencies to the effect that (i) neither the Palco Transfers nor the operation of the Company in conformity with its organizational documents and the Operative Documents will cause the assets and liabilities of the Company to be substantively consolidated with the assets and liabilities of Pacific Lumber in the event of an application for relief under the Bankruptcy Code with respect to Pacific Lumber, and (ii) the timberlands and timber and related timber harvesting rights to be transferred by Pacific Lumber pursuant to the Palco Transfers would not be property of Pacific Lumber in the event of the filing of an application for relief by or against Pacific Lumber under the Bankruptcy Code. The foregoing conclusions were reasoned conclusions, based upon various assumptions regarding factual matters and future events, as to which there necessarily can be no assurance, and are subject to the limitations set forth in the opinion containing such conclusions, including, without limitation, that such conclusions are limited to matters under the federal bankruptcy law, do not cover matters under non-bankruptcy law or the effects of any non-bankruptcy law issues under federal bankruptcy law. If a bankruptcy trustee for Pacific Lumber, Pacific Lumber as debtor-in-possession, or a creditor of Pacific Lumber were to take the position that Pacific Lumber and the Company should be substantively consolidated or that the Palco Transfers should be recharacterized as a pledge of such assets (or otherwise should be property of Pacific Lumber), then delays in payments on the Timber Notes or (should the bankruptcy court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in such payments on the Timber Notes could result.

CHARACTERIZATION OF TIMBER NOTES AS INDEBTEDNESS

     The Company will treat the Timber Notes as debt for federal income tax purposes. Upon closing of the Offering, Kramer, Levin, Naftalis & Frankel rendered an opinion to the Company to the effect that, subject to the assumptions and qualifications stated therein, the Timber Notes will be treated for federal income tax purposes as indebtedness and not as an equity interest in the Company, and Skadden, Arps, Slate, Meagher & Flom LLP rendered an opinion to the Initial Purchasers that, subject to the assumptions and qualifications stated therein, the Timber Notes will be treated for California state income purposes as indebtedness and not as an equity interest in the Company.

                     UNITED STATES INCOME TAX CONSEQUENCES

     The following is a general discussion of anticipated U.S. federal income tax consequences of the acquisition, ownership and disposition of the Timber Notes to holders thereof. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change at any time, possibly with retroactive effect. Moreover, it deals only with purchasers who hold Timber Notes as "capital assets" within the meaning of Section 1221 of the Code, as amended, and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, tax exempt investors, dealers in securities or currencies, persons holding Timber Notes as a hedge against currency risk or as a position in a "straddle," "hedge," "conversion" or another integrated transaction for tax purposes, holders who are not U.S. Holders (as defined below) or holders whose functional currency is not the U.S. dollar. Further, this discussion does not address the consequences under U.S. federal estate or gift tax laws, the laws of any U.S. state or locality or the tax laws of any foreign jurisdiction.

     Holders of Timber Notes are urged to consult their own tax advisors concerning the consequences, in their particular circumstances, of the acquisition, ownership and disposition of the Timber Notes under the U.S. federal tax laws and the laws of any relevant state, local or foreign taxing jurisdiction.

     As used herein, the term "U.S. Holder" means a beneficial owner of Timber Notes that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity (other than a trust) created or organized in or under the laws of the United States or of any political subdivision thereof (other than a partnership that is not treated as a U.S. person under any applicable Treasury regulations), (iii) an estate whose income is subject to U.S. federal income tax regardless of its source or (iv) a trust if, in general, a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions.

THE EXCHANGE OFFER

     The exchange of the New Notes for the Old Notes pursuant to the Exchange Offer should not be taxable to a holder thereof for federal income tax purposes. An exchanging holder's tax basis in the New Notes should be equal to his adjusted tax basis in the Old Notes, and the holding period of the New Notes should include the holding period of the Old Notes.

CHARACTERIZATION OF TIMBER NOTES

     The Company will treat the Timber Notes as debt for federal income tax purposes. Upon closing of the Offering, Kramer, Levin, Naftalis & Frankel rendered an opinion to the effect that, subject to the assumptions and qualifications stated therein, the Timber Notes will be treated for federal income tax purposes as indebtedness and not as an equity interest in the Company.

INTEREST AND DISPOSITION GENERALLY

     The Company believes that the Timber Notes do not contain original issue discount ("OID") and will so treat the Timber Notes. That belief is based on the Company's determination that, under all reasonably expected market conditions at the time of the issuance of the Old Notes, the potential amount of Prepayment

Premiums and Deficiency Premiums expected to be paid is insignificant relative to the total expected payments under the Timber Notes. The Company's determination to that effect is binding on all holders, other than holders who explicitly disclose a different determination on a statement attached to a timely filed federal income tax return for the taxable year in which the Timber Notes were acquired.

     In accordance with the Company's treatment of the Timber Notes as not being issued with OID, payments of interest on the Timber Notes (including, in general, payments of premiums) will be taxable as ordinary income for U.S. federal income tax purposes when received or accrued by a holder in accordance with such holder's method of tax accounting. In addition, upon the sale, redemption or other taxable disposition of a Timber Note, a holder will recognize capital gain or loss equal to the difference between the amount realized (excluding any amount attributable to previously accrued interest or previously accrued premiums, which will be taxable as ordinary interest income as described above) and the holder's tax basis in the Timber Notes at the time of such sale, redemption or other taxable disposition. Such gain or loss will be long term capital gain or loss if the Timber Notes are held for more than one year. The deductibility of capital losses is subject to certain limitations. Special rules apply to Timber Notes exchanged for Timber Notes that were acquired at a market discount or premium, which are discussed below.

     If, contrary to the Company's determination, the Internal Revenue Service or a court were to subsequently determine that, at the time of issuance of the Timber Notes, the potential amount of Prepayment Premiums and Deficiency Premiums was not insignificant relative to the total expected payments under the Timber Notes, then the Timber Notes could be subject to special rules concerning contingent payment debt obligations. In such case, the timing and character of income on the Timber Notes could be affected. Among other things, holders, regardless of their usual method of tax accounting, would be required to accrue OID income annually, subject to the adjustments described below, that is determined in accordance with a projected payment schedule based on a "comparable yield" on a debt instrument maturing on the Final Maturity Date that provides for the same amortization provisions as the Timber Notes but that does not contain provisions for the payment of premiums. Such OID could be higher than the actual cash payments received on the Timber Notes in a taxable year. In addition, adjustments to income accruals would be required to be made to account for differences between actual payments and projected payments. Furthermore, any gain realized upon a sale, redemption or other taxable disposition of the Timber Notes would generally be treated as ordinary income, and any loss realized would generally be treated as ordinary loss to the extent of the holder's ordinary income inclusions with respect to the Timber Notes. Any remaining loss generally would be treated as capital loss.

BOND PREMIUM ON THE NEW NOTES

     If a holder of a Timber Note purchased the Timber Notes for an amount in excess of the amount payable at the maturity date of the Timber Notes, the holder may deduct such excess as amortizable bond premium over the aggregate terms of the Old Notes and the Timber Notes, under a yield-to-maturity formula. The deduction is available only if an election is made by the purchaser or if such an election is in effect. This election is revocable only with the consent of the Internal Revenue Service. The election applies to all obligations owned or subsequently acquired by the holder. The holder's adjusted tax basis in the Timber Notes and the Timber Notes will be reduced to the extent of the deduction of amortizable bond premium. The amortizable bond premium is treated as an offset to interest income on the Timber Notes and the New Notes rather than as a separate deduction item.

MARKET DISCOUNT

     Tax consequences of a disposition of the Timber Notes may be affected by the market discount provisions of the Code. These rules generally provide that if a holder acquired the Timber Notes (other than in an original issue) at a market discount which equals or exceeds 1/4 of 1% of the stated redemption price of the Timber Notes at maturity multiplied by the number of remaining complete years to maturity and thereafter recognizes gain upon a disposition (or makes a gift) of the Timber Notes, the lesser of (i) such gain (or appreciation, in the case of a gift) or (ii) the portion of the market discount which accrued on a straight line basis (or, if the holder so elects, on a constant interest rate basis) while the Timber Notes or

Timber Notes were held by such holder will be treated as ordinary income at the time of the disposition (or gift). In addition, a holder may be required to include in gross income, as ordinary interest income, accrued market discount to the extent of principal payments received with respect to the Timber Notes. For these purposes, market discount means the excess (if any) of the stated redemption price at maturity over the basis of such Timber Notes immediately after their acquisition by the holder. A holder of the Timber Notes may elect to include accrued market discount in income currently, which would increase the holder's basis in the New Notes, rather than upon disposition of, or receipt of principal payments with respect to, the New Notes. This election once made applies to all market discount obligations acquired on or after the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service.

     A holder of any Timber Note who acquired the Timber Note at a market discount generally will be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry such Timber Note or Timber Note until the market discount is recognized upon a subsequent disposition of such Timber Note. Such a deferral is not required, however, if the holder elects to include accrued market discount in income currently.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Company will, where required, report to holders of Timber Notes and to the Internal Revenue Service the amount of any interest (and premiums) paid on the Timber Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

     A holder of Timber Notes may be subject to backup withholding at a rate of 31% with respect to payments of interest (and premiums) on, and gross proceeds upon the sale or retirement of, the Timber Notes, unless such holder: (i) is a corporation or other exempt recipient and, when required, demonstrates that fact, or (ii) provides a correct taxpayer identification number, certifies, when required, that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Rather, any amounts so withheld are creditable against the holder's federal income tax liability, provided the required information is provided to the Internal Revenue Service.

     THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INTENDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO A PARTICULAR HOLDER'S SITUATION. PERSONS CONSIDERING AN EXCHANGE OF OLD NOTES FOR NEW NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF THE TIMBER NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL OR FOREIGN TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES (POSSIBLY INCLUDING RETROACTIVE CHANGES) IN U.S. FEDERAL AND OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that holds Old Notes that were acquired for its own account as a result of market making or other trading activities (other than Old Notes acquired directly from the Company), may exchange Old Notes for New Notes in the Exchange Offer. However, any such broker-dealer may be deemed to be an "underwriter" within the meaning of such term under the Securities Act and must, therefore, acknowledge that it will deliver a prospectus in connection with any resale of New Notes received in the Exchange Offer. This prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this Prospectus, as it may be amended or supplemented from time to time. The Company has agreed that, for a period of 90 days after the effective date of this Prospectus, it will make this Prospectus, as amended or supplemented, available to any broker-dealer who receives New Notes in the Exchange Offer for use in connection with any such sale. The Company will not receive any proceeds from any sales of New Notes by broker-dealers. New Notes received by broker-dealers for their own accounts pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale of New Notes by broker-dealers may be made directly to a purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. In addition, if any Eligible Holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such Eligible Holder cannot rely on the position of the staff of the Commission enunciated in MORGAN STANLEY & CO., INCORPORATED (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), and interpreted in the Commission's letters to SHEARMAN & STERLING (available July 2, 1993) and K-III COMMUNICATIONS CORPORATION (available May 14,
1993), and similar no-action or interpretive letters issued to third parties, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify Eligible Holders (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

     By acceptance of the Exchange Offer, each broker-dealer that receives New Notes pursuant to the Exchange Offer hereby agrees to notify the Company prior to using the Prospectus in connection with the sale or transfer of New Notes, and acknowledges and agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements herein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such broker-dealer.

                                 LEGAL MATTERS

     The validity of the New Notes will be passed upon for the Company by Kramer, Levin, Naftalis & Frankel, New York, New York. Kramer, Levin, Naftalis & Frankel performs legal services for MAXXAM and its subsidiaries. Ezra G. Levin is a partner of that firm and is a director of MAXXAM and certain of MAXXAM's subsidiaries (including Pacific Lumber) and is a Manager of the Company.

                                    EXPERTS

     The financial statements of the Company and Pacific Lumber for the years ended December 31, 1997, 1996 and 1995 included in this Prospectus (including Annex 2 hereto) and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                           SCOTIA PACIFIC COMPANY LLC

                         INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE
                                                                        --------
SCOTIA PACIFIC COMPANY LLC:
Audited Financial Information:
  Report of Independent Public
     Accountants .............................................           F-2
  Balance Sheet at December 31, 1997
     and 1996 ................................................           F-3
  Statement of Income for the Years
     Ended December 31, 1997, 1996
     and 1995 ................................................           F-4
  Statement of Cash Flows for the
     Years Ended December 31, 1997,
     1996 and 1995 ...........................................           F-5
  Notes to Financial Statements ..............................           F-6
Unaudited Quarterly Financial
  Information:
  Balance Sheet at June 30, 1998 .............................           F-16
  Statement of Income for the Six
     Months Ended June 30, 1998 and
     1997 ....................................................           F-17
  Statement of Cash Flows for the Six
     Months Ended June 30, 1998 and
     1997 ....................................................           F-18
  Condensed Notes to Financial
     Statements ..............................................           F-19
  Unaudited Summary Quarterly
     Financial Data ..........................................           F-23

THE PACIFIC LUMBER COMPANY:
Audited Financial Information:
  Report of Independent Public
     Accountants .............................................           II-F-1
  Consolidated Balance Sheet as of
     December 31, 1997 and 1996 ..............................           II-F-2
  Consolidated Statement of
     Operations for the Years Ended
     December 31, 1997, 1996
     and 1995 ................................................           II-F-3
  Consolidated Statement of Cash
     Flows for the Years Ended
     December 31, 1997, 1996
     and 1995 ................................................           II-F-4
  Notes to Consolidated Financial
     Statements ..............................................           II-F-5
Unaudited Quarterly Financial
  Information:
  Consolidated Balance Sheet at June
     30, 1998 ................................................           II-F-17
  Consolidated Statement of
     Operations for the Six Months
     Ended June 30, 1998 and 1997 ............................           II-F-18
  Consolidated Statement of Cash
     Flows for the Six Months Ended
     June 30, 1998
     and 1997 ................................................           II-F-19
  Condensed Notes to Consolidated
     Financial Statements ....................................           II-F-20
  Unaudited Summary Quarterly
     Financial Data ..........................................           II-F-25

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Managers and Stockholder of
Scotia Pacific Company LLC:

     We have audited the accompanying balance sheets of Scotia Pacific Company LLC (a Delaware limited liability company and a wholly owned subsidiary of The Pacific Lumber Company) as of December 31, 1997 and 1996, and the related statements of income and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Scotia Pacific Company LLC as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

San Francisco, California
May 8, 1998

                                                         ARTHUR ANDERSEN LLP

                           SCOTIA PACIFIC COMPANY LLC
                                 BALANCE SHEET
                           (IN THOUSANDS OF DOLLARS)

                                            DECEMBER 31,
                                       ----------------------
                                          1997        1996
                                       ----------  ----------
               ASSETS
Current assets:
  Cash and cash equivalents..........  $   20,926  $   20,345
  Receivables:
     Due from Pacific Lumber.........       5,304       5,007
     Accrued interest................         107         150
  Prepaid timber harvesting costs....       2,053       1,897
  Other prepaid expenses and current
     assets..........................         385          98
                                       ----------  ----------
     Total current assets............      28,775      27,497
Timber and timberlands, net of
  accumulated depletion of $233,188
  and $217,446, respectively.........     249,654     255,616
Property and equipment, net of
  accumulated depreciation of $6,590
  and
  $5,563, respectively...............      11,019       7,030
Deferred financing costs, net........      13,475      14,707
Deferred income taxes................      23,763      26,564
Restricted cash......................      28,434      29,967
Other assets.........................       1,827       1,139
                                       ----------  ----------
                                       $  356,947  $  362,520
                                       ==========  ==========
   LIABILITIES AND MEMBER CAPITAL
Current liabilities:
  Due to Pacific Lumber..............  $      147  $      174
  Accrued interest...................      11,358      11,903
  Other accrued liabilities..........         846         892
  Long-term debt, current
     maturities......................      19,429      16,258
                                       ----------  ----------
     Total current liabilities.......      31,780      29,227
Long-term debt, less current
  maturities.........................     308,044     320,596
                                       ----------  ----------
     Total liabilities...............     339,824     349,823
                                       ----------  ----------
Contingencies
Member capital.......................      17,123      12,697
                                       ----------  ----------
                                       $  356,947  $  362,520
                                       ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                           SCOTIA PACIFIC COMPANY LLC
                              STATEMENT OF INCOME
                           (IN THOUSANDS OF DOLLARS)

                                            YEAR ENDED DECEMBER 31,
                                       ----------------------------------
                                          1997        1996        1995
                                       ----------  ----------  ----------
Log sales to Pacific Lumber..........  $  126,415  $  135,064  $  129,430
                                       ----------  ----------  ----------
Operating expenses:
  General and administrative
     expenses........................       8,347       7,821       7,606
  Depletion and depreciation.........      16,775      16,840      17,463
                                       ----------  ----------  ----------
                                           25,122      24,661      25,069
                                       ----------  ----------  ----------
Operating income.....................     101,293     110,403     104,361
Other income (expense):
  Interest and other income..........       2,798       2,901       3,036
  Interest expense...................     (27,366)    (28,311)    (29,321)
                                       ----------  ----------  ----------
Income before income taxes...........      76,725      84,993      78,076
Provision in lieu of income taxes....     (31,169)    (33,456)    (32,050)
                                       ----------  ----------  ----------
Net income...........................  $   45,556  $   51,537  $   46,026
                                       ==========  ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                           SCOTIA PACIFIC COMPANY LLC
                            STATEMENT OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                           YEARS ENDED DECEMBER 31,
                                       ---------------------------------
                                         1997        1996        1995
                                       ---------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $  45,556  $   51,537  $   46,026
  Adjustments to reconcile net income
     to net cash provided by
     operating activities:
     Provision in lieu of income
       taxes.........................     31,169      33,456      32,050
     Depletion and depreciation......     16,775      16,840      17,463
     Amortization of deferred
       financing costs...............      1,232       1,247       1,142
     Increase (decrease) in cash
       resulting from changes in:
       Receivables due from Pacific
          Lumber.....................       (718)       (536)         89
       Accrued interest receivable...         43           7         (55)
       Prepaid timber harvesting
          costs......................       (845)       (882)       (524)
       Due to Pacific Lumber.........        (27)       (651)        618
       Accrued interest..............       (545)       (472)       (480)
       Other accrued liabilities.....        (46)       (244)        403
     Other...........................       (248)         40         (83)
                                       ---------  ----------  ----------
       Net cash provided by operating
          activities.................     92,346     100,342      96,649
                                       ---------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...............     (2,334)     (4,043)     (3,573)
                                       ---------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid.....................    (60,800)    (76,900)    (59,000)
  Principal payments on Old Timber
     Notes and other debt............    (16,300)    (14,767)    (13,670)
  Restricted cash withdrawals........      1,533       1,400       1,035
  Distributions......................    (13,864)     (7,229)    (20,059)
                                       ---------  ----------  ----------
       Net cash used for financing
          activities.................    (89,431)    (97,496)    (91,694)
                                       ---------  ----------  ----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        581      (1,197)      1,382
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD................     20,345      21,542      20,160
                                       ---------  ----------  ----------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD.............................  $  20,926  $   20,345  $   21,542
                                       =========  ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                           SCOTIA PACIFIC COMPANY LLC
                         NOTES TO FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     Scotia Pacific Company LLC (the "Company") is a Delaware limited liability company wholly owned by The Pacific Lumber Company ("Pacific
Lumber") which is a wholly owned indirect subsidiary of MAXXAM Group Inc. ("MGI"). MGI is a wholly owned subsidiary of MAXXAM Group Holdings Inc., which is a wholly owned subsidiary of MAXXAM Inc. ("MAXXAM"). The Company is a special purpose limited liability company organized in May 1998 to facilitate the offering (the "Offering") of $160,700,000 6.55% Class A-1, $243,200,000
7.11% Class A-2 and $463,348,000 7.71% Class A-3 Timber Collateralized Notes due 2028 bearing interest at an overall effective rate of 7.43% (the "Timber Notes"). Concurrent with the closing of the Offering of the Timber Notes on July 20, 1998 (the "Closing Date"), Scotia Pacific Holding Company ("Scotia Pacific") was merged into the Company (the "Merger") and Pacific Lumber and Salmon Creek Corporation, a wholly owned subsidiary of Pacific Lumber ("Salmon Creek"), transferred to the Company approximately 13,500 acres of timberlands and the timber and related timber harvesting rights (but not the underlying land) with respect to an additional approximately 19,700 acres of timberlands (the "Palco Transfers"). The Company in turn transferred to Pacific Lumber the timber and related timber harvesting rights (but not the underlying land) with respect to approximately 1,400 acres of timberlands (the "Company Transfer," and together with the Palco Transfers, the "Transfers"). On the Closing Date, the 7.95% Scotia Pacific Timber Collateralized Notes due July 20, 2015 (the
"Old Timber Notes") were retired and the Company paid a cash dividend of $526.1 million. The Merger and the Transfers have been accounted for as a reorganization of entities under common control which requires the Company to record the assets, liabilities and results of operation of Scotia Pacific after giving effect to the Company Transfer as well as the assets, liabilities and results of operations acquired from Pacific Lumber and Salmon Creek acquired pursuant to the Palco Transfers at their respective historical cost. Accordingly, the Company will be the successor entity to all of Scotia Pacific's historical operations (exclusive of the assets transferred to Pacific Lumber) and to the historical operations attributable to the timberlands and timber and related timber harvesting rights acquired from Pacific Lumber and Salmon Creek. The Merger and the Transfers have been reflected in the financial statements of the Company as if such transactions had occurred as of the beginning of the earliest period presented. However, the retirement of the Old Timber Notes, the issuance of the Timber Notes and the payment of a $526.1 million cash dividend will not be reflected in the financial statements until the period in which such transactions have occurred.

     Consistent with the Company's purpose and pursuant to the terms of the indenture governing the Timber Notes (the "Indenture"), the Company is obligated to set aside each month a portion of the funds it receives from the sale of logs to Pacific Lumber sufficient to make the specified payments of principal and interest on the Timber Notes computed in accordance with the Indenture and to have a sufficient amount to pay operating expenses and capital improvements. Once the Company has satisfied these obligations under the Indenture, the Company is free to distribute any remaining cash to Pacific Lumber free of the lien of the deed of trust securing the Timber Notes (the "Deed of Trust"). Accordingly, the Company's ability to make distributions to Pacific Lumber is not dependent upon any measure of financial performance. The Company expects that substantially all of its cash which is free of the lien of the Deed of Trust will be periodically distributed to Pacific Lumber.

  USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published and (iii) the reported amount of revenues and expenses recognized during each period

                           SCOTIA PACIFIC COMPANY LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

presented. The Company reviews all significant estimates affecting its financial statements on a recurring basis and records the effect of any necessary adjustments prior to their publication. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's financial statements; accordingly, it is possible that the subsequent resolution of any one of the contingent matters described in
Note 5 could differ materially from current estimates. The results of an adverse resolution of such uncertainties could have a material effect on the Company's financial position, results of operations or liquidity.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  CASH EQUIVALENTS

     Cash equivalents consist of highly liquid money market instruments with original maturities of three months or less. At December 31, 1997 and 1996, the Company had approximately $17,784,000 and $17,600,000, respectively, of such money market instruments deposited in a payment account held by the trustee under the indenture ("Existing Indenture") for the Old Timber Notes for the payment of accrued interest and principal on the next note payment date.

  PREPAID TIMBER HARVESTING COSTS

     Prepaid timber harvesting costs are expensed as the timber covered by the related timber harvesting plans ("THPs") is harvested.

  TIMBER AND TIMBERLANDS

     Timber and timberlands were recorded at the historical cost of Scotia Pacific, Pacific Lumber and Salmon Creek as of the beginning of the earliest period presented, net of accumulated depletion. Depletion is computed utilizing the unit-of-production method based upon estimates of timber values and quantities.

  PROPERTY AND EQUIPMENT

     Property and equipment were recorded at the historical cost of Scotia Pacific, Pacific Lumber and Salmon Creek as of the beginning of the earliest period presented, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets. The major classes of property and equipment are as follows (dollar amounts in thousands):

                                                            DECEMBER 31,
                                     ESTIMATED       ------------------------
                                   USEFUL LIVES          1997         1996
                                   -------------     ------------   ---------
Logging roads....................  15 years            $ 16,638     $  11,769
Other............................  5-15 years               971           824
                                                     ------------   ---------
                                                         17,609        12,593
Less: accumulated depreciation...                        (6,590)       (5,563)
                                                     ------------   ---------
                                                       $ 11,019     $   7,030
                                                     ============   =========

     Depreciation expense for 1997, 1996 and 1995 was $1,035,000, $634,000 and
$606,000, respectively.

  DEFERRED FINANCING COSTS

     Costs incurred to obtain financing are deferred and amortized over the estimated term of the related borrowing. Subsequent to December 31, 1997, an extraordinary loss of $35.4 million will be recorded in

                           SCOTIA PACIFIC COMPANY LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

connection with the retirement of the Old Timber Notes. Such loss is comprised of $12.8 million of unamortized deferred financing costs and $29.2 million of prepayment premiums offset by the benefit from $6.6 million of unearned premiums and make whole amounts under the investment note agreement associated with the Existing Liquidity Account.

  RESTRICTED CASH

     Restricted cash reflected in these financial statements represents the amount deposited into an account held by the trustee under the Existing Indenture (the "Existing Liquidity Account"). The Existing Liquidity Account is not available, except under certain limited circumstances, for working capital purposes; however, it is available to pay the Rated Amortization (as defined in the Existing Indenture) and interest on the Old Timber Notes if and to the extent that cash flows are insufficient to make such payments. Interest and other income for 1997, 1996 and 1995 includes approximately $2,336,000, $2,457,000 and $2,560,000, respectively, attributable to an investment rate agreement (at 7.95% per annum) with the financial institution which holds the Existing Liquidity Account.

     The Indenture for the Timber Notes requires the Company to maintain a line of credit (the "Line of Credit") or a liquidity account which equals interest expense for one year on the outstanding principal balance (the "Required Liquidity Amount"). The Required Liquidity Amount will generally decline as principal payments are made on the Timber Notes.

  LOG SALES TO PACIFIC LUMBER

     Scotia Pacific and Pacific Lumber entered into a Master Purchase Agreement on March 23, 1993 (the "Master Purchase Agreement") which governed all log sales by Scotia Pacific to Pacific Lumber, and on the Closing Date, the Company and Pacific Lumber entered into a New Master Purchase Agreement (the "New Master Purchase Agreement," and together the "Master Purchase Agreements") which will govern all log sales by the Company to Pacific Lumber. Substantially all of the Company's revenues have been and are expected to continue to be derived from the sale of logs to Pacific Lumber. The harvested logs are purchased by Pacific Lumber (i.e., title passes and the obligation to make payment therefor is incurred) at the time each log is delivered to Pacific Lumber's log decks and measured. The Master Purchase Agreements generally contemplate that all sales of logs by the Company to Pacific Lumber will be at the applicable stumpage prices for each species of timber and category thereof, as set forth in the most recent Harvest Value Schedule published by the California State Board of Equalization (the "SBE Price"). Harvest Value Schedules are published twice a year for purposes of computing timber yield taxes.

  CONCENTRATIONS OF CREDIT RISK

     The Existing Payment Account and the Existing Liquidity Account are each held by a different financial institution. In the event of nonperformance by such financial institutions, the Company's exposure to credit loss is represented by the amounts deposited plus any unpaid accrued interest thereon. The Company mitigates its concentrations of credit risk with respect to these restricted cash deposits by maintaining them at high credit quality financial institutions and monitoring the credit ratings of these institutions.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash equivalents and restricted cash approximate fair value. As of December 31, 1997 and 1996, the estimated fair value of the Old Timber Notes, including current maturities, was $331,164,000 and $338,231,000, respectively. The estimated fair value of long-term debt is determined based on the quoted market price for the Old Timber Notes. The Old Timber Notes are thinly

                           SCOTIA PACIFIC COMPANY LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

traded financial instruments; accordingly, their market price at any balance sheet date may not be representative of the price which would be derived from a more active market.

2.  LONG-TERM DEBT

     Long-term debt consists primarily of the Old Timber Notes which was $319,965,000 and $336,130,000 as of December 31, 1997 and 1996, respectively.
The Company issued the $385,000,000 aggregate original principal amount of Old Timber Notes on March 23, 1993. The net proceeds from the sale of the Old Timber Notes were utilized by the Company (i) to fund the initial deposits to the Existing Liquidity Account of $35,000,000 and an expense reserve of $625,000 (the "Expense Reserve") held by the trustee under the Existing Indenture, and
(ii) to redeem certain of Pacific Lumber's debt which had been assumed by Scotia Pacific. Since the offering of the Old Timber Notes, the Company has paid Scheduled Amortization (as defined in the Existing Indenture).

     The Company repaid $10,773,000, $16,165,000, $14,103,000 and $13,578,000 in
January 1998, and the years 1997, 1996, and 1995, respectively, of the aggregate principal amount outstanding on the Old Timber Notes in accordance with Scheduled Amortization under the Existing Indenture.

     At December 31, 1997, the Existing Indenture permitted the payment of $1,500,000 of dividends, which were paid in January 1998.

     On the Closing Date, the Company completed the offering of the Timber Notes. The Timber Notes were not registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Timber Notes are senior secured obligations of the Company and do not constitute obligations of, and are not guaranteed by, Pacific Lumber or any other person. The Timber Notes were issued in three classes: Class A-1 Timber Notes aggregating $160,700,000, Class A-2 Timber Notes aggregating $243,200,000 and Class A-3 Timber Notes aggregating $463,348,000. Pursuant to the terms of the Indenture, the Company is permitted to incur up to $75 million at any one time of non-recourse indebtedness secured by purchase money mortgages to acquire additional timberlands, the original amount of the Timber Notes, an unspecified amount of Additional Timber Notes (as defined in the Indenture) provided certain conditions are met, indebtedness under the Line of Credit Agreement (as defined in the Indenture), and certain other debt on a limited basis. The Company is not permitted to incur any other indebtedness for borrowed money. The Timber Notes are secured by a lien on (i) the Company's timber and timberlands (subject to Pacific Lumber's ownership of the timber and related timber harvesting rights on approximately 1,900 acres of such timberlands), (ii) certain contract rights and certain other assets, (iii) the proceeds of the foregoing, (iv) the Payment Account, (v) the Line of Credit Agreement, and (vi) substantially all of the other property and equipment transferred to the Company by Pacific Lumber (subject to certain rights of concurrent use by Pacific Lumber). Amounts payable on the Timber Notes are paid semi-annually generally on January 20 and July 20 of each year (each, a "Note Payment Date").

     The Timber Notes are structured to link, to the extent of cash available, the deemed depletion of the Company's timber (through the harvest and sale of logs) to the required amortization of the Timber Notes. The required amount of amortization on any Note Payment Date is determined by various mathematical formulas set forth in the Indenture. Scheduled Amortization of the Timber Notes represents the amount of principal which the Company must pay through each Note Payment Date in order to avoid payment of prepayment or deficiency premiums. The Scheduled Maturity Dates for the Class A-1 and Class A-2 Timber Notes, which are January 20, 2007 and January 20, 2014, respectively, represent the Note Payment Dates on which the Company will pay the final installment of principal if all payments of principal are made in accordance with Scheduled Amortization. The Scheduled Amortization for the Class A-3 Timber

                           SCOTIA PACIFIC COMPANY LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Notes does not include any principal amortization prior to their Scheduled Maturity Date of January 20, 2014 on which the aggregate principal amount of $463,348,000 will be scheduled to be paid. Minimum Principal Amortization of the Timber Notes represents the minimum amount of principal which the Company must pay (on a cumulative basis and subject to available cash) on such Class, to the extent of the funds on deposit in the Payment Account, through any Note Payment Date in order to avoid an Event of Default (as defined). Regardless of the amount of timber actually harvested and sold, if there is sufficient cash (which could be available due to, among other things, favorable prices realized from harvested timber), principal on the Timber Notes will be paid at least as fast as Minimum Principal Amortization. If the Timber Notes were amortized in accordance with Minimum Principal Amortization, the final installments of principal would be paid on January 20, 2010, July 20, 2017 and July 20, 2028 for the Class A-1, Class A-2 and Class A-3 Timber Notes, respectively.

     The Company has the right to cause additional prepayments of principal to be made on any Note Payment Date. If the principal of the Timber Notes is paid in advance of Scheduled Amortization, the Company will generally pay a prepayment premium on such accelerated payment. The prepayment premium on any Note Payment Date is equal to the excess, if any, of (a) the sum of (i) the present value of the prepayment amount (discounted from the date(s) that the prepayment amount would otherwise have been paid under the Scheduled Amortization to the Note Payment Date) plus (ii) the sum of the present values of the amounts of interest that would have accrued thereafter with respect to the prepayment amount over (b) the amount of the prepayment. The present value shall be computed using a "Reinvestment Yield" (as defined in the Indenture) which is comparable to the yield of like term U.S. Treasury securities plus 0.50% per annum.

     If the principal of the Timber Notes is paid later than as provided for under the Scheduled Amortization, the Company will pay a deficiency premium on such deficient amount. The deficiency premium payable on any Note Payment Date equals an amount of interest on the amount of the deficient principal amount from the previous Note Payment Date to the current Note Payment Date at 1.50% per annum. In addition, if the Class A-3 Timber Notes are not paid in full on or before their Scheduled Maturity Date, a Cash Retention Event (as defined in the Indenture) will occur, as a result of which 75% of all Excess Funds (as defined in the Indenture) will be deposited in the Payment Account until all classes of Timber Notes are paid in full.

     The following table presents the amortization of the Timber Notes based on Minimum Principal Amortization and Scheduled Amortization (in thousands):

                                          MINIMAL
                                         PRINCIPAL         SCHEDULED
                                        AMORTIZATION      AMORTIZATION
                                        ------------      ------------
Years Ending December 31:
  1998...............................     $     --          $     --
  1999...............................          863             8,185
  2000...............................       10,458            15,865
  2001...............................       10,476            16,327
  2002...............................       10,790            17,141
  Thereafter.........................      834,661           809,730
                                        ------------      ------------
                                          $867,248          $867,248
                                        ============      ============

3.  RELATED PARTY TRANSACTIONS

     The Master Purchase Agreements and the related log purchase agreements govern all log sales by the Company to Pacific Lumber. Under the Master Purchase Agreements, Pacific Lumber is responsible for

                           SCOTIA PACIFIC COMPANY LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

harvesting the Company's standing timber and transporting harvested logs to its log decks. Payments for the log sales outstanding at December 31, 1997 were received by the Company in January 1998.

     Scotia Pacific and Pacific Lumber also entered into a Services Agreement on March 23, 1993 (the "Services Agreement"), pursuant to which Pacific Lumber provided a variety of operational, management and related services in respect of the Company's timber properties not provided by the Company's employees, including reforestation, fire protection and road maintenance, rehabilitation and construction. The Company pays Pacific Lumber an annual fee, payable in equal monthly installments and subject to annual adjustment provisions, for such services. For the years ended December 31, 1997, 1996 and 1995, amounts recorded by the Company for services pursuant to the terms of the Services Agreement totaled $1,384,000, $1,345,000 and $1,382,000, respectively. On the Closing Date, the Company and Pacific Lumber entered into a New Services Agreement (the "New Services Agreement") under which the Company will pay a Services Fee (as defined) in an initial amount of $107,000 per month and reimburse Pacific Lumber for the cost of constructing, rehabilitating and maintaining roads and performing reforestation services.

4.  PROVISION IN LIEU OF INCOME TAXES

     Although the Company will elect to be disregarded as a separate taxable entity and instead be treated as a division of Pacific Lumber solely for income tax purposes, these financial statements treat the Company as a taxable entity for the periods presented.

     Income taxes are determined using an asset and liability approach which requires the recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred income tax assets and liabilities are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates.

     Scotia Pacific and Pacific Lumber are members of MAXXAM's consolidated return group for federal income tax purposes. Pursuant to the tax allocation agreement among MAXXAM, Pacific Lumber, Salmon Creek and Scotia Pacific (the "Tax Allocation Agreement"), all federal and state income tax liabilities of the Company will be paid by Pacific Lumber and all federal and state income tax refunds of the Company will be paid to Pacific Lumber. Accordingly, the Company records a charge or benefit for income taxes computed as if the Company filed separate income tax returns and a corresponding adjustment to capital (net of the applicable adjustments relating to the Company's deferred income tax assets).

     The provision in lieu of income taxes on income before income taxes consists of the following (in thousands):

                                          YEARS ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
Current provision in lieu of income
  taxes:
  Federal............................  $  22,168  $  22,407  $  21,236
  State..............................      6,200      6,789      6,336
                                       ---------  ---------  ---------
                                          28,368     29,196     27,572
                                       ---------  ---------  ---------
Deferred provision in lieu of income
  taxes:
  Federal............................      2,221      3,144      3,552
  State..............................        580      1,116        926
                                       ---------  ---------  ---------
                                           2,801      4,260      4,478
                                       ---------  ---------  ---------
                                       $  31,169  $  33,456  $  32,050
                                       =========  =========  =========

                           SCOTIA PACIFIC COMPANY LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

     A reconciliation between the provision in lieu of income taxes and the amount computed by applying the federal statutory income tax rate to income before income taxes is as follows (in thousands):

                                          YEARS ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
Income before income taxes...........  $  76,725  $  84,993  $  78,076
                                       =========  =========  =========
Amount of federal income tax based
  upon the statutory rate............  $  26,854  $  29,748  $  27,327
State taxes, net of federal tax
  benefit............................      4,407      5,138      4,720
Other................................        (92)    (1,430)         3
                                       ---------  ---------  ---------
                                       $  31,169  $  33,456  $  32,050
                                       =========  =========  =========

     The components of the Company's net deferred income tax assets (liabilities) are as follows (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
Deferred income tax assets:
  Timber and timberlands.............  $  24,341  $  27,389
  Property and equipment.............        224        140
                                       ---------  ---------
     Total deferred income tax
       assets........................     24,565     27,529
                                       ---------  ---------
Deferred income tax liabilities:
  Other..............................       (802)      (965)
                                       ---------  ---------
  Total deferred income tax
     liabilities.....................       (802)      (965)
                                       ---------  ---------
Net deferred income tax assets.......  $  23,763  $  26,564
                                       =========  =========

     The principal component of the net deferred income tax assets listed above relates to the excess of the tax basis over financial statement basis with respect to timber and timberlands. The Company believes that it is more likely than not that this net deferred income tax asset will be realized, based primarily upon the estimated value of its timber and timberlands which is in excess of its tax basis. The Company has not provided a valuation allowance on its deferred income tax assets. The net deferred income tax assets listed above are recorded pursuant to the Tax Allocation Agreement.

5.  CONTINGENCIES

     The Company's business is subject to a variety of California and federal laws and regulations dealing with timber harvesting, threatened and endangered species and habitat for such species, and air and water quality. Compliance with such laws and regulations plays a significant role in the Company's business. While compliance with such laws, regulations and judicial and administrative interpretations, together with the cost of litigation incurred in connection with certain timber harvesting operations of Pacific Lumber, have increased the costs of the Company, they have not had a significant adverse effect on the Company's financial position, results of operations or liquidity. However, these laws and related administrative actions and legal challenges have severely restricted the ability of Pacific Lumber to harvest virgin old growth timber, and to a lesser extent, residual old growth timber on the Company's timberlands.

     On September 28, 1996, Pacific Lumber (on behalf of itself, its subsidiaries and affiliates) and MAXXAM (collectively, the "Pacific Lumber Parties") entered into an agreement with the United States and California ("Headwaters Agreement") which provides the framework for the acquisition by the United

                           SCOTIA PACIFIC COMPANY LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

States and California of approximately 5,600 acres of Pacific Lumber's timberlands. These timberlands are commonly referred to as the Headwaters Forest and the Elk Head Springs Forest (collectively, the "Headwaters Timberlands").
A substantial portion of the Headwaters Timberlands contains virgin old growth timber. Approximately 4,900 of these acres are owned by Salmon Creek, with the remaining acreage being owned by the Company (Pacific Lumber owning the timber and related timber harvesting rights on this acreage). The Headwaters Timberlands would be transferred in exchange for (a) cash or other consideration from the United States and California having an aggregate fair market value of $300 million, and (b) approximately 7,700 acres of timberlands (the "Elk River Timberlands") to be acquired from a third party. As part of the Headwaters Agreement, the Pacific Lumber Parties agreed not to enter the Headwaters Timberlands to conduct any logging or salvage operations.

     Closing of the Headwaters Agreement is subject to various conditions, including obtaining federal and California funding, approval of a sustained yield plan ("SYP"), approval of a habitat conservation plan covering multiple species ("Multi-Species HCP") and issuance of a related incidental take permits (the "Permits") and the issuance of certain tax agreements satisfactory to the Pacific Lumber Parties.

     In November 1997, President Clinton signed an appropriations bill which contains authorization for the expenditure of $250 million of federal funds towards consummation of the Headwaters Agreement. On February 27, 1998, Pacific Lumber, MAXXAM and various government agencies entered into a Pre-Permit Application Agreement in Principle (the "Pre-Permit Agreement") regarding certain understandings that they had reached regarding the Multi-Species HCP, the Permits and the SYP. The Pre-Permit Agreement provides that the Permits and Multi-Species HCP would have a term of 50 years, and would limit the activities which could be conducted by Pacific Lumber in eleven forest groves to those which would not be detrimental to marbled murrelet habitat. These groves aggregate approximately 7,600 acres and consist of substantial quantities of virgin and residual old growth redwood and Douglas-fir timber.

     The Company believes that the Pre-Permit Agreement is a favorable development that enhances its position in connection with legal and regulatory challenges to its THPs as well as the prospects for consummation of the Headwaters Agreement, the approval of the Multi-Species HCP and SYP and the issuance of the Permits. Several species, including the northern spotted owl, the marbled murrelet and the coho salmon, have been listed as endangered or threatened under the federal Endangered Species Act ("ESA") and/or the California Endangered Species Act ("CESA"). Pacific Lumber has developed federal and state northern spotted owl management plans which permit harvesting activities to be conducted so long as Pacific Lumber adheres to certain measures designed to protect the northern spotted owl. The potential impact of the listings of the marbled murrelet and the coho salmon is more uncertain. If the Multi-Species HCP is approved, Pacific Lumber would be issued the Permits, which would allow limited incidental "take" of listed species so long as there was no "jeopardy" to the continued existence of the species and the Multi-Species HCP would identify the measures to be instituted in order to minimize and mitigate the anticipated level of take to the greatest extent possible. The Multi-Species HCP would not only provide for the Company's compliance with habitat requirements for currently listed species, it would also provide greater certainty and protection for the Company with regard to identified species that may be listed in the future.

     Lawsuits are pending or threatened which seek to prevent Pacific Lumber from implementing certain of its approved timber harvesting plans ("THPs") or other operations. While challenges with respect to Pacific Lumber's young growth timber have historically been limited, a lawsuit relating to the coho salmon was recently filed under the ESA which relates to a significant number of THPs covering young growth timber of Pacific Lumber. While the Company expects these environmentally focused objections and lawsuits to continue, it believes that the Pre-Permit Agreement will enhance its position in connection with

                           SCOTIA PACIFIC COMPANY LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

these challenges. The Company also believes that the Multi-Species HCP would expedite the preparation and facilitate approval of its THPs.

     The Pre-Permit Agreement also contains certain provisions relating to the SYP. The Company expects Pacific Lumber to propose a long-term sustained yield harvest level ("LTSY") which is approximately 10% less than Pacific Lumber's average timber harvest over the last three years. If the SYP is approved by the California Department of Forestry, Pacific Lumber will have complied with certain BOF regulations requiring that timber companies project timber growth and harvest on their timberlands over a 100-year planning period and establish an LTSY harvest level. The SYP must demonstrate that the average annual harvest over any rolling ten-year period will not exceed the LTSY harvest level and that Pacific Lumber's projected timber inventory is capable of sustaining the LTSY harvest level in the last decade of the 100-year planning period. An approved SYP is expected to be valid for ten years, although it would be subject to review after five years. Thereafter, revised SYPs will be prepared every decade that address the LTSY harvest level based upon reassessment of changes in the resource base and other factors.

     The final terms of the SYP, the Multi-Species HCP and the Permits are subject to additional negotiation and agreement among the parties as well as public review and comment. While the parties are working diligently to complete the closing conditions contained in the Headwaters Agreement, there can be no assurance that the Headwaters Agreement will be consummated or that an SYP, Multi-Species HCP or Permits acceptable to Pacific Lumber will be approved. If the Headwaters Agreement is not consummated and Pacific Lumber is unable to harvest or is severely limited in harvesting on various of its timberlands, it intends to continue and/or expand its takings litigation seeking just compensation from the appropriate government agencies on the grounds that such restrictions constitute an uncompensated governmental taking of private property for public use.

     In the event that a Multi-Species HCP is not approved, Pacific Lumber will not enjoy the benefits of a more streamlined THP preparation and review process. Furthermore, if a Multi-Species HCP acceptable to Pacific Lumber is not approved, it is impossible for the Company to determine the potential adverse effect of the listings of the marbled murrelet and coho salmon or the EPA's potential regulatory limitations on river sedimentation on the Company's financial position, results of operations or liquidity until such time as the various regulatory and legal issues are resolved; however, if Pacific Lumber is unable to harvest, or is severely limited in harvesting, on significant amounts of its timberlands, such effect could be materially adverse to the Company.

6.  MEMBER CAPITAL

     A reconciliation of the activity in member capital is as follows (in thousands):

                                            YEARS ENDED DECEMBER 31,
                                       ----------------------------------
                                          1997        1996        1995
                                       ----------  ----------  ----------
Balance at beginning of period.......  $   12,697  $   12,869  $   18,330
Net income...........................      45,556      51,537      46,026
Contribution of assets by Pacific
  Lumber.............................       5,166       3,224          --
Assumption of net tax liabilities by
  Pacific Lumber.....................      28,368      29,196      27,572
Dividends paid.......................     (60,800)    (76,900)    (59,000)
Distributions........................     (13,864)     (7,229)    (20,059)
                                       ----------  ----------  ----------
Balance at end of period.............  $   17,123  $   12,697  $   12,869
                                       ==========  ==========  ==========

                           SCOTIA PACIFIC COMPANY LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7.  SUPPLEMENTAL CASH FLOW INFORMATION

                                          YEARS ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Supplemental information on non-cash
  investing and financing activities:
  Assumption of net tax liabilities
     by Pacific Lumber...............  $  28,368  $  29,196  $  27,572
  Contribution of assets by Pacific
     Lumber..........................      5,166      3,224         --
  Acquisition of timber and
     timberlands subject to long-term
     debt and other liabilities......      7,340         --        615
Supplemental disclosure of cash flow
  information:
  Interest paid......................  $  26,679  $  27,536  $  28,659

                           SCOTIA PACIFIC COMPANY LLC
                                 BALANCE SHEET
                           (IN THOUSANDS OF DOLLARS)
                                         JUNE 30,      DECEMBER 31,
                                           1998            1997
                                        -----------    ------------
                                        (UNAUDITED)

               ASSETS
Current assets:
  Cash and cash equivalents..........    $  13,691       $ 20,926
  Receivables:
     Due from Pacific Lumber.........       12,229          5,304
     Accrued interest................           85            107
  Prepaid timber harvesting costs....        2,464          2,053
  Other prepaid expenses and current
     assets..........................          326            385
                                        -----------    ------------
     Total current assets............       28,795         28,775
Timber and timberlands, net of
  accumulated depletion of $237,587
  and $233,188, respectively.........      247,319        249,654
Property and equipment, net of
  accumulated depreciation of $7,158
  and $6,590, respectively...........       11,219         11,019
Deferred financing costs, net........       12,868         13,475
Deferred income taxes................       23,100         23,763
Restricted cash......................       28,108         28,434
Other assets.........................        2,081          1,827
                                        -----------    ------------
                                         $ 353,490       $356,947
                                        ===========    ============
   LIABILITIES AND MEMBER CAPITAL
Current liabilities:
  Due to Pacific Lumber..............    $     165       $    147
  Accrued interest...................       10,977         11,358
  Other accrued liabilities..........        1,017            846
  Long-term debt, current
     maturities......................       20,607         19,429
                                        -----------    ------------
     Total current liabilities.......       32,766         31,780
Long-term debt, less current
  maturities.........................      296,046        308,044
                                        -----------    ------------
     Total liabilities...............      328,812        339,824
                                        -----------    ------------
Contingencies
Member capital.......................       24,678         17,123
                                        -----------    ------------
                                         $ 353,490       $356,947
                                        ===========    ============

   The accompanying notes are an integral part of these financial statements.

                           SCOTIA PACIFIC COMPANY LLC
                              STATEMENT OF INCOME
                           (IN THOUSANDS OF DOLLARS)

                                          SIX MONTHS ENDED
                                              JUNE 30,
                                       ----------------------
                                          1998        1997
                                       ----------  ----------
                                            (UNAUDITED)
Log sales to Pacific Lumber..........  $   34,520  $   53,764
                                       ----------  ----------
Operating expenses:
  General and administrative.........       3,271       3,849
  Depletion and depreciation.........       5,013       7,437
                                       ----------  ----------
                                            8,284      11,286
                                       ----------  ----------
Operating income.....................      26,236      42,478
Other income (expense):
  Interest and other income..........       1,329       1,379
  Interest expense...................     (13,253)    (13,695)
                                       ----------  ----------
Income before income taxes...........      14,312      30,162
Provision in lieu of income taxes....      (5,832)    (12,289)
                                       ----------  ----------
Net income...........................  $    8,480  $   17,873
                                       ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                           SCOTIA PACIFIC COMPANY LLC
                            STATEMENT OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                          SIX MONTHS ENDED
                                              JUNE 30,
                                       ----------------------
                                          1998        1997
                                       ----------  ----------
                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $    8,480  $   17,873
  Adjustments to reconcile net income
     to net cash provided by
     operating activities:
     Provision in lieu of income
      taxes..........................       5,832      12,289
     Depletion and depreciation......       5,013       7,437
     Amortization of deferred
      financing costs................         607         616
     Increase (decrease) in cash
      resulting from changes in:
       Receivables...................      (6,925)     (7,906)
       Prepaid expenses and other
        assets.......................        (658)         --
       Amounts due to Pacific
        Lumber.......................          18         (59)
       Accrued interest..............        (381)       (334)
       Other accrued liabilities.....         172         231
     Other...........................          63        (338)
                                       ----------  ----------
     Net cash provided by operating
      activities.....................      12,221      29,809
                                       ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...............      (2,877)     (3,345)
  Net proceeds from sale of assets...           9          --
                                       ----------  ----------
     Net cash used for investing
      activities.....................      (2,868)     (3,345)
                                       ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on Old Timber
     Notes and other debt............     (10,820)     (8,801)
  Dividends paid.....................      (6,700)    (21,600)
  Restricted cash withdrawals, net...         326         202
  (Distributions) contributions......         606      (2,752)
                                       ----------  ----------
     Net cash used for financing
      activities.....................     (16,588)    (32,951)
                                       ----------  ----------
NET DECREASE IN CASH AND CASH
  EQUIVALENTS........................      (7,235)     (6,487)
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD................      20,926      20,345
                                       ----------  ----------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD.............................  $   13,691  $   13,858
                                       ==========  ==========
SUPPLEMENTARY SCHEDULE OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES:
  Assumption of net tax liabilities
     by Pacific Lumber...............  $    5,169  $   11,095
  Acquisition of timber and
     timberlands subject to other
     liabilities.....................          --       4,814
  Contribution of capital assets by
     subsidiary......................          --         421
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Interest paid......................  $   13,027  $   13,413

   The accompanying notes are an integral part of these financial statements.

                           SCOTIA PACIFIC COMPANY LLC
                    CONDENSED NOTES TO FINANCIAL STATEMENTS

1.  GENERAL

     The information contained in the following notes to the financial statements is condensed from that which would appear in the annual financial statements; accordingly, the financial statements included herein should be reviewed in conjunction with the audited financial statements and related notes thereto contained in the Offering Memorandum. Any capitalized terms used but not defined in these Condensed Notes to Financial Statements are defined in the audited financial statements and related notes thereto. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

     The financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature necessary, in the opinion of management, to present fairly the financial position of the Company at June 30, 1998, the results of operations for the six months ended June 30, 1998 and 1997 and cash flows for the six months ended June 30, 1998 and 1997. The Company is a wholly owned subsidiary of Pacific Lumber, which is a wholly owned indirect subsidiary of MGI. MGI is a wholly owned subsidiary of MGHI, which is a wholly owned subsidiary of MAXXAM.

     As discussed in the notes to the audited financial statements, concurrent with the offering of the Timber Notes, Scotia Pacific was merged into the Company and the Transfers were made. The Merger and the Transfers have been reflected in the financial statements of the Company as if such transactions had occurred as of the beginning of the earliest period presented, and the financial statements reflect the historical assets, liabilities and results of operations of Scotia Pacific after giving effect to the Company Transfer and Pacific Lumber's and Salmon Creek's historical assets, liabilities and results of operations attributable to the timberlands and the timber and related timber harvesting rights transferred pursuant to the Palco Transfers. However, the retirement of the Old Timber Notes, the issuance of the Timber Notes and the payment of the $526.1 million cash dividend to Pacific Lumber will not be reflected in the financial statements until July 1998, the period in which such transactions occurred. Assuming such transactions had occurred on June 30, 1998, pro forma assets, liabilities and member deficit would have been $329.7 million, $868.8 million and $539.1 million, respectively.

     SFAS No. 130 was issued in June 1997 and was adopted by the Company as of January 1, 1998. SFAS No. 130 requires the presentation of an additional income measure (termed "comprehensive income"), which adjusts traditional net income for certain items that previously were only reflected as direct charges to equity. For the six months ended June 30, 1998 and 1997, the Company did not have any items which would cause such a difference between "traditional" net income and comprehensive net income.

2.  RESTRICTED CASH

     Restricted cash represents the amount held by the trustee under the indenture governing the Old Timber Notes. In addition, cash and cash equivalents includes $10,245,000 and $17,784,000 at June 30, 1998 and December 31, 1997,
respectively, which is restricted for debt service payments on the Old Timber Notes.

3.  CONTINGENCIES

     The Company's business is subject to a variety of California and federal laws and regulations dealing with timber harvesting, threatened and endangered species and habitat for such species, and air and water quality. Compliance with such laws and regulations plays a significant role in the Company's business. While compliance with such laws, regulations and judicial and administrative interpretations, together with the cost of litigation incurred in connection with certain timber harvesting operations of Pacific Lumber, have increased the costs of the Company, they have not historically had a significant adverse effect on the Company's financial position, results of operations or liquidity. However, these laws and related administrative actions and legal challenges have severely restricted the ability of Pacific Lumber to harvest virgin old growth timber, and to a lesser extent, residual old growth timber on the Company's timberlands. On

                           SCOTIA PACIFIC COMPANY LLC
              CONDENSED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

August 12, 1998, an action was filed by two environmental groups against Pacific Lumber, Scotia Pacific and Salmon Creek (the "EPIC LAWSUIT") under which the environmental groups allege certain procedural violations of the ESA resulting from the defendants' logging activities on the Company's Timberlands and seek to prevent the defendants from carrying out any harvesting activities until certain purported wildlife agency consultation requirements under the ESA are satisfied in connection with the Multi-Species HCP (see below). The Company is uncertain what impact the EPIC LAWSUIT will have upon its operations and financial results, but it is possible that other approved timber harvesting activities on the Company's timberlands could be severely restricted (and revenues potentially significantly adversely affected) until such time as the consultation requirements are satisfied. The Company estimates that it could take up to several months to complete these consultation requirements.

     On September 28, 1996, the Pacific Lumber Parties entered into the Headwaters Agreement with the United States and California which provides the framework for the acquisition by the United States and California of the Headwaters Timberlands. A substantial portion of the Headwaters Timberlands contains virgin old growth timber. Approximately 4,900 of these acres are owned by Salmon Creek, with the remaining acreage being owned by the Company (Pacific Lumber owning the timber and related timber harvesting rights on this acreage). The Headwaters Timberlands would be transferred in exchange for (a) cash or other consideration from the United States and California having an aggregate fair market value of $300 million, and (b) approximately 7,700 acres of timberlands to be acquired from a third party. As part of the Headwaters Agreement, the Pacific Lumber Parties agreed to not enter the Headwaters Timberlands to conduct any logging or salvage operations. Closing of the Headwaters Agreement is subject to various conditions, including obtaining federal and California funding, approval of an SYP, approval of a Multi-Species HCP and issuance of the Permits, acquisition of the third party timberlands and the issuance of certain tax agreements satisfactory to the Pacific Lumber Parties.

     In November 1997, President Clinton signed an appropriations bill authorizing the expenditure of $250 million of federal funds towards consummation of the Headwaters Agreement. These funds remain available until March 1, 1999, and their availability is subject to, among other things, contribution by California of its $130 million portion of funding for the Headwaters Agreement. On August 31, 1998, the California Legislature enacted a bill (the "California Headwaters Bill"), which among other things, appropriated California's $130 million portion of the funding required to consummate the Headwaters Agreement. The state funds remain available until June 30, 1999. Governor Pete Wilson has announced his intention to sign the California Headwaters Bill. The bill also contains an additional appropriation available from July 1, 1999 until June 30, 2000 authorizing the expenditure of up to $80 million toward acquisition of the "Owl Creek" grove owned by the Company. The bill also provides that if any portion of the $80 million remains after purchase of the Owl Creek grove, it may be used to purchase certain other timberlands. The SYP and Multi-Species HCP (see below) would have allowed the harvesting over time of either the Owl Creek grove or a forest grove owned by Pacific Lumber commonly referred to as "Grizzly Creek." The Scheduled Amortization schedule for the Timber Notes assumed that the Owl Creek grove would be harvested over time; however, a provision of the California Headwaters Bill designates the Owl Creek grove as an additional conservation area for the marbled murrelet, which would have the effect of restricting the activities which could be conducted in the grove.

     The Company estimates that the Owl Creek grove constitutes approximately 2% of the aggregate "Mbfe" (board foot equivalents of timber as defined in the Indenture) contained in the timber owned by the Company . It is uncertain whether the Owl Creek grove will ultimately be sold to the state of California. Furthermore, the Company could arrange to exchange the Owl Creek grove for other timberlands pursuant to the substitute collateral provisions of the Indenture. Were the Owl Creek grove to be sold to the state of California, the Company would be required to recognize Deemed Production (as defined in the Indenture) with respect to the Mbfe contained within the grove, which could result in substantial prepayments (and related prepayment premiums).

      The Califonia Headwaters Bill contains provisions requiring the inclusion of additional environmentally focused provisions in the final version of the Multi-Species HCP, including establishing wider interim streamside buffers (while the watershed assessment process is being completed) than provided for in the Multi-Species HCP, obligating Pacific Lumber and

                           SCOTIA PACIFIC COMPANY LLC
              CONDENSED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

the government agencies to establish a schedule that results in completion of the watershed assessment process within five years, imposing minimum and maximum "no-cut" buffers upon the watershed assessment process. The California Headwaters Bill also provides that the SYP shall be subject to the foregoing provisions.

     In July 1998, the proposed SYP and Multi-Species HCP were made available to the public for review and comment. The proposed Multi-Species HCP and related Permits would have a term of 50 years, and would limit the activities which could be conducted by Pacific Lumber in various forest groves to those which would not be detrimental to marbled murrelet habitat. Under the Multi-Species HCP and the California Headwaters Bill, these groves aggregate approximately 8,500 acres and consist of substantial quantities of virgin and residual old growth redwood and Douglas-fir timber. A draft environmental impact statement/report analyzing the Headwaters Agreement, SYP and Multi-Species HCP is being prepared by a consulting firm under the direction of the United States and California, and is expected to be made available for public review and comment in the next few weeks. After the public review and comment process is completed, the regulatory agencies will determine whether to approve (with or without conditions) or disapprove the SYP and Multi-Species HCP.

     The Company believes that submission of the proposed SYP and Multi-Species HCP for public review and comment and passage of the California Headwaters Bill are favorable developments that enhance the prospects for consummation of the Headwaters Agreement, and the issuance of the Permits. Several species, including the northern spotted owl, the marbled murrelet and the coho salmon, have been listed as endangered or threatened under the ESA and/or the CESA. Pacific Lumber has developed federal and state ("no-take") northern spotted owl management plans which permit harvesting activities to be conducted so long as Pacific Lumber adheres to certain measures designed to protect the northern spotted owl. The potential impact of the listings of the marbled murrelet and the coho salmon is more uncertain. If the Multi-Species HCP is approved, Pacific Lumber and the Company would be issued the Permits, which would allow limited incidental "take" of listed species so long as there was no "jeopardy" to the continued existence of such species and the Multi-Species HCP would identify the measures to be instituted in order to minimize and mitigate the anticipated level of take to the greatest extent practicable. The Multi-Species HCP would not only provide for the Company's compliance with habitat requirements for currently listed species, it would also provide greater certainty and protection for the Company with regard to identified species that may be listed in the future.

     Lawsuits are pending or threatened which seek to prevent the Company from implementing certain of its approved THPs or other operations. While challenges with respect to the Company's young growth timber have historically been limited, a lawsuit relating to the coho salmon was filed under the ESA which relates to a significant number of THPs covering young growth timber of the Company and the EPIC LAWSUIT discussed above could also have an adverse impact on the harvesting of the Company's timberlands for up to several months. While the Company expects these environmentally focused objections and lawsuits to continue, it believes that the Multi-Species HCP and SYP would enhance its position in connection with these challenges. The Company also believes that the Multi-Species HCP and SYP would expedite the preparation and facilitate approval of its THPs.

     With respect to the SYP, Pacific Lumber has proposed an LTSY which is approximately 10% less than Pacific Lumber's average timber harvest over the last three years. If the SYP is approved by the CDF, Pacific Lumber will have complied with certain BOF regulations requiring that timber companies project timber growth and harvest on their timberlands over a 100-year planning period and establish an LTSY harvest level. The SYP must demonstrate that the average annual harvest over any rolling ten-year period will not exceed the LTSY harvest level and that Pacific Lumber's projected timber inventory is capable of sustaining the LTSY harvest level in the last decade of the 100-year planning period. The SYP is expected to be valid for ten years, although it would be subject to review after five years. Thereafter, revised SYPs will be prepared every decade that address the LTSY harvest level based upon reassessment of changes in the resource base and other factors.

                           SCOTIA PACIFIC COMPANY LLC
              CONDENSED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

      After the public review and comment process is completed, the regulatory agencies will determine whether to approve or disapprove the SYP and Multi-Species HCP. While the parties are working diligently to complete the closing conditions contained in the Headwaters Agreement, there can be no assurance that the Headwaters Agreement will be consummated or that if the SYP and Multi-Species HCP are approved by the regulatory agencies, the terms of such approval will be acceptable to Pacific Lumber and the Company. If the Headwaters Agreement is not consummated and the Company is unable to harvest or is severely limited in harvesting on various of its timberlands, it intends to continue and/or expand its takings litigation seeking just compensation from the appropriate governmental agencies on the grounds that such restrictions constitute an uncompensated governmental taking of private property for public use.

     In the event that the Multi-Species HCP is not approved, the Company will not enjoy the benefits of a more streamlined THP preparation and review process. Furthermore, it is impossible for the Company to determine the potential adverse effect of (i) the listings of the marbled murrelet and coho salmon if the Multi-Species HCP as approved is not acceptable to Pacific Lumber and the Company or (ii) the EPA's potential regulations regarding water quality on the Company's financial position, results of operations or liquidity until such time as the various regulatory and legal issues are resolved; however, if the Company is unable to harvest, or is severely limited in harvesting, on significant amounts of its timberlands, such effect could be materially adverse to the Company.

4.  MEMBER CAPITAL

     A reconciliation of the activity in member capital is as follows (in thousands):

                                        SIX MONTHS
                                          ENDED
                                         JUNE 30,
                                           1998
                                        ----------
Balance at beginning of period.......    $ 17,123
Net income...........................       8,480
Assumption of net tax liabilities by
  Pacific Lumber.....................       5,169
Dividends paid.......................      (6,700)
Contributions........................         606
                                        ----------
Balance at end of period.............    $ 24,678
                                        ==========

5. SUBSEQUENT EVENT

     On July 20, 1998, the Company issued the Timber Notes, which consist of an aggregate of $867.2 million of Class A-1, Class A-2, and Class A-3 Timber Collaterized Notes which are due on July 20, 2028 and have an overall effective interest rate of 7.43% per annum. Net proceeds fron the offering were used primarily to prepay the Old Timber Notes and to pay a cash dividend of $526.1 million to Pacific Lumber. The Company expects to recognize an extraordinary loss of approximately $35.4 million in the quarter ended September 30, 1998 for the early extinguishment of the Old Timber Notes. For further discussion, see notes to the audited financial statements.

                           SCOTIA PACIFIC COMPANY LLC
                   UNAUDITED SUMMARY QUARTERLY FINANCIAL DATA

                                                  THREE MONTHS ENDED
                                 -----------------------------------------------------
                                 MARCH 31,   JUNE 30,    SEPTEMBER 30,    DECEMBER 31,
                                 ---------   ---------   -------------    ------------
                                               (IN THOUSANDS OF DOLLARS)
1998 Quarterly Information:
  Net sales....................   $ 9,663    $  24,857
  Operating income.............     6,591       19,645
  Net income...................       350        8,130
1997 Quarterly Information:
  Net sales....................    19,122    $  34,642      $51,325         $ 21,326
  Operating income.............    14,588       27,889       42,095           16,721
  Net income...................     4,976       12,897       21,262            6,421
1996 Quarterly Information:
  Net sales....................    22,128       41,841       43,678           27,417
  Operating income.............    17,699       34,842       35,970           21,892
  Net income...................     6,632       16,766       17,456           10,683

                                      F-23

                                                                         ANNEX 1

                      STRUCTURING SCHEDULE ASSUMPTIONS
                   (Dollars in thousands, except prices)

 ANNUAL ESCALATORS
 --------------------------------------
 Operating Costs                  5.00%
 Capital Expenditures             5.00%
 Prices                           3.50%

 OTHER
 -------------------------------------------------------------------------------
                                                     Years
                              --------------------------------------------------
                                 1.0 - 11.5       11.5 - 19.0      19.0 - 30.0
                              ---------------   ---------------  ---------------
 Structuring Note Rate (1)         6.55%             7.11%            7.71%

                                 Class A-1         Class A-2        Class A-3
                              ---------------   ---------------  ---------------
 Note Balance                     $160,700          $243,200         $463,348

Production Haircut (2)                    10%
Effective Price Haircut (3)               25%

             SEASONALITY (% OF YEAR'S
         HARVEST ALLOCATED TO EACH MONTH)
 ------------------------------------------------
 January                                    1.37%
 February                                   2.76%
 March                                      4.88%
 April                                     11.77%
 May                                       10.92%
 June                                      12.82%
 July                                      12.59%
 August                                    13.67%
 September                                 11.84%
 October                                   10.59%
 November                                   4.62%
 December                                   2.18%
 -----------------------  -----------------------
                                          100.00%

                          ANNUAL HARVEST         STRUCTURING
                           LEVELS AFTER         PRICE LEVELS                                                       SCHEDULED
                            PRODUCTION           AFTER PRICE             ANNUAL                ANNUAL               ANNUAL
                              HAIRCUT              HAIRCUT              OPERATING               YIELD               CAPITAL
 YEAR                         (MBFE)            ($ PER MBFE)            COSTS (4)             TAXES (5)        EXPENDITURES (6)
 --------------------  -------------------- --------------------  --------------------  -------------------- --------------------
 1998 (7)                           69,375                 $568                $2,827                $1,142               $2,965
 1999                              146,047                  619                 6,474                 2,621                6,795
 2000                              146,047                  618                 6,796                 2,618                7,135
 2001                              146,047                  619                 7,134                 2,623                7,492
 2002                              146,047                  623                 7,489                 2,639                7,866
 2003                              146,047                  645                 7,862                 2,731                8,260
 2004                              146,047                  653                 8,254                 2,766                8,673
 2005                              146,047                  676                 8,665                 2,863                9,106
 2006                              146,047                  700                 9,097                 2,964                9,562
 2007                              146,047                  724                 9,550                 3,067               10,040
 2008                              118,918                  750                 9,502                 2,585                9,708
 2009                              118,918                  776                 9,975                 2,675               10,193
 2010                              118,918                  803                10,473                 2,769               10,703
 2011                              118,918                  831                10,995                 2,866               11,238
 2012                              118,918                  860                11,543                 2,966               11,800
 2013                              118,918                  890                12,119                 3,070               12,390
 2014                              118,918                  921                12,723                 3,177               13,010
 2015                              118,918                  954                13,358                 3,289               13,660
 2016                              118,918                  987                14,024                 3,404               14,343
 2017                              118,918                1,022                14,724                 3,523               15,060
 2018                               78,923                1,057                13,773                 2,420               13,135
 2019                               78,923                1,094                14,460                 2,505               13,791
 2020                               78,923                1,133                15,182                 2,592               14,481
 2021                               78,923                1,172                15,939                 2,683               15,205
 2022                               78,923                1,213                16,735                 2,777               15,965
 2023                               78,923                1,256                17,570                 2,874               16,763
 2024                               78,923                1,300                18,447                 2,975               17,602
 2025                               78,923                1,345                19,368                 3,079               18,482
 2026                               78,923                1,392                20,335                 3,187               19,406
 2027                               78,923                1,441                21,350                 3,298               20,376
 2028 (7)                           35,140                1,491                11,208                 1,520               10,697
 --------------------  -------------------  -------------------   -------------------   -------------------  -------------------
                                 3,397,345                                   $377,952               $86,269             $375,902
                       ===================                        ===================   ===================  ===================
---------------

(1) The transaction was sized using interest rates for each class with an overall effective rate of 7.43%.

(2)  Discount from Initial Harvest Schedule.

(3) Effective discount from June 1998 SBE Prices. Haircuts range from approximately 17.4% to 26.6% to effect the equivalent of a 25% overall haircut.

(4) Annual Operating Costs include Administrative Expenses, Property Taxes and the Services Fee.

(5)  Annual Yield Taxes are calculated by multiplying revenues by 2.9%.

(6) Annual Capital Expenditures relate primarily to reforestation of timberlands and construction and rehabilitation of logging roads.

(7)  Amounts for 1998 and 2028 represent approximately six months of operations.

       A            B             C           D        E           F              G
-------------  -----------  ------------  ---------  -----  ---------------  -----------
                                                                             Structuring
                                                                                Deemed
  Production                 Structuring                                      Remaining
     Month     Structuring      Mbfe                                           Harvest
    (Period      Harvest        Price     Operating  Yield      Capital        Quantity
    Ending)       (Mbfe)    ($ per Mbfe)   Costs(1)  Taxes  Expenditures(2)   (Mbfe)(3)
-------------  -----------  ------------  ---------  -----  ---------------  -----------
Initial (as of
     Closing)                                                                  3,397,345
Jul-98               6,742          $568       $195   $111             $203    3,390,603
Aug-98              19,967           568        526    329              552    3,370,636
Sep-98              17,285           568        526    284              552    3,353,351
Oct-98              15,461           568        526    255              552    3,337,890
Nov-98               6,742           568        526    111              552    3,331,148
Dec-98               3,178           568        526     52              552    3,327,970

Jan-99               1,998           619        539     36              566    3,325,972
Feb-99               4,031           619        539     72              566    3,321,942
Mar-99               7,127           619        539    128              566    3,314,814
Apr-99              17,193           619        539    309              566    3,297,621
May-99              15,952           619        539    286              566    3,281,670
Jun-99              18,725           619        539    336              566    3,262,944
Jul-99              18,388           619        539    330              566    3,244,556
Aug-99              19,967           619        539    358              566    3,224,590
Sep-99              17,285           619        539    310              566    3,207,305
Oct-99              15,461           619        539    278              566    3,191,843
Nov-99               6,742           619        539    121              566    3,185,102
Dec-99               3,178           619        539     57              566    3,181,924

Jan-00               1,998           618        566     36              595    3,179,926
Feb-00               4,031           618        566     72              595    3,175,895
Mar-00               7,127           618        566    128              595    3,168,768
Apr-00              17,193           618        566    308              595    3,151,575
May-00              15,952           618        566    286              595    3,135,623
Jun-00              18,725           618        566    336              595    3,116,898
Jul-00              18,388           618        566    330              595    3,098,509
Aug-00              19,967           618        566    358              595    3,078,543
Sep-00              17,285           618        566    310              595    3,061,258
Oct-00              15,461           618        566    277              595    3,045,796
Nov-00               6,742           618        566    121              595    3,039,055
Dec-00               3,178           618        566     57              595    3,035,877

Jan-01               1,998           619        595     36              624    3,033,879
Feb-01               4,031           619        595     72              624    3,029,848
Mar-01               7,127           619        595    128              624    3,022,721
Apr-01              17,193           619        595    309              624    3,005,528
May-01              15,952           619        595    286              624    2,989,576
Jun-01              18,725           619        595    336              624    2,970,851
Jul-01              18,388           619        595    330              624    2,952,463
Aug-01              19,967           619        595    359              624    2,932,496
Sep-01              17,285           619        595    310              624    2,915,211
Oct-01              15,461           619        595    278              624    2,899,750
Nov-01               6,742           619        595    121              624    2,893,008
Dec-01               3,178           619        595     57              624    2,889,830
       A              H            I            J            K              L
---------------  -----------  -----------  -----------  -----------  ---------------
                                  Column I = Column J + Column K
                                  ------------------------------
   Production     Collateral  Structuring   Discounted                   Minimum
     Month          Value      Collateral   Servicing   Structuring     Principal
(Period Ending)   Factor(4)      Value      Obligation    Balance    Amortization(5)
---------------  -----------  -----------  -----------  -----------  ---------------
Initial (as of   0.291331621     $989,754     $122,506     $867,248
  Closing
Jul-98           0.292674900      992,344      123,061      869,293               $0
Aug-98           0.293161304      988,140      123,288      864,852                0
Sep-98           0.293828925      985,312      123,516      861,796                0
Oct-98           0.294621701      983,415      123,745      859,670                0
Nov-98           0.296067639      986,245      123,976      862,269                0
Dec-98           0.297791251      991,040      124,208      866,833              415

Jan-99           0.299589922      996,428      124,428      871,999                0
Feb-99           0.301224321    1,000,650      124,650      875,999                0
Mar-99           0.302598435    1,003,058      124,873      878,184                0
Apr-99           0.303091129      999,480      125,098      874,382                0
May-99           0.303678647      996,573      125,324      871,249                0
Jun-99           0.304000316      991,936      125,551      866,385              448
Jul-99           0.304434115      987,754      125,780      861,974                0
Aug-99           0.304710604      982,567      126,010      856,557                0
Sep-99           0.305202120      978,876      126,241      852,635                0
Oct-99           0.305841456      976,198      126,474      849,724                0
Nov-99           0.307265191      978,671      126,709      851,962                0
Dec-99           0.309021410      983,283      126,944      856,338           10,047

Jan-00           0.310905981      988,658      127,155      861,503                0
Feb-00           0.312626710      992,870      127,366      865,503                0
Mar-00           0.314087457      995,270      127,579      867,691                0
Apr-00           0.314665934      991,693      127,793      863,900                0
May-00           0.315339782      988,787      128,009      860,778                0
Jun-00           0.315747496      984,153      128,226      855,927              411
Jul-00           0.316271667      979,971      128,444      851,527                0
Aug-00           0.316638787      974,786      128,663      846,123                0
Sep-00           0.317221282      971,096      128,884      842,212                0
Oct-00           0.317952117      968,417      129,106      839,311                0
Nov-00           0.319468793      970,883      129,330      841,554                0
Dec-00           0.321319079      975,485      129,554      845,931            9,996

Jan-01           0.323298126      980,847      129,753      851,095                0
Feb-01           0.325112767      985,042      129,952      855,091                0
Mar-01           0.326666925      987,423      130,152      857,271                0
Apr-01           0.327335133      983,815      130,354      853,461                0
May-01           0.328099585      980,879      130,557      850,322                0
Jun-01           0.328596753      976,212      130,761      845,451              480
Jul-01           0.329215514      971,997      130,966      841,030                0
Aug-01           0.329677015      966,777      131,173      835,603                0
Sep-01           0.330354915      963,054      131,381      831,673                0
Oct-01           0.331182158      960,345      131,590      828,755                0
Nov-01           0.332799184      962,791      131,801      830,990                0
Dec-01           0.334752039      967,377      132,012      835,364           10,087

       A            B             C           D        E           F              G
-------------  -----------  ------------  ---------  -----  ---------------  -----------
                                                                             Structuring
                                                                                Deemed
  Production                 Structuring                                      Remaining
     Month     Structuring      Mbfe                                           Harvest
    (Period      Harvest        Price     Operating  Yield      Capital        Quantity
    Ending)       (Mbfe)    ($ per Mbfe)   Costs(1)  Taxes  Expenditures(2)   (Mbfe)(3)
-------------  -----------  ------------  ---------  -----  ---------------  -----------
Jan-02               1,998           623        624     36              656    2,887,832
Feb-02               4,031           623        624     73              656    2,883,801
Mar-02               7,127           623        624    129              656    2,876,674
Apr-02              17,193           623        624    311              656    2,859,481
May-02              15,952           623        624    288              656    2,843,530
Jun-02              18,725           623        624    338              656    2,824,804
Jul-02              18,388           623        624    332              656    2,806,416
Aug-02              19,967           623        624    361              656    2,786,449
Sep-02              17,285           623        624    312              656    2,769,164
Oct-02              15,461           623        624    279              656    2,753,703
Nov-02               6,742           623        624    122              656    2,746,962
Dec-02               3,178           623        624     57              656    2,743,784

Jan-03               1,998           645        655     37              688    2,741,786
Feb-03               4,031           645        655     75              688    2,737,755
Mar-03               7,127           645        655    133              688    2,730,628
Apr-03              17,193           645        655    322              688    2,713,435
May-03              15,952           645        655    298              688    2,697,483
Jun-03              18,725           645        655    350              688    2,678,758
Jul-03              18,388           645        655    344              688    2,660,369
Aug-03              19,967           645        655    373              688    2,640,403
Sep-03              17,285           645        655    323              688    2,623,118
Oct-03              15,461           645        655    289              688    2,607,656
Nov-03               6,742           645        655    126              688    2,600,915
Dec-03               3,178           645        655     59              688    2,597,737

Jan-04               1,998           653        688     38              723    2,595,739
Feb-04               4,031           653        688     76              723    2,591,708
Mar-04               7,127           653        688    135              723    2,584,581
Apr-04              17,193           653        688    326              723    2,567,338
May-04              15,952           653        688    302              723    2,551,436
Jun-04              18,725           653        688    355              723    2,532,711
Jul-04              18,388           653        688    348              723    2,514,323
Aug-04              19,967           653        688    378              723    2,494,356
Sep-04              17,285           653        688    327              723    2,477,071
Oct-04              15,461           653        688    293              723    2,461,610
Nov-04               6,742           653        688    128              723    2,454,868
Dec-04               3,178           653        688     60              723    2,451,690
       A              H            I            J            K              L
---------------  -----------  -----------  -----------  -----------  ---------------
                                  Column I = Column J + Column K
                                  ------------------------------
   Production     Collateral  Structuring   Discounted                   Minimum
     Month          Value      Collateral   Servicing   Structuring     Principal
(Period Ending)   Factor(4)      Value      Obligation    Balance    Amortization(5)
---------------  -----------  -----------  -----------  -----------  ---------------
Jan-02           0.336834024      972,720      132,196      840,524                0
Feb-02           0.338750034      976,888      132,380      844,507                0
Mar-02           0.340403522      979,230      132,566      846,664                0
Apr-02           0.341162116      975,547      132,753      842,794                0
May-02           0.342018369      972,539      132,941      839,599                0
Jun-02           0.342604539      967,791      133,130      834,661              703
Jul-02           0.343318482      963,494      133,320      830,174                0
Aug-02           0.343873995      958,187      133,512      824,676                0
Sep-02           0.344648162      954,387      133,704      820,683                0
Oct-02           0.345573532      951,607      133,898      817,709                0
Nov-02           0.347297332      954,012      134,093      819,920                0
Dec-02           0.349361192      958,571      134,289      824,283           10,378

Jan-03           0.351544351      963,859      134,455      829,404                0
Feb-03           0.353548166      967,928      134,622      833,306                0
Mar-03           0.355268707      970,107      134,791      835,316                0
Apr-03           0.356023751      966,047      134,960      831,087                0
May-03           0.356883168      962,686      135,130      827,556                0
Jun-03           0.357449989      957,522      135,302      822,220            2,062
Jul-03           0.358154683      952,824      135,474      817,350                0
Aug-03           0.358687038      947,078      135,648      811,431                0
Sep-03           0.359454365      942,891      135,822      807,069                0
Oct-03           0.360384113      939,758      135,998      803,760                0
Nov-03           0.362176799      941,991      136,174      805,817                0
Dec-03           0.364337027      946,452      136,352      810,100           12,121

Jan-04           0.366636790      951,693      136,498      815,195                0
Feb-04           0.368752519      955,699      136,645      819,053                0
Mar-04           0.370578142      957,789      136,793      820,996                0
Apr-04           0.371413065      953,561      136,942      816,619                0
May-04           0.372355251      950,041      137,092      812,949                0
Jun-04           0.372996769      944,693      137,243      807,450            2,649
Jul-04           0.373784758      939,815      137,394      802,421                0
Aug-04           0.374395947      933,877      137,547      796,330                0
Sep-04           0.375248051      929,516      137,700      791,816                0
Oct-04           0.376266973      926,222      137,855      788,368                0
Nov-04           0.378172431      928,363      138,010      790,353                0
Dec-04           0.380456025      932,760      139,166      794,594           12,856

       A            B             C           D        E           F              G
-------------  -----------  ------------  ---------  -----  ---------------  -----------
                                                                             Structuring
                                                                                Deemed
  Production                 Structuring                                      Remaining
     Month     Structuring      Mbfe                                           Harvest
    (Period      Harvest        Price     Operating  Yield      Capital        Quantity
    Ending)       (Mbfe)    ($ per Mbfe)   Costs(1)  Taxes  Expenditures(2)   (Mbfe)(3)
-------------  -----------  ------------  ---------  -----  ---------------  -----------
Jan-05               1,998           676        722     39              759    2,449,692
Feb-05               4,031           676        722     79              759    2,445,661
Mar-05               7,127           676        722    140              759    2,438,534
Apr-05              17,193           676        722    337              759    2,421,341
May-05              15,952           676        722    313              759    2,405,389
Jun-05              18,725           676        722    367              759    2,386,664
Jul-05              18,388           676        722    361              759    2,368,276
Aug-05              19,967           676        722    391              759    2,348,309
Sep-05              17,285           676        722    339              759    2,331,024
Oct-05              15,461           676        722    303              759    2,315,563
Nov-05               6,742           676        722    132              759    2,308,821
Dec-05               3,178           676        722     62              759    2,305,643

Jan-06               1,998           700        758     41              797    2,303,646
Feb-06               4,031           700        758     82              797    2,299,615
Mar-06               7,127           700        758    145              797    2,292,488
Apr-06              17,193           700        758    349              797    2,275,295
May-06              15,952           700        758    324              797    2,259,343
Jun-06              18,725           700        758    380              797    2,240,617
Jul-06              18,388           700        758    373              797    2,222,229
Aug-06              19,967           700        758    405              797    2,202,263
Sep-06              17,285           700        758    351              797    2,184,978
Oct-06              15,461           700        758    314              797    2,169,516
Nov-06               6,742           700        758    137              797    2,162,775
Dec-06               3,178           700        758     64              797    2,159,597

Jan-07               1,998           724        796     42              837    2,157,599
Feb-07               4,031           724        796     85              837    2,153,568
Mar-07               7,127           724        796    150              837    2,146,441
Apr-07              17,193           724        796    361              837    2,129,248
May-07              15,952           724        796    335              837    2,113,296
Jun-07              18,725           724        796    393              837    2,094,571
Jul-07              18,388           724        796    386              837    2,076,183
Aug-07              19,967           724        796    419              837    2,056,216
Sep-07              17,285           724        796    363              837    2,038,931
Oct-07              15,461           724        796    325              837    2,023,470
Nov-07               6,742           724        796    142              837    2,016,728
Dec-07               3,178           724        796     67              837    2,013,550
       A              H            I            J            K              L
---------------  -----------  -----------  -----------  -----------  ---------------
                                  Column I = Column J + Column K
                                  ------------------------------
   Production     Collateral  Structuring   Discounted                   Minimum
     Month          Value      Collateral   Servicing   Structuring     Principal
(Period Ending)   Factor(4)      Value      Obligation    Balance    Amortization(5)
---------------  -----------  -----------  -----------  -----------  ---------------
Jan-05           0.382872823      937,921      138,289      799,631                0
Feb-05           0.385089926      941,800      138,413      803,386                0
Mar-05           0.386992713      943,695      138,538      805,157                0
Apr-05           0.387822170      939,050      138,663      800,387                0
May-05           0.388766581      935,135      138,789      796,346                0
Jun-05           0.389383662      929,328      138,916      790,412            4,182
Jul-05           0.390159604      924,006      139,043      784,962                0
Aug-05           0.390742149      917,583      139,171      778,412                0
Sep-05           0.391584535      912,793      139,301      773,493                0
Oct-05           0.392606777      909,106      139,430      769,675                0
Nov-05           0.394591728      911,042      139,561      771,481                0
Dec-05           0.396987360      915,311      139,693      775,619           14,794

Jan-06           0.399527565      920,370      139,789      780,581                0
Feb-06           0.401850072      924,100      139,886      784,214                0
Mar-06           0.403830476      925,776      139,983      785,793                0
Apr-06           0.404642726      920,681      140,081      780,600                0
May-06           0.405578537      916,341      140,180      776,161                0
Jun-06           0.406156150      910,041      140,279      769,761            5,857
Jul-06           0.406906499      904,240      140,379      763,860                0
Aug-06           0.407444031      897,299      140,480      756,819                0
Sep-06           0.408262961      892,045      140,581      751,465                0
Oct-06           0.409276582      887,932      140,683      747,250                0
Nov-06           0.411340932      889,638      140,785      748,853                0
Dec-06           0.413853575      893,757      140,888      752,869           16,892

Jan-07           0.416523908      898,692      140,954      757,738                0
Feb-07           0.418955621      902,249      141,020      761,229                0
Mar-07           0.421012980      903,679      141,087      762,593                0
Apr-07           0.421792142      898,100      141,154      756,946                0
May-07           0.422704573      893,300      141,221      752,079                0
Jun-07           0.423222624      886,470      141,289      745,181            7,688
Jul-07           0.423929016      880,154      141,357      738,797                0
Aug-07           0.424399550      872,657      141,426      731,231                0
Sep-07           0.425176297      866,905      141,495      725,410                0
Oct-07           0.426164791      862,331      141,564      720,767                0
Nov-07           0.428306992      863,779      141,634      722,144                0
Dec-07           0.430941505      867,722      141,705      726,017           19,163

       A            B             C           D        E           F              G
-------------  -----------  ------------  ---------  -----  ---------------  -----------
                                                                             Structuring
                                                                                Deemed
  Production                 Structuring                                      Remaining
     Month     Structuring      Mbfe                                           Harvest
    (Period      Harvest        Price     Operating  Yield      Capital        Quantity
    Ending)       (Mbfe)    ($ per Mbfe)   Costs(1)  Taxes  Expenditures(2)   (Mbfe)(3)
-------------  -----------  ------------  ---------  -----  ---------------  -----------
Jan-08               1,627           750        792     35              809    2,011,923
Feb-08               3,282           750        792     71              809    2,008,641
Mar-08               5,803           750        792    126              809    2,002,838
Apr-08              13,999           750        792    304              809    1,988,839
May-08              12,989           750        792    282              809    1,975,850
Jun-08              15,247           750        792    331              809    1,960,603
Jul-08              14,973           750        792    325              809    1,945,630
Aug-08              16,258           750        792    353              809    1,929,372
Sep-08              14,074           750        792    306              809    1,915,298
Oct-08              12,589           750        792    274              809    1,902,709
Nov-08               5,489           750        792    119              809    1,897,219
Dec-08               2,588           750        792     56              809    1,894,632

Jan-09               1,627           776        831     37              849    1,893,005
Feb-09               3,282           776        831     74              849    1,889,723
Mar-09               5,803           776        831    131              849    1,883,920
Apr-09              13,999           776        831    315              849    1,869,920
May-09              12,989           776        831    292              849    1,856,932
Jun-09              15,247           776        831    343              849    1,841,684
Jul-09              14,973           776        831    337              849    1,826,712
Aug-09              16,258           776        831    366              849    1,810,454
Sep-09              14,074           776        831    317              849    1,796,380
Oct-09              12,589           776        831    283              849    1,783,790
Nov-09               5,489           776        831    123              849    1,778,301
Dec-09               2,588           776        831     58              849    1,775,714

Jan-10               1,627           803        873     38              892    1,774,087
Feb-10               3,282           803        873     76              892    1,770,805
Mar-10               5,803           803        873    135              892    1,765,001
Apr-10              13,999           803        873    326              892    1,751,002
May-10              12,989           803        873    302              892    1,738,013
Jun-10              15,247           803        873    355              892    1,722,766
Jul-10              14,973           803        873    349              892    1,707,794
Aug-10              16,258           803        873    379              892    1,691,536
Sep-10              14,074           803        873    328              892    1,677,462
Oct-10              12,589           803        873    293              892    1,664,872
Nov-10               5,489           803        873    128              892    1,659,383
Dec-10               2,588           803        873     60              892    1,656,795
       A              H            I            J            K              L
---------------  -----------  -----------  -----------  -----------  ---------------
                                  Column I = Column J + Column K
                                  ------------------------------
   Production     Collateral  Structuring   Discounted                   Minimum
     Month          Value      Collateral   Servicing   Structuring     Principal
(Period Ending)   Factor(4)      Value      Obligation    Balance    Amortization(5)
---------------  -----------  -----------  -----------  -----------  ---------------
Jan-08           0.433768748      872,709      141,780      730,930                0
Feb-08           0.436382413      876,536      141,855      734,681                0
Mar-08           0.438664756      878,574      141,931      736,644                0
Apr-08           0.439810302      874,712      142,007      732,705                0
May-08           0.441081886      871,512      142,084      729,428                0
Jun-08           0.442010224      866,606      142,161      724,446            1,572
Jul-08           0.443112636      862,133      142,238      719,895                0
Aug-08           0.444015150      856,671      142,316      714,354                0
Sep-08           0.445196612      852,684      142,395      710,289                0
Oct-08           0.446572245      849,697      142,474      707,223                0
Nov-08           0.448967362      851,790      142,554      709,236                0
Dec-08           0.451798662      855,992      142,634      713,358           11,087

Jan-09           0.454787557      860,915      142,675      718,240                0
Feb-09           0.457545807      864,635      142,716      721,919                0
Mar-09           0.459946995      866,503      142,758      723,746                0
Apr-09           0.461122531      862,262      142,799      719,463                0
May-09           0.462432848      858,706      142,841      715,865                0
Jun-09           0.463371469      853,384      142,884      710,500            2,858
Jul-09           0.464499629      848,507      142,926      705,581                0
Aug-09           0.465409340      842,602      142,969      699,633                0
Sep-09           0.466617146      838,222      143,012      695,210                0
Oct-09           0.468032392      834,872      143,055      691,816                0
Nov-09           0.470548407      836,777      143,099      693,678                0
Dec-09           0.473536426      840,865      143,143      697,722           12,778

Jan-10           0.476695955      845,700      143,146      702,554                0
Feb-10           0.479606654      849,290      143,148      706,141                0
Mar-10           0.482132005      850,964      143,151      707,813                0
Apr-10           0.483331290      846,314      143,154      703,160                0
May-10           0.484673857      842,370      143,157      699,213                0
Jun-10           0.485611073      836,594      143,159      693,435            4,287
Jul-10           0.486753744      831,275      143,162      688,113                0
Aug-10           0.487657651      824,890      143,165      681,725                0
Sep-10           0.488882640      820,082      143,168      676,914                0
Oct-10           0.490331081      816,339      143,171      673,168                0
Nov-10           0.492974065      818,033      143,174      674,859                0
Dec-10           0.496129491      821,995      143,177      679,808           14,626

       A            B             C           D        E           F              G
-------------  -----------  ------------  ---------  -----  ---------------  -----------
                                                                             Structuring
                                                                                Deemed
  Production                 Structuring                                      Remaining
     Month     Structuring      Mbfe                                           Harvest
    (Period      Harvest        Price     Operating  Yield      Capital        Quantity
    Ending)       (Mbfe)    ($ per Mbfe)   Costs(1)  Taxes  Expenditures(2)   (Mbfe)(3)
-------------  -----------  ------------  ---------  -----  ---------------  -----------
Jan-11               1,627           831        916     39              937    1,655,168
Feb-11               3,282           831        916     79              937    1,651,886
Mar-11               5,803           831        916    140              937    1,646,083
Apr-11              13,999           831        916    337              937    1,632,084
May-11              12,989           831        916    313              937    1,619,095
Jun-11              15,247           831        916    367              937    1,603,848
Jul-11              14,973           831        916    361              937    1,588,875
Aug-11              16,258           831        916    392              937    1,572,618
Sep-11              14,074           831        916    339              937    1,558,543
Oct-11              12,589           831        916    303              937    1,545,954
Nov-11               5,489           831        916    132              937    1,540,465
Dec-11               2,588           831        916     62              937    1,537,877

Jan-12               1,627           860        962     41              983    1,536,250
Feb-12               3,282           860        962     82              983    1,532,968
Mar-12               5,803           860        962    145              983    1,527,165
Apr-12              13,999           860        962    349              983    1,513,166
May-12              12,989           860        962    324              983    1,500,177
Jun-12              15,247           860        962    380              983    1,484,930
Jul-12              14,973           860        962    373              983    1,469,957
Aug-12              16,258           860        962    406              983    1,453,699
Sep-12              14,074           860        962    351              983    1,439,625
Oct-12              12,589           860        962    314              983    1,427,036
Nov-12               5,489           860        962    137              983    1,421,546
Dec-12               2,588           860        962     65              983    1,418,959

Jan-13               1,627           890      1,010     42            1,033    1,417,332
Feb-13               3,282           890      1,010     85            1,033    1,414,050
Mar-13               5,803           890      1,010    150            1,033    1,408,247
Apr-13              13,999           890      1,010    361            1,033    1,394,247
May-13              12,989           890      1,010    335            1,033    1,381,259
Jun-13              15,247           890      1,010    394            1,033    1,366,011
Jul-13              14,973           890      1,010    387            1,033    1,351,039
Aug-13              16,258           890      1,010    420            1,033    1,334,781
Sep-13              14,074           890      1,010    363            1,033    1,320,707
Oct-13              12,589           890      1,010    325            1,033    1,308,117
Nov-13               5,489           890      1,010    142            1,033    1,302,628
Dec-13               2,588           890      1,010     67            1,033    1,300,041
       A              H            I            J            K              L
---------------  -----------  -----------  -----------  -----------  ---------------
                                  Column I = Column J + Column K
                                  ------------------------------
   Production     Collateral  Structuring   Discounted                   Minimum
     Month          Value      Collateral   Servicing   Structuring     Principal
(Period Ending)   Factor(4)      Value      Obligation    Balance    Amortization(5)
---------------  -----------  -----------  -----------  -----------  ---------------
Jan-11           0.499471208      826,709      143,136      683,573                0
Feb-11           0.502541835      830,142      143,095      687,047                0
Mar-11           0.505193626      831,591      143,054      688,537                0
Apr-11           0.506403528      826,493      143,013      683,480                0
May-11           0.507767302      822,124      142,971      679,152                0
Jun-11           0.508687643      815,858      142,929      672,928            5,880
Jul-11           0.509833018      810,061      142,887      667,174                0
Aug-11           0.510715781      803,161      142,845      660,316                0
Sep-11           0.511945785      797,890      142,802      655,088                0
Oct-11           0.513417451      793,720      142,759      650,961                0
Nov-11           0.516192241      795,176      142,716      652,460                0
Dec-11           0.519526327      798,968      142,673      656,295           16,633

Jan-12           0.523063815      803,557      142,583      660,974                0
Feb-12           0.526304288      806,808      142,493      664,314                0
Mar-12           0.529087000      808,003      142,403      665,600                0
Apr-12           0.530293132      802,421      142,312      660,109                0
May-12           0.531665060      797,592      142,220      655,371                0
Jun-12           0.532548725      790,797      142,128      648,669            7,626
Jul-12           0.533679832      784,486      142,036      642,451                0
Aug-12           0.534519877      777,031      141,942      635,089                0
Sep-12           0.535737279      771,261      141,849      629,412                0
Oct-12           0.537217295      766,628      141,754      624,874                0
Nov-12           0.540127995      767,817      141,659      626,158                0
Dec-12           0.543653080      771,421      141,564      629,858           18,811

Jan-13           0.547401665      775,850      141,420      634,430                0
Feb-13           0.550822586      779,891      141,275      637,616                0
Mar-13           0.553739820      779,802      141,129      638,674                0
Apr-13           0.554921442      773,698      140,982      632,716                0
May-13           0.556282408      768,370      140,834      627,535                0
Jun-13           0.557101438      761,007      140,686      620,321            9,537
Jul-13           0.558193732      754,141      140,536      613,605                0
Aug-13           0.558960362      746,090      140,386      605,704                0
Sep-13           0.560139504      739,780      140,235      599,545                0
Oct-13           0.561605695      734,646      140,082      594,564                0
Nov-13           0.564655051      735,536      139,929      595,606                0
Dec-13           0.568384716      738,923      139,775      599,148           21,173

       A            B             C           D        E           F              G
-------------  -----------  ------------  ---------  -----  ---------------  -----------
                                                                             Structuring
                                                                                Deemed
  Production                 Structuring                                      Remaining
     Month     Structuring      Mbfe                                           Harvest
    (Period      Harvest        Price     Operating  Yield      Capital        Quantity
    Ending)       (Mbfe)    ($ per Mbfe)   Costs(1)  Taxes  Expenditures(2)   (Mbfe)(3)
-------------  -----------  ------------  ---------  -----  ---------------  -----------
Jan-14               1,627           921      1,060     43            1,084    1,298,414
Feb-14               3,282           921      1,060     88            1,084    1,295,132
Mar-14               5,803           921      1,060    155            1,084    1,289,328
Apr-14              13,999           921      1,060    374            1,084    1,275,329
May-14              12,989           921      1,060    347            1,084    1,262,340
Jun-14              15,247           921      1,060    407            1,084    1,247,093
Jul-14              14,973           921      1,060    400            1,084    1,232,121
Aug-14              16,258           921      1,060    434            1,084    1,215,863
Sep-14              14,074           921      1,060    376            1,084    1,201,789
Oct-14              12,589           921      1,060    336            1,084    1,189,199
Nov-14               5,489           921      1,060    147            1,084    1,183,710
Dec-14               2,588           921      1,060     69            1,084    1,181,122

Jan-15               1,627           954      1,113     45            1,138    1,179,495
Feb-15               3,282           954      1,113     91            1,138    1,176,213
Mar-15               5,803           954      1,113    160            1,138    1,170,410
Apr-15              13,999           954      1,113    387            1,138    1,156,411
May-15              12,989           954      1,113    359            1,138    1,143,422
Jun-15              15,247           954      1,113    422            1,138    1,128,175
Jul-15              14,973           954      1,113    414            1,138    1,113,202
Aug-15              16,258           954      1,113    450            1,138    1,096,945
Sep-15              14,074           954      1,113    389            1,138    1,082,870
Oct-15              12,589           954      1,113    348            1,138    1,070,281
Nov-15               5,489           954      1,113    152            1,138    1,064,792
Dec-15               2,588           954      1,113     72            1,138    1,062,204

Jan-16               1,627           987      1,169     47            1,195    1,060,577
Feb-16               3,282           987      1,169     94            1,195    1,057,295
Mar-16               5,803           987      1,169    166            1,195    1,051,492
Apr-16              13,999           987      1,169    401            1,195    1,037,492
May-16              12,989           987      1,169    372            1,195    1,024,504
Jun-16              15,247           987      1,169    436            1,195    1,009,257
Jul-16              14,973           987      1,169    429            1,195      994,284
Aug-16              16,258           987      1,169    465            1,195      978,026
Sep-16              14,074           987      1,169    403            1,195      963,952
Oct-16              12,589           987      1,169    360            1,195      951,363
Nov-16               5,489           987      1,169    157            1,195      945,873
Dec-16               2,588           987      1,169     74            1,195      943,286
       A              H            I            J            K              L
---------------  -----------  -----------  -----------  -----------  ---------------
                                  Column I = Column J + Column K
                                  ------------------------------
   Production     Collateral  Structuring   Discounted                   Minimum
     Month          Value      Collateral   Servicing   Structuring     Principal
(Period Ending)   Factor(4)      Value      Obligation    Balance    Amortization(5)
---------------  -----------  -----------  -----------  -----------  ---------------
Jan-14           0.572361896      743,163      139,570      603,593                0
Feb-14           0.575974537      745,963      139,363      606,599                0
Mar-14           0.579028310      746,558      139,155      607,402                0
Apr-14           0.580155240      739,889      138,946      600,943                0
May-14           0.581477063      734,022      138,736      595,286                0
Jun-14           0.582191363      726,047      138,524      587,523           11,625
Jul-14           0.583208886      718,584      138,311      580,273                0
Aug-14           0.583857668      709,891      138,097      571,794                0
Sep-14           0.584960675      702,999      137,881      565,118                0
Oct-14           0.586379688      697,322      137,664      559,658                0
Nov-14           0.589568017      697,878      137,446      560,431                0
Dec-14           0.593517243      701,016      137,226      563,790           23,733

Jan-15           0.597743290      705,035      136,953      568,083                0
Feb-15           0.601559473      707,562      136,677      570,885                0
Mar-15           0.604749016      707,804      136,400      571,404                0
Apr-15           0.605776593      700,527      136,121      564,405                0
May-15           0.607017103      694,077      135,841      558,236                0
Jun-15           0.607567919      685,443      135,558      549,884           13,905
Jul-15           0.608456935      677,336      135,274      542,061                0
Aug-15           0.608922020      667,954      134,989      532,965                0
Sep-15           0.609891799      660,434      134,701      525,732                0
Oct-15           0.611212547      654,169      134,412      519,757                0
Nov-15           0.614535813      654,353      134,121      520,231                0
Dec-15           0.618721105      657,208      133,828      523,380           26,505

Jan-16           0.623219920      660,973      133,478      527,495                0
Feb-16           0.627251672      663,190      133,126      530,064                0
Mar-16           0.630571265      663,041      132,772      530,269                0
Apr-16           0.631431776      655,106      132,415      522,690                0
May-16           0.632526374      648,026      132,057      515,969                0
Jun-16           0.632825088      638,683      131,696      506,987           16,392
Jul-16           0.633503001      629,882      131,333      498,549                0
Aug-16           0.633683696      619,759      130,967      488,792                0
Sep-16           0.634431579      611,562      130,600      480,962                0
Oct-16           0.635573585      604,661      130,230      474,431                0
Nov-16           0.639019778      604,432      129,858      474,574                0
Dec-16           0.643459123      606,966      129,484      477,482           29,505

       A            B             C           D        E           F              G
-------------  -----------  ------------  ---------  -----  ---------------  -----------
                                                                             Structuring
                                                                                Deemed
  Production                 Structuring                                      Remaining
     Month     Structuring      Mbfe                                           Harvest
    (Period      Harvest        Price     Operating  Yield      Capital        Quantity
    Ending)       (Mbfe)    ($ per Mbfe)   Costs(1)  Taxes  Expenditures(2)   (Mbfe)(3)
-------------  -----------  ------------  ---------  -----  ---------------  -----------
Jan-17               1,627         1,022      1,227     48            1,255      941,659
Feb-17               3,282         1,022      1,227     97            1,255      938,377
Mar-17               5,803         1,022      1,227    172            1,255      932,574
Apr-17              13,999         1,022      1,227    415            1,255      918,574
May-17              12,989         1,022      1,227    385            1,255      905,585
Jun-17              15,247         1,022      1,227    452            1,255      890,338
Jul-17              14,973         1,022      1,227    444            1,255      875,366
Aug-17              16,258         1,022      1,227    482            1,255      859,108
Sep-17              14,074         1,022      1,227    417            1,255      845,034
Oct-17              12,589         1,022      1,227    373            1,255      832,444
Nov-17               5,489         1,022      1,227    163            1,255      826,955
Dec-17               2,588         1,022      1,227     77            1,255      824,367

Jan-18               1,080         1,057      1,148     33            1,095      823,288
Feb-18               2,178         1,057      1,148     67            1,095      821,110
Mar-18               3,851         1,057      1,148    118            1,095      817,258
Apr-18               9,291         1,057      1,148    285            1,095      807,967
May-18               8,620         1,057      1,148    264            1,095      799,347
Jun-18              10,119         1,057      1,148    310            1,095      789,228
Jul-18               9,937         1,057      1,148    305            1,095      779,291
Aug-18              10,790         1,057      1,148    331            1,095      768,501
Sep-18               9,341         1,057      1,148    286            1,095      759,160
Oct-18               8,355         1,057      1,148    256            1,095      750,805
Nov-18               3,643         1,057      1,148    112            1,095      747,162
Dec-18               1,717         1,057      1,148     53            1,095      745,445

Jan-19               1,080         1,094      1,205     34            1,149      744,365
Feb-19               2,178         1,094      1,205     69            1,149      742,187
Mar-19               3,851         1,094      1,205    122            1,149      738,335
Apr-19               9,291         1,094      1,205    295            1,149      729,044
May-19               8,620         1,094      1,205    274            1,149      720,424
Jun-19              10,119         1,094      1,205    321            1,149      710,305
Jul-19               9,937         1,094      1,205    315            1,149      700,368
Aug-19              10,790         1,094      1,205    342            1,149      689,578
Sep-19               9,341         1,094      1,205    296            1,149      680,238
Oct-19               8,355         1,094      1,205    265            1,149      671,882
Nov-19               3,643         1,094      1,205    116            1,149      668,239
Dec-19               1,717         1,094      1,205     55            1,149      666,522
       A              H            I            J            K              L
---------------  -----------  -----------  -----------  -----------  ---------------
                                  Column I = Column J + Column K
                                  ------------------------------
   Production     Collateral  Structuring   Discounted                   Minimum
     Month          Value      Collateral   Servicing   Structuring     Principal
(Period Ending)   Factor(4)      Value      Obligation    Balance    Amortization(5)
---------------  -----------  -----------  -----------  -----------  ---------------
Jan-17           0.648259469      610,439      129,049      481,390                0
Feb-17           0.652520179      612,310      128,612      483,698                0
Mar-17           0.655958348      611,729      128,171      483,558                0
Apr-17           0.656548921      603,089      127,728      475,360                0
May-17           0.657394308      595,327      127,283      468,044                0
Jun-17           0.657297089      585,217      126,835      458,382           19,100
Jul-17           0.657621458      575,659      126,384      449,276                0
Aug-17           0.657341164      564,727      125,930      438,797                0
Sep-17           0.657700957      555,780      125,473      430,306                0
Oct-17           0.658503770      548,168      125,014      423,154                0
Nov-17           0.662012877      547,455      124,552      422,903                0
Dec-17           0.666692084      549,599      124,087      425,512           32,870

Jan-18           0.671762307      553,054      123,698      429,355                0
Feb-18           0.676404547      555,402      123,307      432,095                0
Mar-18           0.680417192      556,076      122,914      433,162                0
Apr-18           0.682235703      551,224      122,518      428,706                0
May-18           0.684289686      546,985      122,120      424,864                0
Jun-18           0.685661273      541,143      121,720      419,423            6,089
Jul-18           0.687384691      535,673      121,317      414,356                0
Aug-18           0.688701641      529,268      120,911      408,356                0
Sep-18           0.690547961      524,237      120,504      403,733                0
Oct-18           0.692766768      520,133      120,093      400,040                0
Nov-18           0.697008336      520,778      119,680      401,098                0
Dec-18           0.702126340      523,396      119,265      404,131           15,292

Jan-19           0.707584447      526,701      118,790      407,911                0
Feb-19           0.712569351      528,860      118,312      410,548                0
Mar-19           0.716859709      529,283      117,831      411,452                0
Apr-19           0.718727879      523,984      117,347      406,638                0
May-19           0.720852216      519,319      116,860      402,460                0
Jun-19           0.722216178      512,994      116,370      396,624            7,508
Jul-19           0.723976630      507,050      115,877      391,173                0
Aug-19           0.725280735      500,138      115,381      384,757                0
Sep-19           0.727165522      494,645      114,882      379,763                0
Oct-19           0.729460015      490,111      114,380      375,731                0
Nov-19           0.734004985      490,491      113,875      376,616                0
Dec-19           0.739526877      492,911      113,367      379,544           17,080

       A            B             C           D        E           F              G
-------------  -----------  ------------  ---------  -----  ---------------  -----------
                                                                             Structuring
                                                                                Deemed
  Production                 Structuring                                      Remaining
     Month     Structuring      Mbfe                                           Harvest
    (Period      Harvest        Price     Operating  Yield      Capital        Quantity
    Ending)       (Mbfe)    ($ per Mbfe)   Costs(1)  Taxes  Expenditures(2)   (Mbfe)(3)
-------------  -----------  ------------  ---------  -----  ---------------  -----------
Jan-20               1,080         1,133      1,265     35            1,207      665,442
Feb-20               2,178         1,133      1,265     72            1,207      663,264
Mar-20               3,851         1,133      1,265    127            1,207      659,413
Apr-20               9,291         1,133      1,265    305            1,207      650,122
May-20               8,620         1,133      1,265    283            1,207      641,501
Jun-20              10,119         1,133      1,265    332            1,207      631,382
Jul-20               9,937         1,133      1,265    326            1,207      621,445
Aug-20              10,790         1,133      1,265    354            1,207      610,656
Sep-20               9,341         1,133      1,265    307            1,207      601,315
Oct-20               8,355         1,133      1,265    274            1,207      592,960
Nov-20               3,643         1,133      1,265    120            1,207      589,316
Dec-20               1,717         1,133      1,265     56            1,207      587,599

Jan-21               1,080         1,172      1,328     37            1,267      586,519
Feb-21               2,178         1,172      1,328     74            1,267      584,341
Mar-21               3,851         1,172      1,328    131            1,267      580,490
Apr-21               9,291         1,172      1,328    316            1,267      571,199
May-21               8,620         1,172      1,328    293            1,267      562,579
Jun-21              10,119         1,172      1,328    344            1,267      552,459
Jul-21               9,937         1,172      1,328    338            1,267      542,523
Aug-21              10,790         1,172      1,328    367            1,267      531,733
Sep-21               9,341         1,172      1,328    318            1,267      522,392
Oct-21               8,355         1,172      1,328    284            1,267      514,037
Nov-21               3,643         1,172      1,328    124            1,267      510,394
Dec-21               1,717         1,172      1,328     58            1,267      508,676

Jan-22               1,080         1,213      1,395     38            1,330      507,597
Feb-22               2,178         1,213      1,395     77            1,330      505,418
Mar-22               3,851         1,213      1,395    136            1,330      501,567
Apr-22               9,291         1,213      1,395    327            1,330      492,276
May-22               8,620         1,213      1,395    303            1,330      483,656
Jun-22              10,119         1,213      1,395    356            1,330      473,537
Jul-22               9,937         1,213      1,395    350            1,330      463,600
Aug-22              10,790         1,213      1,395    380            1,330      452,810
Sep-22               9,341         1,213      1,395    329            1,330      443,469
Oct-22               8,355         1,213      1,395    294            1,330      435,114
Nov-22               3,643         1,213      1,395    128            1,330      431,471
Dec-22               1,717         1,213      1,395     60            1,330      429,754
       A              H            I            J            K              L
---------------  -----------  -----------  -----------  -----------  ---------------
                                  Column I = Column J + Column K
                                  ------------------------------
   Production     Collateral  Structuring   Discounted                   Minimum
     Month          Value      Collateral   Servicing   Structuring     Principal
(Period Ending)   Factor(4)      Value      Obligation    Balance    Amortization(5)
---------------  -----------  -----------  -----------  -----------  ---------------
Jan-20           0.745429612      496,040      112,796      383,244                0
Feb-20           0.750804467      497,982      112,221      385,760                0
Mar-20           0.755406499      498,125      111,643      386,482                0
Apr-20           0.757310530      492,344      111,061      381,283                0
May-20           0.759494846      487,217      110,476      376,741                0
Jun-20           0.760822550      480,370      109,887      370,483            9,061
Jul-20           0.762601518      473,915      109,294      364,621                0
Aug-20           0.763861410      466,456      108,698      357,758                0
Sep-20           0.765763516      460,465      108,098      352,367                0
Oct-20           0.768119884      455,464      107,495      347,969                0
Nov-20           0.773009125      455,547      106,888      348,659                0
Dec-20           0.779000360      457,740      106,277      351,463           19,020

Jan-21           0.785423406      460,666      105,599      355,067                0
Feb-21           0.791250842      462,360      104,918      357,443                0
Mar-21           0.796208824      462,191      104,232      357,959                0
Apr-21           0.798126673      455,889      103,542      352,347                0
May-21           0.800353369      450,262      102,847      347,414                0
Jun-21           0.801601112      442,852      102,149      340,703           10,759
Jul-21           0.803368808      435,846      101,446      334,400                0
Aug-21           0.804535759      427,798      100,739      327,059                0
Sep-21           0.806420321      421,268      100,027      321,240                0
Oct-21           0.808814140      415,760       99,311      316,449                0
Nov-21           0.814102613      415,513       98,591      316,922                0
Dec-21           0.820654158      417,447       97,867      319,581           21,123

Jan-22           O.827703518      420,140       97,072      323,068                0
Feb-22           0.834070727      421,555       96,271      325,283                0
Mar-22           0.839445487      421,038       95,467      325,572                0
Apr-22           0.841341648      414,172       94,657      319,516                0
May-22           0.843581133      408,003       93,842      314,161                0
Jun-22           0.844679990      399,987       93,022      306,965           12,616
Jul-22           0.846387358      392,385       92,197      300,188                0
Aug-22           0.847382661      383,703       91,367      292,336                0
Sep-22           0.849190717      376,590       90,533      286,057                0
Oct-22           0.851578096      370,534       89,693      280,841                0
Nov-22           0.857344379      369,919       88,847      281,072                0
Dec-22           0.864590848      371,561       87,997      283,564           23,401

       A            B             C           D        E           F              G
-------------  -----------  ------------  ---------  -----  ---------------  -----------
                                                                             Structuring
                                                                                Deemed
  Production                 Structuring                                      Remaining
     Month     Structuring      Mbfe                                           Harvest
    (Period      Harvest        Price     Operating  Yield      Capital        Quantity
    Ending)       (Mbfe)    ($ per Mbfe)   Costs(1)  Taxes  Expenditures(2)   (Mbfe)(3)
-------------  -----------  ------------  ---------  -----  ---------------  -----------
Jan-23               1,080         1,256      1,464     39            1,397      428,674
Feb-23               2,178         1,256      1,464     79            1,397      426,496
Mar-23               3,851         1,256      1,464    140            1,397      422,644
Apr-23               9,291         1,256      1,464    338            1,397      413,353
May-23               8,620         1,256      1,464    314            1,397      404,733
Jun-23              10,119         1,256      1,464    369            1,397      394,614
Jul-23               9,937         1,256      1,464    362            1,397      384,677
Aug-23              10,790         1,256      1,464    393            1,397      373,887
Sep-23               9,341         1,256      1,464    340            1,397      364,547
Oct-23               8,355         1,256      1,464    304            1,397      356,191
Nov-23               3,643         1,256      1,464    133            1,397      352,548
Dec-23               1,717         1,256      1,464     63            1,397      350,831

Jan-24               1,080         1,300      1,537     41            1,467      349,751
Feb-24               2,178         1,300      1,537     82            1,467      347,573
Mar-24               3,851         1,300      1,537    145            1,467      343,721
Apr-24               9,291         1,300      1,537    350            1,467      334,430
May-24               8,620         1,300      1,537    325            1,467      325,810
Jun-24              10,119         1,300      1,537    381            1,467      315,691
Jul-24               9,937         1,300      1,537    375            1,467      305,754
Aug-24              10,790         1,300      1,537    407            1,467      294,964
Sep-24               9,341         1,300      1,537    352            1,467      285,624
Oct-24               8,355         1,300      1,537    315            1,467      277,268
Nov-24               3,643         1,300      1,537    137            1,467      273,625
Dec-24               1,717         1,300      1,537     65            1,467      271,908

Jan-25               1,080         1,345      1,614     42            1,540      270,828
Feb-25               2,178         1,345      1,614     85            1,540      268,650
Mar-25               3,851         1,345      1,614    150            1,540      264,799
Apr-25               9,291         1,345      1,614    362            1,540      255,508
May-25               8,620         1,345      1,614    336            1,540      246,887
Jun-25              10,119         1,345      1,614    395            1,540      236,768
Jul-25               9,937         1,345      1,614    388            1,540      226,831
Aug-25              10,790         1,345      1,614    421            1,540      216,042
Sep-25               9,341         1,345      1,614    364            1,540      206,701
Oct-25               8,355         1,345      1,614    326            1,540      198,346
Nov-25               3,643         1,345      1,614    142            1,540      194,703
Dec-25               1,717         1,345      1,614     67            1,540      192,985
       A              H            I            J            K              L
---------------  -----------  -----------  -----------  -----------  ---------------
                                  Column I = Column J + Column K
                                  ------------------------------
   Production     Collateral  Structuring   Discounted                   Minimum
     Month          Value      Collateral   Servicing   Structuring     Principal
(Period Ending)   Factor(4)      Value      Obligation    Balance    Amortization(5)
---------------  -----------  -----------  -----------  -----------  ---------------
Jan-23           0.872424644      373,986       87,072      286,913                0
Feb-23           0.879461137      375,086       86,142      288,945                0
Mar-23           0.885342188      374,185       85,205      288,980                0
Apr-23           0.887157894      366,710       84,263      282,446                0
May-23           0.889359432      359,953       83,315      276,638                0
Jun-23           0.890195186      351,283       82,362      268,922           14,642
Jul-23           0.891757660      343,039       81,402      261,636                0
Aug-23           0.892446417      333,674       80,437      253,237                0
Sep-23           0.894072481      325,931       79,466      246,465                0
Oct-23           0.896370786      318,279       78,489      240,790                0
Nov-23           0.902736756      318,258       77,506      240,752                0
Dec-23           0.910894728      319,570       76,517      243,053           25,869

Jan-24           0.919769515      321,690       75,449      246,242                0
Feb-24           0.927685028      322,438       74,374      248,064                0
Mar-24           0.934216956      321,110       73,293      247,817                0
Apr-24           0.935850014      312,977       72,205      240,772                0
May-24           0.937922365      305,585       71,111      234,474                0
Jun-24           0.938291080      296,210       70,010      226,201           16,853
Jul-24           0.939551335      287,272       68,902      218,370                0
Aug-24           0.939680365      277,172       67,787      209,385                0
Sep-24           0.940917110      268,748       66,666      202,082                0
Oct-24           0.942955486      261,452       65,538      195,914                0
Nov-24           0.950132725      259,980       64,403      195,578                0
Dec-24           0.959594034      260,921       63,261      197,661           28,540

Jan-25           0.969978363      262,698       62,035      200,663                0
Feb-25           0.979156638      263,051       60,802      202,249                0
Mar-25           0.986605944      261,252       59,561      201,691                0
Apr-25           0.987863943      252,407       58,313      194,094                0
May-25           0.989628425      244,327       57,057      187,270                0
Jun-25           0.989120963      234,193       55,793      178,399           19,262
Jul-25           0.989746805      224,506       54,522      169,984                0
Aug-25           0.988765830      213,615       53,243      160,371                0
Sep-25           0.989134875      204,455       51,956      152,499                0
Oct-25           0.990493822      196,460       50,662      145,799                0
Nov-25           0.998916382      194,492       49,359      145,132                0
Dec-25           1.010529182      195,017       48,049      146,969           31,431

       A            B             C           D        E           F              G
-------------  -----------  ------------  ---------  -----  ---------------  -----------
                                                                             Structuring
                                                                                Deemed
  Production                 Structuring                                      Remaining
     Month     Structuring      Mbfe                                           Harvest
    (Period      Harvest        Price     Operating  Yield      Capital        Quantity
    Ending)       (Mbfe)    ($ per Mbfe)   Costs(1)  Taxes  Expenditures(2)   (Mbfe)(3)
-------------  -----------  ------------  ---------  -----  ---------------  -----------
Jan-26               1,080         1,392      1,695     44            1,617      191,906
Feb-26               2,178         1,392      1,695     88            1,617      189,727
Mar-26               3,851         1,392      1,695    156            1,617      185,876
Apr-26               9,291         1,392      1,695    375            1,617      176,585
May-26               8,620         1,392      1,695    348            1,617      167,965
Jun-26              10,119         1,392      1,695    409            1,617      157,846
Jul-26               9,937         1,392      1,695    401            1,617      147,909
Aug-26              10,790         1,392      1,695    436            1,617      137,119
Sep-26               9,341         1,392      1,695    377            1,617      127,778
Oct-26               8,355         1,392      1,695    337            1,617      119,423
Nov-26               3,643         1,392      1,695    147            1,617      115,780
Dec-26               1,717         1,392      1,695     69            1,617      114,062

Jan-27               1,080         1,441      1,779     45            1,698      112,983
Feb-27               2,178         1,441      1,779     91            1,698      110,805
Mar-27               3,851         1,441      1,779    161            1,698      106,953
Apr-27               9,291         1,441      1,779    388            1,698       97,662
May-27               8,620         1,441      1,779    360            1,698       89,042
Jun-27              10,119         1,441      1,779    423            1,698       78,923
Jul-27               9,937         1,441      1,779    415            1,698       68,986
Aug-27              10,790         1,441      1,779    451            1,698       58,196
Sep-27               9,341         1,441      1,779    390            1,698       48,855
Oct-27               8,355         1,441      1,779    349            1,698       40,500
Nov-27               3,643         1,441      1,779    152            1,698       36,857
Dec-27               1,717         1,441      1,779     72            1,698       35,140

Jan-28               1,080         1,491      1,868     47            1,783       34,060
Feb-28               2,178         1,491      1,868     94            1,783       31,882
Mar-28               3,851         1,491      1,868    167            1,783       28,030
Apr-28               9,291         1,491      1,868    402            1,783       18,739
May-28               8,620         1,491      1,868    373            1,783       10,119
Jun-28              10,119         1,491      1,868    438            1,783            0
               -----------
Total            3,397,345
       A              H            I            J            K              L
---------------  -----------  -----------  -----------  -----------  ---------------
                                  Column I = Column J + Column K
                                  ------------------------------
   Production     Collateral  Structuring   Discounted                   Minimum
     Month          Value      Collateral   Servicing   Structuring     Principal
(Period Ending)   Factor(4)      Value      Obligation    Balance    Amortization(5)
---------------  -----------  -----------  -----------  -----------  ---------------
Jan-26           1.023449847      196,406       46,650      149,756                0
Feb-26           1.034738502      196,318       45,242      151,076                0
Mar-26           1.043708428      194,000       43,826      150,174                0
Apr-26           1.044180660      184,387       42,401      141,985                0
May-26           1.045232502      175,562       40,968      134,595                0
Jun-26           1.042847605      164,609       39,525      125,084           21,885
Jul-26           1.041957325      154,115       38,074      116,040                0
Aug-26           1.038303984      142,371       36,614      105,757                0
Sep-26           1.036304872      132,417       35,146       97,271                0
Oct-26           1.035528273      123,666       33,668       89,998                0
Nov-26           1.046374270      121,149       32,181       88,968                0
Dec-26           1.062671817      121,211       30,685       90,526           34,558

Jan-27           1.081262717      122,164       29,096       93,068                0
Feb-27           1.097305506      121,586       27,497       94,090                0
Mar-27           1.109799568      118,697       25,888       92,809                0
Apr-27           1.108440736      108,253       24,269       83,984                0
May-27           1.107601374       98,623       22,640       75,983                0
Jun-27           1.099643863       86,787       21,002       65,785           24,740
Jul-27           1.093288273       75,421       19,353       56,069                0
Aug-27           1.078427339       62,760       17,694       45,066                0
Sep-27           1.063307268       51,948       16,026       35,923                0
Oct-27           1.046368977       42,378       14,347       28,031                0
Nov-27           1.065134348       39,258       12,657       26,600                0
Dec-27           1.104259468       38,803       10,958       27,845           37,940

Jan-28           1.152941973       39,269        9,159       30,110                0
Feb-28           1.196530844       38,148        7,350       30,798                0
Mar-28           1.235393737       34,628        5,529       29,100                0
Apr-28           1.242740520       23,288        3,697       19,591                0
May-28           1.263680410       12,787        1,854       10,933                0
Jun-28           0.000000000            0            0            0           27,845
                                                                     ---------------
                                                                            $867,248

All dollars in thousands, except for Column C and Column H

(1) Operating Costs include administrative expenses, property taxes, the Services Fee, and certain amounts reimbursable under the New Services Agreement.

(2) A portion of Capital Expenditures is reimbursable under the New Services Agreement.

(3) The Structured Harvest Quantity is 3,397,345 Mbfe. In all subsequent periods the column represents the Deemed Remaining Harvest Quantity, which is equal to the previous period of Column G less current period Column B.

(4) Amount in Column I divided by amount in Column G, expressed in units of dollars (in thousands) per Mbfe.

(5) Payments to Holders on Timber Notes are due on the 20th day of the subsequent month.
                                      I-11

                                                                         ANNEX 2

                           THE PACIFIC LUMBER COMPANY

     THE TIMBER NOTES ARE SENIOR SECURED OBLIGATIONS OF SCOTIA PACIFIC COMPANY LLC (THE "COMPANY") AND ARE NOT OBLIGATIONS OF, OR GUARANTEED BY, PACIFIC LUMBER (AS DEFINED BELOW), ANY OF THE COMPANY'S OTHER AFFILIATES OR ANY OTHER PERSON. ALL TERMS NOT OTHERWISE DEFINED IN THIS ANNEX 2 HAVE THE SAME DEFINITIONS ASSIGNED THEM IN THE PROSPECTUS TO WHICH THIS ANNEX 2 IS ATTACHED.

                                    BUSINESS

GENERAL

     The Pacific Lumber Company and its subsidiaries (collectively referred to herein as "Pacific Lumber," unless the context indicates otherwise) engage in several principal aspects of the lumber industry--the growing and harvesting of redwood and Douglas-fir timber, the milling of logs into lumber products and the manufacturing of lumber into a variety of value-added finished products. Pacific Lumber has been in continuous operation for over 125 years.

     Pacific Lumber is an indirect wholly owned subsidiary of MAXXAM Group Inc. ("MGI"). MGI is a wholly owned subsidiary of MAXXAM Group Holdings Inc. ("MGHI"), which in turn is a wholly owned subsidiary of MAXXAM Inc.
("MAXXAM"). Pacific Lumber's principal wholly owned subsidiaries are the Company and Salmon Creek Corporation ("Salmon Creek"). As used herein, the terms "Pacific Lumber," "MGHI," "MGI," or "MAXXAM" refer to the respective companies and their subsidiaries, unless otherwise noted or the context indicates otherwise.

     THIS ANNEX 2 TO THE PROSPECTUS CONTAINS STATEMENTS WHICH CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS APPEAR IN A NUMBER OF PLACES (SEE "--REGULATORY AND ENVIRONMENTAL MATTERS," "--LEGAL PROCEEDINGS," AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PACIFIC LUMBER--BACKGROUND," "--FINANCIAL CONDITION AND
INVESTING AND FINANCING ACTIVITIES" AND "--TRENDS"). SUCH STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "EXPECTS," "MAY," "ESTIMATES," "WILL," "SHOULD," "PLANS" OR
"ANTICIPATES" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR
COMPARABLE TERMINOLOGY, OR BY DISCUSSIONS OF STRATEGY. READERS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. THESE FACTORS INCLUDE THE EFFECTIVENESS OF MANAGEMENT'S STRATEGIES AND DECISIONS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, DEVELOPMENTS IN TECHNOLOGY, NEW OR MODIFIED STATUTORY OR REGULATORY REQUIREMENTS AND CHANGING PRICES AND MARKET CONDITIONS. THIS ANNEX 2 TO THE PROSPECTUS IDENTIFIES OTHER FACTORS THAT COULD CAUSE SUCH DIFFERENCES. NO ASSURANCE CAN BE GIVEN THAT THESE ARE ALL OF THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS.

  TIMBERLANDS

     Pacific Lumber owns and manages approximately 205,000 acres of virtually contiguous commercial timberlands located in Humboldt County along the northern California coast, an area which has very favorable soil and climate conditions for growing timber. These timberlands contain approximately three-quarters redwood and one-quarter Douglas-fir timber, are located in close proximity to Pacific Lumber's four sawmills and contain an extensive network of roads. Approximately 179,400 acres of Pacific Lumber's timberlands are owned by the Company (the "Scotia Pacific Timberlands"), a special purpose Delaware limited liability company and wholly owned subsidiary of Pacific Lumber. Pacific Lumber has the exclusive right to harvest (the "Pacific Lumber Harvest Rights") approximately 8,000 acres of the Scotia Pacific Timberlands consisting substantially of virgin old growth redwood and virgin old growth Douglas-fir timber located on numerous small parcels throughout the Scotia Pacific Timberlands. The timber on the Scotia Pacific Timberlands which is not subject to the Pacific Lumber Harvest Rights is referred to herein as the "Scotia Pacific Timber." Substantially all of the Company's assets are pledged as security for the

Company's 6.55% Class A-1 Timber Collateralized Notes due 2028, 7.11% Class A-2 Timber Collateralized Notes due 2028, and 7.71% Class A-3 Timber Collateralized Notes due 2028 (collectively, the "Timber Notes"). Pacific Lumber harvests and purchases from the Company all of the logs harvested from the Scotia Pacific Timber. See "--Relationships With Scotia Pacific and Britt" for a description of this and other relationships among Pacific Lumber, the Company and Britt Lumber Co., Inc. ("Britt"), an affiliate of Pacific Lumber.

     The forest products industry grades lumber in various classifications according to quality. The two broad categories within which all grades fall, based on the absence or presence of knots, are called "upper" and "common" grades, respectively. "Old growth" trees, often defined as trees which have been growing for approximately 200 years or longer, have a higher percentage of upper grade lumber than "young growth" trees (those which have been growing for less than 200 years). "Virgin" old growth trees are located in timber stands that have not previously been harvested. "Residual" old growth trees are located in timber stands which have been partially harvested in the past.

     Pacific Lumber engages in extensive efforts to supplement the natural regeneration of timber and increase the amount of timber on its timberlands. Pacific Lumber is required to comply with California forestry regulations regarding reforestation, which generally require that an area be reforested to specified standards within an established period of time. Pacific Lumber also actively engages in efforts to establish timberlands from open areas such as pasture land. Regeneration of redwood timber generally is accomplished through the natural growth of new redwood sprouts from the stump remaining after a redwood tree is harvested. Such new redwood sprouts grow quickly, thriving on existing mature root systems. In addition, Pacific Lumber supplements natural redwood regeneration by planting redwood seedlings. Douglas-fir timber grown on Pacific Lumber's timberlands is regenerated almost entirely by planting seedlings. During 1997, Pacific Lumber planted an estimated 659,000 redwood and Douglas-fir seedlings.

  HARVESTING PRACTICES

     The ability of Pacific Lumber to sell logs or lumber products will depend, in part, upon its ability to obtain regulatory approval of timber harvesting plans ("THPs"). THPs are required to be developed by registered professional foresters and must be filed with, and approved by, the California Department of Forestry ("CDF") prior to the harvesting of timber. Each THP is designed to comply with applicable laws and regulations. The CDF's evaluation of proposed THPs incorporates review and analysis of such THPs by several California and federal agencies and public comments received with respect to such THPs. An approved THP is applicable to specific acreage and specifies the harvesting method and other conditions relating to the harvesting of the timber covered by such THP. See "--Regulatory and Environmental Factors" and "--Headwaters Agreement" for information regarding Pacific Lumber's obligation to develop a plan establishing a long-term sustained yield level for its timberlands. That section also contains information regarding threatened and endangered species listings, a critical habitat designation and similar matters concerning the Company, Pacific Lumber and their respective operations. The number of Pacific Lumber's approved THPs and the amount of timber covered by such THPs varies significantly from time to time, depending upon a variety of factors, including the timing of agency review. Pacific Lumber maintains a detailed geographical information system covering its timberlands (the "GIS"). The GIS covers numerous aspects of Pacific Lumber's properties, including timber type, tree class, wildlife data, roads, rivers and streams. By carefully monitoring and updating this data base and conducting field studies, Pacific Lumber's foresters are better able to develop detailed THPs addressing the various regulatory requirements. Pacific Lumber also utilizes a Global Positioning System ("GPS") which allows precise location of geographic features through satellite positioning.

     Pacific Lumber employs a variety of well-accepted methods of selecting trees for harvest. These methods, which are designed to achieve optimal regeneration, are referred to as "silvicultural systems" in the forestry profession. Silvicultural systems range from very light thinnings aimed at enhancing the growth rate of retained trees to clear cutting which results in the harvest of all trees in an area and replacement with a new forest stand. In between are a number of varying levels of partial harvests which can be employed.

  PRODUCTION FACILITIES

     Pacific Lumber owns four highly mechanized sawmills and related facilities located in Scotia, Fortuna and Carlotta, California. The sawmills historically have been supplied almost entirely from timber harvested from Pacific Lumber's timberlands. Pacific Lumber has implemented numerous technological advances that have increased the operating efficiency of its production facilities and the recovery of finished products from its timber. Over the past three years, Pacific Lumber's annual lumber production has averaged approximately 297 million board feet, with approximately 309, 291 and 290 million board feet produced in 1997, 1996 and 1995, respectively. The Fortuna sawmill produces primarily common grade lumber. During 1997, the Fortuna mill produced approximately 101 million board feet of lumber. The Carlotta sawmill produces both common and upper grade redwood lumber. During 1997, the Carlotta mill produced approximately 76 million board feet of lumber. Sawmills "A" and "B" are both located in Scotia.
Sawmill "A" processes Douglas-fir logs and Sawmill "B" primarily processes large diameter redwood logs. During 1997, Sawmills "A" and "B" produced 91 million and 41 million board feet of lumber, respectively.

     Pacific Lumber operates a finishing and manufacturing plant in Scotia which processes rough lumber into a variety of finished products such as trim, fascia, siding and paneling. These finished products include the redwood lumber industry's largest variety of customized trim and fascia patterns. Remanufacturing enhances the value of some grades of lumber by assembling knot-free pieces of narrower and shorter lumber into wider or longer pieces in its state-of-the-art end and edge glue plants. The result is a standard sized upper grade product which can be sold at a premium over common grade products. Pacific Lumber has also installed a lumber remanufacturing facility at its mill in Fortuna which processes low grade redwood common lumber into value-added, higher grade redwood fence and related products.

     Pacific Lumber dries the majority of its upper grade lumber before it is sold. Upper grades of redwood lumber are generally air-dried for three to twelve months and then kiln-dried for seven to twenty-four days to produce a dimensionally stable and high quality product which generally commands higher prices than "green" lumber (which is lumber sold before it has been dried). Upper grade Douglas-fir lumber is generally kiln-dried immediately after it is cut. Pacific Lumber owns and operates 34 kilns, having an annual capacity of approximately 95 million board feet, to dry its upper grades of lumber efficiently in order to produce a quality, premium product. Pacific Lumber also maintains several large enclosed storage sheds which hold 27 million board feet of lumber.

     In addition, Pacific Lumber owns and operates a modern 25-megawatt cogeneration power plant which is fueled almost entirely by the wood residue from Pacific Lumber's milling and finishing operations. This power plant generates substantially all of the energy requirements of Scotia, California, the town adjacent to Pacific Lumber's timberlands where several of its manufacturing facilities are located. Pacific Lumber sells surplus power to Pacific Gas and Electric Company. In 1997, the sale of surplus power accounted for approximately 2% of Pacific Lumber's total revenues.

  PRODUCTS

     The following table sets forth the distribution of Pacific Lumber's lumber production (on a net board foot basis) and revenues by product line:

                                           YEAR ENDED DECEMBER 31, 1997            YEAR ENDED DECEMBER 31, 1996
                                       -------------------------------------   -------------------------------------
                                       % OF TOTAL                              % OF TOTAL
                                         LUMBER      % OF TOTAL                  LUMBER      % OF TOTAL
                                       PRODUCTION      LUMBER     % OF TOTAL   PRODUCTION      LUMBER     % OF TOTAL
               PRODUCT                   VOLUME       REVENUES     REVENUES      VOLUME       REVENUES     REVENUES
-------------------------------------  -----------   ----------   ----------   -----------   ----------   ----------
Upper grade redwood lumber...........        12%          34%          29%           13%          33%          28%
Common grade redwood lumber..........        55%          42%          35%           53%          42%          35%
                                            ---          ---           --           ---          ---           --
  Total redwood lumber...............        67%          76%          64%           66%          75%          63%
                                            ---          ---           --           ---          ---           --
Upper grade Douglas-fir lumber.......         4%           6%           5%            3%           6%           5%
Common grade Douglas-fir lumber......        25%          16%          13%           27%          16%          13%
                                            ---          ---           --           ---          ---           --
  Total Douglas-fir lumber...........        29%          22%          18%           30%          22%          18%
                                            ---          ---           --           ---          ---           --
Other grades of lumber...............         4%           2%           2%            4%           3%           2%
                                            ---          ---           --           ---          ---           --
  Total lumber.......................       100%         100%          84%          100%         100%          83%
                                            ===          ===           ==           ===          ===           ==
Logs.................................                                   7%                                      9%
                                                                       ==                                      ==
Hardwood chips.......................                                   3%                                      2%
Softwood chips.......................                                   4%                                      4%
                                                                       --                                      --
  Total wood chips...................                                   7%                                      6%
                                                                       ==                                      ==

     LUMBER. In 1997, Pacific Lumber sold approximately 312 million board feet of lumber, which accounted for approximately 84% of Pacific Lumber's total revenues. Lumber products vary greatly by the species and quality of the timber from which it is produced. Lumber is sold not only by grade (such as "upper" grade versus "common" grade), but also by board size and the drying process associated with the lumber.

     Redwood lumber is Pacific Lumber's largest product category. Redwood is commercially grown only along the northern coast of California and possesses certain unique characteristics that permit it to be sold at a premium to many other wood products. Such characteristics include its natural beauty, superior ability to retain paint and other finishes, dimensional stability and innate resistance to decay, insects and chemicals. Typical applications include exterior siding, trim and fascia for both residential and commercial construction, outdoor furniture, decks, planters, retaining walls and other specialty applications. Redwood also has a variety of industrial applications because of its chemical resistance and because it does not impart any taste or odor to liquids or solids.

     Upper grade redwood lumber, which is derived primarily from large diameter logs and is characterized by an absence of knots and other defects, is used primarily in distinctive interior and exterior applications. The overall supply of upper grade lumber has been diminishing due to increasing environmental and regulatory restrictions and other factors, and Pacific Lumber's supply of upper grade lumber has decreased in some premium product categories. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Background." Common grade redwood lumber, Pacific Lumber's largest volume product, has many of the same aesthetic and structural qualities of redwood uppers, but has some knots, sapwood and a coarser grain. Such lumber is commonly used for construction purposes, including outdoor structures such as decks, hot tubs and fencing.

     Douglas-fir lumber is used primarily for new construction and some decorative purposes and is widely recognized for its strength, hard surface and attractive appearance. Douglas-fir is grown commercially along the west coast of North America and in Chile and New Zealand. Upper grade Douglas-fir lumber is derived primarily from old growth Douglas-fir timber and is used principally in finished carpentry applications. Common grade Douglas-fir lumber is used for a variety of general construction purposes and is largely interchangeable with common grades of other whitewood lumber.

     LOGS

     Pacific Lumber currently sells certain logs that, due to their size or quality, cannot be efficiently processed by its mills into lumber. The majority of these logs are purchased by Britt. The balance are purchased by surrounding mills which do not own sufficient timberlands to support their mill operations. See "--Relationships with Scotia Pacific and Britt" below. Except for the agreement with Britt described below, Pacific Lumber does not have any significant contractual relationships with third parties relating to the purchase of logs. Pacific Lumber has historically not purchased significant quantities of logs from third parties; however, Pacific Lumber may from time to time purchase logs from third parties for processing in its mills or for resale to third parties if, in the opinion of management, economic factors are advantageous to Pacific Lumber.

     WOOD CHIPS

     Pacific Lumber uses a whole-log chipper to produce wood chips from hardwood trees which would otherwise be left as waste. These chips are sold to third parties primarily for the production of facsimile and other specialty papers. Pacific Lumber also produces softwood chips from the wood residue and waste from its milling operations. These chips are sold to third parties for the production of wood pulp and paper products.

     OTHER PRODUCTS

     Pacific Lumber also derives revenues from a soil amendment operation and a concrete block manufacturing operation.

  BACKLOG AND SEASONALITY

     Pacific Lumber's backlog of sales orders at December 31, 1997 and 1996 was approximately $26.4 million and approximately $21.3 million, respectively, the substantial portion of which was delivered in the first quarter of the next fiscal year. Pacific Lumber has historically experienced lower first quarter sales due largely to the general decline in construction-related activity during the winter months. As a result, Pacific Lumber's results in any one quarter are not necessarily indicative of results to be expected for the full year.

  MARKETING

     The housing, construction and remodeling markets are the primary markets for Pacific Lumber's lumber products. Pacific Lumber's policy is to maintain a wide distribution of its products both geographically and in terms of the number of customers. Pacific Lumber sells its lumber products throughout the country to a variety of accounts, the large majority of which are wholesalers, followed by retailers, industrial users, exporters and manufacturers. Upper grades of redwood and Douglas-fir lumber are sold throughout the entire United States, as well as to export markets. Common grades of redwood lumber are sold principally west of the Mississippi River, with California accounting for approximately 66% of these sales in 1997. Common grades of Douglas-fir lumber are sold primarily in California. In 1997, Pacific Lumber had three customers which accounted for approximately 10%, 5% and 5%, respectively, of total revenues. Exports of lumber accounted for approximately 6% of Pacific Lumber's total revenues in 1997. Pacific Lumber markets its products through its own sales staff which focuses primarily on domestic sales.

     Pacific Lumber actively follows trends in the housing, construction and remodeling markets in order to maintain an appropriate level of inventory and assortment of products. Due to its high quality products, large inventory, competitive prices and long history, Pacific Lumber believes it has a strong degree of customer loyalty.

  COMPETITION

     Pacific Lumber's lumber is sold in highly competitive markets. Competition is generally based upon a combination of price, service, product availability and product quality. Pacific Lumber's products compete not only with other wood products but with metals, masonry, plastic and other construction materials made from non-renewable resources. The level of demand for Pacific Lumber's products is dependent on such broad factors as overall economic conditions, interest rates and demographic trends. In addition, competitive considerations, such as total industry production and competitors' pricing, as well as the price of other construction products, affect the sales prices for Pacific Lumber's lumber products. Pacific Lumber currently enjoys a competitive advantage in the upper grade redwood lumber market due to the quality of its timber holdings and relatively low cost production operations. Competition in the common grade redwood and Douglas-fir lumber market is more intense, and Pacific Lumber competes with numerous large and small lumber producers.

  EMPLOYEES

     As of September 1, 1998, Pacific Lumber had approximately 1,570 employees, none of whom are covered by a collective bargaining agreement.

  RELATIONSHIPS WITH SCOTIA PACIFIC AND BRITT

     In March 1993, Pacific Lumber consummated its offering of 10 1/2% Senior Notes due 2003 (the "Pacific Lumber Notes") and Scotia Pacific consummated its offering of the Original Timber Notes. Upon the closing of such offerings, Pacific Lumber, Scotia Pacific and Britt entered into a variety of agreements. Pacific Lumber and Scotia Pacific entered into the Original Services Agreement and the Original Additional Services Agreement. Pursuant to the Original Services Agreement, Pacific Lumber provided operational, management and related services with respect to the timber owned by Scotia Pacific ("Scotia Pacific Timber") not performed by Scotia Pacific's own employees. Such services included the furnishing of all equipment, personnel and expertise not within Scotia Pacific's possession and reasonably necessary for the operation and maintenance of the Scotia Pacific Timber. In particular, Pacific Lumber was required to regenerate Scotia Pacific Timber, prevent and control loss of Scotia Pacific Timber by fires, maintain a system of roads throughout the Scotia Pacific Timberlands, take measures to control the spread of disease and insect infestation affecting Scotia Pacific Timber and comply with environmental laws and regulations. Pacific Lumber was also required (to the extent necessary) to assist Scotia Pacific personnel in updating the GIS and to prepare and file, on Scotia Pacific's behalf, all pleadings and motions and otherwise diligently pursue appeals of any denial of any THP and related matters. Pacific Lumber performs substantially similar services for the Company under the New Services Agreement. As compensation for these and the other services to be provided by Pacific Lumber, the Company pays a fee which is adjusted on January 1 of each year based on a specified government index relating to wood products. As of the date of this Prospectus, the fee is approximately $107,000 per month for the remainder of 1998.

     Pursuant to the Original Additional Services Agreement, Scotia Pacific provided Pacific Lumber with a variety of services, including (a) assisting Pacific Lumber to operate, maintain and harvest its own timber properties, (b) updating and providing access to the GIS with respect to information concerning Pacific Lumber's own timber properties and (c) assisting Pacific Lumber with its statutory and regulatory compliance. Pacific Lumber paid Scotia Pacific a fee for such services equal to the actual cost of providing such services, as determined in accordance with generally accepted accounting principles. The Company provides substantially similar services to Pacific Lumber under substantially similar arrangements pursuant to the New Additional Services Agreement.

     Pacific Lumber and Scotia Pacific also had entered into the Original Master Purchase Agreement. The Original Master Purchase Agreement governed all purchases of logs by Pacific Lumber from Scotia Pacific. Each purchase of logs by Pacific Lumber from Scotia Pacific was made pursuant to a separate log purchase agreement (which incorporated the terms of the Original Master Purchase Agreement) for the Scotia Pacific Timber covered by an approved THP. Such log purchase agreement generally provided for the sale to Scotia Pacific of the logs harvested from the Scotia Pacific Timber covered by such THP and constituted an exclusive agreement with respect to the timber covered thereby, subject to certain limited exceptions. The Original Master Purchase Agreement generally contemplated that all sales of logs by Scotia Pacific to Pacific Lumber would be at prices which equal or exceed the applicable stumpage price for each species and category, as set forth in the most recent Harvest Value Schedule published by the California State Board of Equalization (the "SBE Price"). The Harvest Value Schedule is published by the California State Board of Equalization at six month intervals for the purpose of computing yield taxes imposed on the harvesting of timber. SBE prices are based on average actual log prices between unrelated parties over a prior twenty-four month period. As Pacific Lumber purchased logs from Scotia Pacific pursuant to the

Original Master Purchase Agreement, Pacific Lumber was responsible, at its own expense, for harvesting and removing the standing Scotia Pacific Timber covered by approved THPs, and the purchase prices were therefore based upon "stumpage prices." Substantially all of Scotia Pacific's revenues were derived from the sale of logs to Pacific Lumber under the Original Purchase Agreement. Pacific Lumber purchased logs from the Company under substantially similar terms pursuant to the New Master Purchase Agreement.

     Pacific Lumber, Scotia Pacific and Salmon Creek also had entered into the Original Reciprocal Rights Agreement granting to each other certain reciprocal rights of egress and ingress through their respective properties in connection with the operation and maintenance of such properties and their respective businesses. In addition, Pacific Lumber had entered into an Environmental Indemnification Agreement with Scotia Pacific pursuant to which Pacific Lumber agreed to indemnify Scotia Pacific from and against certain present and future liabilities arising with respect to hazardous materials, hazardous materials contamination or disposal sites, or under environmental laws with respect to the Scotia Pacific Timberlands. In particular, Pacific Lumber was liable with respect to any contamination which occurred on the Scotia Pacific timberlands prior to the date of the agreement. Pacific Lumber, Salmon Creek and the Company have entered into the New Reciprocal Rights Agreement providing for substantially similar rights. Pacific Lumber and the Company have entered into a New Environmental Indemnification Agreement pursuant to which Pacific Lumber agrees to indemnify the Indemnified Parties in respect of (i) certain present and future liabilities arising with respect to or as a direct or indirect result of, Hazardous Materials, Hazardous Materials Contamination, Disposal Sites, or otherwise arising under Environmental Laws with respect to the Mortgaged Property, as a result of activities occurring prior to the date on which the Company acquired the Mortgaged Property or caused by Pacific Lumber, subsequent thereto, except to the extent caused by gross negligence or willful misconduct of the Indemnified Party or (ii) breach by Pacific Lumber of the representations and warranties contained in the New Environmental Indemnification Agreement.

     Pacific Lumber entered into an agreement with Britt (the "Britt
Agreement") which governs the sale of logs by Pacific Lumber and Britt to each other, the sale of hog fuel (wood residue) by Britt to Pacific Lumber for use in Pacific Lumber's cogeneration plant, the sale of lumber by Pacific Lumber and Britt to each other, and the provision by Pacific Lumber of certain administrative services to Britt (including accounting, purchasing, data processing, safety and human resources services). The logs which Pacific Lumber sells to Britt and which are used in Britt's manufacturing operations are sold at approximately 75% of applicable SBE prices (to reflect the lower quality of these logs). Logs which either Pacific Lumber or Britt purchases from third parties and which are then sold to each other are transferred at the actual cost of such logs. Lumber is sold at fair market value and hog fuel is sold at applicable market prices. Administrative services are provided by Pacific Lumber based on Pacific Lumber's actual costs and an allocable share of Pacific Lumber's overhead expenses consistent with past practice.

  REGULATORY AND ENVIRONMENTAL MATTERS

     The information under "Business of the Company--Regulatory and Environmental Matters" in the accompanying Prospectus is incorporated herein by reference.

  HEADWATERS AGREEMENT

     The information under "Business of the Company--Headwaters Agreement" in the accompanying Prospectus is incorporated herein by reference.

LEGAL PROCEEDINGS

     See "Business of the Company--Legal Proceedings" in the accompanying Prospectus for a discussion of certain specific litigation matters involving Pacific Lumber and/or the Company. Pacific Lumber is involved in other claims, lawsuits and other proceedings. While uncertainties are inherent in the final outcome of such matters and it is presently impossible to determine the actual costs that ultimately may be incurred, management believes that the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on Pacific Lumber's consolidated financial position, results of operations or liquidity.

                        CAPITALIZATION OF PACIFIC LUMBER

     The following table sets forth, at June 30, 1998, the historical consolidated capitalization of Pacific Lumber and the pro forma capitalization of Pacific Lumber as of the same date after giving effect to the Offering and the application of the net proceeds therefrom. This table should be read in conjunction with Pacific Lumber's Consolidated Financial Statements and Notes thereto and Pacific Lumber's unaudited Pro Forma Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

                                            JUNE 30, 1998
                                       ------------------------
                                        ACTUAL       PRO FORMA
                                       ---------     ----------
                                       (IN MILLIONS OF DOLLARS)
Cash and cash equivalents(1).........  $    29.4      $   20.7
                                       =========     ==========
Restricted cash(2)...................  $    28.1      $   25.0
                                       =========     ==========
Short-term debt:
  Current maturities of long-term
     debt(3).........................  $    20.6      $    8.2(3)
                                       ---------     ----------
Long-term debt:
  Timber Notes and Original Timber
     Notes...........................      288.7         859.0(3)
  Pacific Lumber Notes...............      235.0            --
  Other..............................        9.9           0.5
                                       ---------     ----------
     Total long-term debt............      533.6         859.5
                                       ---------     ----------
Stockholder's deficit:
  Common stock, $.01 par value, 100
     shares authorized and issued....         --            --
  Additional capital.................      157.5         157.5
  Accumulated deficit................     (188.9)       (470.6)(4)
                                       ---------     ----------
     Total stockholder's deficit.....      (31.4)       (313.1)
                                       ---------     ----------
       Total capitalization..........  $   522.8      $  554.6
                                       =========     ==========

---------------

(1) Actual cash and cash equivalents of Pacific Lumber includes $10.2 million deposited in the payment account under the Original Indenture for the payment of accrued interest and principal on the Original Timber Notes. Pro forma cash and cash equivalents of the Pacific Lumber includes $1.1 million of cash deposited in the Expense Reserve on the Closing Date.

(2) Actual restricted cash represents amounts held in the Original Liquidity Account and is classified as a noncurrent asset in Pacific Lumber's Financial Statements. Pro forma restricted cash represents amounts held in the Prefunding Account and is classified as a noncurrent asset in Pacific Lumber's Pro Forma Financial Statements.

(3) Current maturities of $20.5 million relates to the Original Timber Notes. The pro forma amount reflects current maturities of $8.2 million and long-term debt of $859.0 million relating to the Timber Notes.

(4) Assumes the write-off of (a) $16.9 million of deferred financing costs and the incurrence of $35.1 million redemption and prepayment premiums on the Pacific Lumber Notes and the Original Timber Notes offset by the benefit from $6.6 million of unearned premiums and make whole amounts under the investment rate agreement associated with the Original Liquidity Account and the related tax benefit of $17.2 million and (b) the dividend of $253.5 million to Pacific Lumber's parent.

                       SELECTED HISTORICAL AND PRO FORMA
                 CONSOLIDATED FINANCIAL DATA OF PACIFIC LUMBER

     The following selected historical consolidated financial data should be read in conjunction with Pacific Lumber's Consolidated Financial Statements and the Notes thereto and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations of Pacific Lumber" appearing elsewhere herein. The selected historical consolidated financial data as of and for the five years ended December 31, 1997 are derived from the audited Consolidated Financial Statements of Pacific Lumber. The selected historical consolidated financial data as of and for the six months ended June 30, 1998 and 1997 are derived from the unaudited quarterly Consolidated Financial Statements of Pacific Lumber. The unaudited pro forma consolidated financial data for Pacific Lumber contained in this Prospectus has been prepared based upon the historical data of Pacific Lumber. The pro forma consolidated balance sheet data gives effect to the Pro Forma Adjustments described in note
(1) below as if they occurred on June 30, 1998. The pro forma consolidated operating data gives effect to the Pro Forma Adjustments as if they occurred as of January 1, 1997. The pro forma consolidated operating data is not necessarily indicative of the results of future operations.

                                              SIX MONTHS ENDED
                                                  JUNE 30,                            YEARS ENDED DECEMBER 31,
                                       ------------------------------   ----------------------------------------------------
                                              1998                             1997
                                       ------------------               ------------------
                                                   PRO                              PRO
                                       ACTUAL    FORMA(1)     1997      ACTUAL    FORMA(1)     1996       1995       1994
                                       ------    --------   ---------   ------    --------   ---------  ---------  ---------
                                                            (IN MILLIONS OF DOLLARS, EXCEPT RATIO DATA)
OPERATING DATA:
  Net sales..........................  $101.5    $ 101.5    $   128.7   $261.4     $261.4    $   244.8  $   221.9  $   227.4
  Cost of sales (exclusive of
    depletion and depreciation)......   64.4        64.4         71.5    147.4      147.4        136.3      116.4      116.3
  Gross profit.......................   37.1        37.1         57.2    114.0      114.0        108.5      105.5      111.1
  Selling, general and administrative
    expenses.........................    6.0         6.0          6.5     12.9       12.9         14.6       15.0       15.2
  Depletion and depreciation.........   11.3        11.3         13.4     26.5       26.5         27.6       25.9       25.5
  Operating income...................   19.8        19.8         37.3     74.6       74.6         66.3       64.6       70.4
  Investment, interest and other
    income...........................    2.9         2.5          1.5      2.5        1.6          4.2        3.9       12.0
  Interest expense...................   26.3        33.1         26.8     53.6       66.3         54.4       55.5       56.1
  Income (loss) before income
    taxes............................   (3.6 )     (10.8 )       12.0     23.5        9.9         16.1       13.0       26.3
  Income (loss) before extraordinary
    items and cumulative effect of
    changes in accounting
    principles.......................   (2.2 )      (6.6 )        7.1     15.6        6.5          9.9        6.6       24.9
  Extraordinary items, net of related
    income taxes(2)..................     --          --           --       --      (30.0)          --         --      (14.9)
  Cumulative effect of changes in
    accounting principles(3).........     --          --           --       --         --           --         --         --
  Net income (loss)..................   (2.2 )      (6.6 )        7.1     15.6      (23.5)         9.9        6.6       10.0
  OTHER DATA:
  EBITDA(4)..........................   31.1        31.1         50.7    101.1      101.1         93.9       90.5       95.9
  Ratio of earnings to fixed
    charges..........................     --          --          1.4x     1.4x       1.1x         1.3x       1.2x       1.5x
  Fixed charge coverage deficiency...    3.7        10.8           --      --          --           --         --         --
  Capital expenditures (including
    timberland acquisitions).........    5.7         5.7         12.2     22.2       22.2         14.6        9.7       11.9

                                         1993
                                       ---------
OPERATING DATA:
  Net sales..........................  $   210.6
  Cost of sales (exclusive of
    depletion and depreciation)......      115.2
  Gross profit.......................       95.4
  Selling, general and administrative
    expenses.........................       18.8
  Depletion and depreciation.........       25.4
  Operating income...................       51.2
  Investment, interest and other
    income...........................        3.9
  Interest expense...................       59.1
  Income (loss) before income
    taxes............................       (4.0)
  Income (loss) before extraordinary
    items and cumulative effect of
    changes in accounting
    principles.......................       (2.4)
  Extraordinary items, net of related
    income taxes(2)..................      (10.8)
  Cumulative effect of changes in
    accounting principles(3).........        2.7
  Net income (loss)..................      (10.5)
  OTHER DATA:
  EBITDA(4)..........................       76.6
  Ratio of earnings to fixed
    charges..........................         --
  Fixed charge coverage deficiency...        4.0
  Capital expenditures (including
    timberland acquisitions).........       10.5

                                          JUNE 30, 1998
                                        -----------------                       DECEMBER 31,
                                                    PRO     -----------------------------------------------------
                                        ACTUAL    FORMA(1)    1997       1996       1995       1994       1993
                                        ------    -------   ---------  ---------  ---------  ---------  ---------
                                                                (IN MILLIONS OF DOLLARS)
BALANCE SHEET DATA:
  Cash, cash equivalents and
     marketable securities(5)........   $ 29.4    $  20.7   $    31.8  $    26.0  $    26.5  $    24.3  $    44.4
  Working capital....................     36.9       57.5        56.4       55.2       68.9       60.0       71.7
  Timber and timberlands.............    319.2      319.2       321.2      325.0      337.4      350.9      365.5
  Restricted cash(5).................     28.1       25.0        28.4       30.0       31.4       32.4       33.6
  Total assets.......................    594.9      609.9       617.1      629.2      662.6      684.3      712.9
  Total indebtedness.................    554.2      867.7       565.0      571.9      586.0      599.7      612.0
  Stockholder's equity (deficit).....    (31.4)    (313.1)      (22.1)     (14.7)      (4.2)      11.3       25.7

---------------

(1) The pro forma data give effect to the Offering and the application of the net proceeds therefrom to (a) fund the initial deposits to the Expense Reserve, the Prefunding Account and other reserve account, (b) retire the Pacific Lumber Notes and the Original Timber Notes and (c) pay a $253.5 million dividend to its parent. Pro forma payments assumed to be made on June 30, 1998 in connection with the retirement of the Pacific Lumber Notes and the Original Timber Notes aggregate approximately $598.6 million, consisting of $544.2 million of principal, $35.1 million of redemption and prepayment premiums and $19.3 million of accrued interest.

    The pro forma operating data reflects the following adjustments: (a) interest expense reflects the amount of interest due with respect to the outstanding aggregate principal amount of the Timber Notes, commitment fees under the Line of Credit Agreement and the amortization of the fees and expenses associated with the Offering and the Line of Credit Agreement and excludes interest expense and amortization of deferred financing costs associated with the Pacific Lumber Notes and the Original Timber Notes and
    (b) an extraordinary loss was recognized associated with the retirement of the Pacific Lumber Notes and the Original Timber Notes. See "Unaudited Pro Forma Balance Sheet;" "Unaudited Pro Forma Statement of Operations" and the Notes thereto.

(2) The extraordinary loss for 1994 of $14.9 million (net of tax benefits of $6.3 million) relates to the settlement of litigation which arose from MGI's acquisition of Pacific Lumber in 1986. The extraordinary loss for 1993 of $10.8 million (net of tax benefits of $5.6 million) arose from the early extinguishment of Pacific Lumber debt.

(3) As of January 1, 1993, Pacific Lumber adopted Statement of Financial Accounting Standards Number 109 ("SFAS No. 109") and SFAS No. 106. The cumulative effect of the change in accounting principle for the adoption of SFAS No. 109 increased results of operations by $5.0 million. The cumulative effect of the change in accounting principle for the adoption of SFAS No. 106 reduced results of operations by $2.4 million, net of related benefits for income taxes of $1.6 million. The accounting standards had no effect on Pacific Lumber's cash outlays for postretirement and postemployment benefits nor did the cumulative effect of the changes in accounting principles affect Pacific Lumber's compliance with its debt covenants.

(4) Reference is made to the Statement of Cash Flows contained in Pacific Lumber's Consolidated Financial Statements contained elsewhere in this Prospectus for a complete presentation of cash flows from operating, investing and financing activities prepared in accordance with generally accepted accounting principles. EBITDA means operating income plus depreciation and depletion. EBITDA is not intended to represent cash flow, an alternative to net income or any other measure of performance in accordance with generally accepted accounting principles; it is included because Pacific Lumber believes that certain investors find it a useful tool for measuring the ability of Pacific Lumber to service its consolidated debt.

(5) Actual cash and cash equivalents includes amounts deposited in the expense reserve and the payment account held by the Trustees under the Original Indenture for the payment of interest and principal on the next semi-annual note payment date for the Original Timber Notes. Actual restricted cash represents amounts held in the Original Liquidity Account. Pro forma cash and cash equivalents includes amounts deposited in the Expense Reserve. Pro forma restricted cash represents amounts held in the Prefunding Account.

                                     II-10

              UNAUDITED PRO FORMA BALANCE SHEET OF PACIFIC LUMBER
                                 JUNE 30, 1998
                  (IN MILLIONS OF DOLLARS, EXCEPT SHARE DATA)

                                                       PRO FORMA ADJUSTMENTS
                                                   ------------------------------
                                                     ISSUANCE      APPLICATION OF
                                                        OF          PROCEEDS AND       PRO
                                        ACTUAL     TIMBER NOTES        OTHER          FORMA
                                       ---------   ------------    --------------   ---------
Current assets:
  Cash and cash equivalents..........  $    29.4      $818.2          $ (826.9)     $    20.7
  Receivables:
     Trade...........................       12.6          --                --           12.6
     Other...........................        2.2          --                --            2.2
  Inventories........................       49.3          --                --           49.3
  Prepaid expenses and other current
     assets..........................        8.6          --                --            8.6
                                       ---------   ------------    --------------   ---------
     Total current assets............      102.1       818.2            (826.9)          93.4
Timber and timberlands, net..........      319.2          --                --          319.2
Property and equipment, net..........       95.2          --                --           95.2
Deferred financing costs, net........       16.9        24.0             (16.9)          24.0
Deferred income taxes................       28.4          --              19.7           48.1
Restricted cash......................       28.1        25.0             (28.1)          25.0
Other assets.........................        5.0          --                --            5.0
                                       ---------   ------------    --------------   ---------
                                       $   594.9      $867.2          $ (852.2)     $   609.9
                                       =========   ============    ==============   =========
Current liabilities:
  Accounts payable...................  $     4.9      $   --          $     --      $     4.9
  Accrued compensation and related
     benefits........................        9.6          --                --            9.6
  Accrued interest...................       19.3          --             (19.3)            --
  Deferred income taxes..............        9.7          --               2.5           12.2
  Other accrued liabilities..........        1.0          --                --            1.0
  Long-term debt, current
     maturities......................       20.6         8.2             (20.6)           8.2
                                       ---------   ------------    --------------   ---------
     Total current liabilities.......       65.1         8.2             (37.4)          35.9
Long-term debt, less current
  maturities.........................      533.6       859.0            (533.1)         859.5
Other noncurrent liabilities.........       27.6          --                --           27.6
                                       ---------   ------------    --------------   ---------
     Total liabilities...............      626.3       867.2            (570.5)         923.0
                                       ---------   ------------    --------------   ---------
Contingencies
Stockholder's deficit:
  Common stock, $.01 par value, 100
     shares authorized and issued....         --          --                --             --
  Additional capital.................      157.5          --                --          157.5
  Accumulated deficit................     (188.9)         --            (281.7)        (470.6)
                                       ---------   ------------    --------------   ---------
     Total stockholder's deficit.....      (31.4)         --            (281.7)        (313.1)
                                       ---------   ------------    --------------   ---------
                                       $   594.9      $867.2          $ (852.2)     $   609.9
                                       =========   ============    ==============   =========

             See Notes to Unaudited Pro Forma Financial Statements.

         UNAUDITED PRO FORMA STATEMENT OF OPERATIONS OF PACIFIC LUMBER
                         SIX MONTHS ENDED JUNE 30, 1998
                            (IN MILLIONS OF DOLLARS)

                                                       PRO FORMA ADJUSTMENTS
                                                   -----------------------------
                                                     ISSUANCE       APPLICATION
                                                        OF          OF PROCEEDS      PRO
                                        ACTUAL     TIMBER NOTES      AND OTHER      FORMA
                                        -------    -------------    ------------    ------
Net sales:
  Lumber and logs....................   $  92.7       $    --          $   --       $ 92.7
  Other..............................       8.8            --              --          8.8
                                        -------    -------------    ------------    ------
                                          101.5            --              --        101.5
                                        -------    -------------    ------------    ------
Operating expenses:
  Cost of goods sold (exclusive of
     depletion and depreciation).....      64.4            --              --         64.4
  Selling, general and administrative
     expenses........................       6.0            --              --          6.0
  Depletion and depreciation.........      11.3            --              --         11.3
                                        -------    -------------    ------------    ------
Operating income.....................      19.8            --              --         19.8
Other income (expense)
  Investment, interest and other
     income..........................       2.9           0.7            (1.1)         2.5
  Interest expense...................     (26.3)        (32.5)           25.7        (33.1)
                                        -------    -------------    ------------    ------
Loss before income taxes.............      (3.6)        (31.8)           24.6        (10.8)
Credit in lieu of income taxes.......       1.4          12.1            (9.3)         4.2
                                        -------    -------------    ------------    ------
Net loss.............................   $  (2.2)      $ (19.7)         $ 15.3       $ (6.6)
                                        =======    =============    ============    ======

                          YEAR ENDED DECEMBER 31, 1997
                            (IN MILLIONS OF DOLLARS)

                                                       PRO FORMA ADJUSTMENTS
                                                   -----------------------------
                                                     ISSUANCE       APPLICATION
                                                        OF          OF PROCEEDS      PRO
                                        ACTUAL     TIMBER NOTES      AND OTHER      FORMA
                                        -------    -------------    ------------    ------
Net sales:
  Lumber and logs....................   $ 235.6       $    --          $   --       $235.6
  Other..............................      25.8            --              --         25.8
                                        -------    -------------    ------------    ------
                                          261.4            --              --        261.4
                                        -------    -------------    ------------    ------
Operating expenses:
  Cost of goods sold (exclusive of
     depletion and depreciation).....     147.4            --              --        147.4
  Selling, general and administrative
     expenses........................      12.9            --              --         12.9
  Depletion and depreciation.........      26.5            --              --         26.5
                                        -------    -------------    ------------    ------
Operating income.....................      74.6            --              --         74.6
Other income (expense):
  Investment, interest and other
     income..........................       2.5           1.4            (2.3)         1.6
  Interest expense...................     (53.6)        (65.3)           52.6        (66.3)
                                        -------    -------------    ------------    ------
Income before income taxes...........      23.5         (63.9)           50.3          9.9
Provision in lieu of income taxes....      (7.9)         21.1           (16.6)        (3.4)
                                        -------    -------------    ------------    ------
Income before extraordinary item.....   $  15.6       $ (42.8)         $ 33.7       $  6.5
                                        =======    =============    ============    ======

             See Notes to Unaudited Pro Forma Financial Statements.

      NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF PACIFIC LUMBER

     The Unaudited Pro Forma Balance Sheet gives effect to the Offering, the repayment of $309.2 million aggregate principal amount of Original Timber Notes and $235.0 million aggregate principal amount of Pacific Lumber Notes and the dividend of $253.5 million in cash and gives effect to the Pro Forma Adjustments described below as if they occurred on June 30, 1998. The Unaudited Pro Forma Statement of Income reflects the Pro Forma Adjustments as if they occurred on January 1, 1997. Such pro forma financial statements are not necessarily indicative of the results of future operations.

  o Pro forma cash and cash equivalents include $1.1 million deposited in the Expense Reserve.

  o Deferred financing costs of $24.0 million incurred in connection with the Offering are deferred and amortized over the estimated 15 year average life of the Timber Notes. The pro forma adjustment to interest expense for the six months ended June 30, 1998 and the year ended December 31, 1997 includes $0.8 million and $1.6 million, respectively, attributable to such amortization and excludes $1.0 and $2.1 million, respectively, of amortization attributable to the Original Timber Notes and the Pacific Lumber Notes.

  o Pro forma restricted cash represents the amount to be deposited into the Prefunding Account.

  o The pro forma adjustment to interest and other income consists of the estimated interest earnings on the funds held in the Prefunding Account at an assumed rate of 5.50% less interest earned during the period funds were held in the Original Liquidity Account.

  o The Class A-1, A-2 and A-3 Timber Notes are assumed to bear interest at an overall effective rate of 7.43% per annum, respectively, and require semiannual payments of principal and accrued interest. The pro forma adjustment to interest expense adjusts for (i) interest expense on the Timber Notes, (ii) the exclusion of interest expense on the Original Timber Notes, (iii) commitment fees under the Line of Credit and amortization of the estimated fees and expenses associated with the Offering and the Line of Credit and (iv) the exclusion of amortization of deferred financing costs related to the Original Timber Notes.

  o The Unaudited Pro Forma Statement of Income for the year ended December 31, 1997 does not present the loss that would have been incurred in connection with the retirement of the Original Timber Notes and the Pacific Lumber Notes. The pro forma amount of such loss as if the retirement occurred on January 1, 1997 would have been $30.0 million which is comprised of (i) $20.0 million of unamortized deferred financing costs and (ii) $34.6 million of prepayment and redemption premiums less (iii) $6.2 million of unearned premiums and make whole amounts associated with the Original Liquidity Account and (iv) a $18.4 million related tax benefit. The Unaudited Pro Forma Balance Sheet, however, reflects a pro forma loss of $28.2 million that would have been incurred in connection with the retirement of the Original Timber Notes and the Pacific Lumber Notes, if such retirement occurred on June 30, 1998. Such loss is comprised of (i) $16.9 million of unamortized deferred financing costs and (ii) $35.1 million of prepayment and redemption premiums less (iii) $6.6 million of unearned premiums and make whole amounts under the investment rate agreement associated with the Original Liquidity Account and (iv) a $17.2 million related tax benefit.

  o The pro forma adjustments to stockholder's deficit reflect the pro forma loss of $28.2 million attributable to the retirement of the Original Timber Notes and the Pacific Lumber Notes and the $253.5 million cash dividend.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
        FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PACIFIC LUMBER

BACKGROUND

     THIS SECTION CONTAINS STATEMENTS WHICH CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SEE "BUSINESS--GENERAL" FOR CAUTIONARY INFORMATION WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS.

     Pacific Lumber's business is seasonal in that the forest products business generally experiences lower first quarter sales due largely to the general decline in construction-related activity during the winter months. The following should be read in conjunction with Pacific Lumber's Consolidated Financial Statements and the Notes thereto which are contained elsewhere herein.

     Old growth trees constitute Pacific Lumber's principal source of upper grade redwood lumber, its most valuable product. Due to the severe restrictions on Pacific Lumber's ability to harvest old growth timber on its property, Pacific Lumber's supply of upper grade lumber has decreased in some premium product categories. Furthermore, logging costs have increased, primarily due to the harvest of smaller diameter logs and compliance with environmental regulations relating to the harvesting of timber and litigation costs incurred in connection with certain THPs filed by Pacific Lumber. Pacific Lumber has been able to lessen the impact of these factors by instituting a number of measures at its sawmills during the past several years designed to enhance the efficiency of its operations, such as expansion of its manufactured lumber facilities and other improvements in lumber recovery and installation of a lumber remanufacturing facility at its Fortuna lumber mill. However, unless Pacific Lumber is able to sustain the harvest level of old growth trees, Pacific Lumber expects that its production of premium upper grade lumber products will decline and that its manufactured lumber products will constitute a higher percentage of its shipments of upper grade lumber products. See also "Trends" below and "Business--Regulatory and Environmental Matters" and "--Headwaters
Agreement."

RESULTS OF OPERATIONS

     The following table presents selected operational and financial information for the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995.

                                         SIX MONTHS ENDED
                                             JUNE 30,           YEARS ENDED DECEMBER 31,
                                       --------------------  -------------------------------
                                         1998       1997       1997       1996       1995
                                       ---------  ---------  ---------  ---------  ---------
                                       (IN MILLIONS OF DOLLARS EXCEPT SHIPMENTS AND PRICES)
Shipments:
  Lumber:(1)
     Redwood upper grades............       22.1       26.3       52.4       49.7       46.5
     Redwood common grades...........       70.2       78.3      160.3      159.4      146.8
     Douglas-fir upper grades........        3.5        5.0       11.5       10.6        7.4
     Douglas-fir common grades.......       21.3       36.5       75.3       74.9       64.6
     Other...........................        5.3        7.3       12.0       12.5       11.4
                                       ---------  ---------  ---------  ---------  ---------
       Total lumber..................      122.4      153.4      311.5      307.1      276.7
                                       =========  =========  =========  =========  =========
     Logs(2).........................       17.0       23.7       43.9       49.4       40.3
                                       =========  =========  =========  =========  =========
  Wood chips(3)......................       71.4      117.2      224.3      187.2      192.8
                                       =========  =========  =========  =========  =========
Average sales price:
  Lumber:(4)
     Redwood upper grades............  $   1,503  $   1,373  $   1,443  $   1,380  $   1,495
     Redwood common grades...........        570        572        575        542        496
     Douglas-fir upper grades........      1,281      1,181      1,203      1,154      1,301
     Douglas-fir common grades.......        340        491        455        439        392
  Logs(4)............................        404        383        394        450        396
  Wood chips(5)......................         74         78         76         79        107
Net sales:
  Lumber, net of discount............  $    85.8  $   106.5  $   218.3  $   202.8  $   181.4
  Logs...............................        6.9        9.1       17.3       22.2       15.9
  Wood chips.........................        5.3        9.1       17.0       14.8       20.7
  Cogeneration power.................        1.8        2.2        4.5        3.3        2.5
  Other..............................        1.7        1.8        4.3        1.7        1.4
                                       ---------  ---------  ---------  ---------  ---------
       Total net sales...............  $   101.5  $   128.7  $   261.4  $   244.8  $   221.9
                                       =========  =========  =========  =========  =========
Operating income.....................  $    19.8  $    37.3  $    74.6  $    66.3  $    64.6
                                       =========  =========  =========  =========  =========
Operating cash flow(6)...............  $    31.1  $    50.7  $   101.1  $    93.9  $    90.5
                                       =========  =========  =========  =========  =========
Income (loss) before income taxes....  $    (3.6) $    12.0  $    23.5  $    16.1  $    13.0
                                       =========  =========  =========  =========  =========
Net income (loss)....................  $    (2.2) $     7.1  $    15.6  $     9.9  $     6.6
                                       =========  =========  =========  =========  =========

---------------

(1) Lumber shipments are expressed in millions of board feet.

(2) Log shipments are expressed in millions of feet, net Scribner scale.

(3) Wood chip shipments are expressed in thousands of bone dry units of 2,400 pounds.

(4) Dollars per thousand board feet.

(5) Dollars per bone dry unit.

(6) Operating income before depletion and depreciation, also referred to as "EBITDA."

  RECENT OPERATING RESULTS

     Pacific Lumber's revenues declined from $128.7 million for the first half of 1997 to $101.5 million for the first half of 1998 primarily due to lower shipments of lumber, logs and wood chips. This decrease was principally due to well-above-normal rainfall during the first six months of 1998 which reduced demand for Pacific Lumber's products and severely limited the availability of rail transportation. The increased rainfall, combined with additional restrictions on Pacific Lumber's wet weather operations due to a stipulation entered into with the CDF on December 30, 1997 and the applicability of logging restrictions during the nesting seasons for both the northern spotted owl and the marbled murrelet, also impeded Pacific Lumber's ability to transport logs to its mills and hindered logging operations, thereby reducing the volume of logs available for the production of lumber products. These difficulties in harvesting and transporting logs affected the types of logs available for the mills and Pacific Lumber's ability to produce a desirable mix of lumber products which in turn adversely affected sales. The poor weather conditions also had an unfavorable impact on demand for Pacific Lumber's products and its ability to ship its products using rail transportation.

     Pacific Lumber expects that its revenues in the third quarter of 1998 will increase over the second quarter of 1998, as Pacific Lumber will be able to conduct operations in areas where Pacific Lumber has been restricted due to inclement weather, wet weather operating restrictions and the nesting seasons which end during the third quarter of 1998 and be able to achieve normal levels of lumber production as well as a more desirable mix of lumber products.

     Scotia Pacific Company LLC's operating cash flow (operating income before depletion and depreciation) for the first half of 1998 was slightly below the interest that, on a pro forma basis, would have been payable on the Timber Notes during such period, and Scotia Pacific Company LLC would not have had cash available to dividend to Pacific Lumber free and clear of the Lien of the Deed of Trust.

  SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

     NET SALES. Net sales for the first half of 1998 decreased from the comparable prior year period due primarily to lower shipments of lumber, logs, and chips and to lower average realized prices for common grade Douglas-fir lumber. This impact was partially offset by higher average realized prices for upper grade redwood lumber. The decrease in volumes was due to the factors described above.

     OPERATING INCOME AND INCOME (LOSS) BEFORE INCOME TAXES. Operating income and income (loss) before income taxes for the six months ended June 30, 1998 decreased from the comparable prior year period, principally due to the decrease in net sales discussed above. This impact was partially offset by a gain on the sale of a non-timber property.

  THREE YEARS ENDED DECEMBER 31, 1997

     NET SALES. Net sales for 1997 increased from 1996 principally due to higher average realized prices for most categories of redwood and Douglas-fir lumber and to a lesser extent due to an increase in shipments for redwood and Douglas-fir lumber.

     Net sales for 1996 increased compared to 1995 principally due to higher lumber shipments in all categories and higher average realized prices for common grade lumber. Partially offsetting these improvements were lower average realized prices for upper grade redwood lumber and wood chips. Shipments of fencing and other value-added common lumber products from Pacific Lumber's new remanufacturing facility were a contributing factor in the improved redwood common lumber realizations.

     OPERATING INCOME. Operating income increased in 1997 principally due to the increase in net sales discussed above. Operating income, after excluding from 1995 the benefit from a $1.5 million insurance settlement, increased in 1996 due to the increase in net sales discussed above. Increases in costs of goods sold reflect both the impact of additional manufacturing costs attributable to the increased shipments of manufactured lumber products, higher shipments of lower margin lumber and the increasing cost of regulatory compliance for Pacific Lumber's timber harvesting operations.

     INCOME BEFORE INCOME TAXES. Income before income taxes for 1997 increased over 1996, principally due to the increase in operating income discussed above. Income before income taxes for 1996 increased from 1995, primarily as a result of the increase in operating income as discussed above and lower interest expense.

     PROVISION IN LIEU OF INCOME TAXES. The provision in lieu of income taxes for 1996 includes a credit relating to reserves Pacific Lumber no longer believes are necessary.

FINANCIAL CONDITION AND INVESTING AND FINANCING ACTIVITIES

     THIS SECTION CONTAINS STATEMENTS WHICH CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SEE "BUSINESS--GENERAL" FOR CAUTIONARY INFORMATION WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS.

     Prior to the Closing Date, a significant portion of Pacific Lumber's consolidated assets were owned by Scotia Pacific. Moreover, Scotia Pacific provided a substantial portion of Pacific Lumber's log requirements. Pacific Lumber harvested and purchased logs from Scotia Pacific's timberlands at prices established pursuant to the Original Master Purchase Agreement. The holders of the Original Timber Notes had priority over the claims of creditors of Pacific Lumber with respect to the assets and cash flow of Scotia Pacific.

     Effective as of the Closing Date, the portion of Pacific Lumber's consolidated assets owned by the Company are larger than the portion owned by Scotia Pacific prior to the Closing Date. As with the Original Master Purchase Agreement, Pacific Lumber harvests and purchases logs from the Company Timber at prices established pursuant to the New Master Purchase Agreement. Holders of the Timber Notes have priority over the claims of creditors of Pacific Lumber with respect to the assets and cash flow of the Company. Under the terms of the Indenture, the Company does not have available cash for distribution to Pacific Lumber unless its cash flow from operations exceeds the amounts required by the Indenture to be (a) transferred to the Expense Reserve for use in the payment of operating expenses and capital expenditures, (b) utilized for the payment of Trustee, Collateral Agent and Liquidity Expenses and to make any required payments of interest and repayments of funds borrowed under the Line of Credit Agreement and (c) to make required deposits into the Payment Account for use on the next Note Payment Date for the payment of interest, principal and Premium, if any, on the Timber Notes. Once appropriate provision is made for such payments, transfers and deposits, the Indenture does not limit monthly distributions of available cash from the Company to Pacific Lumber, and substantially all of the Company's available cash is periodically distributed to Pacific Lumber. In the event the Company's cash flows are not sufficient to generate distributable funds to Pacific Lumber, Pacific Lumber's ability to service its indebtedness would be materially impaired. Similar provisions in the Original Indenture also permitted Scotia Pacific to make monthly distributions of available cash after meeting its requirements for debt service and operating and capital expenditures. Scotia Pacific paid $60.8 million, $76.9 million and $59.0 million of dividends to Pacific Lumber during the years ended December 31, 1997, 1996 and 1995, respectively, and $6.7 million during the six months ended June 30, 1998.

     During the six months ended June 30, 1998 and the years ended December 31, 1997, 1996 and 1995, Pacific Lumber's operating income before depletion and depreciation ("operating cash flow") amounted to $31.1 million, $101.1 million, $93.9 million and $90.5 million, respectively, which exceeded interest incurred on all of its indebtedness in those periods by $4.8 million, $47.5 million, $39.5 million and $35.0 million, respectively.

     The indentures governing the Timber Notes and Pacific Lumber's revolving credit agreement (the "Credit Agreement") contain various covenants which, among other things, limit the ability to incur additional indebtedness and liens, to engage in transactions with affiliates, to pay dividends and to make investments. Pacific Lumber can pay dividends in an amount that is generally equal to 50% of its consolidated net income plus depletion and cash dividends received from the Company, exclusive of the net income and depletion of the Company as long as any Original Timber Notes were outstanding. As of June 30, 1998, under the most restrictive of these covenants, approximately $9.6 million of dividends could have been paid by Pacific Lumber. Pacific Lumber paid an aggregate of $23.0 million, $20.5 million and $22.0 million of dividends in 1997, 1996 and 1995, respectively. No dividends were paid during the six months ended June 30, 1998.

     On October 9, 1997, the Credit Agreement was amended to, among other things, extend the date on which it expires to May 31, 2000. The Credit Agreement provides for borrowings of up to $60.0 million, of which $20.0 million may be used for standby letters of credit and $30.0 million is restricted to acquisitions of timberlands. Borrowings made pursuant to the portion of the credit facility restricted to timberland acquisitions are secured by the purchased timberlands. As of June 30, 1998, $9.4 million of borrowings were outstanding, and $14.4 million in letters of credit were outstanding. As of June 30, 1998, $31.1 million of borrowings was available under the Credit Agreement, of which $5.6 million was available for letters of credit and $20.5 million was restricted to timberland acquisitions.

     Recent capital expenditures were made to improve production efficiency, reduce operating costs and acquire additional timberlands. Pacific Lumber's capital expenditures were $22.2 million, $14.6 million and $9.7 million for the years ended December 31, 1997, 1996 and 1995, respectively, and $5.7 million for the six months ended June 30, 1998. Capital expenditures, excluding expenditures for timberlands, are estimated to be between $10.0 million and $20.0 million per year for the 1998--2000 period. Pacific Lumber expects to purchase additional timberlands from time to time as will enable it to maintain recent harvest levels. However, there can be no assurance that Pacific Lumber would be able to do so, and any timberland acquisitions would be limited by Pacific Lumber's financial resources and the availability of acceptable properties.

     As of June 30, 1998, Pacific Lumber had consolidated working capital of $36.9 million and long-term debt of $505.5 million (net of current maturities and restricted cash deposited in the Original Liquidity Account for the benefit of the holders of the Original Timber Notes) as compared to $56.4 million and $517.1 million, respectively, at December 31, 1997. The decrease in long-term debt was primarily due to principal payments on the Original Timber Notes of $10.8 million. Pacific Lumber anticipates that cash from operations, together with existing cash and available sources of financing, will be sufficient to fund its working capital and capital expenditure requirements for the next year. See "Business of the Company--Legal Proceedings" for a description of certain of the timber harvest litigation related to Scotia Pacific Company LLC, including a recent lawsuit which could potentially result in severe restrictions on its ability to harvest timber for up to several months. See also "Risk Factors--Regulatory and Environmental Factors" and "Business of the Company--Regulatory and Environmental Matters." With respect to its long-term liquidity, Pacific Lumber believes that its existing cash and cash equivalents, together with its ability to generate sufficient cash from operations and to obtain both short and long-term financing, should provide sufficient funds to meet its working capital and capital expenditure requirements. However, due to its highly leveraged condition, Pacific Lumber is more sensitive than less leveraged companies to factors affecting its operations, including governmental regulation affecting timber harvesting practices (see "--Trends" below), increased competition from other lumber producers or alternative building products and general economic conditions.

TRENDS

     THIS SECTION CONTAINS STATEMENTS WHICH CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SEE "BUSINESS--GENERAL" FOR CAUTIONARY INFORMATION WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS.

     Pacific Lumber's operations are subject to a variety of California and federal laws and regulations dealing with timber harvesting, threatened and endangered species and habitat for such species, and air and water quality. Moreover, these laws and regulations are modified from time to time and are subject to judicial and administrative interpretation. Compliance with such laws, regulations and judicial and administrative interpretations, together with the cost of litigation incurred in connection with certain timber harvesting operations of Pacific Lumber, have increased the cost of logging operations. There can be no assurance that certain pending regulatory and environmental matters or future governmental regulations, legislation or judicial or administrative decisions would not have a material adverse effect on Pacific Lumber's financial position, results of operations or liquidity. See "Risk Factors--Regulatory and Environment Factors" and "--Headwaters Agreement"; "Business of the Company--Regulatory and Environmental Matters" and "--Headwaters Agreement" and "--Legal Proceedings--Timber Harvesting
Litigation" in the Prospectus and Note 9 to Pacific Lumber's Consolidated Financial Statements for further information regarding regulatory and legal proceedings affecting Pacific Lumber's operations.

     Judicial or regulatory actions adverse to Pacific Lumber, increased regulatory delays and inclement weather in northern California, independently or collectively, could impair Pacific Lumber's ability to maintain adequate log inventories and force Pacific Lumber to temporarily idle or curtail operations at certain lumber mills from time to time.

YEAR 2000

     Internal assessments undertaken for Pacific Lumber have determined that Pacific Lumber's software and related technologies will not be materially affected by the year 2000 date change. Spending is expected to be less than $100,000 for system modification costs, which will be expensed as incurred. Costs associated with any new systems will be capitalized and amortized over the estimated useful lives of the systems.

RECENT ACCOUNTING PRACTICES PRONOUNCEMENTS

     During June 1997, two new accounting standards were issued that will affect future financial reporting. Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), requires the presentation of an additional income measure (termed "comprehensive income"), which adjusts traditional net income for certain items that previously were only reflected as direct charges to equity, (such as minimum pension liabilities). Pacific Lumber adopted SFAS No. 130 in the first quarter ended March 31, 1998. For the quarters ended March 31, 1998 and 1997, there is not a significant difference between "traditional" net income and comprehensive net income as the amount of the adjustments required to arrive at comprehensive net income is not significant. Statement of Financial Accounting Standards No. 131, "Disclosures About
Segments of an Enterprise and Related Information" ("SFAS No. 131"), requires that segment reporting for public reporting purposes be conformed to the segment reporting used by management for internal purposes. SFAS No. 131 must be adopted in Pacific Lumber's year-end 1998 reporting and also adds a requirement for the presentation of certain segment data on a quarterly basis starting in 1999. Early adoption is acceptable but not required. Management is evaluating the impact of this standard on Pacific Lumber's future financial reporting.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of The Pacific Lumber Company:

     We have audited the accompanying consolidated balance sheets of The Pacific Lumber Company (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Pacific Lumber Company and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                         ARTHUR ANDERSEN LLP

San Francisco, California
January 30, 1998 (Except for the matter discussed in the fourth paragraph of Note 9 as to which the date is February 27, 1998.)

                                     II-F-1

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                 (IN THOUSANDS OF DOLLARS EXCEPT SHARE AMOUNTS)
                                              DECEMBER 31,
                                       --------------------------
                                           1997          1996
                                       ------------  ------------
               ASSETS
Current assets:
  Cash and cash equivalents..........  $     31,768  $     26,027
  Receivables:
     Trade...........................        19,216        18,080
     Other...........................         2,123         2,514
  Inventories........................        56,079        65,690
  Prepaid expenses and other current
     assets..........................        12,898         5,329
                                       ------------  ------------
       Total current assets..........       122,084       117,640
Timber and timberlands, net of
  accumulated depletion of $236,824
  and $221,063, respectively.........       321,206       324,986
Property, plant and equipment, net of
  accumulated depreciation of
  $82,070 and $73,772,
  respectively.......................        96,292        95,515
Deferred financing costs, net........        17,912        20,003
Deferred income taxes................        27,018        34,639
Restricted cash......................        28,434        29,967
Other assets.........................         4,186         6,424
                                       ------------  ------------
                                       $    617,132  $    629,174
                                       ============  ============

LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Accounts payable...................  $      3,538  $      3,765
  Accrued compensation and related
     benefits........................        12,365         9,673
  Accrued interest...................        19,650        20,211
  Deferred income taxes..............         9,671        10,173
  Other accrued liabilities..........         1,042         2,325
  Long-term debt, current
     maturities......................        19,429        16,258
                                       ------------  ------------
       Total current liabilities.....        65,695        62,405
Long-term debt, less current
  maturities.........................       545,571       555,596
Other noncurrent liabilities.........        27,991        25,887
                                       ------------  ------------
       Total liabilities.............       639,257       643,888
                                       ------------  ------------
Contingencies
Stockholder's deficit:
  Common stock, $.01 par value, 100
     shares authorized and issued                --            --
  Additional capital.................       157,520       157,520
  Accumulated deficit................      (179,645)     (172,234)
                                       ------------  ------------
       Total stockholder's deficit...       (22,125)      (14,714)
                                       ------------  ------------
                                       $    617,132  $    629,174
                                       ============  ============

   The accompanying notes are an integral part of these financial statements.

                                     II-F-2

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)

                                            YEARS ENDED DECEMBER 31,
                                       ----------------------------------
                                          1997        1996        1995
                                       ----------  ----------  ----------
Net sales:
  Lumber and logs....................  $  235,588  $  225,017  $  197,320
  Other..............................      25,789      19,832      24,619
                                       ----------  ----------  ----------
                                          261,377     244,849     221,939
                                       ----------  ----------  ----------
Operating expenses:
  Cost of goods sold.................     147,372     136,335     116,445
  Selling, general and administrative
     expenses........................      12,915      14,570      14,992
  Depletion and depreciation.........      26,525      27,644      25,927
                                       ----------  ----------  ----------
                                          186,812     178,549     157,364
                                       ----------  ----------  ----------
Operating income.....................      74,565      66,300      64,575
Other income (expense):
  Investment, interest and other
     income..........................       2,516       4,209       3,928
  Interest expense...................     (53,613)    (54,456)    (55,462)
                                       ----------  ----------  ----------
Income before income taxes...........      23,468      16,053      13,041
Provision in lieu of income taxes....      (7,879)     (6,107)     (6,480)
                                       ----------  ----------  ----------
Net income...........................  $   15,589  $    9,946  $    6,561
                                       ==========  ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                     II-F-3

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                            YEARS ENDED DECEMBER 31,
                                       ----------------------------------
                                          1997        1996        1995
                                       ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $   15,589  $    9,946  $    6,561
  Adjustments to reconcile net income
     to net cash provided
     by operating activities:
     Depletion and depreciation......      26,525      27,644      25,927
     Amortization of deferred
       financing costs...............       2,091       2,394       2,269
     Net loss on asset
       dispositions..................          67           6         419
     Increase (decrease) in cash
       resulting from changes in:
       Receivables...................        (740)        803       5,913
       Inventories, net of
          depletion..................       8,039       7,304      (7,301)
       Prepaid expenses and other
          current assets.............      (5,331)        682      (3,273)
       Accounts payable..............        (548)       (164)        589
       Accrued interest..............        (561)       (455)       (443)
       Accrued and deferred income
          taxes......................       7,425       7,135       7,572
       Other liabilities.............       3,513      (8,046)      7,406
     Other...........................          --         (12)        423
                                       ----------  ----------  ----------
       Net cash provided by operating
          activities.................      56,069      47,237      46,062
                                       ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net proceeds from sale of assets...         226         115          13
  Capital expenditures...............     (12,788)    (14,552)     (9,140)
                                       ----------  ----------  ----------
       Net cash used for investing
          activities.................     (12,562)    (14,437)     (9,127)
                                       ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid.....................     (23,000)    (20,500)    (22,000)
  Redemptions, repurchase of and
     principal payments on
     long-term debt..................     (16,299)    (14,153)    (13,670)
  Incurrence of financing costs......          --          --        (150)
  Decrease in restricted cash........       1,533       1,400       1,035
                                       ----------  ----------  ----------
       Net cash used for financing
          activities.................     (37,766)    (33,253)    (34,785)
                                       ----------  ----------  ----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................       5,741        (453)      2,150
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF YEAR..................      26,027      26,480      24,330
                                       ----------  ----------  ----------
CASH AND CASH EQUIVALENTS AT END OF
  YEAR...............................  $   31,768  $   26,027  $   26,480
                                       ==========  ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                     II-F-4

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of The Pacific Lumber Company and its wholly owned subsidiaries, collectively referred to herein as the "Company." The Company is an indirect wholly owned subsidiary of MAXXAM Group Inc. ("MGI"). MGI is a wholly owned subsidiary of MAXXAM Group Holdings Inc. ("MGHI") which is a wholly owned subsidiary of MAXXAM Inc. ("MAXXAM"). Pacific Lumber's principal wholly owned subsidiaries are Scotia Pacific Holding Company ("Scotia Pacific") and Salmon Creek Corporation
("Salmon Creek"). Intercompany balances and transactions have been eliminated. Certain reclassifications have been made to prior years' financial statements to be consistent with the current year's presentation.

     The Company grows and harvests redwood and Douglas-fir timber, mills logs into lumber and manufactures lumber into a variety of finished products. Housing, construction and remodeling are the principal markets for the Company's lumber products. Export sales approximate 6% of the Company's sales. A significant portion of the Company's sales are made to third parties located west of the Mississippi River.

  USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published and (iii) the reported amount of revenues and expenses recognized during each period presented. The Company reviews all significant estimates affecting its consolidated financial statements on a recurring basis and records the effect of any necessary adjustments prior to their publication. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's consolidated financial statements; accordingly, it is possible that the subsequent resolution of any one of the contingent matters described in Note 9 could differ materially from current estimates. The results of an adverse resolution of such uncertainties could have a material effect on the Company's consolidated financial position, results of operations or liquidity.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS

     Cash equivalents consist of highly liquid money market instruments with original maturities of three months or less.

     MARKETABLE SECURITIES

     Marketable securities are carried at fair value. The cost of the securities sold is determined using the first-in, first-out method. Included in investment, interest and other income for the years ending 1997, 1996 and 1995 were net realized gains of $40,000, $52,000 and $478,000, respectively.

     INVENTORIES

     Inventories are stated at the lower of cost or market value. Cost is determined using the last-in, first-out ("LIFO") method.

     TIMBER AND TIMBERLANDS

     Timber and timberlands are stated at cost, net of accumulated depletion. Depletion is computed utilizing the unit-of-production method based upon estimates of timber values and quantities.

                                     II-F-5

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment, including capitalized interest, is stated at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets.

     DEFERRED FINANCING COSTS

     Costs incurred to obtain financing are deferred and amortized over the estimated term of the related borrowing.

     RESTRICTED CASH AND CONCENTRATIONS OF CREDIT RISK

     Restricted cash represents the amount deposited into an account (the "Liquidity Account") held by the Trustee under the Indenture governing the 7.95% Timber Collateralized Notes due 2015 (the "Timber Notes") of Scotia Pacific. See Note 4. The Liquidity Account is not available, except under certain limited circumstances, for Scotia Pacific's working capital purposes; however, it is available to pay the Rated Amortization (as defined in Note 4) and interest on the Timber Notes if and to the extent that cash flows are insufficient to make such payments. The required Liquidity Account balance will generally decline as principal payments are made on the Timber Notes. Investment, interest and other income for the years ended December 31, 1997, 1996 and 1995 includes interest of approximately $2,336,000, $2,457,000 and $2,560,000, respectively, attributable to an investment rate agreement (at 7.95% per annum) with the financial institution which holds the Liquidity Account.

     At December 31, 1997 and 1996, cash and cash equivalents include $17,784,000 and $17,600,000, respectively, (the "Payment Account") which is reserved for debt service payments on the Timber Notes (see Note 4). The Payment Account and the Liquidity Account are each held by a different financial institution. In the event of nonperformance by such financial institutions, the Company's exposure to credit loss is represented by the amounts deposited plus any unpaid accrued interest thereon. The Company mitigates its concentrations of credit risk with respect to these restricted cash deposits by maintaining them at high credit quality financial institutions and monitoring the credit ratings of these institutions.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash equivalents and restricted cash approximate fair value. Marketable securities are carried at fair value which is determined based on quoted market prices. As of December 31, 1997 and 1996, the estimated fair value of long-term debt, including current maturities, was $584,423,000 and $579,102,000, respectively. The estimated fair value of long-term debt is determined based on the quoted market prices for the Timber Notes and the Company's 10 1/2% Senior Notes due 2003 (the "Senior Notes"), and on the current rates offered for borrowings similar to the Company's other debt. Some of the Company's publicly traded debt issues are thinly traded financial instruments; accordingly, their market prices at any balance sheet date may not be representative of the prices which would be derived from a more active market.

                                     II-F-6

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.  INVENTORIES

     Inventories consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
Lumber...............................  $  41,737  $  46,882
Logs.................................     14,342     18,808
                                       ---------  ---------
                                       $  56,079  $  65,690
                                       =========  =========

3.  PROPERTY, PLANT AND EQUIPMENT

     The major classes of property, plant and equipment are as follows (dollar amounts in thousands):

                                                             DECEMBER 31,
                                          ESTIMATED     ----------------------
                                        USEFUL LIVES       1997        1996
                                        -------------   ----------  ----------
Machinery and equipment..............     5 -15 years   $  126,079  $  123,909
Buildings............................        33 years       36,217      34,285
Logging roads........................        15 years       16,066      11,093
                                                        ----------  ----------
                                                           178,362     169,287
Less: accumulated depreciation.......                      (82,070)    (73,772)
                                                        ----------  ----------
                                                        $   96,292  $   95,515
                                                        ==========  ==========

Depreciation expense for the years ended December 31, 1997, 1996 and 1995 was $9,191,000, $8,850,000 and $9,185,000, respectively.

4.  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                            DECEMBER 31,
                                       ----------------------
                                          1997        1996
                                       ----------  ----------
7.95% Scotia Pacific Timber
  Collateralized Notes due through
  July 20, 2015......................  $  319,965  $  336,130
10 1/2% Pacific Lumber Senior Notes
  due March 1, 2003..................     235,000     235,000
Revolving Credit Agreement...........       9,445          --
Other................................         590         724
                                       ----------  ----------
                                          565,000     571,854
Less: current maturities.............     (19,429)    (16,258)
                                       ----------  ----------
                                       $  545,571  $  555,596
                                       ==========  ==========

     The indenture governing the Timber Notes (the "Timber Note Indenture") prohibits Scotia Pacific from incurring any additional indebtedness for borrowed money and generally limits the business activities of Scotia Pacific to the ownership and operation of its timber and timberlands. The Timber Notes are senior secured obligations of Scotia Pacific and are not obligations of, or guaranteed by, the Company or any other person. The Timber Notes are secured by a lien on (i) Scotia Pacific's timber and timberlands (representing $154,288,000 of the Company's consolidated balance at December 31, 1997), (ii) Scotia Pacific's contract rights and certain other assets, (iii) the funds deposited in the Payment Account and the Liquidity Account, and (iv) substantially all of Scotia Pacific's other property and equipment.

                                     II-F-7

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The Timber Notes are structured to link, to the extent of available cash, the deemed depletion of Scotia Pacific's timber (through the harvest and sale of logs) to the required amortization of the Timber Notes. The required amount of amortization due on any Timber Note payment date is determined by various mathematical formulas set forth in the Timber Note Indenture. The minimum amount of principal which Scotia Pacific must pay (on a cumulative basis) through any Timber Note payment date in order to avoid an Event of Default (as defined) is referred to as rated amortization ("Rated Amortization"). If all payments of principal are made in accordance with Rated Amortization, the payment date on which Scotia Pacific will pay the final installment of principal is July 20, 2015. The amount of principal which Scotia Pacific must pay through each Timber Note payment date in order to avoid prepayment or deficiency premiums is referred to as scheduled amortization ("Scheduled Amortization"). If all payments of principal are made in accordance with Scheduled Amortization, the payment date on which Scotia Pacific will pay the final installment of principal is July 20, 2009.

     Principal and interest on the Timber Notes are payable semi-annually on January 20 and July 20. On January 20, 1998, Scotia Pacific paid $10,773,000 of principal on the Timber Notes. The Timber Notes are redeemable at the option of Scotia Pacific, in whole but not in part, at any time. The redemption price of the Timber Notes is equal to the sum of the principal amount, accrued interest and a prepayment premium calculated based upon the yield of like-term Treasury securities plus 50 basis points.

     Interest on the Senior Notes is payable semi-annually on March 1 and September 1. The Senior Notes are redeemable at the option of the Company, in whole or in part, on or after March 1, 1998, at a price of 103% of the principal amount plus accrued interest. The redemption price is reduced annually until March 1, 2000, after which time the Senior Notes are redeemable at par. The Senior Notes are unsecured and are senior indebtedness of the Company; however, they are effectively subordinated to the Timber Notes. The indenture governing the Senior Notes contains various covenants which, among other things, limit the Company's ability to incur additional indebtedness and liens, to engage in transactions with affiliates, to make investments and to pay dividends.

     On October 9, 1997, the Company amended its revolving credit agreement with a bank (the "Revolving Credit Agreement") to extend the date on which it expires to May 31, 2000. Borrowings under the Revolving Credit Agreement are secured by the Company's trade receivables and inventories, with interest currently computed at the bank's reference rate plus 1 1/4% or the bank's offshore rate plus 2 1/4%. The Revolving Credit Agreement provides for borrowings of up to $60,000,000, of which $20,000,000 may be used for standby letters of credit and $30,000,000 is restricted to timberland acquisitions. Borrowings made pursuant to the portion of the credit facility restricted to timberland acquisitions would also be secured by the purchased timberlands. As of December 31, 1997, $35,484,000 of borrowings was available under the Revolving Credit Agreement, of which $4,929,000 was available for letters of credit and $20,554,000 was restricted to timberland acquisitions. $9,445,000 of borrowings were outstanding as of December 31, 1997, and letters of credit outstanding amounted to $15,071,000. The Revolving Credit Agreement contains covenants substantially similar to those contained in the indenture governing the Senior Notes.

     As of December 31, 1997, under the most restrictive covenants contained in the indentures governing the Senior Notes, the Timber Notes and the Revolving Credit Agreement, the Company could pay approximately $15,900,000 of dividends.

     Scheduled maturities of long-term debt outstanding at December 31, 1997, using the Scheduled Amortization for the Timber Notes, are as follows: years ending December 31, 1998--$19,429,000; 1999--$24,107,000; 2000--$26,426,000;
2001--$27,189,000; 2002--$27,213,000; thereafter--$440,636,000.

                                     II-F-8

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.  PROVISION IN LIEU OF INCOME TAXES

     Income taxes are determined using an asset and liability approach which requires the recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred income tax assets and liabilities are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates.

     The Company and its subsidiaries are members of MAXXAM's consolidated return group for federal income tax purposes. The Company's tax allocation agreement with MAXXAM (the "Tax Allocation Agreement") provides that the Company, excluding its wholly owned subsidiaries ("Pacific Lumber"), is liable to MAXXAM for the federal consolidated income tax liability of Pacific Lumber, Scotia Pacific and certain other subsidiaries of Pacific Lumber (but excluding Salmon Creek) (collectively, the "PL Subgroup") computed as if the PL Subgroup was a separate affiliated group of corporations which was never connected with MAXXAM. The Tax Allocation Agreement further provides that Salmon Creek is liable to MAXXAM for its federal income tax liability computed as if Salmon Creek was a separate corporation which was never affiliated with MAXXAM.

     The provision in lieu of income taxes on income before income taxes and extraordinary item consists of the following (in thousands):

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
Current:
  Federal provision in lieu of income
     taxes...........................  $     369  $     189  $     239
  State and local....................        391         28         61
                                       ---------  ---------  ---------
                                             760        217        300
                                       ---------  ---------  ---------
Deferred:
  Federal provision in lieu of income
     taxes...........................      6,851      5,613      4,755
  State and local....................        268        277      1,425
                                       ---------  ---------  ---------
                                           7,119      5,890      6,180
                                       ---------  ---------  ---------
                                       $   7,879  $   6,107  $   6,480
                                       =========  =========  =========

     A reconciliation between the provision in lieu of income taxes and the amount computed by applying the federal statutory income tax rate to income before income taxes is as follows (in thousands):

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
Income before income taxes...........  $  23,468  $  16,053  $  13,041
                                       =========  =========  =========
Amount of federal income tax based
  upon the statutory rate............  $   8,213  $   5,619  $   4,564
Revision of prior years' tax
  estimates..........................     (1,134)      (981)       651
State and local taxes, net of federal
  tax effect.........................        428      1,080        966
Expenses for which no federal tax
  benefit is available...............        176        489         --
Other................................        196       (100)       299
                                       ---------  ---------  ---------
                                       $   7,879  $   6,107  $   6,480
                                       =========  =========  =========

     Revision of prior years' tax estimates as shown in the table above primarily include amounts for the reversal of reserves which the Company no longer believes are necessary. Generally, the reversal of reserves relates to the expiration of the relevant statute of limitations with respect to certain income tax

                                     II-F-9

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

returns or the resolution of specific income tax matters with the relevant tax authorities. For the years ended December 31, 1996 and 1995, the reversal of reserves which the Company believes are no longer necessary resulted in a credit to the income tax provision of $883,000 and $127,000, respectively. There was no reversal of reserves for the year ended December 31, 1997.

     The components of the Company's net deferred income tax assets (liabilities) are as follows (in thousands):

                                            DECEMBER 31,
                                       ----------------------
                                          1997        1996
                                       ----------  ----------
Deferred income tax assets:
  Timber and timberlands.............  $   25,800  $   28,992
  Loss and credit carryforwards......      14,619      22,089
  Other liabilities and other........      12,407       8,468
  Valuation allowances...............      (2,795)     (1,884)
                                       ----------  ----------
     Total deferred income tax
       assets, net...................      50,031      57,665
                                       ----------  ----------
Deferred income tax liabilities:
  Inventories........................     (15,803)    (15,102)
  Property, plant and equipment......     (12,771)    (15,917)
  Other..............................      (4,110)     (2,180)
                                       ----------  ----------
     Total deferred income tax
       liabilities...................     (32,684)    (33,199)
                                       ----------  ----------
  Net deferred income tax assets.....  $   17,347  $   24,466
                                       ==========  ==========

     A principal component of the net deferred income tax assets listed above relates to the excess of the tax basis over financial statement basis with respect to timber and timberlands. The Company believes that it is more likely than not that this net deferred income tax asset will be realized, based primarily upon the estimated value of its timber and timberlands which is well in excess of its tax basis. The valuation allowances listed above relate to loss and credit carryforwards. The Company evaluated all appropriate factors to determine the proper valuation allowances for loss and credit carryforwards. These factors included any limitations concerning use of the carryforwards, the year the carryforwards expire and the levels of taxable income necessary for utilization. The Company has concluded that it will more likely than not generate sufficient taxable income to realize the benefit attributable to the loss and credit carryforwards for which valuation allowances were not provided.

     Included in the net deferred income tax assets listed above are $15,735,000 and $22,586,000 at December 31, 1997 and 1996, respectively, which are recorded pursuant to the Tax Allocation Agreement with MAXXAM.

     The following table presents the Company's estimated tax attributes, for federal income tax purposes, under the terms of the Tax Allocation Agreement at December 31, 1997 (in thousands):

                                                     EXPIRING
                                                      THROUGH
                                                    -----------
Regular Tax Attribute Carryforwards:
  Net operating losses...............  $  31,589       2012
  Charitable contribution
     deduction.......................         99       2002
  Minimum tax credit.................        733    Indefinite
Alternative Minimum Tax Attribute
  Carryforwards:
  Net operating losses...............  $   1,929       2012

                                    II-F-10

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.  EMPLOYEE BENEFIT PLANS

  RETIREMENT PLAN

     The Company has a defined benefit plan which covers all employees of the Company. Under the plan, employees are eligible for benefits at age 65 or earlier, if certain provisions are met. The benefits are determined under a career average formula based on each year of service with the Company and the employee's compensation for that year. The Company's funding policy is to contribute annually an amount at least equal to the minimum cash contribution required by The Employee Retirement Income Security Act of 1974, as amended.

     A summary of the components of net periodic pension cost is as follows (in thousands):

                                          YEARS ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
Service cost--benefits earned during
  the year...........................  $   1,937  $   1,903  $   1,483
Interest cost on projected benefit
  obligation.........................      1,892      1,682      1,693
Actual gain on plan assets...........     (3,988)    (2,762)    (3,900)
Net amortization and deferral........      2,451      1,448      2,460
                                       ---------  ---------  ---------
Net periodic pension cost............  $   2,292  $   2,271  $   1,736
                                       =========  =========  =========

     The following table sets forth the funded status and amounts recognized in the Consolidated Balance Sheet (in thousands):

                                            DECEMBER 31,
                                       ----------------------
                                          1997        1996
                                       ----------  ----------
Actuarial present value of
  accumulated plan benefits:
  Vested benefit obligation..........  $   22,181  $   18,506
  Non-vested benefit obligation......       2,176       1,371
                                       ----------  ----------
     Total accumulated benefit
       obligation....................  $   24,357  $   19,877
                                       ==========  ==========
Projected benefit obligation.........  $   28,940  $   23,582
Plan assets at fair value, primarily
  equity and debt securities.........     (25,872)    (21,800)
                                       ----------  ----------
Projected benefit obligation in
  excess of plan assets..............       3,068       1,782
Unrecognized net transition asset....          12          18
Unrecognized net gain................       4,226       2,855
Unrecognized prior service cost......        (950)        (39)
                                       ----------  ----------
     Accrued pension liability.......  $    6,356  $    4,616
                                       ==========  ==========

     The assumptions used in accounting for the defined benefit plan were as follows (in thousands):

                                         1997       1996       1995
                                       ---------     ---     ---------
Rate of increase in compensation
  levels.............................        5.0%       5.0%       5.0%
Discount rate........................       7.25%       7.5%      7.25%
Expected long-term rate of return on
  assets.............................        8.0%       8.0%       8.0%

  POSTRETIREMENT MEDICAL BENEFITS

     The Company has an unfunded benefit plan for certain postretirement medical benefits which covers substantially all employees of the Company. Participants of the plan are eligible for certain health care benefits upon termination of employment and retirement and commencement of pension benefits. Participants make contributions for a portion of the cost of their health care benefits. The expected costs of

                                    II-F-11

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

postretirement medical benefits are accrued over the period the employees provide services to the date of their full eligibility for such benefits.

     A summary of the components of net periodic postretirement medical benefit cost is as follows (in thousands):

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
Service cost--medical benefits earned
  during the year....................  $     287  $     332  $     228
Interest cost on accumulated
  postretirement medical benefit
  obligation.........................        362        415        317
Net amortization and deferral........        (42)        --        (53)
                                       ---------  ---------  ---------
Net periodic postretirement medical
  benefit cost.......................  $     607  $     747  $     492
                                       =========  =========  =========

     The postretirement medical benefit liability recognized in the Company's Consolidated Balance Sheet is as follows (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
Retirees.............................  $     710  $   1,182
Actives eligible for benefits........        893        905
Actives not eligible for benefits....      3,434      3,818
                                       ---------  ---------
  Accumulated postretirement medical
     benefit obligation..............      5,037      5,905
Unrecognized net gain (loss).........      1,003        (86)
                                       ---------  ---------
  Postretirement medical benefit
     liability.......................  $   6,040  $   5,819
                                       =========  =========

     The annual assumed rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) is 10.0% for 1998 and is assumed to decrease gradually to 5.5% in 2009 and remain at that level thereafter. Each one percentage point increase in the assumed health care cost trend rate would increase the accumulated postretirement medical benefit obligation as of December 31, 1997 by approximately $655,000 and the aggregate of the service and interest cost components of net periodic postretirement medical benefit cost by approximately $112,000.

     The discount rates used in determining the accumulated postretirement medical benefit obligation were 7.25% and 7.5% at December 31, 1997 and 1996, respectively.

  EMPLOYEE SAVINGS PLAN

     The Company's employees are eligible to participate in a defined contribution savings plan sponsored by MAXXAM. This plan is designed to enhance the existing retirement programs of participating employees. Employees may elect to defer up to 16% of their base compensation to the plan. For those participants who have elected to defer a portion of their compensation to the plan, the Company's contributions consist of matching contributions of up to 4% of the base compensation of participants. The cost to the Company of this plan was $1,516,000, $1,388,000 and $1,281,000 for the years ended December 31, 1997,
1996 and 1995, respectively.

  WORKERS' COMPENSATION BENEFITS

     The Company is self-insured for workers' compensation benefits. Included in accrued compensation and related benefits and other noncurrent liabilities are accruals for workers' compensation claims amounting to $10,800,000 and $8,000,000 at December 31, 1997 and 1996, respectively. Workers' compensation expenses amounted to $4,381,000, $2,409,000 and $3,302,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

                                    II-F-12

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7.  RELATED PARTY TRANSACTIONS

     MAXXAM provides the Company with personnel, insurance, legal, accounting, financial, and certain other services. MAXXAM is compensated by the Company through the payment of a fee representing the reimbursement of actual out-of-pocket expenses incurred by MAXXAM, including, but not limited to, labor costs of personnel of MAXXAM rendering services to the Company. Charges by MAXXAM for such services were $1,358,000, $1,664,000 and $1,694,000, for the years ended December 31, 1997, 1996, and 1995, respectively. The Company believes that the services being rendered are on terms not less favorable to the Company than those which would be obtainable from unaffiliated third parties.

     An agreement with Britt Lumber Co., Inc., an indirect wholly owned subsidiary of MGI ("Britt"), governs, among other things, the sale of logs and lumber by the Company and Britt to each other and the sale of hog fuel (wood residue) by Britt to the Company. The logs which the Company sells to Britt are sold at approximately 75% of the applicable price for such species and category as established by the California State Board of Equalization, which reflects the lower quality of these logs. Logs which either the Company or Britt purchases from third parties and which are then sold to each other are transferred at the actual cost of such logs. Hog fuel is sold to the Company by Britt at applicable market prices. Net sales for the years ended December 31, 1997, 1996 and 1995 include revenues of $13,907,000, $14,710,000 and $13,627,000, respectively, from Britt. The Company recognized operating income of $6,505,000, $6,784,000 and $5,527,000 on these revenues for the years ended December 31, 1997, 1996 and 1995, respectively. At December 31, 1997 and 1996, receivables include $1,049,000 and $1,281,000, respectively, related to these affiliate sales.

     All of the Company's issued and outstanding common stock is pledged as collateral for MGI's $100,000,000 11 1/4% Senior Secured Notes due 2003 and $125,720,000 12 1/4% Senior Secured Discount Notes due 2003 (collectively, the "MGI Notes"). MGI conducts its operations primarily through subsidiary companies. The Company represents the substantial portion of MGI's assets and operations. The indenture governing the MGI Notes requires the Company's board of directors to declare and pay dividends on the Company's common stock to the maximum extent permitted by any consensual restriction or encumbrance on the Company's ability to declare and pay dividends, unless the Board determines in good faith that such declaration and payment would be detrimental to the capital or other operating needs of the Company.

8.  STOCKHOLDER'S DEFICIT

     Changes in stockholder's deficit were (in thousands):

                                         COMMON
                                          STOCK       ADDITIONAL    ACCUMULATED
                                        ($.01 PAR)     CAPITAL        DEFICIT       TOTAL
                                        ----------    ----------    -----------    --------
Balance, January 1, 1995.............     $   --      $  157,520     $(146,241)    $ 11,279
  Net income.........................         --              --         6,561        6,561
  Dividends..........................         --              --       (22,000)     (22,000)
                                        ----------    ----------    -----------    --------
Balance, December 31, 1995...........         --         157,520      (161,680)      (4,160)
  Net income.........................         --              --         9,946        9,946
  Dividends..........................         --              --       (20,500)     (20,500)
                                        ----------    ----------    -----------    --------
Balance, December 31, 1996...........         --         157,520      (172,234)     (14,714)
  Net income.........................         --              --        15,589       15,589
  Dividends..........................         --              --       (23,000)     (23,000)
                                        ----------    ----------    -----------    --------
Balance, December 31, 1997...........     $   --      $  157,520     $(179,645)    $(22,125)
                                        ==========    ==========    ===========    ========

                                    II-F-13

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9.  CONTINGENCIES

     The Company's business is subject to a variety of California and federal laws and regulations dealing with timber harvesting, threatened and endangered species and habitat for such species, and air and water quality. Compliance with such laws and regulations plays a significant role in the Company's business. While compliance with such laws, regulations and judicial and administrative interpretations, together with the cost of litigation incurred in connection with certain timber harvesting operations, have increased the costs of the Company, they have not had a significant adverse effect on its financial position, results of operations or liquidity. However, these laws and related administrative actions and legal challenges have severely restricted the ability of the Company to harvest virgin old growth timber on its timberlands, and to a lesser extent, residual old growth timber.

     On September 28, 1996, the Company (on behalf of itself, its subsidiaries and affiliates) and MAXXAM (collectively, the "Pacific Lumber Parties") entered into an agreement with the United States and California ("Headwaters Agreement") which provides the framework for the acquisition by the United States and California of approximately 5,600 acres of the Company's timberlands. These timberlands are commonly referred to as the Headwaters Forest and the Elk Head Springs Forest (collectively, the "Headwaters Timberlands"). A substantial portion of the Headwaters Timberlands consists of virgin old growth timberlands. Approximately 4,900 of these acres are owned by Salmon Creek, with the remaining acreage being owned by Scotia Pacific (the Company having harvesting rights on approximately 300 of such acres). The Headwaters Timberlands would be transferred in exchange for (a) property and other consideration from the United States and California having an aggregate fair market value of $300 million, and (b) approximately 7,755 acres of adjacent timberlands (the "Elk River Timberlands") to be acquired from a third party.
As part of the Headwaters Agreement, the Pacific Lumber Parties agreed to not enter the Headwaters Forest or the Elk Head Springs Forest to conduct any logging or salvage operations.

     Closing of the Headwaters Agreement is subject to various conditions, including federal and California funding, approval of a sustained yield plan ("SYP"), approval of a habitat conservation plan covering multiple species ("Multi-Species HCP") and issuance of a related incidental take permit (the "Permit") and the issuance of certain tax agreements satisfactory to the Pacific Lumber Parties.

     In November 1997, President Clinton signed an appropriations bill which contains authorization for the expenditure of $250 million of federal funds towards consummation of the Headwaters Agreement. On February 27, 1998, Pacific Lumber, MAXXAM and various government agencies entered into a Pre-Permit Application Agreement in Principle (the "Pre-Permit Agreement," and in a prior report the "HCP/SYP Agreement") regarding certain understandings that they had reached regarding the Multi-Species HCP, the Permit and the SYP. The Pre-Permit Agreement provides that the Permit and Multi-Species HCP would have a term of 50 years, and would limit the activities which could be conducted by the Company in twelve forest groves to those which would enhance habitat. These groves aggregate approximately 8,000 acres and consist of substantial quantities of virgin and residual old growth redwood and Douglas-fir timber.

     In addition to being an important milestone toward completion of the Headwaters Agreement, the Company also believes that the Pre-Permit Agreement is a positive development in respect of the environmental challenges that it has faced over the last several years. Several species, including the northern spotted owl, the marbled murrelet and the coho salmon, have been listed as endangered or threatened under the federal Endangered Species Act ("ESA") and/or the California Endangered Species Act ("CESA"). The Company has developed federal and state northern spotted owl management plans which permit harvesting activities to be conducted so long as the Company adheres to certain measures designed to protect the northern spotted owl. The potential impact of the listings of the marbled murrelet and the coho salmon is more uncertain. If the Multi-Species HCP is approved, the Company would be issued the Permit, which would allow limited incidental "take" of listed species so long as there was no "jeopardy" to the

                                    II-F-14

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

species and the Multi-Species HCP would identify the measures to be instituted in order to minimize and mitigate the anticipated level of take to the greatest extent possible. The Multi-Species HCP would be designed to protect currently listed species as well as to consider candidate and future-listed species. The Company is also attempting to include in the Multi-Species HCP a resolution of the potential effect of limits by the Environmental Protection Agency ("EPA") on sedimentation, temperature and other factors for seventeen northern California rivers and certain of their tributaries, including rivers within the Company's timberlands. These limitations will be aimed at protecting water quality.

     Lawsuits are pending or threatened which seek to prevent the Company from implementing certain of its approved timber harvesting plans ("THPs"). While challenges with respect to the Company's young growth timber have historically been limited, a lawsuit was recently filed under the ESA which relates to a significant number of THPs covering young growth timber of the Company. While the Company expects these environmentally focused objections and lawsuits to continue, it believes that the Pre-Permit Agreement will enhance its position in connection with these challenges. The Company also believes that the Multi-Species HCP would expedite the preparation and facilitate approval of its THPs.

     The Pre-Permit Agreement also contains certain provisions relating to the SYP. Subject to further study, the Company expects the Company to propose a long-term sustained yield harvest level ("LTSY") which is somewhat less than the Company's recent harvest levels. If the SYP is approved, the Company will have complied with certain BOF regulations requiring that timber companies project timber growth and harvest on their timberlands over a 100-year planning period and establish an LTSY harvest level. The SYP must demonstrate that the average annual harvest over any rolling ten-year period will not exceed the LTSY harvest level and that the Company's projected timber inventory is capable of sustaining the LTSY harvest level in the last decade of the 100-year planning period. An approved SYP is expected to be valid for ten years, although it would be subject to review after five years. Thereafter, revised SYPs will be prepared every decade that address the LTSY harvest level based upon reassessment of changes in the resource base and other factors.

     The final terms of the SYP, the Multi-Species HCP and the Permit are subject to additional negotiation and agreement among the parties as well as public review and comment. While the parties are working diligently to complete the Multi-Species HCP and the SYP as well as the other closing conditions contained in the Headwaters Agreement, there can be no assurance that the Headwaters Agreement will be consummated or that an SYP, Multi-Species HCP or Permit acceptable to the Company will be approved.

     In the event that a Multi-Species HCP is not approved, the Company will not enjoy the benefits of expedited preparation and facilitated review of its THPs. Furthermore, if a Multi-Species HCP acceptable to the Company is not approved, it is impossible for the Company to determine the potential adverse effect of the listings of the marbled murrelet and coho salmon or the EPA's limitations on the Company's financial position, results of operations or liquidity until such time as the various regulatory and legal issues are resolved; however, if the Company is unable to harvest, or is severely limited in harvesting, on significant amounts of its timberlands, such effect could be materially adverse to the Company.

                                    II-F-15

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10.  SUPPLEMENTAL CASH FLOW AND OTHER INFORMATION

  ITEMS RELATED TO 1992 EARTHQUAKE

     In 1995, the Company recorded reductions in cost of sales of $1,527,000 resulting from business interruption insurance reimbursements for higher operating costs and the related loss of revenues resulting from the April 1992 earthquake.

                                              YEARS ENDED DECEMBER 31,
                                       --------------------------------------
                                         1997           1996          1995
                                       ---------   --------------   ---------
                                                   (IN THOUSANDS)
Supplemental information on non-cash
  investing and financing activities:
     Timber and timberlands acquired
       subject to long-term debt.....  $   9,445      $     --      $     615
Supplemental disclosure of cash flow
  information:
     Interest paid, net of
       capitalized interest..........  $  52,380      $ 52,517      $  53,636
     Income taxes paid (refunded)....        166           221         (5,190)
     Tax allocation payments to
       MAXXAM........................        454           330             --

                                    II-F-16

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                         JUNE 30,      DECEMBER 31,
                                           1998            1997
                                        -----------    ------------
                                        (UNAUDITED)
               ASSETS
Current assets:
  Cash and cash equivalents..........    $   29,433     $   31,768
  Receivables:
     Trade...........................        12,558         19,216
     Other...........................         2,179          2,123
  Inventories........................        49,306         56,079
  Prepaid expenses and other current
     assets..........................         8,586         12,898
                                        -----------    ------------
       Total current assets..........       102,062        122,084
Timber and timberlands, net of
  accumulated depletion of $241,225
  and $236,824, respectively.........       319,199        321,206
Property, plant and equipment, net of
  accumulated depreciation of $86,382
  and $82,070, respectively..........        95,243         96,292
Deferred financing costs, net........        16,876         17,912
Deferred income taxes................        28,430         27,018
Restricted cash......................        28,108         28,434
Other assets.........................         5,012          4,186
                                        -----------    ------------
                                         $  594,930     $  617,132
                                        ===========    ============
LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Accounts payable...................    $    4,899     $    3,538
  Accrued compensation and related
     benefits........................         9,643         12,365
  Accrued interest...................        19,262         19,650
  Deferred income taxes..............         9,671          9,671
  Other accrued liabilities..........         1,042          1,042
  Long-term debt, current
     maturities......................        20,607         19,429
                                        -----------    ------------
       Total current liabilities.....        65,124         65,695
Long-term debt, less current
  maturities.........................       533,572        545,571
Other noncurrent liabilities.........        27,609         27,991
                                        -----------    ------------
       Total liabilities.............       626,305        639,257
                                        -----------    ------------
Contingencies
Stockholder's deficit:
  Common stock, $.01 par value, 100
     shares authorized and issued....            --             --
  Additional capital.................       157,520        157,520
  Accumulated deficit................      (188,895)      (179,645)
                                        -----------    ------------
       Total stockholder's deficit...       (31,375)       (22,125)
                                        -----------    ------------
                                         $  594,930     $  617,132
                                        ===========    ============

   The accompanying notes are an integral part of these financial statements.

                                    II-F-17

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)

                                          SIX MONTHS ENDED
                                              JUNE 30,
                                       ----------------------
                                          1998        1997
                                       ----------  ----------
                                              unaudited
Net sales:
  Lumber and logs....................  $   92,744  $  115,542
  Other..............................       8,792      13,117
                                       ----------  ----------
                                          101,536     128,659
Operating expenses:
  Cost of goods sold.................      64,415      71,505
  Selling, general and administrative
     expenses........................       6,019       6,457
  Depletion and depreciation.........      11,316      13,375
                                       ----------  ----------
                                           81,750      91,337
                                       ----------  ----------
Operating income.....................      19,786      37,322
Other income (expense):
  Investment, interest and other
     income..........................       2,887       1,490
  Interest expense...................     (26,335)    (26,836)
                                       ----------  ----------
Income (loss) before income taxes....      (3,662)     11,976
Credit (provision) in lieu of income
  taxes..............................       1,412      (4,878)
                                       ----------  ----------
Net income (loss)....................  $   (2,250) $    7,098
                                       ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                    II-F-18

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                          SIX MONTHS ENDED
                                              JUNE 30,
                                       ----------------------
                                          1998        1997
                                       ----------  ----------
                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $   (2,250) $    7,098
Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
  Depletion and depreciation.........      11,316      13,375
  Amortization of deferred financing
     costs...........................       1,036       1,046
  Net gain on asset dispositions.....      (1,864)         --
  Increase (decrease) in cash
     resulting from changes in:
     Receivables.....................       6,639       5,258
     Inventories, net of depletion...       4,333       6,156
     Prepaid expenses and other
      assets.........................      (1,253)     (2,437)
     Accounts payable................       1,621         373
     Accrued and deferred income
      taxes..........................      (1,778)      4,667
     Accrued interest................        (388)       (351)
     Other liabilities...............      (3,104)        601
  Other..............................          --         106
                                       ----------  ----------
  Net cash provided by operating
     activities......................      14,308      35,892
                                       ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...............      (5,671)     (5,813)
  Net proceeds from sale of assets...       6,523          66
                                       ----------  ----------
     Net cash provided for (used for)
      investing activities...........         852      (5,747)
                                       ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid.....................      (7,000)    (10,000)
  Redemptions, repurchases of and
     principal payments on long-term
     debt............................     (10,821)     (8,801)
  Restricted cash withdrawals, net...         326         202
                                       ----------  ----------
  Net cash used for financing
     activities......................     (17,495)    (18,599)
                                       ----------  ----------

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................      (2,335)     11,546
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD................      31,768      26,027
                                       ----------  ----------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD.............................  $   29,433  $   37,573
                                       ==========  ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Interest paid, net of capitalized
     interest........................  $   25,688  $   26,130
  Tax allocation payments to MAXXAM
     Inc.............................         366         211

SUPPLEMENTAL INFORMATION ON NON-CASH
  INVESTING AND FINANCING ACTIVITIES:
  Timber and timberlands acquired
     subject to long-term debt.......  $       --  $    6,413

   The accompanying notes are an integral part of these financial statements.

                                    II-F-19

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  GENERAL

     The information contained in the following notes to the consolidated financial statements is condensed from that which would appear in the annual consolidated financial statements; accordingly, the consolidated financial statements included herein should be reviewed in conjunction with the consolidated financial statements and related notes thereto contained in the Offering Memorandum. Any capitalized terms used but not defined in these Condensed Notes to Consolidated Financial Statements are defined in the audited consolidated financial statements and related notes thereto. All references to the "Company" include the Company and its subsidiary companies unless otherwise indicated or the context indicates otherwise. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

     The consolidated financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature necessary, in the opinion of management, to present fairly the consolidated financial position of the Company at June 30, 1998, the consolidated results of operations for the six months ended June 30, 1998 and 1997 and consolidated cash flows for the six months ended June 30, 1998 and 1997. The Company is an indirect, wholly owned subsidiary of MGI. MGI is a wholly owned subsidiary of MGHI which is a wholly owned subsidiary of MAXXAM.

     SFAS No. 130 was issued in June 1997 and was adopted by the Company as of January 1, 1998. SFAS No. 130 requires the presentation of an additional income measure (termed "comprehensive income"), which adjusts traditional net income for certain items that previously were only reflected as direct charges to equity (such as minimum pension liabilities). For the six months ended June 30, 1998 and 1997, there is not a significant difference between "traditional" net income and comprehensive net income as the amount of the adjustments required to arrive at comprehensive income is not significant.

2.  INVENTORIES

     Inventories consist of the following (in thousands):

                                       JUNE 30,     DECEMBER 31,
                                         1998           1997
                                       ---------    ------------
Lumber...............................  $  35,830      $ 41,737
Logs.................................     13,476        14,342
                                       ---------    ------------
                                       $  49,306      $ 56,079
                                       =========    ============

3.  RESTRICTED CASH

     Restricted cash represents the amount held by the trustee under the indenture governing the Timber Notes of the Company's wholly owned subsidiary, Scotia Pacific. In addition, cash and cash equivalents includes $10,245,000 and $17,784,000 at June 30, 1998 and December 31, 1997, respectively, which is restricted for debt service payments on the Timber Notes.

                                    II-F-20

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
        CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                        JUNE 30,    DECEMBER 31,
                                          1998          1997
                                       ----------   ------------
7.95% Scotia Pacific Timber
  Collateralized Notes due July 20,
  2015...............................  $  309,192     $319,965
10 1/2% Pacific Lumber Senior Notes
  due March 1, 2003..................     235,000      235,000
Revolving Credit Agreement...........       9,445        9,445
Other................................         542          590
                                       ----------   ------------
                                          554,179      565,000
Less: current maturities.............     (20,607)     (19,429)
                                       ----------   ------------
                                       $  533,572     $545,571
                                       ==========   ============

5.  CONTINGENCIES

     The Company's business is subject to a variety of California and federal laws and regulations dealing with timber harvesting, threatened and endangered species and habitat for such species, and air and water quality. Compliance with such laws and regulations plays a significant role in the Company's business. While compliance with such laws, regulations and judicial and administrative interpretations, together with the cost of litigation incurred in connection with certain timber harvesting operations, have increased the costs of the Company, they have not historically had a significant adverse effect on the Company's financial position, results of operations or liquidity. However, these laws and related administrative actions and legal challenges have severely restricted the ability of the Company to harvest virgin old growth timber, and to a lesser extent, residual old growth timber on its timberlands. On August 12, 1998, an action was filed by two enviromental groups against the Company and two of its subsidiaries (the "EPIC LAWSUIT") under which the environmental groups allege certain procedural violations of the ESA resulting from the defendants' logging activities on the Company's timberlands and seek to prevent the defendants from carying out any harvesting activities until certain purported wildlife agency consultation requirements under ESA are satisfied in connection with the Multi-Species HCP (see below). The Company is uncertain what impact the EPIC LAWSUIT will have upon its operations and financial results, but it is possible that other approved timber harvesting activities on the Company's timberlands could be severly restricted (and revenues potentially signifigantly adversly affected) until such time as the consultation requirements are satisfied. The Company estimates that it could take up to several months to complete these consultation requirements.

     On September 28, 1996, the Pacific Lumber Parties entered into the Headwaters Agreement with the United States and California which provides the framework for the acquisition by the United States and California of the Headwaters Timberlands. A substantial portion of the Headwaters Timberlands contains virgin old growth timber. Approximately 4,900 of these acres are owned by Salmon Creek, with the remaining acreage being owned by Scotia Pacific (the Company having harvesting rights on acreage after giving effect to the transactions described in Note 6 below). The Headwaters Timberlands would be transferred in exchange for (a) cash or other consideration from the United States and California having an aggregate fair market value of $300 million, and
(b) approximately 7,800 acres of timberlands to be acquired from a third party. As part of the Headwaters Agreement, the Pacific Lumber Parties agreed to not enter the Headwaters Timberlands to conduct any logging or salvage operations.

     Closing of the Headwaters Agreement is subject to various conditions, including obtaining federal and California funding, approval of an SYP, approval of a Multi-Species HCP and issuance of the Permits, acquisition of the third party timberlands and the issuance of certain tax agreements satisfactory to the Pacific Lumber Parties.

                                    II-F-21

     In November 1997, President Clinton signed an appropriations bill authorizing the expenditure of $250 million of federal funds towards consummation of the Headwaters Agreement. These funds remain available until March 1, 1999 and their availability is subject to, among other things, contribution by California of its $130 million portion of funding for the Headwaters Agreement. On August 31, 1998, the California Legislature enacted a bill the "California Headwaters Bill" which among other things, appropriated California's $130 million portion of the funding required to consummate the Headwaters Agreement. The state funds remain available until June 30, 1999. Governor Pete Wilson has announced his intention to sign the California Headwaters Bill. The bill also contains an additional appropriation available from July 1, 1999 until June 30, 2000 authorizing the expenditure of up to $80 million toward acquisition of the "Owl Creek" grove owned by Scotia Pacific Company LLC ("Scotia LLC"), Scotia Pacific's successor (see Note 6 below). The bill also provides that if any portion of the $80 million remains after purchase of the OWL Creek grove, it may be used to purchase certain other timberlands. The SYP and Multi-Species HCP (see below) would have allowed harvesting over time of either the Owl Creek grove or a forest grove owned by the Company commonly referred to as "Grizzly Creek". Scheduled Amortization under the New Timber Notes (see Note 6 below) assumed that the Owl Creek grove would be harvested over time; however, a provision of the California Headwaters Bill designates the Owl Creek grove as an additional conservation area for the marbled murrelet, which would have the effect of restricting the activities which could be conducted in the grove. The Company estimates that the Owl Creek grove constitutes approximately 2% of aggregate "Mbfe" (board foot equivalents of timber as defined in the New Timber Notes Indenture) contained on the timber owned by. It is uncertain whether the Owl Creek grove will ultimately be sold to the state of California. Furthermore, Scotia LLC could arrange to exchange the Owl Creek grove for other timberlands pursuant to the substitute collateral provisions of the New Timber Notes Indenture. Were the Owl Creek grove to be sold to the state of California, the Company would be required to recognize Deemed Production (as defined in the New Timber Notes Indenture) with respect to the Mbfe contained in the grove, which would result in substantial prepayments (and related Prepayment premiums) on the New Timber Notes.

     The California Headwaters Bill contains provisions for requiring the inclusion of additional environmentally focused provisions in the final version of the Multi-Species HCP, including establishing a wider interim streamside buffers (while the watershed assessment process is being completed) than provided for in the Multi-Species HCP, obligating the Company and the government agencies to establish a schedule that results in completion of the watershed assessment process within five years, imposing minimum and maximum "no cut" buffers upon the watershed assessment process. The California Headwaters Bill also provides that the SYP shall be subject to the foregoing provisions.

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
        CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     In July 1998, the proposed SYP and Multi-Species HCP were made available to the public for review and comment. The proposed Multi-Species HCP and related Permits would have a term of 50 years, and would limit the activities which could be conducted by the Company in various forest groves to those which would not be detrimental to marbled murrelet habitat. Under the Multi-Species HCP and the California Headwaters Bill, these groves aggregate approximately 8,500 acres and consist of substantial quantities of virgin and residual old growth redwood and Douglas-fir timber. A draft environmental impact statement/report analyzing the Headwaters Agreement, SYP and Multi-Species HCP is being prepared by a consulting firm under the direction of the United States and California, and is expected to be made available for public review and comment in the next few weeks. After the public review and comment process is completed, the regulatory agencies will determine whether to approve (with or without conditions) or disapprove the SYP and Multi-Species HCP.

     The Company believes that submission of the proposed SYP and Multi-Species HCP for public review and comment and passage of the California Headwaters Bill are favorable developments that enhance the prospects for consummation of the Headwaters Agreement, and the issuance of the Permits. Several species, including the northern spotted owl, the marbled murrelet and the coho salmon, have been listed as endangered or threatened under the ESA and/or the CESA. The

                                    II-F-22

Company has developed federal and state northern spotted owl management plans which permit harvesting activities to be conducted so long as the Company adheres to certain measures designed to protect the northern spotted owl. The potential impact of the listings of the marbled murrelet and the coho salmon is more uncertain. If the Multi-Species HCP is approved, the Company would be issued the Permits, which would allow limited incidental "take" of listed species so long as there was no "jeopardy" to the continued existence of such species and the Multi-Species HCP would identify the measures to be instituted in order to minimize and mitigate the anticipated level of take to the greatest extent possible. The Multi-Species HCP would not only provide for the Company's compliance with habitat requirements for currently listed species, it would also provide greater certainty and protection for the Company with regard to identified species that may be listed in the future. The Company is attempting to include in the Multi-Species HCP a resolution of the effect of potential regulatory limits by the EPA on sedimentation, temperature and other factors for seventeen northern California rivers and certain of their tributaries, including rivers within the Company's timberlands. These limitations would be aimed at protecting water quality.

     Lawsuits are pending or threatened which seek to prevent the Company from implementing certain of its approved THPs or other operations. While challenges with respect to the Company's young growth timber have historically been limited, a lawsuit relating to the coho salmon was recently filed under the ESA which relates to a significant number of THPs covering young growth timber of the Company and the EPIC LAWSUIT discussed above could also have an adverse impact on the harvesting of the Company's timberlands for up to several months. While the Company expects these environmentally focused objections and lawsuits to continue, it believes that the the Multi-Species HCP and SYP would enhance its position in connection with these challenges. The Company also believes that the Multi-Species HCP and SYP would expedite the preparation and facilitate approval of its THPs.

     With respect to the SYP, the Company has proposed an LTSY which is approximately 10% less than the Company's average timber harvest over the last three years. If the SYP is approved by the CDF, the Company will have complied with certain BOF regulations requiring that timber companies project timber growth and harvest on their timberlands over a 100-year planning period and establish an LTSY harvest level. The SYP must demonstrate that the average annual harvest over any rolling ten-year period will not exceed the LTSY harvest level and that the Company's projected timber inventory is capable of sustaining the LTSY harvest level in the last decade of the 100-year planning period. The SYP is expected to be valid

                                    II-F-23

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
        CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

for ten years, although it would be subject to review after five years. Thereafter, revised SYPs will be prepared every decade that address the LTSY harvest level based upon reassessment of changes in the resource base and other factors.

     After the public review and comment process is completed, the regulatory agencies will determine whether to approve or disapprove the SYP and Multi-Species HCP. While the parties are working diligently to complete the closing conditions contained in the Headwaters Agreement, there can be no assurance that the Headwaters Agreement will be consummated or that if the SYP and Multi-Species HCP are approved by the regulatory agencies, the terms of such approval will be acceptable to the Company. If the Headwaters Agreement is not consummated and the Company is unable to harvest or is severely limited in harvesting on various of its timberlands, it intends to continue and/or expand its takings litigation seeking just compensation from the appropriate governmental agencies on the grounds that such restrictions constitute an uncompensated governmental taking of private property for public use.

     In the event that the Multi-Species HCP is not approved, the Company will not enjoy the benefits of a more streamlined THP preparation and review process. Furthermore, it is impossible for the Company to determine the potential adverse effect of (i) the listings of the marbled murrelet and coho salmon if the Multi-Species HCP as approved is not acceptable to the Company or (ii) the EPA's potential regulations regarding water quality on the Company's financial position, results of operations or liquidity until such time as the various regulatory and legal issues are resolved; however, if the Company is unable to harvest, or is severely limited in harvesting, on significant amounts of its timberlands, such effect could be materially adverse to the Company.

6.  SUBSEQUENT EVENT

     On July 20, 1998, Scotia LLC, a recently formed limited liability company wholly owned by the Company, issued the New Timber Notes which consist of an aggregate of $867,200,000 of Class A-1, Class A-2 and Class A-3 timber collateralized notes which are due on July 20, 2028 and have an overall effective interest rate of 7.43% per annum. Net proceeds from the offering were used primarily to prepay the Timber Notes and to redeem the Senior Notes effective August 19, 1998. The Company expects to recognize an extraordinary loss of approximately $28,500,000, net of the related income tax benefit $17,900,000, in the quarter ended September 30, 1998 for the early extinguishment of the Timber Notes and the Senior Notes. Concurrently with the issuance of the New Timber Notes, (i) Scotia Pacific was merged into Scotia LLC,
(ii) the Company transferred to Scotia LLC approximately 13,500 acres of timberlands and the timber and harvesting rights with respect to an additional 19,700 acres of timberlands, and (iii) Scotia LLC transferred to the Company the timber and harvesting rights related to approximately 1,400 acres of timberlands.

     Under the New Timber Notes Indenture, the business activities of Scotia LLC are generally limited to the ownership and operation of its timber and timberlands. The New Timber Notes are senior secured obligations of Scotia LLC and are not obligations of, or guaranteed by, the Company or any other person. The New Timber Notes are secured by a lien on (i) Scotia LLC's timber and timberlands (representing $246,200,000 of the Company's consolidated balance at June 30, 1998), and (ii) substantially all of Scotia LLC's other property. Interest on the New Timber Notes is further secured by the $63,500,000 Timber Notes Line of Credit. The New Timber Notes Indenture permits Scotia LLC to have outstanding up to $75,000,000 of non-recourse indebtedness to acquire additional timberlands, to issue additional timber notes provided certain conditions are met (including repayment or redemption of the $160,700,000 Class A-1 Timber Notes), and to incur indebtedness under the Timber Notes Line of Credit.

     The New Timber Notes are structured to link, to the extent of cash available, the deemed depletion of Scotia LLC's timber (through the harvest and sale of logs) to the required amortization of the New Timber

                                    II-F-23

                  THE PACIFIC LUMBER COMPANY AND SUBSIDIARIES
        CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Notes. The required amount of amortization on any New Timber Note payment date is determined by various mathematical formulas set forth in the New Timber Notes Indenture. The minimum amount of principal which Scotia LLC must pay (on a cumulative basis and subject to available cash) through any New Timber Note payment date in order to avoid an Event of Default is referred to as Minimum Principal Amortization. If the New Timber Notes were amortized in accordance with Minimum Principal Amortization, the final installment of principal would be paid on July 20, 2028. The minimum amount of principal which Scotia LLC must pay (on a cumulative basis) through any New Timber Note payment date in order to avoid payment of prepayment or deficiency premiums is referred to as Scheduled Amortization. If all payments of principal are made in accordance with Scheduled Amortization, the payment date on which Scotia LLC will pay the final installment of principal is January 20, 2014. Such final installment would include a single bullet principal payment of $463,300,000 related to the Class A-3 New Timber Notes.

     Principal and interest on the New Timber Notes are payable semi annually on January 20 and July 20. The New Timber Notes are redeemable at the option of Scotia LLC at any time. The redemption price of the New Timber Notes is equal to the sum of the principal amount, accrued interest and a prepayment premium calculated based upon the yield of like term Treasury securities plus 50 basis points.

                                    II-F-24

                             PACIFIC LUMBER COMPANY
                   UNAUDITED SUMMARY QUARTERLY FINANCIAL DATA

                                                          THREE MONTHS ENDED
                                        ------------------------------------------------------
                                        MARCH 31,    JUNE 30,    SEPTEMBER 30,    DECEMBER 31,
                                        ---------    --------    -------------    ------------
                                                      (IN THOUSANDS OF DOLLARS)
1998 Quarterly Information:
  Net sales..........................    $46,514     $ 55,022
  Operating income...................      7,861       11,925
  Net loss...........................     (2,039)        (211)
1997 Quarterly Information:
  Net sales..........................     60,849     $ 67,810       $66,592         $ 66,126
  Operating income...................     16,512       20,810        20,584           16,659
  Net income.........................      2,193        4,905         4,678            3,813
1996 Quarterly Information:
  Net sales..........................     54,903       65,299        62,965           61,682
  Operating income...................     14,310       17,485        15,415           19,090
  Net income.........................        884        3,144         1,473            4,445

                                    II-F-25

     Questions and requests for assistance and requests for additional copies of this Prospectus, the Letter of Transmittal and other related documents should be directed to the Exchange Agent. All tendered Old Notes, executed Letters of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

                                    BY MAIL:
                      State Street Bank and Trust Company
                           Corporate Trust Department
                                  P.O. Box 778
                                Boston, MA 02102

                               BY OVERNIGHT MAIL:
                      State Street Bank and Trust Company
                           Corporate Trust Department
                     Two International Place, Fourth Floor
                                Boston, MA 02110

                               BY HAND (BOSTON):
                      State Street Bank and Trust Company
                            Two International Place
                      Fourth Floor, Corporate Trust Window
                                Boston, MA 02110

                              BY HAND (NEW YORK):
                      State Street Bank and Trust Company
                                  61 Broadway
                       15th Floor, Corporate Trust Window
                               New York, NY 10006

                           BY FACSIMILE TRANSMISSION:
                                 (617) 664-5290

                              TO CONFIRM RECEIPT:
                                 (617) 664-5587

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION.

                             OFFER TO EXCHANGE ITS
                            6.55% SERIES B CLASS A-1
                     TIMBER COLLATERALIZED NOTES DUE 2028,
                            7.11% SERIES B CLASS A-2
                      TIMBER COLLATERALIZED NOTES DUE 2028

                                      AND

                            7.71% SERIES B CLASS A-3
                      TIMBER COLLATERALIZED NOTES DUE 2028
                       FOR ANY AND ALL OF ITS OUTSTANDING
                                6.55% CLASS A-1

                     TIMBER COLLATERALIZED NOTES DUE 2028,
                                7.11% CLASS A-2
                      TIMBER COLLATERALIZED NOTES DUE 2028
                                      AND

                                7.71% CLASS A-3
                     TIMBER COLLATERALIZED NOTES DUE 2028,
                                 RESPECTIVELY.

                                 SCOTIA PACIFIC
                                  COMPANY LLC

                      ------------------------------------

                                   PROSPECTUS
                      ------------------------------------

                                                  , 1998

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 18-108 of the Delaware Limited Liability Company Act (the
"DLLCA") provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of Scotia Pacific Company LLC, a limited liability company formed under the DLLCA (the "Company"), contains provisions which generally require it to indemnify any person who was or is a party or is threatened to be made a party to any pending or completed action or proceeding by reason of the fact that he or she was a manager, officer, employee or agent of the Company.

     Subject to certain limitations and exceptions, the Company has insurance coverage for losses by any person who is or hereafter may be a manager or officer of the Company arising from claims against that person for any wrongful act in his or her capacity as a manager or officer of the Company. The policy also provides for reimbursement to the Company for indemnification given by the Company pursuant to common or statutory law or its limited liability company agreement to any such person arising from any such claims.

     The foregoing discussion is qualified in its entirety by reference to the DLLCA and the referenced limited liability company agreement.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits.

      EXHIBIT NO.       EXHIBIT
-------------------------------------------------------------
          *3.1          Certificate of Formation of the
                        Company, dated May 29, 1998.
          *3.2          Agreement of Limited Liability
                        Company of the Company, effective as
                        of July 20, 1998.
          *4.1          Agreement and Plan of Merger, dated
                        as of July 20, 1998, between the
                        Company and Scotia Pacific Holding
                        Company.
           4.2          Indenture, dated as of July 20, 1998,
                        between the Company and State Street
                        Bank and Trust Company, as trustee,
                        regarding the Timber Notes
                        (incorporated herein by reference to
                        Exhibit 4.1 to the Quarterly Report
                        on Form 10-Q/A of MAXXAM Inc. for the
                        quarter ended June 30, 1998, File No.
                        1-3924.
          *4.3          Note Purchase Agreement, dated as of
                        July 9, 1998, between the Company and
                        Salomon Brothers Inc, as
                        representative of the initial
                        purchasers of the Notes.
          *4.4          Registration Rights Agreement, dated
                        as of July 20, 1998, between the
                        Company and Salomon Brothers Inc, as
                        representative of the initial
                        purchasers of the Notes.
           4.5          Credit Agreement, dated as of July
                        20, 1998, among the Company, the
                        financial institutions party thereto
                        and Bank of America, as agent
                        (incorporated herein by reference to
                        Exhibit 4.3 to the Quarterly Report
                        on Form 10-Q of MAXXAM Inc. for the
                        quarter ended June 30, 1998, File No.
                        1-3924, the "MAXXAM June 1998 Form
                        10-Q").
           4.6          Deed of Trust, Security Agreement,
                        Financing Statement, Fixture Filing
                        and Assignment of Proceeds, dated
                        July 20, 1998, among the Company,
                        Fidelity National Title Insurance
                        Company, as trustee, and State Street
                        Bank and Trust Company, as collateral
                        agent (incorporated herein by
                        reference to Exhibit 4.2 to the
                        MAXXAM June 1998 Form 10-Q).
         **5            Opinion with respect to the Timber
                        Notes.
          10.1          New Master Purchase Agreement, dated
                        as of July 20, 1998, between the
                        Company and The Pacific Lumber
                        Company ("Pacific Lumber")
                        (incorporated herein by reference to
                        Exhibit 10.1 to the Quarterly Report
                        on Form 10-Q of MAXXAM Group Holdings
                        Inc. for the quarter ended June 30,
                        1998, File No. 333-18723; the "MGHI
                        June 1998 Form 10-Q").

      EXHIBIT NO.       EXHIBIT
-------------------------------------------------------------
          10.2          New Services Agreement, dated as of
                        July 20, 1998, between Pacific Lumber
                        and the Company (incorporated herein
                        by reference to Exhibit 10.2 to the
                        MGHI June 1998 Form 10-Q).
          10.3          New Additional Services Agreement,
                        dated as of July 20, 1998, between
                        the Company and Pacific Lumber
                        (incorporated herein by reference to
                        Exhibit 10.3 to the MGHI June 1998
                        Form 10-Q).
          10.4          New Reciprocal Rights Agreement,
                        dated as of July 20, 1998, among
                        Pacific Lumber, the Company and
                        Salmon Creek Corporation
                        (incorporated herein by reference to
                        Exhibit 10.4 to the MGHI June 1998
                        Form 10-Q).
          10.5          New Environmental Indemnification
                        Agreement, dated as of July 20, 1998,
                        between Pacific Lumber and the
                        Company (incorporated herein by
                        reference to Exhibit 10.5 to the MGHI
                        June 1998 Form 10-Q).
         *12            Computation of ratio of earnings to
                        fixed charges of the Company.
         *23.1          Consent of Arthur Andersen LLP.
          23.2          Consent of Kramer, Levin, Naftalis &
                        Frankel (to be contained in Exhibit
                        5).
         *24            Power of Attorney (on signature page)
         *25            Form T-1 Statement of Eligibility of
                        State Street Bank and Trust Company,
                        as trustee.
         *27            Financial Data Schedule
         *99.1          Form of Letter of Transmittal.
         *99.2          Form of Notice of Guaranteed
                        Delivery.

---------------

 * Filed herewith

** To be filed by amendment

     All other schedules are omitted because the required information is included in the Financial Statements or the Notes thereto or is otherwise inapplicable.

ITEM 22.  UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to managers, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a manager, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such manager, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT, SCOTIA PACIFIC COMPANY LLC, HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF SCOTIA, STATE OF CALIFORNIA, ON THE 18TH DAY OF SEPTEMBER, 1998.

                                          SCOTIA PACIFIC COMPANY LLC
                                          By: /s/ JOHN A. CAMPBELL
                                             JOHN A. CAMPBELL, CHAIRMAN OF THE
                                                    BOARD, PRESIDENT
                                             AND MANAGER (PRINCIPAL EXECUTIVE
                                                        OFFICER)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Kent Friedman, Bernard L. Birkel and Timothy J. Neumann, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the above premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

    SIGNATURE                            TITLE                      DATE
--------------------------------------------------------------------------------
/s/ John A. Campbell    Chairman of the Board, President and  September 18, 1998
JOHN A. CAMPBELL        Manager (Principal Executive Officer)

/s/ Paul N. Schwartz    Vice President and Manager (Principal September 18, 1998
PAUL N. SCHWARTZ        Financial Officer)

/s/ Gary L. Clark       Vice President--Finance and           September 18, 1998
  GARY L. CLARK         Administration
                        (Principal Accounting Officer)

/s/ John T. La Duc      Vice President and Manager            September 18, 1998
 JOHN T. LA DUC

/s/ Ezra G. Levin       Manager                               September 18, 1998
  EZRA G. LEVIN

/s/ Stuart C. Lewis     Manager                               September 18, 1998
 STUART C. LEWIS

/s/ Jack M. Webb        Manager                               September 18, 1998
  JACK M. WEBB